UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 2)

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☐           Definitive Proxy Statement

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☐           Soliciting Material Pursuant to §240.14a-12

SINOENERGY CORPORATION
 (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT DATED JUNE 21, 2010—SUBJECT TO COMPLETION

SINOENERGY CORPORATION

1603-1604, Tower B Fortune Centre Ao City

Beiyuan Road, Chaoyang District

Beijing, People’s Republic of China 100107

[                              ]

You are cordially invited to attend a special meeting of shareholders of Sinoenergy Corporation (the “company”), to be held on [        ], 2010 at [  a.m.] local time, at [                                                         ] (the “shareholders’ meeting”).

At the shareholders’ meeting, you will be asked to consider and vote upon a proposal to approve the Amended and Restated Agreement and Plan of Merger, dated as of March 29, 2010 and amended as of May 31, 2010, providing for the merger of SNEN Acquisition Corp., or Merger Sub, with and into Sinoenergy Corporation (the “merger agreement”).  Merger Sub is a wholly owned subsidiary of Skywide Capital Management Limited, or Skywide.  Messrs. Tianzhou Deng and Bo Huang, who are, respectively, our Chairman of the Board, and our Chief Executive Officer and a member of our board, are the sole owners of Skywide.

If the merger is completed, you will have the right to receive $1.90 in cash for each share of Sinoenergy Corporation common stock that you own, and Merger Sub will be merged with and into Sinoenergy Corporation.  If the merger is approved by our shareholders, Sinoenergy Corporation will become a private corporation, wholly-owned by Messrs. Deng and Huang through their ownership of Skywide.

At the shareholders’ meeting, you will be asked to approve the merger agreement. The board of directors has unanimously approved and declared advisable the merger, the merger agreement and the transactions contemplated by the merger agreement, and it has unanimously declared that the merger, the merger agreement and the transactions contemplated by the merger agreement are fair to, and in the best interests of, the company’s unaffiliated shareholders. The board of directors unanimously recommends that the company’s unaffiliated shareholders vote “FOR” the approval of the merger agreement.

Details of the merger, the merger agreement and certain effects of the merger are discussed in the enclosed proxy statement, the forepart of which includes a summary of the terms of the merger and certain questions and answers relating to the proposed transaction. A copy of the merger agreement is attached as Annex A to the proxy statement.  We encourage you to read the entire proxy statement carefully. You may also obtain more information about the company from documents we have filed with the Securities and Exchange Commission.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES OF THE COMPANY’S COMMON STOCK YOU OWN. THE APPROVAL OF THE MERGER AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES OF COMMON STOCK ENTITLED TO VOTE THEREON.

ACCORDINGLY, YOU ARE REQUESTED TO VOTE YOUR SHARES BY PROMPTLY COMPLETING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE ENVELOPE PROVIDED, OR BY USING THE TELEPHONE OR INTERNET VOTING FACILITIES WE HAVE MADE AVAILABLE TO YOU PRIOR TO THE SPECIAL MEETING, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.

Voting by proxy will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE MERGER; PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY; OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Very truly yours,

Anlin Xiong, Secretary

This proxy statement is dated [     ], 2010 and is first being mailed to shareholders on or about [     ], 2010.

SINOENERGY CORPORATION
1603-1604, Tower B Fortune Centre Ao City
Beiyuan Road, Chaoyang District
Beijing, People’s Republic of China 100107

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON [         ], 2010

Dear Shareholder:

A special meeting of the shareholders of Sinoenergy Corporation, a Nevada corporation (“Sinoenergy” or the “company”), will be held on [                ], at [     A.M.], local time, at [                                   ], for the following purposes:

1.           to consider and vote on the approval of the Amended and Restated Agreement and Plan of Merger dated as of March 29, 2010 and amended as of May 31, 2010, by and among Sinoenergy, Skywide Capital Management Limited, a British Virgin Islands company (“Skywide”) and SNEN Acquisition Corp., a Nevada corporation which is a wholly owned subsidiary of Skywide (“Merger Sub”), as it may be further amended from time to time (the “merger agreement”), pursuant to which, upon effectiveness of the merger, each share of common stock, par value $0.001 per share, of the company (other than shares held in the treasury of the company or by any wholly-owned subsidiary of the company or owned by Skywide, Merger Sub or any other wholly-owned subsidiary of Skywide) will be converted into the right to receive $1.90 in cash, without interest; and

2.           to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement.

Only shareholders of record at the close of business on [       ], 2010, are entitled to notice of and to vote at the special meeting and at any adjournment or postponement of the special meeting. All shareholders of record are cordially invited to attend the special meeting in person.

The proposal to approve the merger agreement requires the affirmative vote of a majority of the outstanding shares of the company’s common stock entitled to vote thereon. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy, or submit your proxy by telephone or the Internet prior to the special meeting and thus ensure that your shares will be represented at the special meeting if you are unable to attend. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the approval of the merger agreement. If you fail to return your proxy card or fail to submit your proxy by telephone or the Internet, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as votes against the approval of the merger agreement. If you are a shareholder of record and do attend the special meeting and wish to vote in person, you may revoke your proxy and vote in person.

The Board of Directors,

By:           Anlin Xiong, Secretary
Beijing, People’s Republic of China
[                        ]

TABLE OF CONTENTS

SUMMARY TERM SHEET	1
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER	10
SPECIAL FACTORS	13
Background of the Merger	13
Purposes and Reasons for the Merger; Recommendation of the Special Committee and the Board of Directors; Fairness of the Merger	27
Opinion of Sinoenergy’s Fairness Opinion Provider	33
Purpose and Reasons for the Merger for Skywide, Merger Sub, Tianzhou Deng and Bo Huang	42
Position of Skywide, Merger Sub, Tianzhou Deng and Bo Huang as to the Fairness of the Merger	43
Plans for the Company after the Merger	45
Effects of the Merger	46
Effects on the Company if the Merger is Not Completed	50
Financing of the Merger	51
Estimated Fees and Expenses of the Merger	51
Litigation Related to the Merger	51
Provisions for the Unaffiliated Shareholders	53
Interests of the Company’s Directors and Executive Officers in the Merger	53
Material United States Federal Income Tax Consequences	56
Regulatory Approvals	59
CAUTIONARY STATEMENT CONCERNING FORWARD−LOOKING INFORMATION	60
THE PARTIES TO THE MERGER	61
THE SPECIAL MEETING	61
Time, Place and Purpose of the Special Meeting	61
Record Date and Voting	61
Required Vote	62
Voting Procedure	62
Revocation of Proxies	63
Proxy Solicitation	63
Adjournments and Postponements	63
Share Ownership of Directors and Executive Officers	64
THE MERGER AGREEMENT (PROPOSAL 1)	64
Effective Time	64
Structure	65
Treatment of Stock and Options/Warrants	65
Exchange and Payment Procedures	66
Representations and Warranties	67
Conduct of Our Business Pending the Merger	69
No Solicitation of Transactions	70
Additional Agreements	71
Conditions to the Merger	73
Changes in the Company’s Senior Note Obligations	75
Termination	76
Effect of Termination	76
Termination Fees and Expenses	76
Amendment and Waiver	78
DISSENTER'S RIGHTS	78
IMPORTANT INFORMATION REGARDING SINOENERGY	78
Description of Property	79
Legal Proceedings	79
Financial Statements	79
Management’s Discussion and Analysis of Financial Condition and Results of Operations	79
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	79
Quantitative and Qualitative Disclosures about Market Risk	80
Selected Historical Financial Data	80
Ratio of Earnings to Fixed Charges	81
Book Value Per Share	82
Market Price of the Company’s Stock and Dividend Information	83
Prior Public Offerings and Stock Purchases	84
Recent Transactions	84
Security Ownership of Certain Beneficial Owners and Management	84
Directors and Executive Officers	86
Important information regarding SKYWIDE CAPITAL MANAGEMENT LIMITED, SNEN ACQUISITION CORP., Tianzhou Deng AND BO HUANG	89
ADJOURNMENT OR POSTPONEMENT OF THE special MEETING (PROPOSAL 2)	90
SUBMISSION OF SHAREHOLDER PROPOSALS	90
HOUSEHOLDING	90
WHERE YOU CAN FIND ADDITIONAL INFORMATION	91

Annex A – Amended and Restated Merger Agreement, as Amended
Annex B – Opinion of Brean Murray, Carret & Co., LLC
Annex C – Annual Report on Form 10-K for the fiscal year ended September 30, 2009
Annex D – Quarterly Report on Form 10-Q for the period ended March 31, 2010

SINOENERGY CORPORATION
1603-1604, Tower B Fortune Centre Ao City
Beiyuan Road, Chaoyang District
Beijing, People’s Republic of China 100107

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON               , 2010

We are providing these proxy materials to you in connection with the solicitation of proxies by the Board of Directors of Sinoenergy Corporation for a special meeting of shareholders to be held on [          ] [  ], 2010, at [ ]:00 AM Eastern Time, and for any adjournment or postponement thereof. This proxy statement provides information that you should read before you vote on the proposals that will be presented to you at the special meeting. The special meeting will be held at [                   ].

In this proxy statement, the terms “Sinoenergy,” “company,” “our company,” “we,” “our,” “ours,” and “us” refer to Sinoenergy Corporation. References in this proxy statement to our “unaffiliated shareholders” are deemed to refer to holders of Sinoenergy common stock other than Skywide Capital Management Limited, SNEN Acquisition Corp. and their affiliates (Messrs Tianzhou Deng and Huang Bo who are, respectively, the Chairman of our Board of Directors and our Chief Executive Officer and member of our Board).

This Proxy Statement and a proxy card are first being mailed on or about     , 2010 to shareholders who owned shares of Sinoenergy common stock as of the close of business on        , 2010.

SUMMARY TERM SHEET

The following summary term sheet highlights selected information from this proxy statement and may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. Each item in this summary term sheet includes a page reference directing you to a more complete description of that item.

The Parties to the Merger (Page [   ])

Sinoenergy Corporation
1603-1604, Tower B Fortune Centre Ao City
Beiyuan Road, Chaoyang District,
Beijing, People’s Republic of China 100107
Phone number: 86-10-84928149

Sinoenergy, a Nevada corporation, is a developer and operator of retail compressed natural gas, or CNG, stations as well as a manufacturer of compressed natural gas transport truck trailers, CNG station equipment, and natural gas fuel conversion kits for automobiles, in China. In addition to its CNG related products and services, the company designs and manufactures a wide variety of customized pressure containers for use in the petroleum and chemical industries.

Skywide Capital Management Limited
P.O. Box  3444, Road Town, Tortola BVI.
Phone number: 86 10-84932965

Skywide is a British Virgin Islands company.  It does not actively engage in any business, other than as the vehicle through which Messrs. Deng and Huang have held their ownership interests in the company.  Upon completion of the merger, all of the company’s assets and liabilities, as well as all of its business operations will become, by operation of law, the assets, liabilities and business operations of Skywide.

SNEN Acquisition Corp.
1603-1604, Tower B Fortune Centre Ao City
Beiyuan Road, Chaoyang District,
Beijing, People’s Republic of China 100107
Phone number: 86-10-84928149

Merger Sub is a Nevada corporation and a wholly owned subsidiary of Skywide. Merger Sub was organized solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.

The Shareholders’Meeting

Time, Place and Date (Page [   ])

The shareholders’ meeting will be held on [                   ], 2010, starting at [    ] A.M., local time, at [  ].

Purpose (Page [   ])

You will be asked to consider and vote upon a proposal to approve the merger agreement. The merger agreement provides that Merger Sub will be merged with and into Sinoenergy, and each outstanding share of the company’s common stock (other than shares held in the treasury of the company or by any wholly-owned subsidiary of the company or by Skywide, Merger Sub or any other wholly-owned subsidiary of Skywide) will be converted into the right to receive $1.90 in cash, without interest.   If the merger agreement is approved and the merger is consummated, Mr. Deng and Mr. Huang, who are the directors of Skywide, will continue to serve as the sole directors of the surviving corporation, and the terms of Messrs. Robert I. Adler, Greg Marcinkowski, Xiang Dong (Donald) Yang, Baoheng Shi and Renjie Lu, who along with Messrs. Deng and Huang, comprise the current board of the company, will end upon the effective time of the merger.

The persons named in the accompanying proxy will also have discretionary authority to vote upon other business, if any, that properly comes before the special meeting and any adjournments or postponements of the special meeting, including any adjournments or postponements for the purpose of soliciting additional proxies.  We know of no other matters that may come before the shareholders’ meeting.

Record Date and Voting (Page [   ])

You are entitled to vote at the special meeting if you owned shares of the company’s common stock at the close of business on [                     ], the record date for the special meeting. You will have one vote for each share of the company’s common stock that you owned at the close of business on the record date. As of the record date, there were [           ] shares of the company’s common stock outstanding and entitled to be voted.

Vote Required for Approval of the Merger Agreement (Page [   ])

In order to complete the merger, holders of a majority of the company’s common stock outstanding and entitled to vote at the close of business on the record date must vote “FOR” the approval of the merger agreement.  Accordingly, failure to vote or an abstention at the special meeting will count as a vote AGAINST approval of the merger agreement.  Inasmuch as we do not require that the merger must be approved by a majority of the unaffiliated shareholders, the vote of Skywide, which owned approximately 39.6% of the company’s outstanding shares on the record date, will be counted in determining whether the merger has received shareholder approval.

Share Ownership of Directors and Executive Officers (Page [   ])

Messrs. Deng and Huang have informed us that Skywide plans to vote all shares of our common stock owned by it (constituting of approximately 39% of the shares of our common stock outstanding as of the record date for the special meeting) in favor of the approval of the merger, and the approval and adoption of the merger agreement and the other transactions contemplated thereby.

As of the record date, Abax Nai Xin A Ltd. and Abax Jade Ltd. owned and are entitled to vote a total of 34,750 shares at the special meeting.  They hold the company’s 3% guaranteed senior convertible notes due 2012 (the “convertible notes”) in the aggregate principal amount of $9,300,000, with the right to convert such notes into 2,214,286 additional shares of common stock. However, as of the record date, Abax Nai Xin and Abax Jade had not converted their 3% convertible notes into shares of common stock. Consequently, the shares underlying those notes can not be voted for or against the merger proposal.  Mr. Xiang Dong (Donald) Yang, a director of the company, has sole voting and dispositive power over the shares held by Abax Nai Xin and Abax Jade, including the common shares those companies hold directly and the shares underlying the 3% convertible notes that those companies may acquire.  Because Mr. Yang is an owner of Abax Nai Xin and Abax Jade, he is deemed to beneficially own such shares notwithstanding his disclaimer of beneficial ownership thereof.  Mr. Yang disclaims beneficial ownership of such shares.  Mr. Yang has advised the company that although Abax Nai Xin and Abax Jade do not intend to convert their 3% convertible notes into common stock, they do intend to vote all shares of common stock held directly by Abax Nai Xin and Abax Jade in favor of approval of the merger.  No other officer or directors owned any shares of common stock on the record date.

No other officer or directors owned any shares of common stock on the record date.  There are no agreements, arrangements or understandings with respect to the voting of the company’s securities on the proposed merger, and accordingly, the vote to approve the merger is not assured.

Voting and Proxies (Page [   ])

Any Sinoenergy shareholder of record entitled to vote may:

•	submit a proxy by telephone or the Internet, or by returning the enclose proxy by mail or

•	vote in person by appearing at the special meeting.

If your shares are held in “street name” by your broker, you should instruct your broker on how to vote your shares using the instructions provided to you by your broker.  If you want to vote “FOR” the merger, you must instruct your broker to vote your shares “FOR” the merger or you must request that your broker provide you with a special proxy to enable you to vote your shares.  Otherwise, your shares will not be voted “FOR” the merger, which will have the effect of a vote against the merger.

Revocability of Proxy (Page [   ])

Any Sinoenergy shareholder of record who executes and returns a proxy may revoke the proxy at any time before it is voted in any one of the following three ways:

•	filing with the company’s Corporate Secretary, at or before the special meeting, a written notice of revocation that is dated a later date than the proxy;

•	sending a later-dated proxy relating to the same shares by telephone, the Internet or by mail to the company’s Corporate Secretary, at or before the special meeting; or

•	attending the special meeting and voting in person by ballot.

Simply attending the special meeting will not constitute revocation of a proxy. If you have instructed your broker to vote your shares, the above-described options for revoking your proxy do not apply and instead you must follow the directions provided to you by your broker to change these instructions.

When the Merger Will be Completed

If the merger is approved by the company’s shareholders, we anticipate completing the merger as soon as practical after the special meeting, subject to the satisfaction of the other closing conditions.

Fairness of the Merger; Reasons for the Recommendation of the Special Committee and our Board of Directors (Pages [   ])

Prior to the negotiation of the terms of the merger, our board appointed a special committee, consisting of four independent directors (the “special committee”) to evaluate the merits of the going private transaction and determine whether an acquisition of the company by Skywide was in the best interests of the its shareholders and, if they were to reach an affirmative conclusion in that regard, to review, evaluate and negotiate the terms and conditions of the merger and the merger agreement. The special committee unanimously determined that, subject to negotiation of an appropriate purchase price, an acquisition of the company by Skywide would be in the best interests of the company and its shareholders.  After negotiating a purchase price that the special committee deemed appropriate and receiving the opinion described below regarding the fairness of the merger consideration, the special committee subsequently determined that the merger and the merger agreement are fair to, and in the best interests of, the company’s unaffiliated shareholders, that is, the shareholders other than Skywide and Messrs. Deng and Huang.  Based on that determination, the special committee unanimously recommended that the full board of directors approve the merger and approve and adopt the merger agreement and the other transactions contemplated thereby. After considering various factors, including the unanimous recommendation of the special committee and the fairness opinion described below, our board of directors unanimously:

•	determined that the merger and the merger agreement are advisable and fair to and in the best interests of Sinoenergy’s unaffiliated shareholders;

•	approved the merger and approved and adopted the merger agreement and the other transactions contemplated thereby; and

•	recommended that Sinoenergy’s shareholders approve the merger and approve and adopt the merger agreement and the other transactions contemplated thereby.

Accordingly, our board of directors, with Messrs. Deng and Huang abstaining, unanimously recommends that you vote “FOR” the merger.

Position of Skywide, Merger Sub, Tianzhou Deng and Bo Huang as to the Fairness of the Merger (Page [   ])

Skywide, Merger Sub and Messrs. Deng and Huang believe that the merger is both procedurally and substantively fair to the company’s unaffiliated shareholders for the reasons discussed in the section entitled “Special Factors—Position of Skywide, Merger Sub, Tianzhou Deng and Bo Huang as to the Fairness of the Merger” beginning on page [  ].

Opinion of the Company’s Fairness Opinion Provider (Page [   ] and Annex B)

On April 20, 2009, after reviewing information provided by, and conducting interviews with officials of, three firms who actively provide fairness opinions in connection with merger transactions, the special committee engaged Brean Murray, Carret & Co., LLC, or Brean Murray, for the sole purpose of providing an opinion as to the fairness of any merger consideration that the special committee and Skywide might ultimately negotiate.  Except for Brean Murray’s engagement to provide that opinion, neither Brean Murray nor any other firm was engaged to provide any financial advisory or other services in connection with the merger transaction.  On July 8, 2009, Brean Murray delivered a written presentation to the special committee regarding the stock price, comparable companies, comparable transactions and premiums paid analyses it had employed in connection with its analysis of the fairness of the merger consideration.  On September 28, 2009, at a joint special meeting of the special committee and the board, Brean Murray discussed the written presentation that it had delivered on July 8, 2009 and presented its findings and conclusions to the members of the special committee and to the other members of our board of directors.  At that meeting, Brean Murray advised the directors that its review of events that had transpired since it had initially provided its written presentation to the special committee on July 8, 2009 had not caused it to conclude that there was any reason to alter its views regarding the fairness of the merger consideration as set forth in its written opinion.  In that regard, Brean Murray noted that during the period in question, the broader stock market indexes, as well as the stock values of the Company’s peers, generally increased while the Company’s stock had diminished in value.  Also, on September 28, 2009, Brean Murray delivered its written opinion, dated that date, to the special committee, which stated that, as of that date, based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, the merger consideration of $1.90 per share of common stock was fair, from a financial point of view, to the common shareholders of Sinoenergy.

On February 8, 2010, the special committee engaged Brean Murray to provide an updated analysis and opinion regarding the fairness of the merger consideration to the unaffiliated shareholders from a financial point of view.  On March 22, 2010, Brean Murray delivered a written presentation to the special committee regarding the updated stock price, comparable companies, comparable transactions and premiums paid analyses it had employed in connection with the rendition of its updated analyses of the fairness of the merger consideration.  On March 29, 2010, at a joint special meeting of the special committee and the board, Brean Murray discussed the written presentation that it had delivered on March 22, 2010 and presented its findings and conclusions to the special committee.  Also, on March 29, 2010, Brean Murray delivered its updated written opinion, dated that date, to the special committee, which stated that, as of that date, based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, the merger consideration of $1.90 per share of common stock was fair, from a financial point of view, to the unaffiliated shareholders of Sinoenergy.

The full text of Brean Murray’s updated written opinion, which sets forth the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Brean Murray in preparing its opinion is included as Annex B to this proxy statement.

Treatment of the Company’s Convertible Notes (Page [  ])

The company and the holders of the 3% convertible notes have entered into an agreement, pursuant to which, the company agreed to pay the convertible notes in the principal amount of $14 million in two installments, with an initial payment of $5 million being due ten days after the merger becomes effective and the balance 30 days thereafter.  Accordingly, those notes will not be converted into shares of the company’s common stock or convertible into any shares or other ownership interests in Skywide.  See “The Merger Agreement – Changes in the Company’s Senior Note Obligations.”

Treatment of Stock Options and Stock Purchase Warrants (Page [   ])

The merger agreement provides that all outstanding company stock options, except for stock options held by Messrs. Deng and Huang, issued pursuant to the company’s 2006 long-term incentive plan, or 2006 Plan, and all outstanding company stock purchase warrants, whether or not vested or exercisable, will be cashed out and cancelled in connection with the completion of the merger. Each option or warrant holder, except for Messrs. Deng and Huang, will receive an amount in cash, less applicable withholding taxes, without interest, equal to the product of:

•	the number of shares of our common stock subject to each option or warrant, as applicable, as of the effective time of the merger, multiplied by

•	the excess, if any, of $1.90 over the exercise price per share of common stock subject to such option or warrant, as applicable.

If the amount of such product is zero, no payment will be made.  We refer to the amount of that product as the option consideration.  Stock options held by Messrs. Deng and Huang will be cancelled in connection with the completion of the merger, and they will not receive any option consideration.

Interests of the Company’s Directors and Executive Officers in the Merger (Page [   ])

Our directors and executive officers may have interests in the merger that are in addition to yours, including the following:

•
Messrs. Deng and Huang, who are currently the company’s Chairman/Director and Chief Executive Officer/Director, respectively, each own 50% of the equity interests of Skywide. As a result of the merger, Merger Sub will be merged with and into Sinoenergy and the surviving company will be privately owned directly by Messrs. Deng and Huang, as a result of their ownership of Skywide. Additionally, following the merger, Messrs. Deng and Huang will retain their officer positions with the surviving company and will be the surviving company’s directors, as a result of their ownership of Skywide and their current positions as the directors of Skywide;

•	the company’s officers will serve as the initial officers of the surviving company after the merger is consummated;

•
our officers and directors, other than Messrs. Deng and Huang, will have their vested and unvested stock options cashed out and cancelled in connection with the merger, meaning that they will receive cash payments for each share of common stock subject to such option equal to the excess, if any, of $1.90 per share over the exercise price per share of their options, without interest and less applicable withholding taxes; and

•
the merger agreement provides for indemnification arrangements for each of our current and former directors and officers that will continue for six years following the effective time of the merger, as well as insurance coverage covering his service to the company as a director or officer.

Financing of the Merger (Page [    ])

The total amount of funds to be used as consideration in the merger is approximately $18.4 million.  Messrs. Deng and Huang are contributing personal funds in excess of that amount to Skywide, so that it will be able to pay, among other things, the merger consideration and the option consideration.  Accordingly, Skywide will not be seeking financing from any third parties in order to pay the merger consideration and the option consideration.

Material United States Federal Income Tax Consequences (Page [   ])

If you are a U.S. holder of our common stock, the merger will be a taxable transaction to you. For U.S. federal income tax purposes, your receipt of cash in exchange for your shares of our common stock generally will cause you to recognize a gain or loss measured by the difference, if any, between the cash you receive in the merger and your adjusted tax basis in your shares. If you are a non-U.S. holder of our common stock, the merger will generally not be a taxable transaction to you under U.S. federal income tax laws unless you have certain connections to the United States. You should consult your own tax advisor for a full understanding of how the merger will affect your taxes. In certain limited cases, it is possible that a shareholder may be subject to distribution treatment on his, her or its exchange of stock.  See “Special Factors – Material United States Federal Income Tax Consequences” at page [  ].

Procedure for Receiving Merger Consideration (Page [   ])

As soon as practicable after the effective time of the merger, an exchange agent will mail a letter of transmittal and instructions to you and our other shareholders. The letter of transmittal and instructions will tell you how to surrender your stock certificates, stock options or stock purchase warrants in exchange for the merger consideration and/or option consideration. You should not return your stock certificates, stock options or stock purchase warrants with the enclosed proxy card, and you should not forward your stock certificates, stock options or stock purchase warrants to the exchange agent without a letter of transmittal.

No Solicitation of Transactions (Page [   ])

The merger agreement contains restrictions on our ability to solicit or engage in discussions or negotiations with a third party regarding specified transactions involving the company. Notwithstanding these restrictions, under certain circumstances, our board of directors may respond to an unsolicited written bona fide proposal for an alternative acquisition or terminate the merger agreement and enter into an agreement with respect to a superior proposal.

Conditions to the Merger (Page [   ])

Before we can complete the merger, a number of conditions must be satisfied. These include:

•	the receipt of company shareholder approval;

•	the absence of actions or suits instituted by a governmental authority seeking to prohibit or challenging the completion of the merger; and

•
the continuing accuracy of the representations and warranties we made in the merger agreement, except to the extent the failure of such representations and warranties to be true and correct would not constitute a material adverse effect.

Termination of the Merger Agreement (Page [   ])

Sinoenergy and Skywide may agree in writing to terminate the merger agreement at any time without completing the merger, even after the shareholders of Sinoenergy have approved the merger agreement. The merger agreement may also be terminated at any time prior to the effective time of the merger in certain other circumstances, including:

•	by either Skywide or the company if:

▪	the closing has not occurred on or before July 31, 2010 (in certain specified circumstances such date may be extended by either Skywide or us until August 31, 2010);

▪	a final, non-appealable governmental order prohibits the merger;

▪	the company shareholders do not approve the merger agreement at the special meeting or any postponement or adjournment thereof;

▪	there is a material breach by the non-terminating party of its representations, warranties, covenants or agreements in the merger agreement such that the closing conditions would not be satisfied;

•
by Skywide, if our board of directors withdraws, modifies or changes its recommendation or approval of the transactions contemplated by the merger agreement in a manner adverse to Skywide or recommends or approves an acquisition proposal other than the transactions contemplated by the merger agreement; or

•	by the company, prior to the special meeting, if we receive a superior proposal in accordance with the terms of the merger agreement, but only after we have paid the termination fee described below.

Termination Fees and Expenses (Page[   ] )

Under certain circumstances, in connection with the termination of the merger agreement, the company or Skywide, as the case may be, will be required to pay to the other party a termination fee equal to the reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants) actually incurred by the company or Skywide, as the case may be in connection with or related to the authorization, preparation, negotiation, execution and performance of the merger agreement and the merger.  The termination fee payable by the company is subject to a cap of 3% of the total merger consideration and option consideration payable in connection with the merger, which is $552,861.

Market Price of Our Stock (Page [   ])

Our common stock is listed on the NASDAQ Capital Market under the trading symbol “SNEN.” On October 9, 2009, which was the last trading day before we announced the merger, our common stock closed at $1.28 per share. On [                ], 2010, which was the last trading day before this proxy statement was printed, our common stock closed at $[   ] per share.

Dissenter’s Rights (Page[   ])

Under Nevada law, you do not have any dissenter’s or other rights of objection in connection with the merger.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed merger. These questions and answers may not address all questions that may be important to you as a shareholder of Sinoenergy Corporation. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Q:           Who is soliciting my vote?

A:           Your vote is being solicited by the board on behalf of the company.

Q:           What matters will be brought before the special meeting?

A:	You will be asked to approve the proposed merger pursuant to which Merger Sub will be merged with and into Sinoenergy.

Q:           What is the proposed merger?

A:
The proposed merger is the merger of Merger Sub with and into the company pursuant to the merger agreement. Once the merger agreement has been approved by the company’s shareholders and the other closing conditions under the merger agreement have been satisfied or waived, Merger Sub will merge with and into Sinoenergy (the “merger”). Sinoenergy will be the surviving company in the merger (the “surviving company”) and its name will be changed at the effective time of the merger from Sinoenergy Corporation to Skywide Capital Management Limited.

Q:           What will I receive in the merger?

A:
Upon completion of the merger, you will have the right to receive $1.90 in cash, without interest, for each share of our common stock that you own on the date that the merger becomes effective (the “merger consideration”). For example, if you own 100 shares of our common stock, you will have the right to receive $190.00 in cash in exchange for your Sinoenergy shares.

Q:           Am I entitled to dissenter’s rights?

A:	No. Under Nevada law, you do not have any dissenter’s or other rights of objection in connection with the merger.

Q:	What will happen if the merger proposal is not approved by our shareholders?

A:	If the merger is not approved, either Sinoenergy or Skywide will have the right to terminate the merger agreement.

Q:           Where and when is the special meeting?

A:	The special meeting will take place at [ ], on [ ], 2010, at [ ] A.M. local time.

Q:           What vote of our shareholders is required to approve the merger agreement?

A:
In order to complete the merger, holders of a majority of the voting power of the shareholders, which means a majority of the company’s common stock outstanding and entitled to vote at the close of business on the record date must vote “FOR” the approval of the merger agreement. Accordingly, unvoted shares and abstentions will be effectively treated as votes AGAINST approval of the merger agreement.

Q:           How does the company’s board of directors recommend that I vote?

A:
Our board of directors, with Messrs. Deng and Huang abstaining, has unanimously recommended that our shareholders vote “FOR” the approval of the merger agreement. You should read “Special Factors – Reasons for the Merger; Recommendation of the Special Committee and the Board of Directors; Fairness of the Merger” for a discussion of the factors that our board of directors considered in deciding to recommend the approval of the merger agreement.

Q:           What do I need to do now?

A:
We urge you to read this proxy statement carefully, including its annexes, and to consider how the merger affects you. If you are a shareholder of record, then you can ensure that your shares are voted at the special meeting by submitting your proxy via:

(1) telephone, using the toll-free number listed on each proxy card (if you are a registered shareholder, that is if you hold your shares in your name) or vote instruction card (if your shares are held in “street name,” that is if your shares are held in the name of a broker, bank or other nominee, and your bank, broker or nominee makes voting by telephone available);

(2) the Internet, at the address provided on each proxy card (if you are a registered shareholder) or vote instruction card (if your shares are held in “street name” and your bank, broker or nominee makes Internet voting available); or

(3) mail, by marking, signing, dating and mailing each proxy card or vote instruction card and returning it in the envelope provided.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:
Yes, but only if you provide instructions to your broker on how to vote. You should follow the directions provided to you by your broker regarding how to instruct your broker to vote your shares. Without those instructions, your shares will not be voted.  Such broker non-votes will count as votes AGAINST approval of the merger agreement.

Q:           How do I revoke or change my vote?

A:
You can change your vote at any time before your proxy is voted at the special meeting. You may revoke your proxy by notifying the company’s Corporate Secretary in writing or by submitting a new proxy by telephone, the Internet or mail, in each case, dated after the date of the proxy being revoked. In addition, your proxy may be revoked by attending the special meeting and voting in person. However, simply attending the special meeting will not revoke your proxy.

If you have instructed a broker to vote your shares, the above-described options for changing your vote do not apply, and instead you must follow the instructions received from your broker to change your vote.

Q:           What does it mean if I get more than one proxy card or vote instruction card?

A:
If your shares are registered differently and are in more than one account, you will receive more than one card. Please complete and return all of the proxy cards or vote instruction cards you receive (or submit your proxy by telephone or the Internet, if available to you) to ensure that all of your shares are voted.

Q:           When do you expect the merger to be completed?

A:
We anticipate that, if the merger is approved by our shareholders, the merger will be completed as soon as possible following the special meeting and the satisfaction of other closing conditions.  See “The Merger Agreement—Conditions to the Merger.”

Q:           Should I send in my share certificates, stock options or stock purchase warrants now?

A:	No.

Shortly after the merger is completed, you will receive a letter of transmittal with instructions informing you how to send in your share certificates, stock options or stock purchase warrants to the exchange agent in order to receive the merger consideration. You should use the letter of transmittal to exchange share certificates, stock options or stock purchase warrants for the merger consideration to which you are entitled as a result of the merger. DO NOT SEND ANY SHARE CERTIFICATES, STOCK OPTIONS OR STOCK PURCHASE WARRANTS WITH YOUR PROXY.

Q:	Who can help answer my other questions?

A:
If you have any questions about the merger, need assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, please call our proxy solicitor, Georgeson, Inc. (“Georgeson”) at (212) 440-9800 (banks and brokers) or (877) 278-4751 (all others, toll free).

If your broker holds your shares, you should also call your broker for additional information.

If you would like additional copies, without charge, of this proxy statement or the enclosed proxy card you should contact:

Sinoenergy Corporation
Attention: Investor Relations
1603-1604, Tower B Fortune Centre Ao City
Beiyuan Road, Chaoyang District,
Beijing, People’s Republic of China 100107
Phone number: 86-10-84928149

OR

Georgeson, Inc.
Banks and Brokers Call: outside the United States, (212) 440-9800
All Others Call Toll Free: (877) 278-4751

SPECIAL FACTORS

 Background of the Merger

At various times over a period of a year or more prior to April 2009, two of the independent directors who comprise the special committee (Messrs. Lu and Shi) explored the CNG market in China for specific, strategic alternatives for the company including but not limited to approaching possible joint venture or merger partners including several state-owned, privately and publicly held Chinese energy sector companies.  In addition, at least two state-owned energy companies approached Sinoenergy about merging.  The actions taken by Messrs. Shi and Lu were with the approval, knowledge and active participation of Mr. Deng, Chairman of the company.  Conversations were held with representatives of China Petroleum and Chemical Corp. (“Sinopec”), China National Petroleum Corp. (“CNPC”), China National Offshore Oil Corp. (“CNOOC”), the three multi-hundred billion dollar national government owned petroleum companies, and various subsidiaries of those companies.  In numerous discussions leading up to April 2009, after the potential merger/joint venture companies considered, among other things, the $16 million debt load Sinoenergy was carrying, its high aging accounts receivable balance, its relative difficulty in offering lower prices than state-operated companies and the growing competitive retail market in China for CNG, discussions failed to result in an agreement.  Also, at various times prior to April 2009, Mr. Deng, either directly, or through introductions provided by Mr. Lu or Mr. Shi, engaged in similar conversations with representatives from those companies.  Inasmuch as Sinopec, CNPC and CNOOC controlled the allocation of petroleum and natural gas resources in China to all other companies engaged in the use and distribution of such resources, those conversations were undertaken in order to attempt to strengthen the capacity and capabilities of Sinoenergy’s retail CNG distribution operations.  Those discussions involved a variety of strategic alliances which included preliminary merger discussions between Mr. Deng and the Chief Executive Officer of Sino Gas International Holdings, Inc., a Nasdaq Bulletin Board company, and other potential joint ventures and transactions that would have ceded ownership interests in Sinoenergy to the companies who participated in the discussions.  However, those various efforts ceased, in almost every case, either because the other party viewed the company’s aggregate debt position and the large amount of its accounts receivable as being a prohibitive barrier or because the other party desired to receive a greater ownership position in Sinoenergy than was deemed appropriate by Mr. Deng, Mr. Lu and/or Mr. Shi.

On April 2, 2009, our board of directors received a letter from Skywide, executed by Messrs. Deng and Huang, which expressed Skywide’s interest in acquiring the company by means of a “going private” transaction at a proposed price based upon the weighted stock bidding price of the company’s common stock during the 20 consecutive transaction days before April 7, 2009.  That price would have been approximately $1.21 per share.

In response to that letter, the board held a meeting on April 7, 2009.  At that meeting, which was attended by all of the members of the board, Mr. Huang explained why Mr. Deng and he believed their acquisition of the company was the best course of action for the company and its shareholders to take, as follows:

•
The annual cost to the company over the prior two years of maintaining its status as a “reporting company” whose capital stock was listed for trading on the Nasdaq Stock Market was approximately $1,500,000 per year.  That amounted to approximately one-third of the company’s annual net income.

•
During that same two year period, the company’s business efforts were primarily directed toward investing in construction projects designed to expand its business and increase its operating revenues.  However:

▪	the company’s low stock price and difficult operating environment which prevented us from raising the additional capital needed to fund our expansion plans; and

▪	the capital shortage which resulted from the approximate $1,500,000 annual drain caused by the cost of maintaining the company’s status as a US publicly traded reporting company,

materially impaired our ability to grow our business.

•
The downward trend of the global and Chinese economies, coupled with changes that had occurred in policies employed by various governmental authorities who regulate the company’s business activities in China, had caused Messrs. Deng and Huang to conclude that the company’s stock price would be subjected to substantial downward pressures and considerable price fluctuations, which might not be alleviated for the foreseeable future.

•
A low stock price subjected to such pressures and potential fluctuations would restrict the ability of the company to provide for its capital needs in the market.  And that, in turn, would adversely affect the further expansion of the company’s business and the development of the company.

•
The company’s obligations with regard to its senior notes and convertible senior notes had increased by significantly, as a result of provisions of the indentures governing such instruments which were adversely impacted by the low market price and lack of liquidity in the company’s stock, with a payment of $3,000,000 being due on October 31, 2009 and the remaining balance of the senior notes, of approximately $13,000,000 being due on the earlier of November 30, 2009 or seven days before the effective time of the merger.

•
The climate of economic uncertainty and severe business contractions experienced by many of the company’s customers has complicated its collection efforts which had already resulted in a significant increase in the time it was taking to collect receivables and significant writeoffs.

•
 The foregoing factors have combined to place further downward pressures on the company’s stock price and liquidity and have further exacerbated the company’s financial position as a result of its inability to raise additional capital under such conditions.

Mr. Huang concluded his statements by expressing his and Mr. Deng’s desire to initiate a dialog with the board to discuss concrete steps that should be taken to establish a framework for Skywide’s proposed acquisition of the company.

After discussing Mr. Huang’s proposal, and expressing their collective agreement to begin a dialog to explore a potential sale of the company to Skywide, the board constituted a four member special committee consisting of Messrs. Lu Renjie, Shi Baoheng, Robert I. Adler and Greg Marcinkowski, each of whom was a non-employee director.  That committee appointed Mr. Adler as its chairman.  In view of the approaches to possible merger/joint venture partners that Messrs. Lu, Shi, and Deng had made since October 2008, the lack of success the three of them had experienced in effectuating an agreement and the further deterioration of the financial markets, the board of directors did not give consideration to exploring other alternatives that might be available to the company, or to engage in a test of the market for the shares through an auction or similar procedure.

The board meeting was then adjourned, the directors who were not members of the special committee were excused, and the first meeting of the special committee was then convened to discuss organizational matters.

During the ensuing week, the special committee engaged in exploratory activities regarding the selection of firms to provide a fairness opinion and legal counsel to assist the committee in the activities it would be undertaking.  In connection therewith, Mr. Adler interviewed members of three law firms experienced in representing special committees and three firms actively engaged in the provision of fairness opinions.

On April 15, 2009, the special committee held its second meeting which was attended by Messrs. Adler, Lu and Marcinkowski. At that meeting, after receiving Mr. Adler’s report and recommendations regarding the law firms and fairness opinion providers he had interviewed, the special committee selected Brean Murray solely for the purpose of rendering a fairness opinion, and Arent Fox LLP as its United States counsel.  The special committee’s selection of Brean Murray was based, among other reasons, upon its reputation as a nationally recognized investment banking firm and because, as part of its investment banking business, Brean Murray is continually engaged in the valuation of businesses, especially in China. In making its selection of Brean Murray, the special committee also considered as important factors Brean Murray’s experience in China, as well as the fact that it has offices in China at which it maintains a permanent staff of investment analysts and investment bankers who primarily focus on Chinese business enterprises.  Neither the special committee nor the board engaged any other firm to provide investment banking or financial advisory services in connection with the merger.

Between April 15, 2009 and April 25, 2009, the members of the special committee engaged in communications with its advisors and with one another as they gathered factual information regarding the points raised by Mr. Huang at the April 7, 2009 board meeting, the state of the market for private and publicly traded companies similar to our company and the appropriateness of selling the company.

On April 26, 2009, the special committee invited Skywide to commence negotiations with it with regard to a potential acquisition of the company.

In response to that invitation, Skywide submitted a letter to the special committee on April 27, 2009 which contained an offer to acquire the company in a merger transaction at a price reflecting a 20% premium over the average weighted stock price over the company’s shares during the period of 20 consecutive trading days before April 7, 2009.  That price would have amounted to $1.38 per share.

Between April 28, 2009 and May 25, 2009, the members of the committee continued to consider information they solicited from the company’s advisors.

On May 26, 2009, all of the members of the special committee met to discuss the offer articulated by Skywide in its letter of April 27, 2009.  During the course of that meeting, Mr. Adler advised the other committee members that he had obtained publicly available data from Brean Murray that he had employed in drawing various conclusions regarding the value of the company and its common stock.  Mr. Adler also advised the committee that he had not sought any assistance from Brean Murray, and that Brean Murray had not provided any assistance to him, in interpreting or analyzing that data, and that the conclusions he had reached after he had undertaken his own analysis of that publicly available data, were solely his personal views based upon his experience as an investment analyst and portfolio manager, and did not represent the views of Brean Murray.  Mr. Adler then advised the members of the committee, that:

•
the enterprise values of approximately 100 Chinese small-cap companies whose common stock is traded in the United States were calculated on the basis of the median values of various ratios which took into consideration, among other things, each company’s:

▪	revenues,

▪	EBITDA, which means a company’s earnings unreduced by its charges for interest, taxes, depreciation and amortization, and is considered to be a measure of a company’s operating cash flow;

▪	EBIT, which means a company’s earnings unreduced by its charges for interest and taxes, and is viewed as a measure of its earning power from ongoing operations; and

▪	net income,

•	those analyses resulted in potential values ranging from a low of negative $1.65 per share to a high of $2.19 per share; and

•
the average premiums for acquisitions of control of Chinese companies comparable to the company, based upon prevailing market prices on the day before announcement of a tender offer or merger agreement, fell within the range of 40% - 60%.

Mr. Adler concluded his remarks by advising the committee that, on the basis of his review of that valuation information and his experience as an investment analyst and portfolio manager, he also had concluded that a price based upon a 20% premium over the average prices prevailing for the company’s shares in the mid-March - early April time frame was inadequate.

•
Mr. Shi, based upon his 40 years’ knowledge in general of the Chinese energy industry as head of technology, research and development for Sinopec, and the retail CNG segment of that industry in particular, expressed his agreement that the proposed price offered by Skywide at that time was too low and, based, in part, upon

▪
his understanding that much larger government owned companies having no barriers to entry, as well as non-government owned companies within China with lower debt loads, had begun expanding into the CNG market, rendering Sinoenergy at a competitive disadvantage;

▪
his prior discussions with other energy companies since the Fall of 2008 and his knowledge of the operations and production capabilities of Sinopec, CNPC and CNOOC, as well as smaller companies, in relation to Sinoenergy’s production capabilities as an operator of retail CNG stations; and

▪	the quantitative analyses he had made regarding, among other things, Sinoenergy’s production capabilities,

also was of the view that an appropriate price range for Sinoenergy would be fairly constrained by the competitive weaknesses it would experience as those other companies expanded into the segment of the Chinese energy industry occupied by Sinoenergy;

•
Mr. Lu, based upon his 40 years’ knowledge and experience as a manager of Chinese energy sector enterprises, stated his agreement with Mr. Adler’s analysis and Mr. Shi’s opinion concerning the Chinese CNG market and the upper limit on the company’s value.

•
The committee then instructed its counsel to prepare a letter to Skywide which would explain the reasons why the committee had concluded that Skywide’s offer was too low, but which would not contain any counter-offer that might have the effect of placing a ceiling on the parties’ price discussions.

On June 1, 2009, the committee’s counsel sent a letter advising Skywide, as follows:

•
The committee had determined, based upon its views of current and foreseeable economic and market conditions, and current and foreseeable prospects for the company’s business, that a sale of the company at an appropriate price might be in the best interests of the company and its shareholders.

•
The committee had reached the conclusion that Skywide’s offer, while encouraging, was not high enough to justify a decision by the committee to commence engaging in negotiations of a definitive merger agreement.

•
The committee reached that conclusion after considering various valuation metrics customarily employed in determining the value for sale purposes of business enterprises similar to the company including, but were not limited to, revenue, EBITDA, EBIT, net income and book value calculations based on the median values of various Chinese small-cap companies whose common shares are traded in the United States.

On June 4, 2009, Mintz & Fraade, PC, Skywide’s US counsel, responding to the special committee’s rejection of Skywide’s initial offer, sent a letter to the committee’s counsel stating that Skywide was prepared to offer $1.60 per share for the company.  Skywide’s counsel further stated that $1.60 reflected a 33.3% premium over the average trading price of the company’s shares during the 20 day period prior to April 7, 2009, the date of Skywide’s original offer, and also was four to five times the company’s net earnings from operations during the prior two fiscal years.

On June 9, 2009, the committee met to discuss Skywide’s revised offer.  Mr. Adler commenced that meeting by advising the other members of the committee that he had conducted further analyses of the same publicly available data that he had obtained from Brean Murray, and which he had discussed during the committee’s meeting on May 26, 2009.  Mr. Adler once again advised the committee that he had not sought any assistance from Brean Murray, and that Brean Murray had not provided any assistance to him, in interpreting or analyzing that data, and that the conclusions he had reached after he had undertaken his own analysis of that publicly available data, were solely his personal views, and did not represent the views of Brean Murray.  Mr. Adler then advised the committee that his personal analyses of that publicly available data had led him to conclude the following:

•
the premiums recently paid for acquisitions of control, as well as total acquisitions, of Chinese companies comparable to the company fell within the range of 40% (mean) and 60% (median) of the closing price of the target company’s shares on the day immediately preceding the date when the transaction was first publicly disclosed; and

•
the price-to-earnings, or P/E, ratios of various Chinese industrial companies of a size comparable to the company whose shares were traded in the US public markets fell within the range of 5.7X (median)  and 6.5X (mean); and

Mr. Adler then advised the other committee members that, by applying the foregoing factors to the company’s current operating earnings (excluding all non-operating, non-recurring items and adjusted for tax impact) and its then current stock price ($1.40), he had reached the following conclusions which he thought would be useful for the committee to employ in determining the range of prices that the committee should view as being acceptable for purposes of negotiating a potential acquisition price for the company’s common stock:

P/E Ratio Analysis                                       Premiums Paid Analysis

4X = $1.57                                                       33% = $1.86
5X = $1.96                                                       40% = $1.96
6X = $2.34                                                       60% = $2.24

The committee engaged in a discussion of the foregoing information in the context of the company’s present and reasonably foreseeable prospects, taking into consideration the difficulties the company was experiencing in collecting certain sizable receivables and issues it was encountering in obtaining permits to open and operate new facilities.  In that regard, the committee, after taking into consideration the losses that the company had sustained during the quarters ended March 31 and June 30, 2009, concluded that such losses were likely to continue during the balance of fiscal 2009 and into fiscal 2010.  The members of the committee based that conclusion, among other things, upon their awareness of:

•	the payment extensions that the company had offered and was continuing to offer to customers in light of the economic crisis affecting them;

•	the questionable collectability of the company’s receivables; and

•
the difficulties that the company was encountering in meeting its senior debt repayment obligations as a result of the need to lower its prices in order to compete with the lower prices being offered by the company’s competition.

Mr. Adler stated that, based upon the analysis he had provided to the committee at the beginning of the committee meeting, a price based upon 5.7 times earnings was probably more than the committee should expect a buyer to pay, and that a price in the range of 5 times earnings would, in his view, be more acceptable given the company’s current and foreseeable circumstances; and

Messrs. Lu and Shi, after taking into account:

•	the analysis provided by Mr. Adler;

•	the factors that they had considered with regard to the discussions in which they engaged at the committee’s meeting on May 26, 2009;

•	the large amount of, and the difficulties the company was experiencing in collecting, its accounts receivable;

•
the company’s inability to match the much more favorable payment terms that the company’s much larger state-owned competitors were able to offer to customers by reason of the financial support available to such competitors from the government; and;

•
their knowledge of the plans of two of China’s three largest state-owned energy companies to build and operate thousands of CNG retail outlets that will directly compete with the company’s retail outlets, stated that, a price in the range between $1.90 and $2.00 would be appropriate.

On June 16, 2009, the special committee rejected Skywide’s revised $1.60 per share offer by stating, in a letter sent by its counsel to Skywide, that:

•
most all-cash acquisitions of public companies are publicly disclosed on the day immediately following the date when the target company and the acquiring company announce that they have reached an agreement in principle regarding a proposed acquisition;

•	the purchase price is usually based on the closing price of the target company’s stock on the date immediately preceding the date when the transaction is announced; and

•	it had concluded, based upon analyses of:

▪	control acquisition and total acquisition premiums of Chinese companies comparable to the company, and

▪	Chinese industrial companies of a size comparable to the company whose shares were traded in the US public markets,

that a much higher purchase price than the most recent offer made by Skywide would be more appropriate.

That letter generated a telephone conference held on June 18, 2009 among Mr. Adler, the special committee’s counsel, Messrs. Deng and Huang, Skywide’s US counsel and various advisors to Skywide.  Mr. Deng began that conference by stating that, by reason of the various liquidity problems facing the company, Skywide did not believe that the value of the company was greater than $1.80 per share.  Mr. Adler and the committee’s counsel responded that $1.80 per share was too low when measured against the premiums that buyers had been paying for Chinese companies comparable to the company, and that a price in the range of $1.85 - $2.05 would be more appropriate, based on the information that the committee had been considering.

Mr. Deng then raised Skywide’s offer to $1.90 per share, and confirmed that Skywide had the financing in place to consummate a transaction at that price.  Mr. Adler then advised Mr. Deng that he would bring that offer to the committee, and advise the other committee members that, subject to obtaining Brean Murray’s opinion that a price of $1.90 per share was fair from a financial point of view, he would be prepared to recommend that the offer be accepted.

On June 19, 2009, the special committee held a meeting which was attended by all members.  After providing a report regarding the June 18, 2009 conference call, and advising the other members of the committee that Skywide had increased its offer to $1.90 per share with no financing contingency, Mr. Adler advised the committee that he was prepared to recommend that offer.

Mr. Lu then stated that, based upon:

•	the dramatic slowdown of the company’s business as a result of the global economic crisis;

•	the company’s heavy debt load and the possibility that it might not generate sufficient cash flows from its reduced business volume to service those debts; and

•	the very large amount – approximately $40 million – of accounts receivable that were of questionable collectability,

he believed that the $2.05 price mentioned by Mr. Adler and the committee’s counsel during the June 18, 2009 conference call was too high, and that a range of $1.85 - $1.95 would be appropriate.

After further discussion, the special committee unanimously agreed to recommend that our board approve Skywide’s acquisition of the company at a price of $1.90 per share, and it authorized Mr. Adler, with the assistance of the committee’s counsel, to negotiate the terms of a definitive merger agreement.

During the period between June 19, 2009 and September 23, 2009, various drafts of a proposed definitive merger agreement were created by the committee’s counsel and revised pursuant to negotiations that took place among Mr. Adler, the special committee’s counsel, Mr. Sheng Xiaoming, the company’s chief financial officer, Sichenzia Ross Friedman Ference LLP, the company’s US corporate counsel, Skywide’s US counsel and Harney Westwood & Riegels, Skywide’s British Virgin Islands counsel.  On September 23, 2009, the final draft of the proposed definitive merger agreement was completed.  That draft agreement provided for Skywide’s acquisition of the company pursuant to a merger of the company with and into Skywide.

During that same period of time, the company engaged in negotiations with the holders of its 12% guaranteed senior notes due 2012 in the principal amount of $16,000,000 and its 3% guaranteed senior convertible notes due 2012 in the principal amount of $14,000,000, regarding the waiver of various defaults that would occur as a result of the consummation of the merger.

On September 28, 2009, our special committee and board met jointly to receive presentations from Brean Murray regarding its views of the fairness of the merger consideration to our shareholders from a financial point of view, and to receive a presentation from counsel to the special committee regarding the terms, covenants and conditions of the merger agreement.

The directors also discussed the need to enter into an agreement with Abax Nai Xin A Ltd. and Abax Jade Ltd., the holders of the guaranteed senior notes and guaranteed senior convertible notes, relating to a waiver of various defaults under the agreements governing those notes that would occur as a result of the consummation of the merger.

At that meeting, Brean Murray discussed the written presentation that it had delivered on July 8, 2009 and presented its findings and conclusions to the members of the special committee and to the other members of our board of directors.  Also at that meeting, Brean Murray advised the directors that its review of events that had transpired since it had initially provided its written presentation to the special committee on July 8, 2009 had not caused it to conclude that there was any reason to alter its views regarding the fairness of the merger consideration as set forth in its written opinion.

During that presentation, Brean Murray advised the members of the special committee and the other members of the board that its conclusions regarding the fairness of the merger consideration were based on Brean Murray’s:

•	analysis of the company’s stock price performance over the one year period ended in June 2009;

•	comparable companies analysis of the financial, operating and stock market data of 14 publicly traded companies deemed by Brean Murray to be reasonably comparable to Sinoenergy;

•
comparable transactions analysis of the implied enterprise and equity values of 12 transactions deemed to be reasonably comparable to the proposed Sinoenergy-Skywide merger transaction in terms of size and business focus; and

•	premiums paid analysis of 98 “going private” transactions that were similar in size to the proposed Sinoenergy transaction.

Brean Murray advised the special committee and the other directors that it had reached the following conclusions based on those analyses:

Stock Price Analysis.  Brean Murray found that:

•
the closing price of Sinoenergy’s stock trended over the entire one year period from an average of $2.97 on average daily volumes of 49,000 shares to an average closing price of $1.39 during the two month period from April 27 – June 26, 2009 on average daily volumes of 60,000 shares, to a one week average of $1.55 during the week ended June 26, 2009 on average daily volumes of 42,000 shares;

•
a review of Sinoenergy’s stock price performance over the same one year period relative to the Nasdaq Composite Index, the S&P 500 and an index of 14 companies (not including Sinoenergy) comparable to Sinoenergy revealed that the S&P 500 Index depreciated by 28.1% over that one year period, while the Nasdaq Composite depreciated 20.6%, the comparable companies index depreciated 41.8% and Sinoenergy’s stock price depreciated by 70.0%;

•
a volume weighted price analysis of Sinoenergy’s stock over the 252 trading days which occurred during the year which concluded on June 26, 2009 resulted in a finding that 55.8% of total shares traded during the period traded at or below the merger consideration and 44.2% of total shares traded during the period traded above the merger consideration; and

•
a review of the moving average price of Sinoenergy’s stock on June 26, 2009, and during the five day, ten day, one month, three month, six month and one year periods preceding June 26, 2009, revealed that the stock traded at a discount ranging from a low of 21.6% of the merger consideration to a high of 40.0% of the merger consideration, and that the only period of time when the stock traded at a premium, i.e., at a price in excess of the merger consideration, was during the one year period preceding June 26, 2009.

Comparable Companies Analysis.  Brean Murray’s comparable companies analysis resulted in an implied share price range of -$1.58 to $3.59 per share.

Comparable Transactions Analysis.  Brean Murray’s comparable transactions analysis resulted in an implied share price range of -$0.62 to $1.22 per share; and

Premiums Paid Analysis.  Brean Murray’s premiums paid analysis resulted in an implied share price range of Sinoenergy’s common stock of $1.95 to $2.27 per share.  See “Special Factors – Opinion of Sinoenergy’s Fairness Opinion Provider.”

After Brean Murray completed its presentation, and answered various questions posed by the directors, Brean Murray advised the board that it was prepared to issue a written opinion stating that the merger consideration was fair to our shareholders from a financial point of view.

The special committee’s counsel then reviewed the terms and conditions of the merger, as set forth in the proposed merger agreement with the board, and responded to various questions posed by the directors.

The special committee then met separately from the board to discuss whether it would be prepared to make a recommendation to the board regarding the proposed merger.  After the terms of the proposed merger agreement and discussing Brean Murray’s presentation, the committee:

•
determined, based upon the presentation made to it by Brean Murray, that the proposed merger consideration exceeds the value that the company’s common stock could obtain in the foreseeable future if it continued as an independent, public company;

•
concluded that, in light of the company’s current business condition and financial condition, and its business prospects for the foreseeable future, a sale of the company would be preferable to its continuation as an independent public company, and that it would be in the best interests of the company and its shareholders who are not affiliated with Skywide, to recommend, subject to the company’s successful negotiation and receipt of signed waiver agreements from the holders of its 12% and 3% notes, that the board proceed with a sale of the company to Skywide in accordance with the terms, and subject to the conditions, of the proposed merger agreement; and

•	unanimously agreed to recommend that the board authorize the company to execute the merger agreement after the waiver agreements had been executed.

The non-members of the special committee then rejoined the meeting.  After considering the special committee’s report and recommendations, and the information the board had received from Brean Murray and the special committee’s counsel, the board unanimously determined, with Messrs. Deng and Huang abstaining, to authorize the company, subject to the company’s prior receipt of fully executed waiver agreements relating to its 12% senior notes due 2012 in the principal amount of $16,000,000 and the company’s 3% guaranteed senior convertible notes due 2012 in the principal amount of $14,000,000, to execute the merger agreement.

Prior to execution of the proposed merger agreement, effective October 8, 2009, the company entered into an agreement with the holders of the company’s 12% senior notes due 2012 and the company’s 3% guaranteed senior convertible notes due 2012 (the “waiver agreement”).  Pursuant to the waiver agreement:

•
the noteholders agreed to waive default of the provisions that require the company’s common stock to be publicly traded, that require the company to repurchase the notes upon a change of control, and that require the company’s common stock to be traded on the Nasdaq Capital Market or the Nasdaq Global Market;

•
the holders of the 12% senior notes in principal amount of $16,000,000 agreed that the company’s obligations under those notes must be satisfied by a payment of $3,000,000 on October 31, 2009 and payment of the remaining principal balance plus accrued interest on the earlier of November 30, 2009 or seven days before the merger becomes effective, and the company agreed to make that payment, which will become due regardless of whether the merger is approved;

•
the company and the noteholders further agreed to execute definitive legal documents satisfactory to the noteholders in connection with any proposed changes to the terms and conditions of the indenture relating to the company’s 3% guaranteed senior convertible notes due 2012 in the principal amount of $14,000,000, and that indenture reflecting such changes is effective up to and until completion of the merger;

•	the noteholders’ obligations were subject to the following conditions:

o
Skywide is to have sufficient cash or cash equivalents to pay in full the merger consideration due to the company’s shareholders and must, immediately before the effective time of the merger, be free of all liabilities other than for fees and expenses relating to the merger;

o	the company must pay the noteholders’ legal fees and expenses; and

o	the company shall not be in default of its obligations under the notes or the indentures relating to the notes.

On October 12, 2009, Skywide and the company signed the merger agreement dated as of that date which provided for the merger of the company with and into Skywide (the “original merger agreement”), and the company issued a press release announcing that agreement.  On October 14, 2009, the company filed a current report on Form 8-K describing the merger and the agreement with the noteholders and included as exhibits a copy of the original merger agreement and the agreement with the noteholders.

Four days after the proposed merger was announced, the first of four purported class action lawsuits commenced naming as defendants the company, our directors and, in all but one of those cases, Skywide. All of those actions were settled and discontinued. Implementation of the settlement occurred pursuant to a memorandum of understanding executed by all parties which provided that the settlement would be subject to customary conditions, including the completion of appropriate documentation, confirmatory discovery and all necessary court approvals. See "Special Factors - Litigation to the Merger"

On December 17, 2009, the company entered into an agreement (the “December 2009 Agreement”) with the holders of the company’s 12% senior notes and its 3% senior convertible notes.  The December 2009 Agreement amended and supplemented the rights of the holders of the 12% senior notes and the 3% senior convertible notes set forth in the indentures relating to the issuance of those notes, as amended through October 5, 2009.  Pursuant to the December 2009 Agreement:

•
The company agreed to repay the remaining balance due on the 12% senior notes of approximately $2 million by December 31, 2009.   In October 2009, the company had agreed to pay the senior notes in full by November 30, 2009.  As of November 30, 2009, the company had paid approximately $14 million with respect to those notes.  On December 23, 2009, the company repaid the 12% senior notes in full.

•
The company agreed to pay the convertible notes in the principal amount of $14 million in two installments, with an initial payment of $5 million being due ten days after the merger becomes effective and the balance 30 days thereafter.  Since the noteholders will not be converting the notes, the company will be required to pay interest to provide the noteholders with a yield to maturity of 13.8% net of payments previously made.

•
The noteholders reduced the remaining obligation for liquidated damages for failure to register the shares of common stock issuable upon conversion of the convertible notes to $280,000, which was paid on December 23, 2009.

•	The provision that would have resulted in a further decrease in the conversion price of the convertible notes if the company did not meet certain levels of net income was eliminated.

•
The provisions of the indenture relating to the reduction in the conversion price of the convertible notes if the company issues stock at a price, or issue convertible securities with a conversion or exercise price, that is less than the conversion price (presently $4.20 per share) were eliminated.

On February 8, 2010, the special committee engaged Brean Murray to provide an updated analysis and opinion regarding the fairness of the merger consideration to the unaffiliated shareholders from a financial point of view.

On March 29, 2010, our special committee met to receive Brean Murray’s updated analysis regarding the fairness of the merger consideration to our unaffiliated shareholders from a financial point of view, and our board joined that meeting to receive presentations from counsel to the special committee regarding the status and proposed settlement of the shareholder lawsuits that had been commenced after the proposed acquisition of the company had been announced, and regarding the terms, covenants and conditions of the proposed merger agreement.

At that meeting, Brean Murray discussed the updated written presentation that it had delivered on March 22, 2010 and presented its findings and conclusions to the members of the special committee.

During that presentation, Brean Murray advised the members of the special committee that its conclusions regarding the fairness of the merger consideration were based on Brean Murray’s:

•	analysis of the company’s stock price performance over the two year period from March 2008 to March 2010;

•	comparable companies analysis of the financial, operating and stock market data of 14 publicly traded companies deemed by Brean Murray to be reasonably comparable to Sinoenergy;

•
comparable transactions analysis of the implied enterprise and equity values of 15 transactions deemed to be reasonably comparable to the proposed Sinoenergy-Skywide merger transaction in terms of size and business focus; and

•	premiums paid analysis of 119 “going private” transactions between October 2007 and March 2010 with equity values ranging from $5.5 million to $98.8 million.

Brean Murray advised the special committee and the other directors that it had reached the following conclusions based on those analyses:

Stock Price Analysis.  Brean Murray found that:

•
the closing price of Sinoenergy’s stock trended downward over the 19 month period from March, 10 2008 through October 9, 2009 – the last trading date before the proposed merger was announced, as follows:

Daily During the Following Periods	Average Closing Price	Average Volume
19 months prior to October 9, 2009	$3.18	54,575
One year prior to October 9, 2009	$1.75	67,715
Six months prior to October 9, 2009	$1.43	83,857
Three months prior to prior to October 9, 2009	$1.46	115,087
One month prior to October 9, 2009	$1.30	37,565

•
a review of Sinoenergy’s stock price performance over the one year period which preceded the announcement of the proposed merger relative to the Nasdaq Composite Index, the S&P 500 index and an index of 14 companies comparable to Sinoenergy revealed that the S&P 500 Index appreciated by 19.2% over that one year period, the Nasdaq Composite appreciated 29.7%, the comparable companies index appreciated 89.4%, but Sinoenergy’s stock price depreciated by 52.1%;

•
a volume weighted price analysis of Sinoenergy’s stock over the 252 trading days which occurred during the year which concluded on October 9, 2009 resulted in a finding that 70.8% of total shares traded during the period traded at or below the merger consideration and 29.2% of total shares traded during the period traded above the merger consideration; and

•
a review of the moving average price of Sinoenergy’s stock on October 9, 2009, and during the five day, ten day, one month, three month, six month and one year periods preceding the October 12, 2009 announcement of the proposed merger, revealed that the merger consideration constituted the following premiums over such average prices:

Moving Average Price History On October 9, 2009 and During the Indicated Periods Preceding Announcement of the Proposed Merger
	10/9/09	5 days	10 days	1 month	3 months	6 months	1 year
Average Price	$1.28	$1.37	$1.34	$1.32	$1.47	$1.43	$1.75
Premium	48.4%	38.9%	42.2%	43.5%	29.5%	32.9%	8.5%

Comparable Companies Analysis.  In performing its comparable companies analysis, Brean Murray compared the financial performance of Sinoenergy to the financial performance of a peer group of 14 Chinese companies whose shares were publicly traded in the United States.  Those comparisons were made on the basis of the companies’ respective revenues, EBITDA, EBIT, net income and book value, which measures the difference between a company’s assets and its liabilities, and is viewed as a measure of value for companies whose business and revenues are stagnant or growing slowly.

 In making the various comparisons contained in the original analysis that it conducted last year, Brean Murray reviewed financial statements which were publicly available prior to July 1, 2009.  Brean Murray considered in its updated analysis the publicly available financial results of Sinoenergy and the 14 peer group companies during their various fiscal quarters and fiscal years which included June 2009 and which continued through December 2009.  When viewed as of the October 12, 2009 date of announcement of the proposed merger, Sinoenergy’s implied share equity values, based upon Brean Murray’s updated financial analysis, fell within the range of -$1.79 to $2.59 per share.

However, upon taking into consideration the post-announcement financial results of Sinoenergy and those same 14 peer group companies, the range of Sinoenergy’s implied share equity values shifted downward to a low of -$2.14 per share and to a high of $1.74 per share.

Comparable Transactions Analysis.  For the update of its fairness analysis, Brean Murray added two presently pending transactions and one that closed on September 3, 2009 to the 12 acquisition transactions that were included in the analysis that Brean Murray had presented to the special committee and the board on September 28, 2009. When Brean Murray performed its original analysis prior to the announcement of the proposed transaction, it employed financial data that had become publicly available prior to July 1, 2009.  For the update of its comparable transactions analysis, Brean Murray employed publicly available financial data for the company and the 15 comparable transactions target companies covering periods that extended beyond July 1, 2009.

Brean Murray’s original comparable transactions analysis resulted in an implied share price range of -$0.62 to $1.22 per share.  However, as a result of the application of the more recent financial data for the company and those targets, as well as the high level of Sinoenergy’s debt relative to its revenues, the conclusions drawn by Brean Murray from its updated analysis comparable transactions analysis were that, at both October 12, 2009 and March 16, 2010, Sinoenergy’s implied share equity value was substantially negative at -$3.51 and -$4.01, respectively.

Premiums Paid Analysis.  Brean Murray analyzed the prices paid in 119 “going private” transactions and determined the premiums that those prices represented when compared to the targets’ stock prices one day, one week and one month prior to the dates of announcement of the transactions.  Brean Murray then developed a range of premium percentages from that analysis, and then derived a range of implied share values for the company by applying those percentages to Sinoenergy’s corresponding stock prices one day, one week and one month prior to the announcement of the proposed merger.  Then, Brean Murray compared that range of implied share values to the merger consideration.

Based upon the median range of the premiums paid for the target group of companies, Brean Murray’s premiums paid analysis resulted in an implied share price range of Sinoenergy’s common stock of $1.83 to $1.93 per share.  See “Special Factors – Opinion of Sinoenergy’s Fairness Opinion Provider.”

After Brean Murray completed its presentation, and answered various questions posed by the members of the special committee, Brean Murray advised the committee that it was prepared to issue a written updated opinion stating that the merger consideration was fair to our unaffiliated shareholders from a financial point of view.

The special committee then met separately from the board to discuss whether it would be prepared to make a recommendation to the board regarding the proposed merger.  After observing that Brean Murray’s historical stock price analysis indicated that the merger consideration would constitute a significant premium over what had been a stock price that had trended downward for most of the two years that preceded the announcement of the merger, and concluding that Brean Murray’s comparable companies, comparable transactions and premiums paid analysis supported the conclusion that Brean Murray had reached, the special committee unanimously concluded that the merger consideration was fair to the unaffiliated shareholders and unanimously recommended that the board proceed with a sale of the company to Skywide in accordance with the terms, and subject to the conditions, of the proposed merger agreement.

The non-members of the special committee then rejoined the meeting.  After considering the special committee’s report and recommendations, and receiving a report from counsel to the special committee regarding the terms of the proposed merger agreement and the proposed settlement of the lawsuits that had been commenced subsequent to announcement of the proposed merger, the board unanimously (with Messrs. Deng and Huang abstaining) determined that the merger consideration was fair to the unaffiliated shareholders, and  authorized the company to execute the merger agreement.

On March 29, 2010, Skywide and the company signed the merger agreement dated as of that date which provides for the merger of Merger Sub with and into the Company.

 Purposes and Reasons for the Merger; Recommendation of the Special Committee and the Board of Directors; Fairness of the Merger

The purpose of the merger for us is to enable our shareholders to immediately realize the value of their investment in the company through their receipt of the per share merger consideration of $1.90 in cash, without interest, representing a premium of approximately 48.4% over the $1.28 closing sale price of the company’s common stock  on the Nasdaq Capital Market on October 9, 2009 (the trading day immediately prior to the date on which the company announced that it had entered into the merger agreement).

For Skywide, Merger Sub and Messrs. Deng and Huang, the purpose of the merger is to allow them to acquire 100% control of the company and bear the rewards and risks of such ownership of the company after shares of our common stock cease to be publicly traded.

The transaction has been structured as a cash merger in order to provide our unaffiliated stockholders with cash for their shares of the company’s common stock and to provide a prompt and orderly transfer of the unaffiliated shareholders’ approximately 59.6% ownership of the company in a single step, without the necessity of financing separate purchases of our common stock in a two-step process – the first being a tender offer to be followed by a second-step merger to acquire any shares of common stock not tendered into any such tender offer.

The special committee is a committee of our board of directors formed on April 7, 2009 for the sole purpose of reviewing, evaluating and negotiating the “going private” transaction proposed by Skywide and otherwise representing the interests of our unaffiliated shareholders. The special committee is comprised of four independent (as defined under NASDAQ Rules) members on the company’s board of directors who are not participating in the transaction with Messrs. Deng and Huang and have no personal or financial interest in the completion of the merger other than to receive the same consideration for any shares of our common stock as any other shareholder. The special committee is comprised of Robert I. Adler, who serves as Chairman of the special committee, Lu Renjie, Shi Baohang and Greg Marcinkowski.

In unanimously determining to recommend the approval of the merger agreement and the merger to the board of directors, the members of the special committee relied upon, among other things, their personal knowledge of the company, its business and the industry in which the company operates, and consulted with members of the company’s management (other than Messrs. Deng and Huang) with respect to strategic and operational matters pertaining to the company deemed relevant to the members of the special committee for purposes of their evaluation of the acquisition proposal submitted by Skywide.  The special committee also obtained advice from and consulted with its legal advisors, Arent Fox, LLP, and its fairness opinion provider, Brean Murray, with respect to matters the special committee determined to be reasonably within the experience and expertise of Arent Fox, LLP and Brean Murray, respectively, and reviewed and discussed with representatives of Brean Murray the financial analyses they prepared and the assumptions, sensitivities and applicable variables reflected in its analyses.

At a meeting joint meeting of the special committee and the board on March 29, 2010, the special committee reviewed the changes to the merger agreement and unanimously recommended that our board of directors adopt resolutions that:

•	approve and declare advisable the merger agreement and the transactions contemplated by the merger agreement, including the merger,

•
determine that the merger agreement and the transactions contemplated by it, including the merger, are substantively and procedurally fair to and in the best interests of our company and our unaffiliated shareholders, and

•	recommend that our shareholders adopt the merger agreement.

At the joint meeting, our board of directors, acting upon the recommendation of the special committee, evaluated the merger, including the terms and conditions of the merger agreement, and unanimously approved, with Messrs. Deng and Huang abstaining, the resolutions recommended by the special committee.

In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, to undertake the transaction at this time and to recommend that our shareholders vote to approve the merger agreement, the special committee and our board consulted with management, the committee consulted with its legal and financial opinion provider and the board consulted with its legal advisors. The special committee and our board considered a number of substantive factors and potential benefits of the merger including, without limitation, the following:

•	The merger consideration, when viewed as a multiple of revenues or earnings before interest, taxes, depreciation and amortization, was very attractive;

•
The company’s business, current financial condition and results of operations and future prospects based on the special committee’s and board of directors’ familiarity with such matters, including, but not limited to, the following:

▪
The changes that have occurred in policies employed by various governmental authorities who regulate the company’s business activities in China, are likely to subject the company’s stock price to substantial downward pressures and considerable price fluctuations, which might not be alleviated for the foreseeable future;

▪
The climate of economic uncertainty and severe business contractions experienced by many of the company’s customers has complicated its collection efforts which has resulted in a significant increase in the time it is taking, and it is likely to take during the foreseeable future, to collect receivables;

▪	the competitive weaknesses the company would experience as other much larger companies within China expanded into the segment of the Chinese energy industry occupied by it; and

▪
the difficulties that the company has incurred in securing much needed expansion capital as a result of the foregoing factors, as well as the almost $7,000,000 of annual securities compliance costs and increased costs regarding our 12% and 3% notes due to the adverse effects of our the low market price and lack of liquidity of our stock;

•	the company’s heavy debt load and the possibility that it might not generate sufficient cash flows from its reduced business volume to service those debts;

•	the very large amount of accounts receivable that were of questionable collectability;

•
The recognition of challenges to the company’s efforts to increase shareholder value as an independent publicly-traded company, including competition from companies with substantially greater resources than the company currently has;

•
The fact that a termination fee limited solely to the expenses actually incurred by Skywide would most likely permit anyone who decided to make an unsolicited offer to acquire the company to be able to do so at a price that would not be unreasonably high when viewed in the context of the $1.90 price that we accepted;

•
The price being paid for each share of our common stock in the transaction represents a premium of over 48% over the closing sale price of $1.28  on the Nasdaq Capital Market on October 9, 2009 (the trading day immediately prior to the date on which we announced that we had entered into the merger agreement);

•	The updated presentation made by Brean Murray to the special committee on March 29, 2010 which reflected implied share equity values for our common stock based upon its:

▪	comparable companies analysis which ranged between –$1.79 and $2.59 as of October 12, 2009 and between -2.14 and $1.74 as of March 16, 2010;

▪	comparable transactions analysis which, due to the company’s high level of debt, was less than $0.00 per share as of October 12, 2009 and as of March 16, 2010; and

▪	premiums paid analysis which ranged between $1.83 and $1.98 as of October 12, 2009;

•	The facts that the $1.90 merger consideration fell

▪	within the range of implied values which resulted from the comparable companies analysis,

▪	well above the range of implied values which resulted from the comparable transactions analysis and

▪	within the range of implied values which resulted from the premiums paid analysis confirmed the special committee’s views that its decision to agree upon the $1.90 price was reasonable when those implied values were considered in relation to the various economic, competitive, financial and operational factors and challenges mentioned above that the company was facing and would continue to face in the foreseeable future;

•
The opinion dated March 29, 2010 of Brean Murray that, subject to the assumptions made, matters considered and limitations on the review undertaken in connection with such opinion, the per share consideration to be received by our unaffiliated shareholders was, as of such date, fair from a financial point of view to such shareholders (the full text of the written opinion of Brean Murray is attached as Annex B to this proxy statement, and shareholders are urged to and should read the written opinion carefully and in its entirety);

•	The fact that the merger consideration is all cash, which provides certainty of value to our shareholders; and

•	The limited number and nature of the conditions to Skywide’s obligation to consummate the merger and the limited risk of non-satisfaction of these conditions.

In addition, although, except for the discussions that Messrs. Deng, Lu and Shi engaged in prior to April 2009 discussed above, neither the special committee nor the board gave consideration to exploring other alternatives that might be available to the company in deciding to explore a potential sale of the company to Skywide, or to engage in a test of the market for the company’s shares through an auction or similar procedure, the special committee and the board believed that sufficient procedural safeguards were and are present to ensure that the merger is procedurally fair to our unaffiliated shareholders and to permit the special committee and the board to represent effectively the interests of our unaffiliated shareholders. These procedural safeguards, which are not listed in any relative order of importance, are discussed below:

•
The company’s board of directors appointed the special committee to evaluate the proposed transaction and to consider and negotiate the terms of the merger agreement on behalf of the company (with the assistance of disinterested members of management and the special committee’s legal and fairness opinion provider);

•
Although the special committee did not retain an unaffiliated representative to act solely on behalf of unaffiliated shareholders for purposes of negotiating the terms of the merger or preparing a report concerning the fairness of the merger, the special committee did select and retain the services of its own independent legal advisor to provide advice and assistance to the special committee in evaluating the acquisition proposal submitted by Skywide and negotiating the terms of the merger agreement;

•	No member of the special committee is an officer, employee or principal shareholder of the company;

•	No member of the special committee has any economic interest or expectancy of economic interest in the surviving corporation of the merger;

•	No member of the special committee is entitled to any payment that is contingent upon the approval or the consummation of the proposed merger;

•	Each member of the special committee is an independent director, as that term is defined and construed under applicable SEC and NASDAQ listing standards;

•	The members of the special committee and board of directors had the opportunity to, and did, question representatives of Arent Fox LLP and Brean Murray as to matters relevant to their deliberations;

•
Representatives of Arent Fox LLP and Brean Murray made themselves available to members of the special committee and board of directors who wished to contact them individually to ask questions relevant to their individual duties or deliberations;

•
The financial and other terms and conditions of the merger agreement were the product of extensive negotiations between the special committee and its advisors, on one hand, and Skywide and its advisors, on the other hand;

•	The provisions of the merger agreement that allow the company, under certain circumstances, to furnish information to and conduct negotiations with third parties;

•
The fact that, subject to compliance with the terms and conditions of the merger agreement, the company is permitted to furnish information to and conduct negotiations with third parties that make unsolicited acquisition proposals and, upon payment of termination fee limited solely to the expenses actually incurred by Skywide, terminate the merger agreement in order to approve a superior proposal, which the special committee believed was important in ensuring that the merger would be substantively fair to the company’s unaffiliated stockholders and providing the special committee with adequate flexibility to respond to solicitations from other third parties;

•	The special committee’s belief that the limited termination fee payable by the company upon the company’s termination of the merger agreement to accept a superior proposal:

▪	is reasonable in light of the overall terms of the merger agreement and the benefits of the merger, and

▪	is within the range of termination fees in other transactions of this size and nature and

▪	would not preclude another party from making a competing proposal.

•
The provisions of the merger agreement that allow the board of directors, under certain circumstances, to terminate that agreement and accept a superior proposal from a potential buyer other than Skywide at any time prior to the date when the company’s shareholders vote and approve the merger agreement;

•
The other terms of the merger agreement, including the ability of the board of directors to terminate the merger agreement in order to accept a superior proposal (subject to paying Skywide a termination fee limited to the expenses actually incurred by it); and

•	The recognition by the special committee and the board of directors that it had no obligation to recommend the approval of the merger agreement.

In light of the procedural safeguards described above, the special committee did not consider it necessary to retain an unaffiliated representative to act solely on behalf of our unaffiliated shareholders for purposes of negotiating the terms of the merger agreement or preparing a report concerning the fairness of the merger agreement and the merger, or to require a separate affirmative vote of a majority of our unaffiliated shareholders.

The board of directors also considered and balanced against the potential benefits of the merger a number of potentially adverse factors concerning the merger including, without limitation, the following:

•	The risk that the merger might not be completed in a timely manner or at all;

•	The interests of two of our executive officers and directors in the merger (see “Interests of the company’s Directors and Executive Officers in the Merger”);

•	The merger consideration consists of cash and will therefore be taxable to our shareholders for U.S. federal income tax purposes;

•	The requirement to pay Skywide a termination fee limited to the expenses actually incurred by it in order for the board of directors to accept a superior proposal;

•	The possibility of management and employee disruption associated with the merger; and

•	The risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the merger.

The foregoing discussion sets forth all of the material information and factors considered by the special committee and our board of directors in reaching the conclusion that the terms and conditions of the merger agreement are procedurally and substantively fair to the company and our unaffiliated shareholders.  In view of the wide variety of factors considered by the special committee and our board of directors, neither the special committee nor our board of directors found it practicable to, and neither did quantify or otherwise assign relative weights to the foregoing factors in reaching its conclusion.  In addition, individual members of the special committee and our board of directors may have given different weights to different factors and may have viewed some factors more positively or negatively than others.  In addition, the special committee and our board of directors did not reach any specific conclusion on each factor considered, but conducted an overall analysis of these factors. The special committee recommended that our board of directors approve, and our board of directors approved, the merger agreement based upon the totality of the information presented to and considered by it.

Our board of directors did not consider the liquidation value of our company’s assets because it considers the company to be a viable going concern business where value is derived from cash flows generated from its continuing operations.  In addition, our board of directors believes that the value of our company’s assets that might be realized in liquidation would be significantly less than its going concern value.  Our board of directors believes the analyses and additional factors it reviewed provided an indication of our going concern value.  Neither our special committee nor our board of directors considered or relied upon any discounted cash flow analyses because the company historically has not employed the kinds of cash flow and other financial projections that must be reviewed in making such analyses.  Our special committee did not request Brean Murray to revise the premiums paid presentation it made on September 28, 2009 in connection with the updated presentation Brean Murray made to the committee on March 29, 2010.  The special committee chose not to request that update because the committee believed that the prices at which shares of companies trade subsequent to the public announcement of an acquisition at an agreed price tend to approach and be limited by the announced price.  Because of that belief, the special committee formed the view that any post-announcement premiums paid analysis would tend to artificially reflect a premium shrinkage whether or not the target company’s operational and financial fundamentals would support the share price increase resulting from the announcement. Our board of directors did not consider firm offers made by unaffiliated persons during the last two years, as no such offers were made during the last two years.  Inasmuch as the consummation of the merger shall not subject the Company to any U.S. federal income tax liability, or result in any change in the application of, or the Company’s potential obligations under, the Internal Revenue Code of 1986, or Code, as amended, or the regulations promulgated thereunder, there were no federal income tax consequences for our board to consider.

In the course of reaching its determination that the merger agreement and the transactions contemplated thereby, including the merger, are substantively and procedurally fair to our company and our unaffiliated shareholders and its decision to approve the merger agreement and recommend the adoption of the merger agreement by our shareholders, the board of directors considered the financial analyses with respect to our company and the proposed merger reviewed and discussed by Brean Murray on March 29, 2010 summarized below under “Opinion of Sinoenergy’s Fairness Opinion Provider,” which, although not a valuation of our company, the board believed provided useful guidance regarding the going concern value of our company.  In reaching its determination as to the fairness of the transactions contemplated by the merger agreement, our board of directors also considered the recommendation of the special committee and the oral opinion of Brean Murray to the special committee on March 29, 2010 (which was subsequently confirmed in writing by delivery of Brean Murray’s written opinion dated the same date attached hereto as Annex B) with respect to the fairness, from a financial point of view, of the consideration to be received by the unaffiliated shareholders in the merger pursuant to the merger agreement.

After taking into account all of the factors set forth above, as well as others, the board of directors agreed that the benefits of the merger outweigh the risks and that the merger agreement and the merger are advisable and fair and in the best interests of the company and its shareholders.  Accordingly, the board of directors believes that the merger agreement and the merger (which is the Rule 13e-3 going private transaction for which a Schedule 13E-3 transaction statement has been filed with the SEC), upon the terms and conditions set forth in the merger agreement, are substantively and procedurally fair to the company and our unaffiliated shareholders.  The board of directors has unanimously approved the merger agreement and the merger and unanimously recommends that the company’s unaffiliated shareholders vote to approve the merger agreement at the special meeting.

 Opinion of Sinoenergy’s Fairness Opinion Provider

           In addition to the factors listed above, the special committee considered Brean Murray’s  fairness opinion described below in reaching the conclusions to approve the merger agreement and to recommend that the company’s unaffiliated shareholders approve the merger.

Presentation to the Special Committee

Pursuant to an engagement letter dated, April 20, 2009, the special committee retained Brean Murray to render an opinion to the special committee as to the fairness, from a financial point of view, to the holders of common stock of Sinoenergy of the merger consideration of $1.90 per share of common stock to be received as set forth in the Letter of Intent, dated June 24, 2009, between the special committee and Skywide.

On July 8, 2009, Brean Murray delivered a written presentation to the special committee regarding various analyses it had employed in connection with the rendition of its fairness opinion.  On September 28, 2009, Brean Murray orally presented its findings and conclusions to the members of the special committee at a joint annual meeting of the special committee and the board held on September 28, 2009.  At that meeting, Brean Murray advised the committee that its review of events that had transpired since it had initially provided its written presentation to the special committee on July 8, 2009 had not caused it to conclude that there was any reason to alter its views regarding the fairness of the merger consideration as set forth in its written opinion.  On September 28, 2009, Brean Murray delivered its written opinion, dated that date, to the special committee to the effect that and subject to the various assumptions set forth therein, that the merger consideration was fair, from a financial point of view, to Sinoenergy and its shareholders.

Pursuant to a modification of the company’s engagement letter with Brean Murray which was entered into on February 8, 2010, Brean Murray was asked to update its opinion to take into consideration events and circumstances that transpired since September 29, 2009 that might have warranted any change in its opinion.

On March 22, 2010, Brean Murray delivered a written presentation to the special committee regarding various analyses it had employed in connection with the preparation of its updated analysis of the fairness of the merger consideration from a financial point of view to the unaffiliated shareholders.  On March 29, 2010, Brean Murray orally presented its findings and conclusions to the members of the special committee.   See “Special Factors – Opinion of Sinoenergy’s Fairness Opinion Provider.”

The amount of the merger consideration was determined pursuant to negotiations between the special committee and Skywide and not pursuant to recommendations of Brean Murray.  The full text of the written opinion of Brean Murray dated March 29, 2010, is attached as Annex B and is incorporated by reference.  Holders of Sinoenergy common stock are urged to read the opinion in its entirety for the assumptions made, procedures followed, other matters considered and limits of the review by Brean Murray.  The summary of the written opinion of Brean Murray set forth herein is qualified in its entirety by reference to the full text of such opinion.

Brean Murray’s advisory services and opinion were provided for the information and assistance of the special committee in connection with its consideration of the acquisition and is not intended to be and does not constitute a recommendation to you as to how you should vote or proceed with respect to the acquisition.  Brean Murray was not requested to, and did not, solicit third party indications of interest in acquiring all or any part Sinoenergy and Brean Murray was not requested to, and did not, negotiate the terms of the acquisition or advise Sinoenergy or any members of its board of directors with respect to alternatives to the merger.  Brean Murray was not requested to opine as to, and the Brean Murray opinion does not address, Sinoenergy’s underlying business decision to proceed with or effect the acquisition, the relative merits of the transaction as compared to any alternative business strategy that might exist for Sinoenergy and the other alternatives to the acquisition that might exist for Sinoenergy.  Brean Murray does not express any opinion as to the underlying valuation or future performance of Sinoenergy, Skywide or the price at which Sinoenergy might trade at any time in the future.  Brean Murray’s opinion was delivered subject to the conditions, scope of engagement, limitations and understandings set forth in the opinion and Brean Murray’s engagement letter, and subject to the understanding that the obligations of Brean Murray in the transaction are solely corporate obligations, and no officer, director, employee, agent, shareholder or controlling person of Brean Murray shall be subject to any personal liability whatsoever to any person, nor will any such claim be asserted by or on behalf of Sinoenergy or its affiliates.  Brean Murray has advised Sinoenergy that it does not believe any person other than the special committee has the legal right to rely on the opinion and, absent any controlling precedent, Brean Murray would resist any assertion otherwise, including, but not limited to, by asserting the substance of the disclaimer contained in this proxy statement and in the opinion. In the absence of controlling precedent, the ability of a shareholder to rely on the Brean Murray fairness opinion would be resolved by a court of competent jurisdiction. We acknowledge that resolution of the question of a shareholder’s ability to rely on the Brean Murray fairness opinion will have no effect on the rights and responsibilities of the special committee under applicable state law or on the rights or responsibilities of either Brean Murray or the special committee under federal securities law.

In arriving at its opinion, Brean Murray considered such financial and other matters it deemed relevant and took into account an assessment of general economic, market and financial conditions, as well as its experience in connection with similar transactions and securities valuations generally. In so doing, among other things, Brean Murray:

(a)	Reviewed the original merger agreement;

(b)
Reviewed publicly available historical financial and operating data concerning Sinoenergy, including, without limitation, the Annual Report on Form 10-K for the fiscal year ended September 30, 2009, and the quarterly report on Form 10-Q for the period ended December 31, 2009;

(c)	Visited Sinoenergy’s major facilities in the People’s Republic of China;

(d)	Reviewed publicly available business and financial information concerning Sinoenergy and certain other information and data provided by management of Sinoenergy;

(e)
Conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as Brean Murray deemed appropriate in arriving at its opinion, including a thorough comparison of recent comparable transactions that it considered relevant in evaluating the consideration received in connection with the acquisition and an analysis of premiums paid in “going private” transactions for the period from October 2007 to March 2010;

(f)
Analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Brean Murray considered comparable and relevant in evaluating those of Sinoenergy;

(g)
Reviewed Sinoenergy’s historical financial and operating data, including the reported historical prices and historical trading activity for Sinoenergy’s common stock for the period from March, 2008 to March, 2010; and

(h)	Conducted discussions with Sinoenergy’s senior officers and directors concerning Sinoenergy’s historical financial results, businesses, operations and prospects.

In arriving at its opinion, Brean Murray assumed and relied upon the accuracy and completeness of the financial and other information provided to it without assuming any responsibility for the independent verification of such information.  Further, Brean Murray relied upon the assurances of Sinoenergy that it is not aware of any facts or circumstances that would make such information inaccurate or misleading.  With respect to the financial information utilized, Brean Murray assumed that such information has been reasonably prepared on a basis reflecting the best currently available estimates and judgments, and that such information provides a reasonable basis upon which it could make an analysis and form an opinion.

 Brean Murray assumed that the transaction will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and all other applicable federal and state statutes, rules and regulations. Brean Murray also assumed that obtaining all regulatory approvals and third party consents required for the consummation of the acquisition would not have an adverse impact on Sinoenergy, Skywide or on the anticipated benefits of the acquisition.  Brean Murray further assumed that the purchase of Sinoenergy as described in the merger agreement would be consummated in a timely manner without waiver or modification of any of the material terms or conditions contained therein.  In arriving at its opinion, Brean Murray did not conduct an extensive physical inspection of Sinoenergy’s properties or facilities and did not make or obtain any evaluation or appraisal of the assets or liabilities of Sinoenergy.  In addition, Brean Murray did not attempt to confirm whether Sinoenergy and Skywide had good title to their respective assets.  Brean Murray’s opinion is necessarily based upon financial, market, economic and other conditions and circumstances as they existed and were disclosed on, and were evaluated as of March 22, 2010.  Accordingly, subsequent developments may affect Brean Murray’s opinion.  Brean Murray has not assumed any obligation to update, review or reaffirm its opinion.

 The summary set forth above does not purport to be a complete description of all the analyses performed by Brean Murray. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Brean Murray did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, notwithstanding the separate factors summarized above, Brean Murray believes, and has advised the special committee, that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the process underlying its opinion. In performing its analyses, Brean Murray made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Sinoenergy. These analyses performed by Brean Murray are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses or securities may actually be sold. Accordingly, such analyses and estimates are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors. None of Sinoenergy, Brean Murray or any other person assumes responsibility if future results are materially different from those projected.

The analyses performed were prepared solely as part of Brean Murray’s analysis of the fairness, from a financial point of view, of the merger consideration to the unaffiliated shareholders of Sinoenergy pursuant to Skywide’s acquisition of Sinoenergy, and were provided to the special committee in connection with the delivery of Brean Murray’s opinion.  The opinion of Brean Murray was just one of the many factors taken into account by the special committee in making its determination to approve the transaction, including those described elsewhere in this proxy statement/prospectus.

Stock Trading Analysis

Using publicly available information, Brean Murray reviewed the historical stock price performance of Sinoenergy’s common stock based on an analysis of the daily closing prices and daily trading volumes of Sinoenergy’s common stock during various time periods prior to signing the letter of intent, prior to the merger announcement and subsequent to the merger announcement.  Brean Murray observed the following:

		(000s)
	Average	Avg. Daily	Daily Close
Period	Close	Volume	High	Low
Prior to Signing Letter of Intent
1 Week	$1.55	42	1.64	1.50
2 Weeks	1.52	89	1.64	1.41
1 Month	1.44	78	1.64	1.29
2 Months	1.39	60	1.64	1.23
6 Months	1.50	62	2.75	0.95
1 Year	2.97	49	7.04	0.95

Prior to Merger Announcement
1 Month	$1.30	38	1.34	1.26
3 Months	1.46	115	2.25	1.23
6 Months	1.43	84	2.25	1.23
1 Year	1.75	68	3.35	0.95
1.6 Years	3.18	55	7.04	0.95

Since Merger Announcement
1 Month	$1.83	204	1.87	1.79
3 Months	1.84	101	1.87	1.79
5 Months	1.79	77	1.87	1.61

Using publicly available information, Brean Murray also reviewed the comparative stock price performance of Sinoenergy’s common stock based on an analysis of the daily closing prices of Sinoenergy’s common stock, the S&P 500 and Nasdaq indexes and a market cap weighted index of the comparable companies listed below.  Brean Murray compared the performance of such indexes to the performance of Sinoenergy’s common stock.  Brean Murray observed the following:

	Prior to Signing of Letter of Intent
Price Appreciation	3 Months	6 Months	1 Year
Sinoenergy Corporation	24.8%	-35.5%	-70.0%
Comparable Company Index	73.7%	58.2%	-41.8%
NASDAQ Composite Index	19.0%	21.7%	-20.6%
S&P 500 Index	12.6%	5.7%	-28.1%

	Prior to Merger Announcement
Price Appreciation	3 Months	6 Months	1 Year
Sinoenergy Corporation	-9.9%	0.8%	-52.1%
Comparable Company Index	72.9%	153.7%	89.4%
NASDAQ Composite Index	21.8%	29.4%	29.7%
S&P 500 Index	21.9%	24.8%	19.2%

	Since Merger Announcement
Price Appreciation	3 Months	5 Months
Sinoenergy Corporation	-15.4%	-15.8%
Comparable Company Index	6.7%	23.4%
NASDAQ Composite Index	9.1%	11.2%
S&P 500 Index	5.8%	7.7%

Using publicly available information, Brean Murray also reviewed the historical stock price distribution of Sinoenergy’s common stock based on an analysis of the daily volume weighted average prices of Sinoenergy’s common stock one year prior to signing the letter of intent, one year prior to the merger announcement and five months subsequent to the merger announcement.  Brean Murray observed the following:

	At or Below
	Merger Consideration
Period	Trading Volume	Trading Days
One Year Prior to Signing Letter of Intent	55.7%	40.5%
One Year Prior to Merger Announcement	70.7%	67.1%
5 Months since Merger Announcement	99.4%	90.0%

Using publicly available information, Brean Murray also reviewed the moving average stock price history of Sinoenergy’s common stock based on an analysis of the daily closing prices of Sinoenergy’s common stock during various time periods prior to signing the letter of intent, prior to the merger announcement and subsequent to the merger announcement.  Brean Murray observed the following:

	Moving	Premium/(Discount)
	Average	to Merger
Period	Prices	Consideration
Prior to Signing Letter of Intent
1-Day	1.56	21.8%
5-Day	1.56	21.6%
10-Day	1.51	25.5%
1-Month	1.44	31.7%
3-Month	1.36	40.0%
6-Month	1.50	26.7%
1-Year	2.97	(36.0%)

Prior to Merger Announcement
1-Day	1.28	48.4%
5-Day	1.37	38.9%
10-Day	1.34	42.2%
1-Month	1.32	43.5%
3-Month	1.47	29.5%
6-Month	1.43	32.9%
1-Year	1.75	8.5%

Since Merger Announcement
1-Day	1.54	23.4%
5-Day	1.64	16.0%
10-Day	1.66	14.8%
1-Month	1.67	14.1%
3-Month	1.75	8.6%
5 Months	1.79	6.3%

Comparable Company Analysis

Using publicly available information, Brean Murray reviewed the financial, operating and stock market data of 14 publicly traded companies deemed to be reasonably comparable to Sinoenergy.  Specifically, each of the selected companies: (i) was based in China; (ii) was listed on U.S. exchanges; and (iii) operated in industrial sectors.  The comparable companies were comprised of the following:

China Automotive Systems Inc. (NasdaqCM: CAAS)
China Bio Energy Holding Co., Ltd. (NasdaqCM: CBEH)
China Natural Gas, Inc. (NasdaqGM: CHNG)
China North East Petroleum Holdings Ltd. (AMEX: NEP)
China TransInfo Technology Corp. (NasdaqCM: CTFO)
Ever-Glory International Group, Inc. (AMEX: EVK)
Hong Kong Highpower Technology, Inc. (AMEX: HPJ)
Kandi Technologies, Corp (NasdaqCM: KNDI)
Longwei Petroleum Investment Holding Limited (OTCBB: LPIH)
Sino Clean Energy Inc (OTCBB: SCLX)
SORL Auto Parts, Inc. (NasdaqGM: SORL)
Tianyin Pharmaceutical Co., Inc. (AMEX: TPI)
Tongxin International, Ltd. (NasdaqGM: TXIC)
Wuhan General Group (China) Inc. (NasdaqCM: WUHN)

Brean Murray calculated the enterprise value of each selected company as a multiple of its respective sales. EBITDA and EBIT for the latest 12 month period.  Brean Murray also calculated the equity value of each selected company as a multiple of its respective net income and book value for the latest 12 month period.  All multiples were based on closing stock prices on June 26, 2009, October 12, 2009 and March 16, 2010.  The median valuation multiples were as follows:

COMPARABLE PUBLIC COMPANIES	MEDIAN COMPARABLE MULTIPLE

	June 26, 2009	October 12, 2009	March 16, 2010

Multiple of Sales	1.2x	1.7x	2.0x
Multiple of EBITDA	5.3x	7.4x	9.9x
Multiple of EBIT	6.0x	9.9x	11.5x
Multiple of Net Income	8.7x	13.2x	14.0x
Multiple of Book Value	2.1x	3.0x	3.3x

Brean Murray then applied the median valuation multiples described above to Sinoenergy’s corresponding sales, EBITDA, EBIT and net income for the latest twelve month period and Book Value for the most recent period to derive implied share prices.  Brean Murray utilized median values over mean values to eliminate the effects of outlying values.  Based on this analysis, Brean Murray derived implied share price ranges of -$1.58 to $3.59 (as of June 26, 2009), -$1.79 to $2.59 (as of October 12, 2009) and -$2.14 to $1.74 (as of March 16, 2010).  Brean Murray noted that the merger consideration was within or above the ranges implied by the analysis described above.  This analysis supported Brean Murray’s determination that the merger consideration of $1.90 per share of common stock was fair, from a financial point of view, to the unaffiliated shareholders.

Notwithstanding the above, Brean Murray acknowledged that no company utilized in the comparable public company analysis is identical to Sinoenergy and that mathematical analyses of comparable public companies in isolation from other analyses are not an effective method of evaluating transactions.

Comparable Transaction Analyses

Using publicly available information, Brean Murray  reviewed the implied enterprise and equity values of 15 transactions deemed to be reasonably comparable to the proposed Sinoenergy-Skywide merger transaction in terms of size and/or business focus.  Specifically, each of the selected transactions: (i) involved companies operating in the energy equipment sector; (ii) was announced since August 2005; and (iii) had publicly disclosed values.  These transactions were chosen based on Sinoenergy’s focus on energy equipment, the comparable size of the transactions and the recent period in which these transactions were completed.  The comparable transactions were comprised of the following:

Target Name / Acquiror Name
Date Announced	Target Name	Acquiror Name
12/30/09	China Natural Gas Co., Ltd.	CNPC Hong Kong Ltd. (SEHK: 135)
09/10/09	CNPC Shennan Oil Technology Development Co., Ltd.	CNPC Hong Kong Ltd. (SEHK: 135)
09/03/09	Structural Composites Industries, Inc.	Worthington Cylinder Corporation
04/01/09	Midsund Bruk AS	Aker Solutions AS
09/02/08	Holvrieka Holding B.V.	Enric Energy Equipment Holdings Ltd. (SEHK: 3899)
07/21/08	Lovato Gas SpA	Landi Renzo SpA
04/08/08	Nitram Energy Inc.	Peerless Mfg Co. (NasdaqGM: PMFG)
04/01/08	Seremban Engineering Sdn Bhd	Success Transformer Corp Bhd (KLSE:SUCCESS)
11/27/07	Collicutt Energy Services Ltd	Finning International Inc. (TSX: FTT)
10/19/07	Daekyung Mach. & Engineering Co., Ltd.	National Pension Service 07-1 Corporate Restructuring Association QCP
08/03/07	Enric Energy Eqpt. Holdings Ltd. (SEHK: 3899)	China Intl. Marine Containers Group Co. Ltd. (SZSE: 200039)
02/05/07	Hanover Compressor Co.	Universal Compression Holdings
12/08/06	Burg Industries BV	China Intl. Marine Containers Group Co. Ltd. (SZSE: 200039)
04/14/06	Wuhan Boiler Co Ltd (SZSE: 200770)	Alstom
08/03/05	Chart Industries Inc.	First Reserve Corp.

 Brean Murray calculated the enterprise value of each selected transaction as a multiple of its latest 12 months of revenue and EBITDA.  Brean Murray also calculated the equity value of each selected transaction as a multiple of its latest 12 months of net income.  All multiples were based on information available at the time of the relevant transaction.  The median transaction multiples were as follows:

MEDIAN TRANSACTION MULTIPLE

COMPARABLE TRANSACTIONS

	June 26, 2009	October 12, 2009	March 16, 2010

Multiple of Sales	1.2x	1.0x	1.2x
Multiple of EBITDA	10.4x	10.4x	10.4x
Multiple of Net Income	13.5x	13.0x	12.5x

Brean Murray then applied the median multiples derived from the selected transactions to Sinoenergy's corresponding sales, EBITDA and net income for the latest twelve month period in order to derive implied per share equity values for Sinoenergy.  Brean Murray utilized median values over mean values to eliminate the effects of outlying values.  Based on this analysis, Brean Murray derived an implied share price range of -$0.62 to $1.22 (as of June 26, 2009), an implied share price of -$3.51 (as of October 12, 2009) and an implied share price of -$4.01 (as of March 16, 2010).  Brean Murray noted that the merger consideration was above the ranges implied by the analysis described above.  This analysis supported Brean Murray’s determination that the merger consideration of $1.90 per share of common stock was fair, from a financial point of view, to the unaffiliated shareholders.

 Notwithstanding the above, Brean Murray acknowledged that each of the transactions identified has characteristics that differentiate it from the contemplated transaction.  The acquirers in these representative transactions were strategic in nature, and thus typically pay for their acquisitions with the expectation of achieving potential synergies that exist with the target. Transactions multiples vary for many different reasons, including among other things: differences in pre-transaction operating performance; level of indebtedness; other hidden or intangible assets not apparent in historical operating performance and non-disclosed add-backs.  Mathematical analyses of comparable transactions in isolation from other analyses are not an effective method of evaluating transactions.

Premium Paid Analysis

Using publicly available information, Brean Murray conducted an analysis of the premiums paid in 119 “going private” transactions that were similar in size to the proposed Sinoenergy transaction.  Specifically, each of the selected transactions: (i) were announced between June 2007 and December 2009; (ii) involved a U.S.-listed target company; (iii) had an equity value between $5.5 million and $98.8 million; (iv) had a publicly disclosed value; and (v) were majority acquisitions.

 For each of the target companies, Brean Murray examined the closing stock price one day, one week and one month prior to the announcement of the transaction in order to calculate the median premium paid over the target’s closing stock price at those points in time.  The median premiums paid were as follows:

	MEDIAN PREMIUM

PERIOD PRIOR TO ANNOUNCEMENT
	June 26, 2009	October 12, 2009	March 16, 2010
One Day	45.6%	46.4%	46.4%
One Week	45.2%	45.2%	45.1%
One Month	43.3%	48.8%	48.6%

Brean Murray then applied the observed median premiums to Sinoenergy’s corresponding stock price 1-day, 1-week and 1-month prior to signing the Letter of Intent (June 26, 2009) and 1-day, 1-week and 1-month prior to announcing the Merger Agreement (October 12, 2009) to derive implied share values for Sinoenergy.  Brean Murray utilized median values over mean values to eliminate the effects of outlying values.  Based on this analysis, Brean Murray derived implied share price ranges of Sinoenergy’s common stock of $1.95 to $2.27 per share (as of June 26, 2009) and $1.83 to $1.98 (as of October 12, 2009).  Brean Murray noted that the merger consideration of $1.90 per share is within or near the low end of the ranges implied by the analysis described above.  This analysis supported Brean Murray’s determination that the merger consideration of $1.90 per share of common stock was fair, from a financial point of view, to the unaffiliated shareholders.

Summary

Based on the information and analyses set forth above, Brean Murray delivered its written opinion to the special committee, which stated that, as of March 29, 2010, based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, the merger consideration of $1.90 per share of common stock was fair, from a financial point of view, to the common shareholders of Sinoenergy.

Brean Murray was selected by the special committee to render an opinion to the special committee because Brean Murray is a nationally recognized investment banking firm and because, as part of its investment banking business, Brean Murray is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.  The special committee’s selection of Brean Murray was also based upon its experience in China, as well as the fact that it has offices in China at which it maintains a permanent staff of investment analysts and investment bankers who primarily focus on Chinese business enterprises.  In addition, in the ordinary course of its business, Brean Murray and its affiliates may trade the equity securities of Sinoenergy for their own account and for the accounts of their customers, and, accordingly, may at any time hold a long or short position in such securities.  Brean Murray and its affiliates in the ordinary course of business in the future may provide investment banking services to Sinoenergy, including serving as a financial advisor on potential acquisitions and as an underwriter or private placement agent for equity offerings, and may in the future receive, fees for the rendering of such services.  Pursuant to the Brean Murray engagement letter, Brean Murray will be entitled to receive a customary fee.  Additionally, Sinoenergy has agreed to indemnify Brean Murray against certain liabilities, including liabilities under the federal securities laws.  The terms of the fee arrangement with Brean Murray, which are customary in transactions of this nature, were negotiated at arm's length between the special committee and Brean Murray, and the Sinoenergy board of directors was aware of and approved the arrangement.

 Purpose and Reasons for the Merger for Skywide, Merger Sub, Tianzhou Deng and Bo Huang

 Skywide, Merger Sub, Tianzhou Deng and Bo Huang are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act.

 If the merger is completed, Merger Sub will merge with and into our company, with our company, which will then be named Skywide Capital Management Limited, being the surviving company. For Skywide and Messrs. Deng and Huang, the purpose of the merger is to allow Messrs. Deng and Huang to own through Skywide all of the equity interests in our company and to bear the rewards and risks of such ownership after shares of our company’s common stock cease to be publicly traded.  For Merger Sub, the purpose of the merger is to effectuate the transactions contemplated by the merger agreement.

Skywide, Merger Sub and Messrs. Deng and Huang believe that it is best for our company to operate as a privately held entity in order to allow our company greater operational flexibility and to focus on its long-term growth and continuing improvements to its business without the constraints and distractions caused by the public equity market’s valuation of its common stock. Although Skywide and Messrs. Deng and Huang believe that there will be significant opportunities associated with their investment in the company, they realize that there are also substantial risks (including the risks and uncertainties relating to the prospects of our company) and that such opportunities may not ever be fully realized.

 Skywide, Merger Sub and Messrs. Deng and Huang believe that structuring the transaction as a merger transaction is preferable to other transaction structures because (1) it will enable Skywide to acquire all of the outstanding shares of our company at the same time, and (2) it represents an opportunity for our company’s unaffiliated shareholders to receive fair value for their shares of common stock in cash.

 Position of Skywide, Merger Sub, Tianzhou Deng and Bo Huang as to the Fairness of the Merger

 Under applicable SEC rules, Skywide, Merger Sub and Messrs. Deng and Huang are engaged in a “going private” transaction.  Those rules require them to express their beliefs as to the fairness of the merger to Sinoenergy’s unaffiliated shareholders. Skywide, Merger Sub and Messrs. Deng and Huang are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of Skywide, Merger Sub and Messrs. Deng and Huang should not be construed as a recommendation to any shareholder as to how that shareholder should vote on the proposal to adopt the merger agreement.

 Skywide, Merger Sub and Messrs. Deng and Huang attempted to negotiate the terms of a transaction that would be most favorable to them, and not to the shareholders of our company, and, accordingly, did not negotiate the merger agreement with a goal of obtaining terms that were fair to such shareholders.  However, Skywide, Merger Sub and Messrs. Deng and Huang do believe that a sale of our company is in the best interests of the unaffiliated shareholders and that the merger consideration exceeds the value that they believe our company’s common stock could obtain in the foreseeable future if if the merger were not consummated and the company continued as an independent, public company.

 None of Skywide, Merger Sub and Messrs. Deng and Huang undertook any independent deliberations or participated in any deliberations that our board undertook as to the substantive and procedural fairness of the merger to the unaffiliated shareholders of our company, nor did they undertake any independent evaluation of the fairness of the merger or engage a financial advisor for such purpose.  Skywide and Messrs. Deng and Huang did rely on Brean Murray’s analysis and opinion with respect to the fairness of the merger consideration, from a financial point of view, to the company’s unaffiliated shareholders.  Accordingly, Skywide, Merger Sub and Messrs. Deng and Huang hereby expressly adopt Brean Murray’s conclusion and analysis, as described in Brean Murray’s opinion dated March 29, 2010.  As a result, Skywide, Merger Sub and Messrs. Deng and Huang believe that the proposed merger is substantively and procedurally fair to the company’s unaffiliated shareholders on the basis of the factors discussed below.

 Skywide, Merger Sub and Messrs. Deng and Huang believe that the proposed merger is substantively fair to the unaffiliated shareholders based on the following factors:

•
the premium represented by the $1.90 per share price to be paid in the merger, which is a 48% premium to the closing price of the company’s common stock on the last trading day prior to the announcement of the merger and a 43% premium to the average closing price of the company’s common stock over the period of 30 trading days which ended immediately prior to the date of announcement of the merger;

•
Brean Murray delivered its updated written opinion, dated March 29, 2010 which stated that, as of that date, based upon and subject to the assumptions made, matters considered, and limitations on its review as set forth in the opinion, the merger consideration of $1.90 per share of common stock was fair, from a financial point of view, to the unaffiliated shareholders.

•
the company’s ability, subject to compliance with the terms and conditions of the merger agreement, to terminate the merger agreement prior to the completion of the merger in order to accept an alternative transaction proposed by a third party that is a “superior proposal” (as defined in the merger agreement and further explained under “The Merger Agreement—No Solicitation of Transactions” below), upon the payment to Skywide of a termination fee limited to the expenses actually incurred by it; and

•
the fact that the merger consideration is all cash, allowing the unaffiliated shareholders to immediately realize a certain and fair value for all shares of their company common stock without brokerage and other costs typically associated with market sales.

Skywide, Merger Sub and Messrs. Deng and Huang believe that the proposed merger is substantively and procedurally fair to the company’s unaffiliated shareholders based on the following factors:

•
the directors on the special committee are not employees of the company or any of its subsidiaries, are not affiliated with Skywide, Merger Sub and/or Messrs. Deng and Huang, and have no financial interest in the merger that is different from that of the unaffiliated shareholders other than the acceleration of vesting of stock options and the payment of fees normally paid to non-employee directors in connection with the activities they undertake as members of the board and its various committees, as more fully described under “Special Factors—Interests of the company’s Directors and Executive Officers in the Merger” below;

•
none of the directors of the company (other than Tianzhou Deng and Bo Huang) is affiliated with Skywide, Merger Sub, Mr. Deng or Mr. Huang, and none has any financial interest in the merger that is different from that of the unaffiliated shareholders other than the acceleration of vesting of stock options and the payment of fees normally paid to non-employee directors in connection with the activities they undertake as members of the board and its various committees, as more fully described under “Special Factors—Interests of the Company’s Directors and Executive Officers  in the Merger” below;

•
the special committee engaged Brean Murray to provide a fairness opinion, and Arent Fox LLP to provide legal advice, each of which has extensive experience in transactions similar to the proposed merger;

•	Neither Brean Murray nor Arent Fox LLP has previously been engaged to provide advice to Skywide, Merger Sub, Mr. Deng or Mr. Huang;

•
the special committee made all material decisions relating to the company’s strategic alternatives since the date the special committee was established on April 7, 2009, including recommending to the company’s board of directors that the company enter into the merger agreement;

•
the financial and other terms and conditions of the merger agreement were the product of arm’s-length negotiations between the special committee and its advisors, on the one hand, and Skywide and Messrs. Deng and Huang and their advisors, on the other hand;

•	the company’s ability, under certain circumstances, to provide information to, or participate in discussions or negotiations with, third parties regarding other proposals; and

•
the company’s ability, subject to compliance with the terms and conditions of the merger agreement, to terminate the merger agreement prior to the completion of the merger in order to accept an alternative transaction proposed by a third party that is a “superior proposal” (as defined in the merger agreement and further explained under “The Merger Agreement – No Solicitation of Transactions” below), upon the payment to Skywide of a termination fee limited to the actual expenses incurred by it.

In arriving at the $1.90 per share merger consideration, Skywide, Merge Sub and Messrs. Deng and Huang did not consider the liquidation value of Sinoenergy because they considered Sinoenergy to be a viable, going concern and therefore did not consider liquidation value to be a relevant methodology. Although Skywide, Merger Sub and Messrs. Deng and Huang did not calculate a specific going concern value per share of Sinoenergy’s common stock, Skywide, Merger Sub and Messrs. Deng and Huang instead chose to consider their knowledge of Sinoenergy’s business and prospects, based on which they believe that the merger consideration is fair in relation to Sinoenergy’s going concern value per share. Skywide, Merger Sub and Messrs. Deng and Huang did not consider net book value, which is an accounting concept, as a factor because they believed that net book value is not a material indicator of the value of Sinoenergy as a going concern but rather is indicative of historical costs.

Skywide, Merger Sub and Messrs. Deng and Huang did not consider firm offers made by unaffiliated persons during the last two years, as no such offers were made during the last two years. Skywide, Merger Sub and Messrs. Deng and Huang did not consider the purchase prices paid by Skywide for shares of Sinoenergy’s common stock purchased during the previous two years in determining the fairness of the merger to the unaffiliated shareholders because Skywide acquired all of its equity interest in Sinoenergy and its subsidiaries more than three years before the merger agreement was announced and prior to any discussions between Sinoenergy, on the one hand, and Skywide, Merger Sub and Messrs. Deng and Huang, on the other, about the proposed merger.  Inasmuch as the consummation of the merger shall not subject any of Skywide, Merger Sub, Mr. Deng or Mr. Huang to any U.S. federal income tax liability, or result in any change in the application of, or their respective potential obligations under, the Code, or the regulations promulgated thereunder, there were no federal income tax consequences for any of them to consider.

The foregoing discussion of the information and factors considered and given weight by Skywide, Merger Sub and Messrs. Deng and Huang in connection with the fairness of the merger is not intended to be exhaustive but is believed to include all material factors considered by Skywide, Merger Sub and Messrs. Deng and Huang. Skywide, Merger Sub and Messrs. Deng and Huang did not find it practicable to assign, and did not, assign or otherwise attach, relative weights to the individual factors in reaching their position as to the fairness of the merger. Rather, their fairness determinations were made after consideration of all of the foregoing factors as a whole. Skywide, Merger Sub and Messrs. Deng and Huang believe the foregoing factors provide a reasonable basis for their belief that the merger is substantively and procedurally fair to the unaffiliated shareholders.

 Plans for the Company after the Merger

It is expected that, upon consummation of the proposed merger, the company’s business and other operations will be conducted in a manner substantially identical to the manner in which it is currently being conducted. However, following the consummation of the proposed merger, the management and/or board of directors of the surviving company will continue to assess the assets, capital structure, operations, business and personnel of the surviving company and, as a result, may implement changes they believe are appropriate to enhance the business and operations of the surviving company.

Following the consummation of the merger, the registration of Sinoenergy’s common stock and Sinoenergy’s reporting obligation under the Exchange Act with respect to its common stock will be terminated upon application to the SEC. In addition, upon consummation of the merger, Sinoenergy’s common stock will no longer be listed on any exchange or quotation system, including NASDAQ, and price quotations will no longer be available. Sinoenergy will not be subject to the obligations and constraints, and the related direct and indirect costs, associated with having publicly traded equity securities.

  Effects of the Merger

Upon consummation of the proposed merger, Merger Sub will be merged with and into Sinoenergy, which will be the surviving company and will be privately owned directly by Skywide, and indirectly through Skywide by its sole shareholders, Messrs. Deng and Huang. Following the merger, the company’s common stock will cease to be quoted on NASDAQ and registration of the company’s common stock under the Exchange Act will be terminated upon application to the SEC. The equity interests of Messrs. Deng and Huang are more fully described under “—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page[   ].

 Upon the consummation of the proposed merger, each share of the company’s common stock issued and outstanding immediately prior to the effective time of the merger (other than shares held in the company’s treasury or by any wholly-owned subsidiary of the company or owned by Skywide, any shareholder of Skywide or any wholly-owned subsidiary of Skywide) will be converted into the right to receive $1.90 in cash, without interest and less any applicable withholding taxes. The proposed merger will become effective at the time, which we refer to in this proxy statement as the “effective time” of the merger, when the surviving company files articles of merger with the Secretary of State of the State of Nevada or such later time as provided in the articles of merger and agreed to by Skywide and the company.

 The merger agreement provides that, prior to the effective time of the merger, our board of directors will take appropriate action to cause any unvested stock options or stock purchase warrants for shares of Sinoenergy common stock to become vested before the merger and exercisable. The merger agreement further provides that, immediately prior to the effective time of the merger, each then-outstanding stock option or warrant will be cancelled in exchange for an amount in cash (less any applicable withholding required by law) payable at or as soon as practicable after the effective time, equal to the product of (A) the total number of shares of common stock underlying such option or warrant and (B) the excess, if any, of the merger consideration over the per share exercise price of such option or warrant. Notwithstanding the foregoing, options and warrants held by Skywide, any shareholder of Skywide and any wholly-owned subsidiary of Skywide will be cancelled and no consideration of any kind will be paid with regard to any stock options or warrants held by them.

 If the proposed merger is completed, the company’s unaffiliated shareholders will have no interests in the company’s net book value or net earnings after the merger. The table below sets forth the indirect interests in the company’s book value and net earnings for the company and Messrs. Deng and Huang immediately following the merger, based on the company’s net book value of $56.9 million as of March 31, 2010, and the net loss attributable to the common shareholders of the company of $1.6 million for the fiscal quarter ended March 31, 2010.  Following the merger, the entire interest in the company’s net book value and net income will be held by Messrs. Deng and Huang.

	Ownership Prior to the Merger (1)				Ownership After the Merger (2)
Name	Net Book Value		Net Loss		Net Book Value		Net Loss
	$	%	$	%	$	%	$	%
Tianzhou Deng (3)	$11,150,000	19.6	$(310,700)	19.6	$28,450,000	50	$(792,500)	50
Huang Bo (3)	$11,150,000	19.6	$(310,700)	19.6	$28,450,000	50	$(792,500)	50

(1)           Based upon beneficial ownership as of the date of this proxy statement and Sinoenergy’s net book value at March 31, 2010 and net loss for the fiscal quarter ended March 31, 2010.  As of March 31, 2010, there were 15,922,391 shares of the company’s common stock issued and outstanding.

(2)           Based upon Sinoenergy’s net book value at March 31, 2010 and net loss attributable to common shareholders for the fiscal quarter ended March 31, 2010, and without giving effect to any additional indebtedness to be incurred in connection with the merger.

(3)           As of March 31, 2010 and the date of this proxy statement, Messrs. Deng and Huang beneficially owned 3,138,551 shares each (excluding any shares issuable upon exercise of stock options).  Messrs. Deng and Huang each own a 50% equity interest in Skywide, which owns 6,277,102 shares of common stock.  Thus, Mr. Deng and Mr. Huang are deemed to beneficially own 50% of the shares owned by Skywide.  Since Skywide will be the our sole shareholder following the merger, the entire interest in the company will be held by Messrs. Deng and Huang as the sole shareholders of Skywide.

 The primary benefits of the proposed merger to the company’s shareholders, including the unaffiliated shareholders, but excluding Skywide, Merger Sub and Messrs. Deng and Huang, include the following:

•
the receipt by such shareholders of a cash payment of $1.90, without interest and less any applicable withholding taxes, for each share of Sinoenergy common stock held by such shareholders as described above, representing a premium of approximately:

▪	48% premium over our closing stock price of $1.28 per share on October 9, 2009, the last trading day before we announced the execution of the merger agreement; and

▪	43% over the average closing stock price of our common stock for the 30-trading day period ending on October 8, 2009.

•	the avoidance of the investment risk of holding shares of our common stock, which historically has been thinly traded, which can result in price volatility and illiquidity; and

•
the avoidance of the risk associated with any possible decrease in our future earnings, growth or value following the merger, including risks relating to defaults under the company’s agreements with the holders of $30 million face value of notes issued in September 2007, with significant payments being due in October and November 2009, and the collectability of the company’s accounts and other receivables, which is the basis for the going concern disclosure in the company’s financial statements at September 30, 2009.

The primary detriments of the merger to the company’s shareholders, including the unaffiliated shareholders, but excluding Skywide, Merger Sub and Messrs. Deng and Huang, include the following:

•
such shareholders will cease to have an interest in Sinoenergy and, therefore, will no longer benefit from possible increases in our future earnings, growth or value or payment of dividends on shares of our common stock, if any;

•
in general, the receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local, foreign and other tax laws. As a result, a shareholder who receives cash in exchange of all of such shareholder’s Sinoenergy common stock in the merger generally will be required to recognize taxable gain or loss as a result of the merger for U.S. federal income tax purposes equal to the difference between the amount of cash received and such shareholder’s aggregate adjusted tax basis in such stock; and

•	the possibility that Sinoenergy could, at a later date, engage in acquisitions or other transactions that create value, and that the shareholders will not participate in such value creation.

The primary benefits of the merger to Skywide and Messrs. Deng and Huang (as a result of their ownership the surviving company) include the following:

•
if the surviving company successfully executes its business strategies, the value of Skywide and Messrs. Deng’s and Huang’s equity investment could increase because of possible increases in future earnings, increases in underlying value of the surviving company’s business or the payment of dividends, if any, that will accrue to Skywide and indirectly to Messrs. Deng and Huang in their capacities as shareholders of Skywide;

•
because the company would no longer be a publicly-traded company, it will no longer have continued pressure to make decisions that may produce better short term results, but which may not over the long term lead to a maximization of its equity value;

•
the surviving company’s directors, officers and beneficial owners of more than 10% of the shares of common stock will not be subject to the reporting requirements under the Exchange Act and liability for short-swing profit recovery under Section 16 of the Exchange Act;

•	the surviving company will not have the expenses associated with being a public company or the obligations under the Sarbanes Oxley Act of a company registered under the Exchange Act; and

•	following the merger, Skywide and Messrs. Deng and Huang will own 100% of the surviving company and thus, will have full control of the surviving company.

The primary detriments of the merger to Skywide and Messrs. Deng and Huang (as a result of their ownership in the surviving company) include the following:

•	all of the risk of any possible decrease in the earnings, growth or value of the surviving company following the merger will be borne by Skywide and Messrs. Deng and Huang;

•
following the merger, Skywide and Messrs. Deng and Huang will incur substantial risk resulting from the limited liquidity of their equity interests in the surviving company as there will be no trading market for the surviving company’s equity securities; and

•
following the merger, the surviving company will be obligated to repay the indebtedness due and owing to the noteholders pursuant to the 3% guaranteed senior convertible notes due 2012, subject to any modifications made to such notes and obligations pursuant to any amendments negotiated by the noteholders and Skywide in accordance with the waiver agreement.

The primary benefits of the merger to the company’s officers include the following:

•	following the merger, the company’s officers will retain their officer positions with the surviving company, although they will not enter into employment agreements with the surviving company;

•
because the company would no longer be a publicly-traded company, it will no longer have continued pressure to make decisions that may produce better short-term results, but which may not over the long term lead to a maximization of its equity value;

•	the surviving company’s officers will not be subject to the reporting requirements under the Exchange Act and liability for short-swing profit recovery under Section 16 of the Exchange Act; and;

•	the surviving company will not have the expenses associated with being a public company.

The primary detriments of the merger to the company’s officers include the following:

•	following the merger, the officers of the surviving company, other than Messrs. Deng and Huang, will not have equity interests in the surviving company, including any stock options; and

•
even if the officers of the surviving company, other than Messrs. Deng and Huang, were to receive equity interests in the surviving company, subsequent to the completion of the merger, the liquidity of their equity interests in the surviving company would be highly limited as there will be no trading market for the surviving company’s equity securities.

Sinoenergy common stock is currently registered under the Exchange Act and is quoted on NASDAQ under the symbol “SNEN.” As a result of the merger, the company will become a privately held corporation without a public market for its common stock, its common stock will no longer be listed on any exchange, including NASDAQ, and price quotations for the company’s stock will no longer be available. In addition, the registration of the company’s common stock under the Exchange Act will be terminated following the merger. Therefore, the provisions of the Exchange Act will no longer apply to the company, including the requirement that the company furnish a proxy or information statement to its shareholders in connection with meetings of its shareholders. The company will also no longer be required to file periodic reports with the SEC.

 At the effective time of the merger, the officers of the company will become the officers of the surviving company. It is not presently anticipated that, after the completion of the merger, the compensation of the company’s officers will materially increase or that there will be any material alterations to the existing employment agreements between the company and its officers, other than with respect to Messrs. Deng and Huang regarding any compensation or gain resulting from their joint ownership of the surviving company. None of the company’s officers will be entitled to any payments under any employment or other agreements pursuant to “change-of-control” or similar provisions as a result of the completion of the merger, nor will the company’s officers receive any equity securities in the surviving company. Further, other than Messrs. Deng and Huang, none of the company’s officers will occupy any seats on the board of directors of the surviving company as a result of the completion of the proposed merger.

With respect to the company’s directors, other than Messrs. Deng and Huang, none of the company’s directors will serve as directors, or in any other capacity, for the surviving company as a result of the merger, nor will they receive any equity interest in the surviving company as a result of the merger.  Messrs. Deng and Huang, the directors of Skywide, will be the directors of the surviving company and the term of office of the other directors will terminate at the effective time of the merger.

In connection with the issuance of notes in the principal amount of $30 million, the company entered into an investor rights agreement where one of the initial noteholders or an affiliate has the right to name a director of the company as long as that investor and its affiliates continues to hold more than 5% of the company’s common stock, on an “as converted” basis.  Mr. Xiang Dong (Donald) Yang is the present nominee of the noteholders.  Pursuant to the waiver agreement, and the December 2009 Agreement, the company paid the $16 million principal amount of the 12% senior notes, and must pay the 3% senior notes in two installments, with an initial payment of $5 million being due ten days after the merger becomes effective and the balance 30 days thereafter.  Pursuant to the merger agreement, Mr. Yang’s term as a director of the company will end upon the effective time of the merger.

Effects on the Company if the Merger is Not Completed

If the proposed merger is not approved by Sinoenergy’s shareholders, or if the merger is not completed for any other reason, shareholders will not receive any payment for their shares, including stock options and stock purchase warrants, in connection with the merger. Instead, Sinoenergy will remain independent and subject to SEC reporting obligations, unless our board of directors determines that such reporting is no longer required and not in Sinoenergy’s best interests and determines to terminate them if possible. In addition, Sinoenergy’s common stock would also continue to be listed and traded on NASDAQ, provided that we continue to meet NASDAQ’s continued listing requirements, and we will remain subject to SEC reporting obligations.  On October 9, 2009, the company received a notice from The Nasdaq Stock Market stating that, because of the company’s failure to hold an annual meeting of shareholders at which proxies were solicited, the company is in violation of Nasdaq’s rule requiring Nasdaq-listed issuers to hold an annual meeting of shareholders, to solicit proxies and to provide proxy statements to Nasdaq.  The Nasdaq Stock Market granted the company’s appeal from that determination, conditioned on the holding of a meeting for the election of the company’s directors on or before January 19, 2010.  The company held its annual meeting of shareholders on January 19, 2010 at which its current directors were reelected.

 If the proposed merger is not completed, the price of Sinoenergy common stock may decrease from its current trading price, which price is likely supported by the expectation that the merger will be consummated at a cash price of $1.90 per share. In addition, if the proposed merger is not completed, we expect that, except as noted below, management will operate Sinoenergy’s business in a manner similar to that in which it is being operated today and that Sinoenergy’s shareholders will likely continue to be subject to the same risks and opportunities as are currently applicable. Certain operating and strategic risks that we face could worsen if the proposed merger is not completed, including increased competitive risks during the current economic downturn and as a result of the continuing growth of our competitors, lower profitability due to the costs associated with the failed merger transaction and possibly increasing costs associated with being a public reporting company, difficulty retaining management in the aftermath of the failed merger transaction and uncertain opportunities for widespread liquidity at a set price. If the proposed merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Sinoenergy’s common stock. In such a case, our board of directors will continue to evaluate and review, among other things, the business operations, properties and capitalization of Sinoenergy, make such changes to our business methods and plans as it deems appropriate, and continue seeking to identify strategic alternatives to enhance value for shareholders. If the proposed merger is not approved by our shareholders, or if the merger is not consummated for any other reason, there can be no assurance that any other similar transaction acceptable to Sinoenergy will be offered, or that the business, prospects, results of operations, or stock price or trading market of Sinoenergy’s shares will not be adversely impacted, or that our management team will remain intact.

In addition, in the limited circumstances described below under “The Merger Agreement —Termination Fees and Expenses” beginning on page [   ], we or Skywide may be required to pay the other party, as applicable, a termination fee equal to the reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants) actually incurred by the company or Skywide, as the case may be, in connection with or related to the authorization, preparation, negotiation, execution and performance of the merger agreement and the merger.

Financing of the Merger

The total amount of funds to be used as consideration in the merger is approximately $18.4 million.  Messrs Deng and Huang will contribute $20,000,000 of their personal funds to Skywide to cover payment of the merger consideration, the option consideration and the expenses of the transaction, and will not be seeking financing from any third parties in connection therewith.  Neither Skywide nor Messrs. Deng and Huang have imposed any conditions on the provision of such financing, and they have not made any alternative financing arrangements regarding payment of that $20,000,000 sum.

 Estimated Fees and Expenses of the Merger

Except as set forth below, all fees and expenses incurred in connection with the merger agreement, the merger and the other transactions contemplated by the merger agreement will be paid by the party incurring such fees or expenses, whether or not the merger is consummated. Except for the payment of Brean Murray’s $180,000 fixed fee for the preparation of its fairness opinion, we will not pay any fees or commissions to any broker, dealer or other person in connection with the merger.  Brean Murray’s fees are included under “Fairness Opinion Provider” in the table below.

 The following is an estimate of fees and expenses to be incurred by us in connection with the merger:

Legal	$405,000
Fairness Opinion Provider	255,000
Printing and Mailing	15,000
SEC Filing Fees	1,028
Exchange agent	5,000
Proxy Solicitation and Information Agent	8,500
Miscellaneous	8,972
Total	$698,500

The following is an estimate of the fees and expenses to be incurred by the Skywide and its affiliates in connection with the merger:

Legal	$70,000
Miscellaneous	10,000
Total	$80,000

 Litigation Related to the Merger

We were a defendant in a purported class action commenced on October 16, 2009 in the Supreme Court of the State of New York, Nassau County, by alleged class representative plaintiffs Stephen Trecaso and Linda Watts (the “New York Action”) against us and our directors which alleges a claim for breach of fiduciary duty, and which makes a demand for injunctive relief or alternatively, damages arising out of the merger agreement.  The complaint generally, alleges that the company and the board of directors engaged in a defective sales process which will permit Skywide to buy the company for an unfair price.   We filed motions to dismiss this action on the grounds that there is no jurisdiction over the company or director Robert Adler in New York and that Robert Adler was not served properly.  These motions were adjourned pending settlement discussions.

We were also a defendant in three other purported class actions that have been filed against us, our directors and Skywide in the Eighth Judicial District Court of the State of Nevada in and for Clark County (collectively the “Nevada Actions” and, together with the New York Action, the “Four Actions”) which allege a claim for breach of fiduciary duty and which also make a demand for injunctive relief for a meaningful auction with third parties or alternatively, damages arising out of the merger agreement.    The alleged class representative plaintiffs in each of those four actions and the respective dates of commencement of those actions were  (i) Robert E. Guzman October 27, 2009, (ii) Carol Karch October 27, 2009 and (iii) Robert Grabowski November 2, 2009.  The complaints generally made the following allegations:

•	the company and the board of directors engaged in a defective sales process which would permit Skywide to buy the company for an unfair price;

•	the merger consideration was allegedly unfair and grossly inadequate;

•	the defendants’ purportedly agreed to a non-solicitation provision that unfairly restricted the Board from soliciting alternative proposals;

•	the termination fee provided for in the merger agreement was purportedly an improper deterrent to the Board’s ability to seek the best possible price for the company’s shareholders; and

•
as a result of such purported wrongful acts, the Board breached its fiduciary obligations to the company’s shareholders and engaged in a conspiracy, and aided and abetted one another in a course of conduct designed to permit Skywide to eliminate the unaffiliated shareholders’ equity interests pursuant to a  defective sales process, and to enable Skywide to acquire the company for an unfair price.

  Each of the Nevada Actions was removed to the United States District Court for the District of Nevada.

On March 5, 2010, counsel for all of the plaintiffs and all of the defendants in the Four Actions entered into a stipulation of settlement of the Four Actions (the “Settlement”).  On May 17, 2010, the terms of the Settlement, and the amount of attorneys’ fees and disbursements to be awarded to and apportioned among counsel for the plaintiffs in the Four Actions were approved by the federal court in the Nevada Actions.

The terms of the Settlement, as approved by the court, provided that:

•	no change would be made in the price to be paid to the shareholders upon completion of the merger;

•
the provisions contained in Section 7.1(b)(ii) of the original merger agreement, which accorded to Skywide a right to match or top an offer deemed by our board to be a “Superior Proposal,” would be, and has been, eliminated;

•
 any termination fee payable to Skywide would be, and has been, limited to Skywide’s actual expenses, and would be subject to a cap of 3% of the total value of the merger transaction, which is $552,861;

•
an updated fairness opinion would be, and has been, obtained and a discussion contained in the preliminary proxy statement of the fairness opinion that we originally filed would be, and has been, revised so as to reflect the substance of the updated fairness opinion

•
counsel for the plaintiffs in the Four Actions could conduct – and they did conduct – certain pre-trial discovery consisting of a review of an agreed upon list of documents, the deposition of the Chairman of the special committee and one of the members of the Brean Murray team who conducted the analysis upon which Brean Murray has based its fairness opinion and updated opinion;

•
counsel for the plaintiffs in the Four Actions would be, and they were, given two opportunities to review and provide comments regarding the disclosures that we make in this proxy statement, and we would consider such comments in good faith in making a determination whether and to what extent to incorporate such comments into the final version of the proxy statement; and

•
counsel for the plaintiffs in the Four Actions would, and they did, apply for an award of counsel fees (including costs and expenses), based upon the benefits that the Settlement will provide to Sinoenergy’s shareholders, in an amount not to exceed, in the aggregate, $470,000.

•
the company and its directors as well as Skywide vigorously denied any wrongdoing or liability with respect to all claims asserted in the Four Actions, including that they had committed any violations of law, that they had acted improperly in any way, that they had any liability or owed any damages of any kind to the class of plaintiffs and that the class of plaintiffs would – and they did – release them from any and all claims, whether known or unknown, that they know or suspect exist at the time of the release; and

•	the Four Actions would be – and they were – dismissed with prejudice.

Each of Skywide and the company’s directors and officers liability insurance carrier agreed to, and they did, pay one half of the $470,000 counsel fee awarded to plaintiffs’ counsel in the Four Actions.

 Provisions for the Unaffiliated Shareholders

No provision has been made to grant the unaffiliated shareholders access to the corporate files of Sinoenergy or those of Skywide, or the files of Messrs. Deng and Huang, or to obtain counsel at the expense of Sinoenergy or any other such party.

 Interests of the Company’s Directors and Executive Officers in the Merger

In considering the recommendation of our board of directors with respect to the merger, you should be aware that some of our directors and executive officers have interests in the merger in addition to the interests of our shareholders generally. Such interests, which are described below, are not unusual in the context of a merger transaction such as the one being proposed for your consideration.  Our board of directors was aware of these interests at the time when it approved the merger agreement and the merger.  By reason of the fact that such interests are typically found in transactions of this nature, the board did not consider them to be material with regard to the deliberations it undertook in connection with the issuance of those approvals.

 Messrs. Deng and Huang

Messrs. Deng and Huang each own 50% of the equity interests of Skywide. As a result of the merger, Merger Sub will be merged with and into Sinoenergy, which will be the surviving company and will be privately owned directly by Skywide, and indirectly through Skywide by its sole shareholders, Messrs. Deng and Huang. Accordingly, following the merger, the collective beneficial ownership of Sinoenergy by Messrs. Deng and Huang (through their ownership of Skywide) will increase from approximately 40% to 100%. As a result of the increase in their proportional ownership of Sinoenergy, through their 100% ownership of the surviving company, Messrs. Deng and Huang will enjoy correspondingly increased benefits from any future earnings and growth of Sinoenergy’s business after the merger, which, if Messrs. Deng and Huang successfully manage its business, could exceed the value of their original investments in Sinoenergy, including the amounts paid by them in the merger. Messrs. Deng and Huang (through their ownership of the surviving company) will also bear a correspondingly increased risk of any possible decrease in the future earnings, growth or value of Sinoenergy’s business. Additionally, the investment of Messrs. Deng and Huang (through their ownership of the surviving company) in Sinoenergy will be illiquid, with no public trading market for such securities and no certainty that an opportunity to sell Sinoenergy’s business at an attractive price will present itself at any time soon or ever, or that interim liquidity achieved through dividends will be sufficient to recover their investment, let alone make a profit.

The merger may also provide additional means to enhance shareholder value for Messrs. Deng and Huang, including improved profitability due to the elimination of the expenses associated with public company reporting and compliance, increased flexibility and responsiveness in management of the business to achieve growth and respond to competition without the restrictions of quarterly earnings comparisons, and additional means for making liquidity available, such as through dividends or other distributions.

Additionally, following the merger, Messrs. Deng and Huang, who are currently the company’s chairman of the board and chief executive officer/director, respectively, will retain their officer positions with the surviving company and will continue as the surviving company’s directors.

 Treatment of Stock Options

As of the record date, there were 555,359 shares of our common stock subject to stock options granted under our 2006 Plan to our executive officers and our directors, including options to purchase 50,000 shares held by each of Messrs. Deng and Huang.  Each outstanding stock option that remains unexercised as of the completion of the merger, other than options held by Messrs. Deng and Huang who will not receive any payment for their options, whether or not the option is vested or exercisable, will be cancelled, and, except for stock options held by Messrs. Deng and Huang, the holder of such stock option will be entitled to receive a cash payment, without interest and less applicable withholding taxes, equal to the product of:

•	the number of shares of our common stock subject to the option as of the effective time of the merger, multiplied by

•	the excess, if any, of $1.90 over the exercise price per share of common stock subject to such option.

If the amount of such product is zero, no payment will be made. Of the options outstanding on the record date, all but options to purchase 80,000 shares at an average exercise price of $1.305 per share, have exercise prices in excess of $1.90.

The following table summarizes the options with exercise prices of less than $1.90 per share held by our executive officers and directors as of September 30, 2009 and the consideration that each of them will receive, other than Messrs. Deng and Huang, pursuant to the merger agreement in connection with the cancellation of their options, based on the weighted average exercise prices of those options:

Non-Employee Directors:	No. of Shares Underlying Options	Weighted Average Exercise Price of Options	Resulting Consideration

Robert I. Adler	20,000	$1.305	$11,900
Greg Marcinkowski	20,000	$1.305	$11,900
Renjie Lu	20,000	$1.305	$11,900
Baoheng Shi	20,000	$1.305	$11,900

 Post-Merger Employment of the Company’s officers other than Messrs. Deng and Huang

At the effective time of the merger, the officers of the company will become the officers of the surviving company. Accordingly, Shiao Ming Sheng, Anlin Xiong and Cindy Ye, our Chief Financial Officer, Vice-President/Secretary and Financial Controller, respectively, will hold the same positions with the surviving company. It is not presently anticipated that, after the completion of the merger, the compensation of the company’s officers will materially increase or that there will be any material alterations to the existing employment agreements between the company and its officers, other than with respect to Messrs. Deng and Huang regarding any compensation or gain resulting from their joint ownership of the surviving company. None of the company’s officers will be entitled to any payments under any employment or other agreements pursuant to “change-of-control” or similar provisions as a result of the completion of the proposed merger, nor will the company’s officers receive any equity securities in the surviving company.  Further, other than Messrs. Deng and Huang, none of the company’s officers will occupy any seats on the board of directors of the surviving company as a result of the completion of the proposed merger.

With respect to the company’s directors, other than Messrs. Deng and Huang, none of the company’s directors will serve as directors, or in any other capacity, for the surviving company as a result of the merger, nor will they receive any equity interest in the surviving company as a result of the merger.  Messrs. Deng and Huang, the directors of Skywide, will be the directors of the surviving company.

 Indemnification and Insurance

The merger agreement provides that, without limiting any additional rights that any employee, officer or director of the company may have under any employment agreement, benefit plan or the company’s certificate of incorporation or bylaws, for a period of six years after the effective time of the merger, Skywide will, and will cause the surviving company to, indemnify and hold harmless each present (as of the effective time of the merger) and former officer or director of the company or any of our subsidiaries against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorney’s fees and disbursements, incurred in connection with any claim arising out of actions taken by them in their capacity as officers or directors prior to the effective time of the merger or taken by them at the request of the company or any of our subsidiaries, to the fullest extent permitted under applicable law. In this regard, the surviving company may be required to advance expenses to an indemnified officer or director, provided that the person to whom expenses are advanced provides an undertaking, to the extent required by Nevada law, to repay such advances if it is ultimately determined that this person is not entitled to indemnification. The surviving company will not settle, compromise or consent to the entry of any judgment in any action, suit, proceeding, investigation or claim under which indemnification could be sought unless such settlement, compromise or consent includes an unconditional release of the indemnified person or the indemnified person otherwise consents.

The merger agreement provides that for a period of six years after the effective time of the merger, the memorandum of association and articles of association of Skywide will continue to contain provisions with respect to indemnification, advancement of expenses and exculpation of former or present directors and officers that are no less favorable than presently set forth in our current articles of incorporation and bylaws of the company.

The merger agreement provides that prior to the effective time of the merger, we will endeavor to obtain and fully pay (and if we are unable to do so, Skywide, after the effective time of the merger, will cause the surviving company to obtain and fully pay) for “tail” insurance policies with a claims period of at least six years from the effective time of the merger from an insurance carrier with the same or better credit rating as our current insurance carrier with respect to directors’ and officers’ liability insurance in an amount and scope at least as favorable as our existing policies with respect to matters existing or occurring at or prior to the effective time of the merger. In addition, Skywide will, and shall cause the surviving company to, honor and perform under specified indemnification agreements entered into by the company or any of our subsidiaries.

 Special Committee Compensation

The special committee of our board of directors is composed of its chairman, Robert I. Adler, and members Greg Marcinkowski, Lu Renjie and Shi Baoheng. Each member of the special committee are being paid $20,000 for his service to the special committee, except for Mr. Adler, who is being paid $30,000 for his service as chairman of the special committee.

 Material United States Federal Income Tax Consequences

The following is a general discussion of the material U.S. federal income tax consequences of the merger to holders of our common stock. We base this summary on the provisions of the Code, applicable current and proposed U.S. Treasury Regulations, judicial authority, and administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis. This summary describes the provisions of these sources of law only as they are currently in effect.  All of these sources of law may change at any time, and any change in the law may apply retroactively.  We cannot assure you that new laws, interpretations of law or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

For purposes of this discussion, we use the term “U.S. holder” to mean a beneficial owner of shares that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the U.S. or any State or the District of Columbia;

•
a trust if it (1) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

A non-U.S. holder is a person (other than a partnership) that is not a U.S. holder.

If a partnership (or other entity taxable as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding our common stock, you should consult your tax advisor regarding the tax consequences of disposing our common stock.

This discussion assumes that a holder holds shares of our common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income tax that may be relevant to a holder in light of its particular circumstances, or that may apply to a holder that is subject to special treatment under the U.S. federal income tax laws (including, for example, insurance companies, dealers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting for their securities, shareholders subject to the alternative minimum tax, persons that have a functional currency other than the U.S. dollar, tax-exempt organizations, qualified retirement plans or trusts, financial institutions, mutual funds, partnerships or other pass through entities for U.S. federal income tax purposes, controlled foreign corporations, passive foreign investment companies, certain expatriates, corporations that accumulate earnings to avoid U.S. federal income tax, shareholders who hold shares of our common stock as part of a hedge, straddle, constructive sale or conversion transaction, or shareholders who acquired their shares of our common stock through the exercise of employee stock options or other compensation arrangements). In addition, the discussion does not address any tax considerations under state, local or foreign laws or U.S. federal laws other than those pertaining to the U.S. federal income tax that may apply to holders. Finally, this discussion does not address any special characterization or other rules that may affect holders that are related or deemed related to Skywide under federal income tax principles. Holders are urged to consult their own tax advisors to determine the particular tax consequences, including the application and effect of any state, local or foreign income and other tax laws, of the receipt of cash in exchange for our common stock pursuant to the merger.

U.S. Holders

The receipt of cash in the merger by U.S. holders of our common stock will be a taxable transaction for U.S. federal income tax purposes (and may also be a taxable transaction under applicable state, local and foreign tax laws).

When a taxable U.S. holder sells or otherwise disposes of our shares, the holder will recognize gain or loss for federal income tax purposes in an amount equal to the difference between (a) the amount of cash and the fair market value of any property received on the sale or other disposition, and (b) the holder’s adjusted basis in the shares for tax purposes.  This gain or loss will be capital gain or loss if the U.S. holder has held the shares as a capital asset.  The gain or loss will be long-term gain or loss if the U.S. holder has held the shares for more than one year.  Long-term capital gains of an individual taxable U.S. holder are generally taxed at preferential rates.  The highest marginal individual federal income tax rate is currently 35%.  The maximum federal income tax rate on long-term capital gains applicable to individuals is 15% for sales and exchanges of assets held for more than one year and occurring after May 6, 2003 through December 31, 2010. The characterization of income as capital gain or ordinary income may affect the deductibility of capital losses.  A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum of $3,000 annually.  A non-corporate taxpayer may carry unused capital losses forward indefinitely.  A corporate taxpayer must pay tax on its net capital gains at corporate ordinary-income rates.  A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses carried back three years and forward five years. If a U.S. holder acquired different blocks of our common stock at different times and different prices, such holder must determine its adjusted tax basis and holding period separately with respect to each block of our common stock.

Under the Code, a U.S. holder of our common stock may be subject, under certain circumstances, to information reporting on the cash received in the merger unless such U.S. holder is a corporation or other exempt recipient. Backup withholding will also apply (currently at a rate of 28%) with respect to the amount of cash received, unless a U.S. holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder’s U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.

Non-U.S. Holders

Any gain realized on the receipt of cash in the merger by a non-U.S. holder generally will not be subject to United States federal income tax unless:

•
the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•
the company is or has been a “United States real property holding corporation” for U.S. federal income tax purposes and the non-U.S. holder owned more than 5% of the Company’s common stock at any time during the five years preceding the merger.

An individual non-U.S. holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the merger under regular graduated U.S. federal income tax rates. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the merger, which may be offset by U.S. source capital losses, even though the individual is not considered a resident of the United States. If a non-U.S. holder that is a foreign corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

With respect to the third bullet, the company believes it is not, has not been and does not anticipate becoming a “United States real property holding corporation” for U.S. federal income tax purposes.

Information reporting and, depending on the circumstances, backup withholding (currently at a rate of 28%) will apply to the cash received in the merger, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code) or such owner otherwise establishes an exemption. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that such non-U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.

Information for both U.S. Holders and non-U.S. Holders

The company presently has net operating loss (“NOL”) carryforwards.  These NOL carryforwards will remain after the merger. However, assuming that none of the company’s shareholders who are being cashed out in the merger are related to Skywide, the company will be subject to restrictions and limitations on the rate at which it will be able to use those remaining NOLs for U.S. federal income tax purposes. We do not know the amount of NOLs that the company may be able to use in the future, as that determination is based on various unknown factors such as any built-in gain or loss the company may have in its assets at the effective time. In addition, the company will retain other tax attributes it may have after the merger but their use may be limited. For example, the company may have excess foreign tax credits that may be limited after the merger.

Neither Skywide nor its shareholders have acquired any company stock within the last twelve (12) months. Thus, the merger lacks at least one of the four required components of an Intermediary Transaction as described in IRS Notices, and should not be treated as such. An Intermediary Transaction is a “listed transaction” under the applicable Treasury Regulations and could subject holders to special penalties and an extension of the general three year statute of limitation on IRS assessments. In addition, if Skywide immediately caused the company to liquidate or to merge into Skywide, then the public shareholders could be deemed to have received liquidation proceeds from the company and may be deemed to have transferee liability. However, Skywide has warranted that it will not liquidate or merge the company for at least 12 months following the merger.

 Also, certain shareholders who at any time during the past five years owned 10% or more of the total combined voting power from all classes of the company’s voting stock may be subject to recharacterization rules regarding the character of gain on the exchange of their shares in the company. These special rules may be found in Section 1248 of the Code and the Treasury Regulations promulgated thereunder.

 Regulatory Approvals

Neither the company nor Skywide was required to obtain the approval of any governmental authority in connection with the merger.

CAUTIONARY STATEMENT CONCERNING FORWARD−LOOKING INFORMATION

Those statements herein that involve expectations or intentions (such as those related to the closing of the transactions contemplated by the merger agreement) are forward-looking statements within the meaning of the U.S. securities laws, involving risks and uncertainties, and are not guarantees of future performance. You are cautioned that these statements are only predictions and that forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause actual results to differ materially from those projected in such forward-looking statements. These risks, assumptions and uncertainties include, but are not limited to: the possibility that we may fail to meet several significant closing conditions - the failure of any one of which may result in the transaction not being consummated; the risk that the transaction may close more slowly than expected or not at all; potential disruptions resulting from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; transaction costs; decisions by the SEC or other governmental or regulatory bodies; the vote of our shareholders; uncertainties related to litigation; economic and political conditions in the U.S. and abroad; and other risks outlined in our filings with the SEC, including the annual report on Form 10-K for the year ended September 30, 2009. All forward-looking statements are effective only as of the date they are made and we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

THE PARTIES TO THE MERGER

Sinoenergy Corporation

The company is a developer and operator of retail CNG stations as well as a manufacturer of compressed natural gas (CNG) transport truck trailers, CNG station equipment, and natural gas fuel conversion kits for automobiles, in China. In addition to its CNG related products and services, the company designs and manufactures a wide variety of customized pressure containers for use in the petroleum, chemical and other industries.

The company is incorporated in the state of Nevada with its principal executive offices at 1603-1604, Tower B Fortune Centre Ao City, Beiyuan Road, Chaoyang District, Beijing, People’s Republic of China 100107. The company’s telephone number is 86-10-84928149.

Skywide Capital Management Limited

Skywide is a British Virgin Islands company organized as a corporation with limited liability.  It does not actively engage in any business, other than as the vehicle through which Messrs. Deng and Huang have held their ownership interests in the company.  Upon completion of the merger, all of the company’s assets and liabilities, as well as all of its business operations will become, by operation of law, the assets, liabilities and business operations of Skywide.

SNEN Acquisition Corp.

Merger Sub, is a Nevada corporation formed by Skywide solely for purposes of entering into the merger agreement and consummating the transactions contemplated by the merger. Subject to the terms and conditions of the merger agreement and in accordance with Nevada law, at the effective time of the merger, Merger Sub will merge with and into Sinoenergy, with Sinoenergy continuing as the surviving corporation. Merger Sub currently has de minimis assets and has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.

THE SPECIAL MEETING

 Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to our shareholders as part of the solicitation of proxies by our board of directors for use at the special meeting to be held on [      ], 2010, starting at [    ] A.M., local time, at [             ], or at any postponement or adjournment thereof. The purpose of the special meeting is for our shareholders to consider and vote upon a proposal to approve the merger agreement. Our shareholders must approve the merger agreement for the merger to occur. If the shareholders fail to approve the merger agreement, the merger will not occur. A copy of the merger agreement is attached to this proxy statement as Annex A. This proxy statement and the enclosed form of proxy are first being mailed to our shareholders on or about [             ].

 Record Date and Voting

The holders of record of the company’s common stock as of the close of business on [        ], 2010, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting. On the record date, there were [       ] shares of the company’s common stock outstanding.

As long as not less than [  ] shares of the company’s common stock are present in person or by proxy at the time of commencement of the special meeting, a quorum for the transaction of business for all purposes of the special meeting shall exist. The company’s common stock is the only class of stock with voting rights.  A quorum is necessary to hold the special meeting. Any shares of the company’s common stock held in treasury by the company are not considered to be outstanding for purposes of determining a quorum.  Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any postponement or adjournment of the special meeting. However, if a new record date is set for the adjourned annual meeting, then a new quorum will have to be established.

 Required Vote

Each outstanding share of the company’s common stock on the record date entitles the holder to one vote on each proposal to be presented to the shareholders at the special meeting. It is a condition to the completion of the merger that holders of a majority of the voting power of the outstanding shares entitled to vote at the close of business on the record date vote “FOR” the approval of the merger agreement.  That means not less than [   ] shares of our common stock must vote in favor of the merger.  If a quorum is present at the start of the special meeting, a proposal to adjourn or postpone the special meeting will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast in opposition to that proposal.

 Voting Procedure

In order to vote at the special meeting, you must either execute a proxy, which may be provided by us or by your broker, and deliver the proxy to us, if you are a shareholder of record, or to your broker, if your shares are held in “street name.”

If you are a shareholder of record, which means that you hold your shares in your own name, in order for your shares of the company’s common stock to be included in the vote, you must submit a proxy by telephone or the Internet or return the enclosed proxy card by mail or vote in person at the special meeting.

If your shares are held in “street name,” which means that your shares are held on your behalf by your broker, you should instruct your broker how to vote your shares using the instructions provided by your broker. If you have not received any voting instructions or if you require further information regarding the voting or your shares, contact your broker and your broker can give you directions on how to vote your shares. Under NASDAQ rules, brokers who hold shares in “street name” for customers may not exercise their voting discretion with respect to the approval of non-routine matters such as the merger proposal and thus, absent specific instructions from you, as the beneficial owner of your shares, brokers are not empowered to vote such shares with respect to the approval of such proposals. Abstentions and broker non-votes, if any, will be treated as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists, but will not be voted in favor of or against the merger. Abstentions and broker non-votes will be effectively treated as votes AGAINST approval of the merger agreement.

If you own some shares in your own name and some shares in street name, you need to follow the voting instructions that are applicable to shares you own and shares that are held in street name.  If your shares are held in more than one brokerage firm, you will have to give separate voting instructions to each brokerage firm.

If you submit a proxy by telephone or the Internet or by returning a signed proxy card by mail, or if you transmit your proxy to your broker in the manner set out in the instructions from you broker, your shares will be voted at the special meeting in accordance with your instructions. If no instructions are indicated on your proxy card, your shares of the company’s common stock will be voted “FOR” the approval of the merger agreement.

No matters other than the proposal to approve the merger agreement, and, if necessary, a proposal to adjourn the shareholders’ meeting, will be brought before the shareholders’ meeting. If, however, any other matter is properly presented at the special meeting or any adjournment or postponement of the special meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment.

 Revocation of Proxies

You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must either advise our Corporate Secretary in writing, submit a proxy by telephone, the Internet or mail dated after the date of the proxy you wish to revoke or attend the special meeting and vote your shares in person. Attendance at the special meeting will not by itself constitute revocation of a proxy.

If you have instructed your broker to vote your shares, the above-described options for revoking your proxy do not apply and instead you must follow the directions provided by your broker to change these instructions.

 Proxy Solicitation

We and our proxy solicitation firm, Georgeson, Inc., or Georgeson, are soliciting proxies for the special meeting from our shareholders.   We will bear the entire cost of our and Georgeson’s solicitations, including the payment of fees of $8,500, plus reasonable expenses, to Georgeson for its services.  In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile transmission, email and personal interviews.  Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of our common stock held in their names.  We will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

 Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed for the purpose of soliciting additional proxies. Any adjournment may be made without notice, other than by an announcement made at the special meeting. If a quorum exists, then if the number of votes cast in favor of a motion to adjourn exceeds the number of votes cast in opposition to that motion, the shareholders’ meeting will be adjourned. Alternatively, if no quorum exists, then a majority of shares present in person or by proxy at the special meeting may adjourn the special meeting.  Any signed proxies received by the company will be voted in favor of an adjournment in these circumstances, although a proxy voted “against” approval of the merger agreement will not be voted in favor of an adjournment for the purpose of soliciting additional proxies. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow the company’s shareholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

 Share Ownership of Directors and Executive Officers

Messrs. Deng and Huang have informed us that Skywide plans to vote all shares of our common stock owned by it (constituting approximately 40% of the shares of our common stock outstanding as of the record date for the special meeting) in favor of the approval of the merger, and the approval and adoption of the merger agreement and the other transactions contemplated thereby, in connection with the company shareholder approval. As of the record date, Abax Nai Xin A Ltd. and Abax Jade Ltd., which are affiliates of Abax Lotus, owned a total of 34,750 shares. Mr. Xiang Dong (Donald) Yang, a director of the company, has sole voting and dispositive power over these shares and may be deemed to beneficially own such shares.  Mr. Yang disclaims beneficial ownership of such shares.  Mr. Yang has advised the company that although Abax Nai Xin and Abax Jade do not intend to convert their 3% convertible notes into common stock, they do intend to vote all shares of common stock held directly by Abax Nai Xin and Abax Jade in favor of approval of the merger.  No other officer or directors owned any shares of common stock on the record date.

There are no agreements, arrangements or understandings with respect to the voting of the company’s securities on the proposed merger, and accordingly, the vote to approve the merger is not assured.

THE MERGER AGREEMENT (PROPOSAL 1)

The summary of the material terms of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this document. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. We encourage you to read carefully the merger agreement in its entirety. The merger agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about the company. Such information can be found elsewhere in this proxy statement and in the other public filings the company makes with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

The merger agreement contains representations and warranties the company, Skywide and Merger Sub made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract among the company, Skywide and Merger Sub, and may be subject to important qualifications and limitations agreed by the company, Skywide and Merger Sub in connection with negotiating its terms. Moreover, certain representations and warranties may not be accurate or complete as of any specified date because they are subject to a contractual standard of materiality different from those generally applicable to shareholders or were used for the purpose of allocating risk among the company, Skywide and Merger Sub rather than establishing matters as facts. For the foregoing reasons, you should not rely on the representations and warranties as statements of factual information.

 Effective Time

The effective time of the merger will occur at the time that the company files the articles of merger with the Secretary of State of the State of Nevada on the closing date of the merger or such later time as provided in the articles of merger and agreed to by Skywide and the company. The closing date will occur as soon as practicable after the special meeting, but in no event later than on the second business day after all of the conditions to the merger set forth in the merger agreement have been satisfied or waived, or such other date as Skywide and the company may agree.

Structure

At the effective time of the merger, Merger Sub will be merged with and into Sinoenergy, which will be the surviving company and will be privately owned directly by Skywide, and indirectly through Skywide by its sole shareholders, Messrs. Deng and Huang. As the surviving company, all of the company’s properties, assets, rights, privileges, immunities, powers and franchises, and all of their debts, liabilities, and duties upon and after completion of the merger, will remain as they were immediately prior to the merger.

Treatment of Stock and Options/Warrants

Company Common Stock

At the effective time of the merger, each share of our common stock issued and outstanding immediately prior to the effective time of the merger will automatically be cancelled and will cease to exist and will be converted into the right to receive $1.90 in cash, without interest, other than shares of company common stock:

•
held in the company’s treasury or by any wholly-owned subsidiary of the company immediately prior to the effective time of the merger, which shares will be cancelled without conversion or consideration;

•
owned by Skywide or Merger Sub, any shareholder of Skywide or any other wholly-owned subsidiary of Skywide, immediately prior to the effective time of the merger, which shares will be cancelled without conversion or consideration.

After the effective time of the merger, each of our outstanding stock certificates representing shares of common stock converted in the merger will represent only the right to receive the $1.90 merger consideration. The merger consideration will be paid in full upon surrender of each certificate in full satisfaction of all rights pertaining to the shares of our common stock represented by that certificate.

Company Stock Options and Company Stock Purchase Warrants

At the effective time of the merger, each outstanding option or warrant, whether or not vested or exercisable, to acquire our common stock will be cancelled, and the holder of each stock option or warrant, other than stock options held by Messrs. Deng and Huang, will be entitled to receive from the surviving company as promptly as practicable thereafter an amount in cash, without interest and less applicable withholding taxes, equal to the product of:

•	the number of shares of our common stock subject to each option or warrant, as applicable, as of the effective time of the merger, multiplied by

•	the excess, if any, of $1.90, over the exercise price per share of common stock subject to such option or warrant, as applicable.

If the amount of such product is zero, no payment will be made.

The amount of cash payable with respect to options or warrants (“option consideration”) will be reduced by the amount of any applicable taxes required to be withheld.  Stock options held by Messrs. Deng and Huang will be cancelled in connection with the completion of the merger, and they will not receive any option consideration.

 Exchange and Payment Procedures

At or prior to the effective time of the merger, Skywide will deposit in trust an amount of cash sufficient to pay the merger consideration to each holder of shares of our common stock with Continental Stock Transfer & Trust Company (the “exchange agent”). Promptly after the effective time of the merger, the exchange agent will mail a letter of transmittal and instructions to you and the other shareholders of record on the effective date of the merger. The letter of transmittal and instructions will tell you how to surrender your common stock certificates, stock options or stock purchase warrants in exchange for the merger or option consideration.

You should not return your stock certificates, stock options or stock purchase warrants with the enclosed proxy card, and you should not forward your stock certificates, stock options or stock purchase warrants to the exchange agent without a letter of transmittal.

You will not be entitled to receive the merger consideration or option consideration until you surrender your stock certificate or certificates, stock options or stock purchase warrants to the exchange agent, together with a duly completed and executed letter of transmittal and any other documents as the exchange agent may require. The merger consideration may be paid to a person other than the person in whose name the corresponding certificate is registered if the certificate is properly endorsed or is otherwise in the proper form for transfer. In addition, the person who surrenders such certificate must either pay any transfer or other applicable taxes or establish to the satisfaction of the surviving company that such taxes have been paid or are not applicable.

No interest will be paid or will accrue on the cash payable upon surrender of the certificates, stock options or stock purchase warrants. The exchange agent will be entitled to deduct and withhold, and pay to the appropriate taxing authorities, any applicable taxes from the merger consideration and/or the option consideration. Any sum which is withheld and paid to a taxing authority by the exchange agent will be deemed to have been paid to the person with regard to whom it is withheld.

At the effective time of the merger, our stock transfer books will be closed, and there will be no further registration of transfers of outstanding shares of our common stock. If, after the effective time of the merger, certificates are presented to the surviving company for transfer, they will be cancelled and exchanged for the merger consideration.

The exchange agent and the surviving company will not be liable to any person for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the merger consideration and option consideration deposited with the exchange agent that remains undistributed to the holders of certificates evidencing shares of our common stock or any options or warrants for 180 days after the effective time of the merger, will be delivered, upon demand, to Skywide subject to the requirements of applicable abandoned property laws. Holders of our shares of common stock or options or warrants to purchase our common stock who have not surrendered their certificates, options or warrants prior to the delivery of such funds to Skywide may only look to Skywide for the payment of the merger consideration or option consideration. Any portion of the merger consideration or option consideration that remains unclaimed for one year after the effective time (or, if earlier, the date that such amounts would otherwise escheat to or become property of any governmental authority) will, to the extent permitted by applicable law, become the property of Skywide free and clear of any claims or interest of any person previously entitled to the merger consideration.

If you have lost a share certificate, option or warrant, or if it has been stolen or destroyed, then before you will be entitled to receive the merger consideration or option consideration, you will have to comply with the replacement requirements established by the exchange agent, including, if necessary, the posting of a bond in a customary amount sufficient to protect the surviving company against any claim that may be made against it with respect to that certificate, option or warrant.

 Representations and Warranties

We make various representations and warranties in the merger agreement that are subject, in some cases, to specified exceptions and qualifications. Our representations and warranties relate to, among other things:

•	our and our subsidiaries’ proper organization, good standing and qualification to do business;

•	our certificate of incorporation and bylaws;

•	our capitalization, including in particular the number of shares of our common stock and stock options and other rights to acquire our common stock, including warrants and convertible notes;

•	our corporate power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement;

•	our subsidiaries;

•	the absence of dissenter’s rights;

•	the approval and recommendation by our board of directors of the merger agreement, the merger and the other transactions contemplated by the merger agreement;

•
the absence of violations of or conflicts with our and our subsidiaries’ governing documents, applicable law or certain agreements as a result of entering into the merger agreement and consummating the merger;

•	the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

•	the required vote of our shareholders in connection with the approval of the merger agreement;

•	our SEC filings since June 1, 2006, including the financial statements contained in those filings;

•	the absence of undisclosed liabilities;

•	the absence of a “company material adverse effect” and certain other changes or events related to us or our subsidiaries since September 30, 2009;

•	material contracts and any contracts with government entities;

•	litigation and products liability;

•	compliance with applicable legal requirements;

•	the receipt by us of a fairness opinion from Brean Murray;

•	the absence of undisclosed broker’s fees;

•	the inapplicability of anti-takeover statutes to the merger;

•	the absence of unlawful payments; and

•	affiliate transactions.

For the purposes of the merger agreement, a “company material adverse effect” means any change, circumstance, event or effect that would be materially adverse to the business, operations, assets, liabilities or condition (financial or otherwise) of the company and our subsidiaries taken as a whole.

A “company material adverse effect” will not have occurred, however, as a result of any change, circumstance, event or effect resulting from:

•
changes in general economic conditions or in the securities markets in general that do not affect us and our subsidiaries in a materially disproportionate manner relative to other companies in the same industry;

•
changes in the industries in which we or our subsidiaries operate (including legal and regulatory changes) that do not specifically relate to us and our subsidiaries and that do not affect us and our subsidiaries in a materially disproportionate manner relative to other companies in such industry;

•	acts taken in accordance with the merger agreement at the request of Skywide;

•	acts of terrorism or war (whether or not declared); or

•
the continuation of losses and the continuation of matters described in the explanatory paragraph of the company’s financial statements for the year ended September 30, 2009 and the three months ended December 31, 2009.

The merger agreement also contains various representations and warranties made by Skywide and Merger Sub that are subject, in some cases, to specified exceptions and qualifications. The representations and warranties relate to, among other things:

•	their organization, valid existence and good standing;

•	their corporate or other power and authority to enter into the merger agreement and to consummate the transactions contemplated by the merger agreement;

•	the absence of any violation of or conflict with their governing documents, applicable law or certain agreements as a result of entering into the merger agreement and consummating the merger;

•	Skywide’s agreement that, during the 12 month period commencing on the effective time of the merger, it not:

▪	sell, assign, transfer or otherwise dispose of more than 19.9% of Sinoenergy’s outstanding shares of capital stock;

▪	cause Sinoenergy to merge with an into any corporation or other entity or liquidate; or

▪	cause Sinoenergy or any of its subsidiaries to sell or otherwise dispose of all or substantially all of its assets, other than in the ordinary course of its business;

•	the required consents and approvals of governmental entities in connection with the transactions contemplated by the merger agreement;

•	the absence of any materially false or misleading statements in materials supplied for SEC filings or this proxy statement;

•	Skywide’s possession of, or access through existing lines of credit to, sufficient funds to consummate the transactions contemplated by the merger agreement;

•	the absence of undisclosed broker’s fees; and

•	the application of the term “interested shareholder” of the company as defined under Nevada law to Skywide or Merger Sub.

 Conduct of Our Business Pending the Merger

Under the merger agreement, we have agreed that, subject to certain exceptions and unless Skywide gives its prior written consent, between the execution of the merger agreement and the completion of the merger:

•	we and our subsidiaries will conduct our businesses in substantially the same manner as previously conducted; and

•
we will use best efforts, consistent with past practices, to preserve substantially intact our business organization, assets and properties, keep available the services of our present officers and employees and preserve our current relationships with suppliers, strategic partners, customers, distributors and other persons with which we have significant business relations so that our goodwill and ongoing business is unimpaired.

We have also agreed that during the same time period, and, subject to certain exceptions or unless Skywide gives its prior written consent, we and our subsidiaries will not:

•	amend or otherwise change our or their respective certificates of incorporation or bylaws;

•	issue, deliver, sell, pledge, transfer, convey, dispose of or encumber any of our or their respective equity interests;

•
issue, reissue or sell, or authorize the issuance, reissuance or sale of shares of capital stock of any class, or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock, other than the issuance by us of common stock pursuant to the exercise of stock options, stock purchase warrants or convertible securities, or make any other changes in our capital structure;

•	declare, set aside, make or pay dividends or make any other distribution payable in cash, stock, property or otherwise;

•	reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire any of our or their respective equity interests;

•	acquire, lease or license from any person or sell, dispose of, encumber, pledge, lease or license any businesses, any equity interests or assets;

•	incur, guarantee or materially modify any indebtedness or make any loans, advances or capital contributions to, or investments in, any other person (other than any of our subsidiaries);

•	sublease or grant an easement to, or transfer any interest in any land use rights;

•	except as contemplated by the merger agreement or as required by applicable law:

▪	increase or decrease the compensation or benefits of, or pay any bonus to, any of our or our subsidiaries’ respective current or former directors, officers, employees or consultants,

▪	adopt or enter into a new employee benefit plan; or

▪	hire or terminate any officer, other than for cause;

•
enter into any transaction or agreement between the company and our subsidiaries, on the one hand, and any of our affiliates, on the other, that would be required to be disclosed under applicable SEC rules;

•	settle any pending or threatened litigation where the company would be prohibited from operating as it has historically done so;

•	surrender any right to claim a material tax refund;

•
make any changes in accounting policies or procedures other than as required by U.S. generally accepted accounting principles or a governmental authority, unless such change is recommended by the company’s registered independent accounting firm; or

•	agree to take any of the actions described above.

 No Solicitation of Transactions

We have agreed that we, our directors and officers, and our subsidiaries will not, and we are required to use our reasonable best efforts to cause our and our subsidiaries’ representatives not to, directly or indirectly:

•	initiate, solicit, encourage, or facilitate any inquiries or the making, submission, or reaffirmation of any acquisition proposal;

•	engage in any negotiations or discussions concerning, or furnish information or data to, any person relating to an acquisition proposal; or

•	make any statement, solicitation, or recommendation in support of any acquisition proposal.

If the company receives a bona fide unsolicited acquisition proposal prior to the approval of the merger agreement by the company’s shareholders, we or our board of directors are permitted to provide access to our properties, books and records and provide other information and data in response to a request for such information or data (if we receive an executed confidentiality agreement from the person requesting the information).  We and our board of directors are further permitted to engage in discussions or negotiations with, or provide any information to any person making a bona fide unsolicited acquisition proposal.  Before taking these actions, however, the following must happen:

•	we must promptly advise Skywide no later than 48 hours after receiving notice of an unsolicited proposal of the identity of the person making the proposal and its material terms and conditions; and

•
our board of directors must determine in its good faith judgment, after consultation with its outside legal counsel and financial advisors, that such action is necessary for our board of directors to comply with its fiduciary duties under applicable law and that the applicable acquisition proposal will result in, or could reasonably be expected to constitute or result in, a “superior proposal” from the party that has made the proposal.

•
If our board of directors determines that such an unsolicited bona fide written acquisition proposal is a superior proposal and that terminating the merger agreement to accept the superior proposal is necessary in order for our board of directors to comply with its fiduciary duties under applicable law, we may terminate the merger agreement and/or our board of directors may approve or recommend the superior proposal to our shareholders.  Immediately prior to or concurrently with the termination of the merger agreement, we may enter into an agreement with respect to such superior proposal, but only if we concurrently pay to Skywide a termination fee equal to the lesser of:

▪
the aggregate amount of the reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants) actually incurred by Skywide in connection with or related to the authorization, preparation, negotiation, execution and performance of the merger agreement and the merger, or

▪	3% of the total value of the merger transaction, which is $552,861.

 Additional Agreements

Proxy Statement

The company agreed to prepare and file this proxy statement with the SEC.  The company and Skywide agreed to respond to any comments from the SEC concerning this proxy statement, and to promptly make any security filings required by state blue sky laws.

Listing of Shares

We intend to continue to list our shares on the Nasdaq Capital Market prior to the closing of the merger agreement.  On October 9, 2009, the company received a notice from The Nasdaq Stock Market stating that, because of the company’s failure to hold an annual meeting of shareholders at which proxies were solicited, the company is in violation of Nasdaq’s rule requiring Nasdaq-listed issuers to hold an annual meeting of shareholders, to solicit proxies and to provide proxy statements to Nasdaq.  The company filed an appeal of the Nasdaq Stock Market’s determination.  Pursuant to the hearing that was held on that appeal, the Nasdaq Stock Market granted the company’s appeal subject to the condition that it hold a meeting not later than January 19, 2010 at which directors of the company shall be elected.  On January 19, 2010 the company held its annual meeting of shareholders at which all of its directors were reelected.

Access to Information

We will allow representatives of Skywide to have access to the company’s property, files, and business records.  Skywide will hold all such information in confidence.

Agreement to Take Further Action and to Use Reasonable Best Efforts

Subject to the terms and conditions of the merger agreement, each party has agreed to use its reasonable best efforts to do all things necessary, proper or advisable to consummate the transactions contemplated by that agreement.

Public Disclosure

Each of the company, Merger Sub and Skywide has agreed to refrain from making public statements regarding the merger agreement or the proposed merger without the consent of the other parties, except for any public statements or disclosures that are required by law or stock market regulations.

Shareholder Litigation

We agreed to allow Skywide to participate in the defense or settlement of any shareholder litigation initiated in connection with the merger agreement prior to the effective time of the merger. See “Special Factors – Litigation Related to the Merger” at page [  ].

Directors’ and Officers’ Indemnification and Insurance

Skywide has agreed to indemnify and hold harmless each present and former director and officer of the company or its subsidiaries in the manner and to the extent described above under “The Merger—Interests of the company’s Directors and Executive Officers in the Merger—Indemnification and Insurance.”

Takeover Statutes and Laws

The company and its board of directors have agreed to grant any approvals, to the extent it may legally do so, needed to satisfy the requirements of any applicable state takeover statutes and laws.

Standstill Agreements; Confidentiality Agreements

The company has agreed to refrain from terminating or modifying and will use its best efforts to enforce the provisions of any confidentiality or standstill agreement.

 Conditions to the Merger

The obligations of the parties to complete the merger are subject to the satisfaction of the following mutual conditions:

•	Shareholder Approval. Our shareholders must approve the merger proposal contained in this proxy statement.

•	Regulatory Approvals. Other than the filing of the articles of merger, all requisite regulatory approvals from any governmental entity must have been obtained.

•	Proxy Statement. No stop order suspending, or similar proceeding relating to, the proxy statement shall have been initiated or threatened by the SEC.

•	No Injunctions. There must be no pending action, suit, proceeding or decision instituted by any governmental entity seeking to prohibit, restrain, enjoin or challenge the completion of the merger.

The obligations of Skywide and Merger Sub to complete the merger are subject to the satisfaction or waiver of the following additional conditions:

•
Representations and Warranties Regarding Capitalization, Authority, Conflicts, Filings, Consents, Brokers, and Certain Approvals.  Our representations and warranties regarding certain matters relating to our capitalization, authority, conflicts, filings, consents, brokers and certain approvals must be materially true and correct as though made on and as of the closing date of the merger, except to the extent that a representation or warranty expressly speaks as of a specific date, in which case it need be true only as of that date.

•	Other Representations and Warranties. Our other representations and warranties made in the merger agreement shall be true and correct as though made on and as of the closing date, except:

▪	to the extent that a representation or warranty expressly speaks as of a specific date, in which case it need be true only as of that date; and

▪	in the case where the failure of a representation or warranty to be true and correct has not had a company material adverse effect.

•	Performance of Obligations of the Company. The performance, in all material respects, by us of our covenants and agreements in the merger agreement.

•
Governmental Approvals. Other than the filing of the articles of merger, all authorizations, consents, notices, filings, or expiration of waiting periods will have been granted or filed, or have occurred prior to or on the closing date, except where, in the aggregate, the failure of such events or actions to have occurred have not had and could not reasonably be expected to have a material adverse effect on Skywide or us.

•	Third Party Consents. The company shall have obtained any required third party consents.

•	No Restraints. There shall be no pending actions by any governmental entity seeking to:

▪
restrain, prohibit or otherwise interfere with the ownership or operation by Skywide or any of its subsidiaries of all or any portion of the business of the company or any of its Subsidiaries or of Skywide or any of its subsidiaries;

▪
compel Skywide or any of its subsidiaries to dispose of or hold separate all or any portion of the business or assets of the company or any of its subsidiaries or of Skywide or any of its subsidiaries;

▪
impose or confirm limitations on the ability of Skywide or any of its subsidiaries effectively to exercise full rights of ownership of the shares of the company’s common stock (or shares of stock of Skywide), including the right to vote any such shares on any matters properly presented to shareholders;

▪	require divestiture by Skywide or any of its subsidiaries of any such shares; or

▪	obtain from the company or Skywide any material damages.

•
Absence of a Company Material Adverse Effect. The absence of a company material adverse effect or any event, condition, change or development or worsening of any existing event, condition, change or development that would reasonably be expected to have a company material adverse effect.

•	Resignations. Skywide shall have received copies of the resignations, effective as of the effective time of the merger, of each director of the company and its subsidiaries.

Our obligation to complete the merger is subject to the following additional conditions:

•
Representations and Warranties. The truth and correctness in all material respects of Skywide’s representations and warranties when the merger agreement was entered into and as of the date the merger is completed, except:

▪	to the extent that a representation or warranty expressly speaks as of a specific date, in which case it need be true only as of that date; and

▪	where failure to be true and correct has not and is not reasonably expected to have, individually or in the aggregate, a material adverse effect on Skywide.

•	Performance of Obligations of Skywide. The performance, in all material respects, by Skywide of their covenants and agreements in the merger agreement.

•
Government Approvals.  Other than the filing of articles of merger, all authorizations, consents, notices, filings, or expiration of waiting periods will have been granted or filed, or have occurred prior to or on the closing date, except where, in the aggregate, the failure of such events or actions to have occurred have not had and could not reasonably be expected to have a material adverse effect on Skywide or us.

•	Merger Consideration. Skywide shall have provided for the delivery, by wire transfer to the exchange agent, of the merger consideration and option consideration.

•
Absence of a Buyer Material Adverse Effect. The absence of a Buyer material adverse effect or any event, condition, change or development or worsening of any existing event, condition, change or development that would reasonably be expected to have a Buyer material adverse effect.

For the purposes of the merger agreement, a “Buyer material adverse effect” means any material adverse change, event, circumstance or development with respect to, or any material adverse effect on, (i) the business, assets, liabilities, capitalization, prospects, condition (financial or otherwise), or results of operations of Skywide, taken as a whole or (ii) the ability of the Skywide to consummate the transactions contemplated by this Agreement.

Changes in the Company’s Senior Note Obligations

In September 2007, we issued our 12% senior notes due 2012 in the principal amount of $16,000,000 and 3.0% senior convertible notes due 2012 in the principal amount of $14,000,000.  The indentures relating to these notes included financial covenants, which were amended on May 19, 2009.  We were not in compliance with these covenants at June 30, 2009 or September 30, 2009, and the note holders waived compliance with the covenants at both of these dates.  In October 2009, we entered into an agreement with the holders of the 12% senior notes and the 3% convertible notes, which included a requirement that we pay the 12% senior notes in full by November 30, 2009.  At November 30, 2009, we had paid approximately $14,000,000 of the amount due, and the remaining amount of approximately $2,000,000 remained outstanding on December 17, 2009.  The October agreement also provided that we would amend the indenture relating to the 3.0% senior convertible notes in a manner acceptable to the note holders.  On December 17, 2009, we entered into an agreement with the note holders pursuant to which:

•	the remaining balance of approximately $2,000,000 of the 12% senior notes had to be, and was, paid by December 31, 2009;

•
the $14,000,000 principal amount of the 3% convertible notes, together with interest providing the holders with a 13.8% yield to maturity, after giving effect to current interest payments made at the annual rate of 3.0% per annum, must be paid in two installments following completion of the merger with Skywide, with the first payment of $5,000,000 being due ten days after the effectiveness of the merger and the balance 30 days thereafter;

•	the requirement that we meet certain net income levels for 2008 and 2009 were eliminated;

•	the provisions that would have resulted in a reduction in the conversion price of the convertible notes if we sold common stock or securities convertible into common stock were eliminated; and

•
the liquidated damages due for failing to register the shares of common stock issuable upon conversion of the notes were reduced to $280,000, and we became obligated to pay, and did pay, that amount by December 31, 2009.

Termination

The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger, whether before or after shareholder approval has been obtained, as follows:

•	by mutual written consent of the parties;

•	by either Skywide or the company, if:

▪
the closing has not occurred on or before July 31, 2010, so long as the failure to complete the merger is not the result of the failure of the terminating party to comply with the terms of the merger agreement, and provided, that if the closing conditions relating to the absence of actions or suits by governmental authorities have not been satisfied, then either we or Skywide may unilaterally extend such date until August 31, 2010;

▪	a governmental entity has issued a nonappealable final order, decree or ruling or taken any other final action permanently restraining, enjoining or otherwise prohibiting the merger;

▪	the company’s shareholders do not approve the merger agreement at the special meeting or any postponement or adjournment thereof;

•	by Skywide, if:

▪	there is a material breach of a representation or warranty by the company;

▪	the company’s board of directors withdraws, modifies, or changes its approval of the merger agreement in a way adverse to Skywide; or

▪	the company’s board of directors recommends another acquisition proposal.

•	by the company, if:

▪	there is a material breach of a representation or warranty by Skywide; or

▪
prior to approval of the merger agreement by the company’s shareholders in accordance with the merger agreement, we receive a superior proposal in accordance with the terms of the merger agreement described under “–No Solicitation of Transactions” above, but only after we have provided notice to Skywide regarding our intent to terminate the merger agreement and/or recommend the superior proposal and provided Skywide at least a three business day period, during which time we must negotiate in good faith with Skywide to make such adjustments to the terms and conditions of the merger agreement so that the superior proposal would no longer be considered as such, and only if we concurrently pay to Skywide the termination fee described below under “–Termination Fees and Expenses.”

 Effect of Termination

In the event of termination of the merger agreement, it will become void and there will be no liability or obligation on the part of any party, except liability resulting from a willful breach.  Provisions regarding fees and expenses and certain other matters such as dispute resolution will remain in effect and survive such a termination.

 Termination Fees and Expenses

Each party shall pay for the fees and expenses that it has incurred in connection with the merger agreement, whether or not the merger is consummated, with the following exceptions:

•
if the company or Skywide terminates the merger agreement because our board has withdrawn or modified its approval of the merger agreement, or because it has recommended another acquisition offer, we will be required to pay a termination fee to Skywide equal to the lesser of:

▪
the aggregate  amount of the reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants) actually incurred by Skywide in connection with or related to the authorization, preparation, negotiation, execution and performance of the merger agreement and the merger; or

▪	$552,861 (which is 3% of the of the total value of the merger transaction);

•
if the company terminates the merger agreement resulting from a material breach of any representation, warranty, covenant or agreement on the part of Skywide or Merger Sub  contained in the merger agreement, such that certain conditions have not been satisfied and have not been timely cured, Skywide will be required to pay a termination fee to us in the aggregate  amount of the reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants) actually incurred by us in connection with or related to the authorization, preparation, negotiation, execution and performance of the merger agreement and the merger;

•
if Skywide terminates the merger agreement resulting from a material breach of any representation, warranty, covenant or agreement on the part of the company contained in the merger agreement, such that certain conditions have not been satisfied and have not been timely cured, the company will be required to pay the above-described termination fee to reimburse Skywide for its actually incurred expenses;

•
if Skywide or the company terminates the merger agreement because the company’s shareholders did not approve the merger agreement proposal at the special meeting, and at or prior to the time of the termination of the merger agreement an acquisition offer has been disclosed, announced, commenced, submitted or made and within 12 months after the date of termination of this Agreement, either an acquisition offer has been consummated or a definitive agreement with respect to an acquisition offer has been entered into by the company, then, prior to the consummation of such acquisition offer, the company will be required to pay the above-described termination fee to reimburse Skywide for its actually incurred expenses.

•
if either party fails to pay the termination fee when due, then such party is liable for that fee, plus interest, and shall reimburse the other party for all reasonable costs and expenses actually incurred or accrued by such other party (including reasonable fees and expenses of counsel) in connection with any action taken to collect payment of the termination fee arising from such a failure to pay.

Amendment and Waiver

Subject to applicable law, the merger agreement may be amended by the written agreement of the parties at any time prior to the closing date of the merger, whether before or after the approval of the merger agreement by our shareholders, provided that after the shareholders approve the merger agreement, no amendment shall be made that by law requires further approval of the shareholders without such further approval.

The merger agreement also provides that, at any time prior to the effective time of the merger, any party may, by written agreement:

•	extend the time for the performance of any of the obligations or other acts of the other parties to the merger agreement;

•	waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement; or

•	waive compliance with any of the agreements or conditions contained in the merger agreement which may be legally waived.

DISSENTER’S RIGHTS

Under Nevada law, you do not have any dissenter’s or other rights of objection in connection with the merger.

IMPORTANT INFORMATION REGARDING SINOENERGY

We are a Nevada corporation organized in 1999 under the name Franklyn Resources III, Inc. On September 28, 2006, our corporate name was changed to Sinoenergy Corporation. On June 2, 2006, we acquired the stock of Sinoenergy Holding Limited, a British Virgin Island corporation. We and Sinoenergy Holding are holding companies and our business is operated by our subsidiaries.

At the time of our acquisition of Sinoenergy Holding:

•	we were a blank check corporation which was not engaged in any business activities;

•	Sinoenergy Holding Limited was the sole shareholder of Qingdao Sinogas General Machinery Limited Corporation (“Sinogas”), a Chinese company;

•	Sinoenergy Holding had no business other than its ownership of Sinogas; and

•	as a result of that 2006 transaction, Sinoenergy Holding and its subsidiary, Sinogas, became subsidiaries of the company and the business of Sinogas became our business.

Through our subsidiaries, we are engaged in four business segments:

•
The manufacture of customized pressure containers and compressed natural gas, or CNG, facilities and equipment, which has until recently been our principal business.  In this segment, we design and manufacture pressure containers which are used in a number of industries, including the petroleum and chemical, metallurgy and electricity generation, and the brewing industries using technology acquired from a former related party.

•
The manufacture of CNG storage and transportation products and the construction of CNG stations for third parties.   We also design and construct CNG stations and install CNG station equipment and related systems.

•	The operation of CNG filling stations, which involves the design, construction and operation of CNG stations.

•	Vehicle fuel conversion equipment, which involves the manufacture of kits which are used to enable a gasoline-powered vehicle to operate using CNG.

CNG is gas, principally methane, that has been compressed. Natural gas is compressed during transportation and storage and, thus, requires pressurized containers.

For a complete description of our business, see our Annual Report on Form 10-K for the fiscal year ended September 30, 2009, filed with the SEC on December 29, 2009, which is attached as Annex C to this proxy statement, and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010, filed with the SEC on May 21 2010, which is attached as Annex D to this proxy statement. We refer to such reports as the “Form 10-K,” and the “Second Quarter Form 10-Q.”  The Form 10-K and the Second Quarter Form 10-Q attached to this proxy statement do not include the exhibits originally filed with such reports.

 Description of Property

For a description of our properties, see the Form 10-K at page D-14.

 Legal Proceedings

For a description of our legal proceedings, see ““Special Factors – Litigation Related to the Merger.”

 Financial Statements

Our audited financial statements for the years ended September 30, 2009 and 2008 are included in the Form 10-K beginning at page F-1. Our unaudited financial statements for the quarter ended March 31, 2010 are included in the Second Quarter Form 10-Q beginning at page 1.

 Management’s Discussion and Analysis of Financial Condition and Results of Operations

Our management’s discussion and analysis of financial condition and results of operations are included in the Form 10-K and the Second Quarter Form 10-Q beginning at pages 20 and 26, respectively.

 Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

 None.

 Quantitative and Qualitative Disclosures about Market Risk

We are a small reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this Item.

 Selected Historical Financial Data

Set forth below is certain selected historical consolidated financial data relating to the company and its subsidiaries, which should be read in conjunction with, and is qualified in its entirety by reference to, Sinoenergy’s historical financial statements, the notes to those statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” set forth in the Form 10-K.  The selected financial data set forth below as of September 30, 2009 and 2008 has been derived from the audited consolidated financial statements contained in the Form 10-K.  The selected financial data set forth below as of and for the three and six month periods ended March 31, 2010 and 2009 has been derived from Sinoenergy’s unaudited financial statements contained in the Second Quarter Form 10-Q. The unaudited financial statements have been prepared on the same basis as Sinoenergy’s audited financial statements and include all adjustments consisting of normal recurring adjustments that we consider necessary for a fair presentation of the financial information set forth in those statements. The information set forth below is not necessarily indicative of the results of future operations. More comprehensive financial information is included in the Form 10-K and the Second Quarter Form 10-Q, and other documents filed by Sinoenergy with the SEC, and the following summary is qualified in its entirety by reference to such reports and other documents and all of the financial information and notes contained in those documents. See “Where You Can Find Additional Information.”

No separate financial information is provided for Merger Sub because Merger Sub is a newly formed entity formed in connection with the merger and has no independent operations. No pro forma data giving effect to the merger has been provided.  Sinoenergy does not believe that such information is material to shareholders in evaluating the proposed merger and merger agreement because (i) the proposed merger consideration is all cash, and (ii) if the merger is completed, Sinoenergy’s common stock will cease to be publicly traded.

	Year Ended September 30,
Statement of Operations Data:	2009	2008
	(In Thousands of US Dollars)
Net sales	$41,800	$40,940
Gross profit	9,450	15,351
Income (loss) before income taxes and non-controlling interest	(12,692)	18,447
Net income (loss)	(13,103)	16,056
Comprehensive income (loss)	$(13,193)	$19,606

	Three Months Ended March 31,		Six Months Ended March 31,
Statement of Operations Data:	2010	2009	2010	2009
	(In Thousands of US Dollars)
	(Unaudited)
Net sales	$9,007	$6,971	$21,535	$22,899
Gross profit	1,468	1,476	3,314	6,278
Income (loss) before income taxes and non-controlling interest	(1,549)	(3,218)	(5,449)	3
Consolidated net (loss)	(1,624)	(3,264)	(5,870)	(611)
Net loss attributable to common shareholders	(1,585)	(2,835)	(6,266)	(1,137)
Consolidated comprehensive (loss)	$(1,425)	$(2,211)	$(6,101)	$(674)

	As of March 31,	As of September 30,
Balance Sheet Data:	2010	2009	2008
	(In Thousands of US Dollars)
	(Unaudited)
Current Assets
Cash	$34,500	$18,237	$8,871
Accounts receivable, net	26,886	29,756	22,008
Other receivable, net	19,586	17,644	16,939
Inventories	6,070	4,619	7,303
Total Current Assets	95,047	80,787	63,697
Total Non-Current Assets	114,760	99,859	68,650
Total Assets	$209,807	$180,646	$132,347

Current Liabilities
Short-term bank loan	$47,200	$44,223	$11,953
Due to related parties	20,213	–	–
Current portion of long-term notes payable	11,812	26,667	–
Total Current Liabilities	113,643	89,880	28,713
Long-term notes payable, net of current portion	–	–	29,251
Long-term bank loan	38,088	26,358
Total Liabilities	$152,826	$117,333	$62,726
Total Shareholders Equity	$56,981	$63,313	$55,227
Minority Interest	$17,793	$17,132	$14,394

 Ratio of Earnings to Fixed Charges

The ratio of earnings to fixed charges means the ratio of income before fixed charges and income taxes to fixed charges, where fixed charges are the aggregate of interest expense, including amortization of debt issuance costs, and an allocation of rental charges to approximate equivalent interest.  Because we incurred a loss for the year ended September 30, 2009 and the three months ended March 31, 2010, no information relating to a ratio of earnings to fixed charges is included for those periods.

The following presents our ratio of earnings to fixed charges for the years ended September 30, 2009 and 2008, and the three and six months ended March 31, 2010, which should be read in conjunction with our consolidated financial statements included in our Form 10-K and Second Quarter Form 10-Q.

	Year Ended Sept. 30,		6 Months Ended	3 Months Ended
	2009	2008	March 31, 2010
(In thousands, except ratios)
Pre-tax income (loss)	$(12,692)	$17,138	$(5,449)	$(1,549)
Plus: fixed charges	9,073	3,686	4,644	1,729
Plus: amortization of capital-ized interest	–	–	–	–
Plus: distributed income of equity investees	–	–	–	–
Plus: Company’s share of pretax losses of equity investees arising from guarantees that are included in fixed charges	–	–	–	–
Minus: noncontrolling interest in pre-tax income of subsid-iaries that have not incurred fixed charges	–	–	–	–
Minus: Interest capitalized	144	1,792	92	60
Earnings	$(3,763)	$19,032	$(897)	120

Interest expensed	$1,298	$1,783	$3,710	$1,660
Plus: Interest capitalized	144	111	92	60
Plus:amortized prem-iums, discounts and capital-ized expenses related to indebtedness	1,631	1,792	842	9
Fixed Charges	$9,073	$3,686	$4,644	$1,729
Ratio of Earnings to Fixed Charges	*	5.16	*	0.07

*           Earnings for the fiscal year ended September 30, 2009 and the six months ended March 31, 2010 were insufficient to cover fixed charges by $12,836,000 and $5,541,000, respectively.

Because we have no preferred stock issued (and have not had any issued during the fiscal years shown above), a ratio of earnings to combined fixed charges and preferred dividends is not presented.

 Book Value Per Share

 Our net book value per share as of March 31, 2010 was $3.56.  Net book value per share was computed by dividing total shareholders’ equity at March 31, 2010 by the number of shares of common stock outstanding on that date.  The net book value would not have been affected by shares of common stock issuable upon exercise or conversion of outstanding options, warrants and convertible notes because all of such exercise or conversion transactions would have been anti-dilutive.

Market Price of the Company’s Stock and Dividend Information

Our common stock has been traded on the NASDAQ Capital Market under the symbol “SNEN” since July 28, 2008. Prior to February 6, 2007, there was no market for our common stock. From February 6, 2007 until July 25, 2008, our stock was traded on the OTC Bulletin Board. The following table sets forth the high and low bid price of our stock on the OTC Bulletin Board for the periods indicated.  The high and low bid prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.  The table also sets forth the high and low sales prices per share of our common stock on the NASDAQ Capital Market for the periods indicated.  The prices indicated for the period prior to July 9, 2008 have not been adjusted to reflect the 1:2 stock split that occurred on that day.

	Common Stock
Bid Prices	High	Low
Fiscal Year Ended September 30, 2008
1st Quarter	$10.50	$6.22
2nd Quarter	$8.80	$4.10
3rd Quarter	$6.06	$4.80
4th Quarter (through July 25, 2008)	$6.90	$4.80

Sales Prices
Fiscal Year Ended September 30, 2008
4th Quarter (commencing on July 28, 2008)	$7.26	$4.36
Fiscal Year Ended September 30, 2009
1st Quarter	$5.05	$1.80
2nd Quarter	$2.73	$0.81
3rd Quarter	$1.85	$1.12
4th Quarter	$2.63	$0.80
Fiscal Year Ending September 30, 2010
1st Quarter	$1.98	$1.12
2nd Quarter	$1.86	$1.34

The closing sale price of our common stock on the Nasdaq Capital Market on October 9, 2009, which was the last trading day before we announced the merger, was $1.28. On [           ], 2010, the last trading day before this proxy statement was printed, the closing price for the company’s common stock on the Nasdaq Capital Market was $[         ]. You are encouraged to obtain current market quotations for the company’s common stock in connection with voting your shares.

We have not paid any cash dividends on our common stock. Our indentures relating to the notes issued in our September 2007 financing have restrictions on our use of funds.  The merger agreement provides, among other things, that we may not pay any dividends on our common stock without the consent of Skywide.

On [         ], 2010, we had [       ] holders of record of our common stock.

 Prior Public Offerings and Stock Purchases

 The company has not made an underwritten public offering of its common stock for cash during the past three years that was registered under the Securities Act of 1933 or exempt from registration under Regulation A. The company has not purchased any shares of its common stock during the past two years.

 Recent Transactions

No transactions in the common stock of the company have been effected during the period which commenced 60 days prior to date of announcement of the merger through the date of this proxy statement by (i) the company, (ii) any director or executive officer of the company or any affiliate of such persons, (iii) any subsidiary of the company, and (iv) any pension, profit-sharing or similar plan of the company or any affiliate of the company.

Section 16(a) of the Exchange Act requires our directors and certain of our officers and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership of Sinoenergy common stock with the SEC. Officers, directors and 10% beneficial owners are also required by SEC rules to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the forms filed with the SEC and furnished to us, we believe that none of our only directors, officers and 10% beneficial owners have effected transactions in our common stock since 60 days prior to the date of the merger agreement.

 Security Ownership of Certain Beneficial Owners and Management

The following table shows information regarding the beneficial ownership of our common shares as of the date of this proxy statement for:

•	each of our directors;

•	each executive officer named in the summary compensation table;

•	all directors and executive officers as a group;

•	each person known to us to be the beneficial owner of more than 5% of our outstanding shares of common stock; and

•	each person who is a member of a group that includes any person in any of the foregoing categories.

 For purposes of the following table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or sole or shared investment power with respect to a security, or any combination thereof, and the right to acquire such power (for example, through the exercise of employee stock options granted by the company) within 60 days. Unless otherwise noted, the business address of each of our directors and officers is 1603-1604, Tower B Fortune Centre Ao City, Beiyuan Road, Chaoyang District, Beijing, People’s Republic of China 100107 and each person’s business telephone number is 86-10-84928149.

	Shares of Common Stock Beneficially Owned
	Number of
Name and Address of Beneficial Owner	Shares	Percent (1)
Tianzhou Deng (2)	3,188,551	20.0
Bo Huang (2)	3,188,551	20.0
Chongjun Duan (3)	2,080,699	13.1
Xiang Dong (Donald) Yang (4)	2,249,036	12.4
Abax Nai Xin A Ltd. (4)	1,741,405	9.9
CCIF Petrol Limited (5)	1,119,048	6.6
Robert I. Adler (6)	25,000	*
Greg Marcinkowski (6)	25,000	*
Renjie Lu (6)	25,000	*
Baoheng Shi (6)	25,000	*
Anlin Xiong	0	0
Shiao Ming Sheng	0	0
Cindy Ye	0	0
All directors and executive officers as a group (10 persons)	8,726,138	47.6
_________________
* Represents less than 1% of the shares outstanding

(1)           Based upon 15,922,391 shares of common stock outstanding on the date of this proxy statement.

(2)           Does not include 50,000 shares of common stock which each of Mr. Deng and Mr., Huang have the right to acquire pursuant to options exercisable within 60 days of the date of this proxy statement.  Mr. Deng and Mr. Huang each owns a 50% interest in Skywide, which owns 6,277,102 shares of common stock. Thus, Mr. Deng and Mr. Huang are deemed to beneficially own 50% of the shares owned by Skywide. As the sole owners of Skywide, they have joint voting and dispositive power with respect to the shares owned by Skywide. In addition, Mr. Deng and Mr. Huang each hold an option to purchase 50,000 shares of common stock.

(3)           The business address of Chongjun Duan is 26 Huangsi Street, Building 1, F1 11, Xicheng District, Beijing, Peoples Republic of China. The foregoing information was derived from a Schedule 13G filed with the SEC on March 17, 2009.

(4)           Mr. Yang is a director, and he may be deemed a controlling person with respect to Abax Lotus, Ltd., Abax Nai Xin and Abax Jade.  The shares deemed to be beneficially owned by Mr. Yang represent the shares of common stock directly and beneficially owned by Abax Nai Xin and Abax Jade.  In September 2007, Abax Lotus purchased from us 12% senior notes and 3% senior convertible notes in the principal amount of $9,300,000, which are convertible into 2,214,286 shares of common stock at the current conversion rate, and Abax Lotus subsequently purchased 34,750 shares of common stock in the open market.  On May 1, 2009, Abax Lotus transferred to its affiliates, Abax Nai Xin and Abax Jade, for no consideration, the notes and shares of common stock.  As a result of that transfer Abax Nai Xin owns 27,119 shares of common stock and $7,200,000 principal amount of 12% senior and 3% convertible notes, which are convertible into 1,714,286 shares of common stock, and Abax Jade owns 7,631 shares of common stock and $2,100,000 principal amount of 12% senior and 3% convertible notes which are convertible into 500,000 shares of common stock.  Mr. Yang has sole voting and dispositive power with respect to the securities owned by Abax Lotus, Abax Nai Xin and Abax Jade. Mr. Yang disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest therein.  Mr. Yang does not have any direct interest in the Sinoenergy securities owned by Abax Nai Xin and Abax Jade.  Mr. Yang is an equity holder in the management company that acts as advisor to Abax Nai Xin and Abax Jade, of which Sinoenergy is a portfolio company.  The business address of Mr. Yang and Abax Nai Xin A Ltd. is Suite 6708, 67/F Two Int’l Finance Center, Hong Kong.

(5)           The shares beneficially owned by CCIF Petrol Limited represent shares of common stock issuable upon conversion of our 3.0% convertible notes in the principal amount of $4,700,000. CCIF Petrol Limited is wholly owned by China Century Investment Fund Limited, a Cayman Islands company, whose sole corporate director is China Renaissance Capital Investment Inc., a Cayman Islands company. Voting and investment powers of securities held by CCIF Petrol Limited is exercised by the board of directors of China Renaissance Capital Investment Inc. which consists of Mark Qiu, Hung Shih, Li Zhenzhi, Charles Pieper and Nicole Arnaboldi.  The business address of CCIF Petrol Limited is c/o China Renaissance Capital Investment Inc., M&C Corporate Services, Ltd., P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands.

(6)           The shares beneficially owned by Mr. Adler, Mr. Marcinkowski, Mr. Lu, and Mr. Shi represent shares issuable upon exercise of options held by each of them.

 Directors and Executive Officers

Set forth below for each of our directors and executive officers is his or her respective present principal occupation or employment, the name and principal business of the corporation or other organization in which such occupation or employment is conducted and the five-year employment history of each such director and executive officer.  All of the directors and officers identified below are citizens of the People’s Republic of China except for Messrs. Adler and Marcinkowski, who are United States citizens.

During the last five years, none of our directors or our executive officers has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

The following table sets forth certain information with respect to our directors and executive officers.

Name	Age	Position
Bo Huang	39	Chief executive officer and director
Tianzhou Deng	53	Chairman and director
Shiao Ming Sheng	60	Chief financial officer
Anlin Xiong	30	Vice president and secretary
Cindy Ye	34	Financial controller
Robert I. Adler	75	Director
Renjie Lu	75	Director
Greg Marcinkowski	49	Director
Baoheng Shi	71	Director
Xiang Dong (Donald) Yang	43	Director

Bo Huang has been our chief executive officer and a director since the completion of the reverse acquisition in June 2006. Mr. Huang is also a director of Skywide and has served in that capacity since 2006.  He has been chief executive officer and chairman of Sinogas since its organization in 2005. He and Mr. Deng are the founders of Sinogas. He was president of Beijing Tricycle Technology Development Co., Ltd., a company engaged in the development of natural gas conversion kits from 2003 to 2005, and vice president of Chengchen Group, an investment and trading company from 1997 to 2003. Mr. Huang graduated from Renmin University of China in Beijing in 1993 with a bachelor’s degree in international finance.

Tianzhou Deng has been our chairman and a director since the completion of the reverse acquisition in June 2006. Mr. Deng is also a director of Skywide and has served in that capacity since 2006.  He is also a founder of Sinogas. He has been the chief executive officer and chairman of Beijing Sinogas Co., Ltd ., a company engaged in research and development with respect to CNG stations from 2001 to 2005, chairman of Shanghai CNPC Group Co., Ltd., an investment and trading company from 2003 to 2005, president and director of Beijing Tricycle Technology Development Co., Ltd., a company engaged in the development of natural gas conversion kits from 1999 to 2001, president and director of Natural Gas Vehicle Development Center, from 1997 to 1999. Mr. Deng graduated from University of Petroleum, China in 1982 with a chemical bachelor degree, and received a master of management degree from China Science & Technology University. Mr. Deng holds a senior engineer certificate with professor rank issued by the Chinese government. Mr. Deng is recognized as a leader in the CNG/LPG industry in China.

Robert I. Adler is a private investor. He retired in 2003 from a position as investment advisor with UBS Financial Services, where he had been employed for the prior year. Mr. Adler’s prior experience includes terms as a managing director for ING Furman Selz Asset Management, vice president and senior investment officer of BHF Securities Corp and DG Bank, New York Branch and vice president of Kuhn, Loeb & Co. Recently he taught financial English for a semester in Shanghai University of Finance and Economics. Mr. Adler obtained a B.A. degree from Swarthmore College and studied at New York University School of Business Administration. He is a member of Institute of Chartered Financial Analysts and the New York Society of Security Analysts. Mr. Adler is also a director and audit committee member of China Medicine Corporation, a company that markets and distributes medicine products in the PRC, and Precision Aerospace Components, Inc., a stocking distributor of precision fasteners based in New York City.  Mr. Adler is a citizen of the United States of America.

Renjie Lu has been a director since July 2006.  Mr. Lu has more than 40 years of working experience in the energy industry in China. As an industry veteran, he currently is a senior member of the Advisory Council Committee of Shengli Administration Bureau, SINOPEC (China Petroleum & Chemical Corp, a NYSE-listed company). Mr. Lu was chief executive officer and director of Shengli Administration Bureau, SINOPEC from 1989 to 1996, where he managed about 500,000 employees; he was chief executive officer and director of Jianghan Administration Bureau, SINOPEC from 1987 to 1989; and executive vice president of Zhongyuan Exploration Bureau, SINOPEC from 1975 to 1987. Mr. Lu graduated from University of Petroleum, China in 1963 with a BSc.

Greg Marcinkowski has been a director since July 2006.  Mr. Marcinkowski has been a vice president of operations at WorldStrides since 2000. WorldStrides is a U.S. provider of student educational and performing arts tours in a variety of programs and destinations throughout the world. From 1999 to 2000, Mr. Marcinkowski was the vice president of purchasing at Solo Cup Corporation, which is a manufacturer of packaging products for retail food industries. Mr. Marcinkowski has a MBA and a BSc in mechanical engineering from Northwestern University. Mr. Marcinkowski is a citizen of the United States of America.

Baoheng Shi has been a director since July 2006.  Mr. Shi is a pioneer and a top scientist/researcher in the Chinese clean energy area. Mr. Shi is a professor at Beijing University, University of Petroleum, China, and China Geology University. He is deputy director of natural resource, China National Science & Technology Development Committee. Since 1993, Mr. Shi has initiated natural gas vehicle usage in China, and is recognized as a pioneer in the industry in China. He published “Natural Gas Vehicle Development” in 1999 and “Technology of Natural Gas Vehicle” in 2000. Mr. Shi has been director of New Technology Development Center, China National Petroleum Corp, a NYSE-listed company from 1993 to 2000; president of China National Petroleum’s Science & Technology Bureau from 1978 to 1993. Mr. Shi has a B.Sc. from Beijing University.

Xiang Dong (Donald) Yang has been a director since May 2008.  Mr. Yang has been president of Abax Global Capital, a Hong Kong based asset management firm of which Mr. Yang is a founding partner, focused on Pan-Asian public and private investments with a particular emphasis on Greater China and South East Asia.  From 2000 to 2007, Mr. Yang was a managing director and head of Hong Kong and China Debt Capital Market at Merrill Lynch.  Mr. Yang holds an MBA degree from the Wharton School of Business and a BA degree from Nankai University in China.   Abax Lotus Ltd., an affiliate of Abax Global Capital, was the lead investor in our $30,000,000 note financing which closed in September 2007, having purchased $10,700,000 principal amount of our 12% guaranteed senior notes due 2012 and $9,300,000 principal amount of our 3% guaranteed senior convertible note due 2012. On May 1, 2009, Abax Lotus transferred all of its shares of common stock, 12% guaranteed senior notes and 3% guaranteed senior convertible notes for no consideration to Abax Nai Xin A Ltd. and Abax Jade Ltd.  Mr. Yang was elected as director following Abax Lotus’s nomination of him to the board of directors.  Pursuant to an investor rights agreement, Abax Lotus had (and after May 1, 2009, Abax Nai Xin and Abax Jade have) the right to appoint up to 20% of the members of our board of directors and Mr. Tianzhou Deng, our chairman of the board of directors, and Mr. Bo Huang, our chief executive officer, have agreed to vote the shares of common stock beneficially owned by them in favor of the election of the Abax Nai Xin and Abax Jade nominees for director at each annual or annual meeting of shareholders at which an election of directors is held or pursuant to any written consent of the shareholders.

Shiao Ming Sheng has been chief financial officer since October 2008. From 2003 until October 2008, Mr. Sheng served as a principal of Intelligent Genesis, which was engaged in corporate consulting and venture formation. Mr. Sheng received a degree in biochemistry from Dartmouth College and has authored numerous scientific papers and editorial articles for trade journals and magazines.

Anlin Xiong has been vice president in charge of financing and investment activities since February 2008 and secretary since June 2008. Mr. Xiong was a senior manager at BOE Technology Group Co., Ltd., a leading Chinese LCD (Liquid Crystal Display) manufacturer listed on Shenzhen Stock Exchange, from October 2005 until February 2008. From May 2005 until October 2005, Mr. Xiong was a senior engineer at Alpha & Omega Semiconductor (Shanghai) Co. Ltd. in China. Mr. Xiong received a MS in Electrical Engineering from the University of Illinois at Urbana-Champaign in 2004, a MS in Physics from West Virginia University in 2003, and a BS in Electronic Engineering from Tsinghua University in China in 2000. Mr. Xiong also holds a Certificate of China Legal Professional, which is the lawyer qualification certificate in China.

Cindy Ye has been financial controller since June 2008. Ms. Ye was vice president in charge of accounting activities from January to June 2008.  Ms. Ye was a senior manager at Beijing Yongtuo Certified Public Accountants Co., Ltd. from September 2001 until December 2007. Ms. Ye received an MS in international trade from the Capital University of Economics and Business in China in 2001, and a BS in material science from the Northwest Institute of Light Industry in China in 1998.

IMPORTANT INFORMATION REGARDING SKYWIDE CAPITAL MANAGEMENT
LIMITED, SNEN ACQUISITION CORP., TIANZHOU DENG AND BO HUANG

Skywide Capital Management Limited

Skywide is a corporation with limited liability incorporated under the laws of the British Virgin Islands.  Messrs. Deng Tianzhou and Huang Bo each own a 50% interest in Skywide, and therefore, control Skywide.  It does not actively engage in any business, other than as the vehicle through which Messrs. Deng and Huang have held their ownership interests in the company.  Upon completion of the merger, all of the company’s assets and liabilities, as well as all of its business operations will become, by operation of law, the assets, liabilities and business operations of Skywide.

Merger Sub is a Nevada corporation and a wholly owned subsidiary of Skywide. Merger Sub was organized solely for the purpose of entering into the merger agreement and consummating the transactions contemplated by the merger agreement. It has not conducted any activities to date other than activities incidental to its formation and in connection with the transactions contemplated by the merger agreement.

Skywide’s and Merger Sub’s directors are Messrs. Deng and Huang.  They are citizens of the People’s Republic of China.  They can be reached c/o Skywide Capital Management Limited, P.O. Box  3444, Road Town, Tortola BVI.  Skywide does not have any officers. Mr. Deng is the President of Merger Sub.  During the last five years, none of Skywide, Merger Sub or their respective  directors has been (a) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (b) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment or decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Prior Public Offerings and Securities Purchases

None of Skywide, Merger Sub or either of Messrs. Deng or Huang has made an underwritten public offering of Sinoenergy’s common stock for cash during the past three years that was registered under the Securities Act of 1933 or exempt from registration under Regulation A. None of Skywide, Merger Sub or either of Messrs. Deng or Huang has purchased any common stock of Skywide during the past two years.

Recent Transactions

There have been no transactions in the common stock of Sinoenergy effected during the period which commenced 60 days prior to the announcement of the merger through the date fo this proxy statement by (i)  Skywide, any subsidiary of Skywide, Mr. Deng or Mr. Huang; (ii) any executive officer, director, affiliate or associate of Skywide, Merger Sub, Mr. Deng or Mr. Huang;; (iii) any subsidiary of Skywide or Merger Sub, and (iv) any pension, profit-sharing or similar plan of Skywide or any subsidiary of Skywide.

See information provided for Messrs. Deng and Huang under “Important Information Regarding Sinoenergy – Directors and Executive Officers” and “– Security Ownership of Certain Beneficial Owners and Management.”

ADJOURNMENT OR POSTPONEMENT

OF THE SPECIAL MEETING (PROPOSAL 2)

If there are insufficient votes at the time of the special meeting to approve the merger agreement, we may propose to adjourn or postpone the special meeting, if a quorum is present, for the purpose of soliciting additional proxies to approve the merger agreement.  We currently do not intend to propose adjournment or postponement at our annual meeting if there are sufficient votes to approve the merger agreement.  If approval of the proposal to adjourn or postpone the special meeting for the purpose of soliciting additional proxies is submitted to our shareholders for approval, such approval requires the affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy.

SUBMISSION OF SHAREHOLDER PROPOSALS

If the merger is completed, we will have no public shareholders and there will be no public participation in any of Sinoenergy’s future shareholder meetings. If the proposed merger is not completed, Sinoenergy’s shareholders will continue to be entitled to attend and participate in Sinoenergy’s shareholder meetings. If the proposed merger is not completed, we will inform our shareholders, by press release or other means determined reasonable by us, of the date by which shareholder proposals must be received by us for inclusion in the proxy materials relating to the 2011 annual meeting, which proposals must comply with the rules and regulations of the SEC then in effect.

HOUSEHOLDING

“Householding” is a program, approved by the Securities and Exchange Commission which allows companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering only one package of shareholder proxy material to any household at which two or more shareholders reside. If you and other residents at your mailing address own shares of our common stock in street name, your broker or bank may have notified you that your household will receive only one copy of our proxy materials. Once you have received notice from your broker that they will be “householding” materials to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account. If you hold shares of our common stock in your own name as a holder of record, “householding” will not apply to your shares.

We will deliver promptly upon written or oral request a separate copy of our annual report and/or proxy statement to a shareholder at a shared address to which a single copy of either document was delivered. For copies of either or both documents, shareholders should write to us at Sinoenergy Corporation, Attention: Investor Relations at 1603-1604, Tower B Fortune Centre Ao City, Beiyuan Road, Chaoyang District, Beijing, People’s Republic of China 100107, phone number: 86-10-84928149.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The company’s public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information that we have previously issued, without charge, by written or telephonic request directed to us at Sinoenergy Corporation, Attention: Investor Relations, 1603-1604, Tower B Fortune Centre Ao City, Beiyuan Road, Chaoyang District, Beijing, People’s Republic of China 100107, Phone number: 86-10-84928149. If you would like to request documents, please do so by [              ], 2010, in order to receive them before the special meeting.

If you have questions about the special meeting or the merger after reading this proxy statement, or if you would like additional copies of this proxy statement or the proxy card, please contact:

Sinoenergy Corporation
Attention: Investor Relations
1603-1604, Tower B Fortune Centre Ao City
Beiyuan Road, Chaoyang District,
Beijing, People’s Republic of China 100107
Phone number: 86-10-84928149

OR

Georgeson, Inc.
Banks and Brokers Call: outside the United States, (212) 440-9800
All Others Call Toll Free: (877) 278-4751

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated [           ], 2010. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to shareholders shall not create any implication to the contrary.

PRELIMINARY COPY

SPECIAL MEETING OF SHAREHOLDERS OF
SINOENERGY CORPORATION
[                ], 2010

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

âPlease detach along perforated line and mail in the envelope provided. â
â
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK
YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

	FOR	AGAINST	ABSTAIN
1.
Approval of the Amended and Restated Agreement and Plan of Merger, dated as of March 29, 2010 and amended as of May 31, 2010, as the same may be amended, by and among Sinoenergy Corporation (“Sinoenergy”), Skywide Capital Management Limited (“Skywide”) and SNEN Acquisition Corp. (“Merger Sub”), which provides for the merger of Merger Sub with and into Sinoenergy with Sinoenergy continuing as the surviving company in the merger, and the conversion of each outstanding share of common stock of Sinoenergy (other than shares held (i) as treasury shares or by any wholly-owned subsidiary of Sinoenergy or (ii) by Skywide or any wholly-owned subsidiary of Skywide) into the right to receive $1.90 in cash, without interest.
	☐	☐	☐

2.
Approval of adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the merger agreement.
	☐	☐	☐

The undersigned acknowledges receipt from Sinoenergy Corporation prior to the execution of this proxy of a Notice of special meeting and a proxy statement dated [          ], 2010.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR THE PROPOSAL.  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Mark here if you plan to attend the special meeting     ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PRELIMINARY COPY

SINOENERGY CORPORATION
PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
[           ], 2010
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Sinoenergy Corporation hereby appoints [                               ] and [                      ] and each of them, with full power of substitution, proxies to vote the shares of stock which the undersigned could vote if personally present at the special meeting of Shareholders of Sinoenergy Corporation to be held on [         ], 2010, at 10:00 AM, local time, at [                                     ],  and at any adjournments thereof. You can revoke your proxy at any time before it is voted at the special meeting by: (i) submitting another properly completed proxy bearing a later date; (ii) giving written notice of revocation to any of the persons named as proxies or to the Secretary of Sinoenergy Corporation; or (iii) voting in person at the special meeting. If the undersigned holds any of the shares of common stock in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually.

(Continued and to be signed on the reverse side)
COMMENTS:

PRELIMINARY COPY

SPECIAL MEETING OF SHAREHOLDERS OF

SINOENERGY CORPORATION
[                 ], 2010

PROXY VOTING INSTRUCTIONS
MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE — Call toll-free [1-800-PROXIES (1-800-776-9437)] from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.
- OR -
INTERNET — Access [“www.voteproxy.com”] and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER
ACCOUNT NUMBER

You may enter your voting instructions at [1-800-PROXIES or www.voteproxy.com] up until 11:59 PM Eastern Time the day before the cut-off or meeting date.
â Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. â

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

	FOR	AGAINST	ABSTAIN
1.
Approval of the Amended and Restated Agreement and Plan of Merger, dated as of March 29, 2010 and amended as of May 31, 2010, as the same may be amended, by and among Sinoenergy Corporation (“Sinoenergy”), Skywide Capital Management Limited (“Skywide”) and SNEN Acquisition Corp. (“Merger Sub”), which provides for the merger of Merger Sub with and into Sinoenergy with Sinoenergy continuing as the surviving company in the merger, and the conversion of each outstanding share of common stock of Sinoenergy (other than shares held (i) as treasury shares or by any wholly-owned subsidiary of Sinoenergy or (ii) by Skywide or any wholly-owned subsidiary of Skywide) into the right to receive $1.90 in cash, without interest.
	☐	☐	☐

2.
Approval of adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the meeting to approve the merger agreement.
	☐	☐	☐

The undersigned acknowledges receipt from Sinoenergy Corporation prior to the execution of this proxy of a Notice of special meeting and a proxy statement dated [                ], 2010.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED WILL BE VOTED FOR THE PROPOSAL.  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Mark here if you plan to attend the special meeting     ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Annex A

ANNEX A

AMENDED AND RESTATED

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

SKYWIDE CAPITAL MANAGEMENT LIMITED,

SNEN ACQUISITION CORP.

AND

SINOENERGY CORPORATION

DATED AS OF MARCH 29, 2010

-i-

-ii-

TABLE OF CONTENTS

		Page
10.8	Severability.	40
10.9	Counterparts and Signature.	40
10.1	Interpretation.	40
10.11	Governing Law.	41
10.12	Remedies.	41
10.13	Submission to Jurisdiction.	41
10.14	Waiver Of Jury Trial.	41

-iii-

AMENDED AND RESTATED

AGREEMENT AND PLAN OF MERGER

THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of March 29, 2010, is by and among Skywide Capital Management Limited, a company incorporated with limited liability under the laws of the British Virgin Islands (the “Buyer”), SNEN Acquisition Corp., a corporation organized under the laws of the state of Nevada and a wholly-owned subsidiary of the Buyer (the “Buyer Subsidiary”) and Sinoenergy Corporation, a corporation organized under the laws of the state of Nevada (the “Company”).

WHEREAS, the Board of Directors and members of Buyer and the Board of Directors of the Company deem it advisable and in the best interests of each party and their respective members and shareholders that the Buyer acquire the Company in order to advance the long-term business interests of the Buyer and the Company;

WHEREAS, the Company and the Buyer are parties to an Agreement and Plan of Merger dated as of October 12, 2009 (the “Original Agreement”) which provides for the merger of the Company with and into the Buyer in accordance with the terms of the Original Agreement;

WHEREAS, the Company and the Buyer deem it advisable and in the best interests of each party and their respective members and shareholders to restructure the merger so that the Company is the surviving party and, in that connection, to add Buyer Subsidiary as a party and to amend and restate the Original Agreement, as described in this Agreement;

WHEREAS, the acquisition of the Company shall be effected through a merger (the “Merger”) of the Buyer Subsidiary with and into the Company in accordance with the terms of this Agreement and the NGCL, as a result of which, the Company shall become a wholly-owned subsidiary of the Buyer.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the Buyer, the Buyer Subsidiary and the Company agree as follows:

ARTICLE I

DEFINITIONS

1.1 Certain Defined Terms.  As used in this Agreement, the following terms have the meanings ascribed thereto in this Article:

Action means any claim, action, suit, arbitration, mediation, inquiry, proceeding or investigation by or before any Governmental Entity, arbitrator or mediator.

Affiliate when used with respect to any party shall mean any person who is an “affiliate” of that party within the meaning of Rule 405 promulgated under the Securities Act; provided, that for purposes of this Agreement, Buyer and Buyer Subsidiary shall not be deemed an Affiliate of the Company and the Company shall not be deemed an Affiliate of Buyer and Buyer Subsidiary.

Amended and Restated Agreement and Plan of Merger – Page 2

Agreement has the meaning attributed thereto in the Preamble.

Business Day means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in The City of New York.

Buyer has the meaning attributed thereto in the Preamble.

Buyer Material Adverse Effect  means any material adverse change, event, circumstance or development with respect to, or any material adverse effect on, (i) the business, assets, liabilities, capitalization, prospects, condition (financial or otherwise), or results of operations of the Buyer and its Subsidiaries, taken as a whole or (ii) the ability of the Buyer or the Buyer Subsidiary to consummate the transactions contemplated by this Agreement.  For the avoidance of doubt, the parties agree that the terms “material”, “materially” or “materiality” as used in this Agreement with an initial lower case “m” shall have their respective customary and ordinary meanings, without regard to the meanings ascribed to Buyer Material Adverse Effect or Company Material Adverse Effect.

Buyer Subsidiary has the meaning attributed thereto in the Preamble.

Company has the meaning attributed thereto in the Preamble.

Company Balance Sheet means the consolidated, audited balance sheet of the Company as of September 30, 2009.

Company Board means the Board of Directors of the Company.

Company Disclosure Schedule has the meaning attributable thereto in the first paragraph of Article IV.

Company Material Adverse Effect means any change in, or effect on, the business, operations, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries which, when considered either individually or in the aggregate together with all other adverse changes or effects with respect to which such phrase is used in this Agreement, is, or is reasonably likely to be, materially adverse to the business, operations, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, excluding effects resulting from (i) changes in general economic conditions or in the securities markets in general that do not affect the Company and its Subsidiaries in a materially disproportionate manner relative to other companies in the same industry, (ii) changes in the industries in which the Company and its Subsidiaries operate (including legal and regulatory changes) that do not specifically relate to the Company and its Subsidiaries and that do not affect the Company and its Subsidiaries in a materially disproportionate manner relative to other companies in such industry, (iii) acts taken pursuant to or in accordance with this Agreement at the request of the Buyer, or (iv) acts of terrorism or war (whether or not declared); provided, however, that the Buyer recognizes that the Company has incurred net losses for the year ended September 30, 2009 and the three months ended December 31, 2009; and that the report of the Company’s independent registered public accounting firm includes an explanatory paragraph stating that the financial statements have been prepared on a going concern basis and do not include any adjustments that might result from the uncertainties and the continuation of losses substantially consistent with such losses and the continuation of the matters described under “Going Concern” in Note 2 of Notes to the Company’s Consolidated Financial Statements for the year ended September 30, 2009 and the continuation of litigation (or the commencement of similar litigation) described under Item 3 in the Company’s Form 10-K for the year ended September 30, 2009 shall not be deemed a Company Material Adverse Effect.

Amended and Restated Agreement and Plan of Merger – Page 3

Encumbrance means any security interest, pledge, mortgage, lien, charge, hypothecation, option to purchase or lease or otherwise acquire any interest, conditional sales agreement, claim, restriction, covenant, easement, right of way, title defect, adverse claim of ownership or use, transfer restriction, voting agreement, proxy or other limitation on voting rights, or other encumbrance of any kind, other than any obligation to accept returns of inventory in the ordinary course of business and other than those arising by reason of restrictions on transfers under federal, state and foreign securities Laws.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Governmental Entity means any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority, agency or instrumentality of any nation, state or other political subdivision thereof, or any stock market or stock exchange on which the Shares are listed for trading.

Governmental Order means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

Indebtedness means, with respect to any Person, without duplication, (A) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind to such Person, (B) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (C) all obligations of such Person upon which interest charges are customarily paid, (D) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person, (E) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding obligations of such Person or creditors for raw materials, inventory, services and supplies incurred in the Ordinary Course of Business), (F) all capitalized lease obligations of such Person, (G) all obligations of others secured by any lien on property or assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (H) all obligations of such Person under interest rate or currency hedging transactions (valued at the termination value thereof), (I) all letters of credit issued for the account of such Person and (J) all guarantees and arrangements having the economic effect of a guarantee by such Person of any Indebtedness of any other Person.

Amended and Restated Agreement and Plan of Merger – Page 4

Intellectual Property means the rights associated with or arising out of any of the following:  (i) domestic and foreign patents and patent applications, together with all reissuances, divisionals, continuations, continuations-in-part, revisions, renewals, extensions, and reexaminations thereof, and any identified invention disclosures (“Patents”); (ii) trade secret rights and corresponding rights in confidential information and other non-public information (whether or not patentable), including ideas, formulas, compositions, inventor’s notes, discoveries and improvements, know-how, manufacturing and production processes and techniques, testing information, research and development information, inventions, invention disclosures, unpatented blueprints, drawings, specifications, designs, plans, proposals and technical data, business and marketing plans, market surveys, market know-how and customer lists and information (“Trade Secrets”); (iii) all copyrights, copyrightable works, rights in databases, data collections, “moral” rights, mask works, copyright registrations and applications therefore and corresponding rights in works of authorship (“Copyrights”); (iv) all trademarks, service marks, logos, trade dress and trade names and domain names indicating the source of goods or services, and other indicia of commercial source or origin (whether registered, common law, statutory or otherwise), all registrations and applications to register the foregoing anywhere in the world and all goodwill associated therewith (“Trademarks”); (v) all computer software and code, including assemblers, applets, compilers, source code, object code, development tools, design tools, user interfaces and data, in any form or format, however fixed (“Software”); and (vi) all Internet electronic addresses, uniform resource locators and alphanumeric designations associated therewith and all registrations for any of the foregoing (“Domain Names”).

Knowledge means, with respect to any particular matter pertaining to the Company or any Subsidiary, the actual knowledge of the chief executive officer, the executive vice president or the chief financial officer of the Company regarding such matter; provided that such officers shall be deemed to have made due and diligent inquiry of those employees, agents, consultants or other Persons whom such officers reasonably believe would have knowledge of the matters represented.

Law means any statute, law, ordinance, regulation, rule, code, principle of common law and equity or other requirement of law of a Governmental Entity or any Governmental Order.

Merger has the meaning attributed thereto in the Preamble.

NGCL means the Nevada General Corporation Law (NRS §§ 78.010, et seq. and NRS §§ 92A.005, et seq.), as amended.

Ordinary Course of Business, with respect to any action, means such action is:

(i)           consistent with the recent past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and

(ii)           not required to be authorized by the board of directors of such Person.

Person means any individual, partnership, firm, corporation, association, trust, unincorporated organization, Governmental Authority, joint venture, limited liability company or other entity.

SEC means the United States Securities and Exchange Commission.

Securities Act  means the Securities Act of 1933, as amended.

Amended and Restated Agreement and Plan of Merger – Page 5

Shares means the $.001 par value common stock of the Company.

Subsidiary means, with respect to a party, any corporation, partnership, joint venture, limited liability company or other business association or entity, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner or a managing member (excluding partnerships, the general partnership interests of which held by such party and/or one or more of its Subsidiaries do not have a majority of the voting interest in such partnership), (ii) such party and/or one or more of its Subsidiaries holds voting power to elect a majority of the board of directors or other governing body performing similar functions, or (iii) such party and/or one or more of its Subsidiaries, directly or indirectly, owns or controls more than 50% of the equity, membership, partnership or similar interests.

Taxes means all taxes, charges, fees, levies or other similar assessments or liabilities, including income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, services, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States of America or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

Tax Returns means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

A Triggering Event shall be deemed to have occurred if:  (a) the Company Board shall have failed to recommend that the Company’s shareholders vote to approve the Agreement, or shall have withdrawn or modified (without the consent of the Buyer) in a manner adverse to the Buyer or Buyer Subsidiary the Company Board Recommendation (it being understood and agreed that any “stop-look-and-listen” communication by the Company Board to the shareholders of the Company pursuant to Rule 14d-9(f) of the Exchange Act shall not be deemed to constitute a withdrawal, modification or change of its recommendation of this Agreement); (b) the Company shall have failed to include in the Proxy Statement the Company Board Recommendation; (c) the Company Board fails to reaffirm the Company Board Recommendation, or fails to reaffirm its determination that the Merger is fair to and in the best interests of the Company’s shareholders, in a press release if so requested by the Buyer, within 10 days after the Buyer requests in writing that such recommendation or determination be reaffirmed; (d) the Company Board shall have approved, endorsed or recommended any Acquisition Proposal; (e) the Company shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal, other than confidentiality agreements that the Company is required or permitted to enter into pursuant Section 7.1 of the Agreement; (f) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its security holders, or filed with the SEC, within 10 Business Days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer; or (g) the Company or any Representative of the Company shall have breached in any material respect any material obligations set forth in Section 7.1 of this Agreement.

Amended and Restated Agreement and Plan of Merger – Page 6

1.2 Other Defined Terms.  The following terms have the meanings defined for such terms in the Sections set forth below:

Term	Section
Acquisition Proposal	7.1(d)
Articles of Merger	2.1
BMC	4.15
Certificates	3.2(a)
Closing	2.2
Closing Date	2.2
Code	3.2(g)
Company Board Recommendation	7.5
Company Convertible Notes	4.2(b)
Company Material Contracts	4.10(a)
Company SEC Reports	4.4(a)
Company Shareholder Approval	4.3(a)
Company Shareholders Meeting	4.4(d)
Company Stock Options	4.2(b)
Company Stock Plans	4.2(b)
Company Stock Purchase Warrants	4.2(b)
Company Voting Proposal	4.3(a)
Costs	7.11(a)
Effective Time	2.1
Exchange Agent	3.2(a)
Exchange Fund	3.2(a)
Expenses	9.3(a)
GAAP	4.4(b)
Indemnified Directors and Officers	7.11(a)
Instruments of Indebtedness	4.10(a)
Material Contract	4.10(a)
Merger Consideration	3.1(a)
Option Consideration	7.8(b)
Outside Date	9.1(b)
Proxy Statement	4.4(d)
Regulation M-A Filing	4.4(d)
Representatives	7.1(a)
Requisite Regulatory Approvals	8.1(b)
Regulation M-A Filing	4.4(d)
Reverse Termination Fee	9.3(c)
Superior Proposal	7.1(d)
Surviving Company	2.3
Termination Fee	9.3(b)

Amended and Restated Agreement and Plan of Merger – Page 7

ARTICLE II

THE MERGER

2.1 Effective Time of the Merger.  Subject to the provisions of this Agreement, prior to the Closing, the Buyer shall prepare, and on the Closing Date or as soon as practicable thereafter the Buyer shall cause to be filed with the Secretary of State of the State of Nevada, articles of merger (the “Articles of Merger”) in such form as is required by, and executed by the Surviving Company in accordance with, the relevant provisions of the NGCL and shall make all other filings or recordings required under the NGCL.  The Merger shall become effective upon the filing of the Articles of Merger with the Secretary of State of the State of Nevada, or at such later time as is established by the Buyer and the Company and set forth in the Articles of Merger (the “Effective Time”).

2.2 Closing.  The closing of the Merger (the “Closing”) shall take place at 10:00 a.m., Eastern time, on a date to be specified by the Buyer and the Company (the “Closing Date”), which shall be no later than the second Business Day after satisfaction or waiver of the conditions set forth in Article VII (other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing), at the offices of Arent Fox LLP, 1675 Broadway, New York, New York  10019, unless another date, place or time is agreed to in writing by the Buyer and the Company.

2.3 Effects of the Merger.  At the Effective Time (i) the separate existence of the Buyer Subsidiary shall cease and the Buyer Subsidiary shall be merged with and into the Company (the Company following the Merger is sometimes referred to herein as the “Surviving Company”) and (ii) the restated articles of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended to change the name of the Surviving Company from Sinoenergy Corporation to Skywide Capital Management Limited and to reduce the authorized capital stock of the Company to 100,000 shares of common stock, par value $0.001 per share, and as so amended, shall be the articles of incorporation of the Surviving Company, until further amended in accordance with the NGCL.  The Merger shall have the effects set forth in Section 92A.250 of the NGCL.

2.4 Directors and Officers.  The directors of the Buyer Subsidiary immediately prior to the Effective Time shall be the initial directors of the Surviving Company and officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Company, each to hold office in accordance with the articles incorporation of the Surviving Company.

Amended and Restated Agreement and Plan of Merger – Page 8

ARTICLE III

CONVERSION OF SECURITIES

3.1 Conversion of Capital Stock.  As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the capital stock of the Company or capital stock of the Buyer Subsidiary:

(a) Each of the Shares issued and outstanding immediately prior to the Effective Time (other than Shares held in the Company’s treasury or by any wholly-owned Subsidiary of the Company and Shares owned beneficially by the Buyer, Buyer Subsidiary or any other wholly-owned Subsidiary of the Buyer) shall be converted into and represent the right to receive $1.90 in cash per share of the Shares, without any interest thereon (the “Merger Consideration”).

(b) Cancellation of Stock Owned by the Parties and Their Subsidiaries.  All of the Shares that are owned by the Company as treasury stock or by any wholly-owned Subsidiary of the Company and any Shares owned by the Buyer, any shareholder of the Buyer, Buyer Subsidiary or any other wholly-owned Subsidiary of the Buyer immediately prior to the Effective Time shall be cancelled and shall cease to exist and no shares of the Buyer or other consideration shall be delivered in exchange therefor.

(c) Capital Stock of the Buyer Subsidiary.  Each share of the capital stock of the Buyer Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, $.001 par value per share, of the Surviving Company.

(d) Treatment of Company Stock Options and Common Stock Purchase Warrants.  Prior to the Effective Time, the Company Board (and/or, if appropriate, the Compensation Committee thereof) shall adopt appropriate resolutions and take all other actions necessary to provide that each Company Stock Option and each Company Stock Purchase Warrant, whether or not then vested or exercisable, shall, at the Effective Time, be cancelled, and each holder thereof, other than the Buyer, Buyer Subsidiary, any shareholder of the Buyer or any other wholly-owned Subsidiary of the Buyer, shall be entitled to receive a payment in cash as provided in Section 7.8(b) hereof (subject to any applicable withholding taxes).  As provided herein, unless otherwise determined by the Buyer, the Company Stock Plans (and any feature of any other Benefit Plans or other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company) shall terminate as of the Effective Time.  After the date hereof, the Company will not issue any Company Stock Options, Company Stock Purchase Warrants or other options, warrants, rights or agreements which would entitle any person to acquire any capital stock of the Company or, except as otherwise provided in this Section 3.1(d) or in Section 7.8, to receive any payment in respect thereof.

3.2 Exchange of Certificates, Company Stock Options and Company Stock Purchase Warrants.  The procedures for exchanging outstanding Shares for Merger Consideration, and outstanding Company Stock Options and Company Stock Purchase Warrants for Option Consideration, pursuant to the Merger are as follows:

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(a) Exchange Agent.  As of the Effective Time, the Buyer shall deposit with the Company’s transfer agent or another bank or trust company designated by the Buyer and reasonably acceptable to the Company (the “Exchange Agent”), for the benefit of the holders of Shares, Company Stock Options and Company Stock Purchase Warrants, for exchange in accordance with this Section 3.2, through the Exchange Agent, cash in an amount sufficient to pay the aggregate Merger Consideration and the aggregate Option Consideration (such aggregate consideration being hereinafter referred to as the “Exchange Fund”), payable pursuant to Section 3.1 to holders of certificates which immediately prior to the Effective Time represented outstanding Shares (the “Certificates”), and pursuant to Sections 3.1(d) and 7.8(b) to the holders of Company Stock Options and Company Stock Purchase Warrants.

(b) Exchange Procedures.  As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate, Company Stock Option and Company Stock Purchase Warrant (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates, Company Stock Options and Company Stock Purchase Warrants shall pass, only upon delivery of the Certificates, Company Stock Options and Company Stock Purchase Warrants to the Exchange Agent and shall be in such form and have such other provisions as the Buyer may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates, Company Stock Options and Company Stock Purchase Warrants in exchange for each holder’s respective Merger Consideration or Option Consideration.  Upon surrender of a Certificate, Company Stock Option or Company Stock Purchase Warrant for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by the Buyer, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of each Certificate, Company Stock Option and Company Stock Purchase Warrant shall be entitled to receive in exchange therefor cash representing (i) that number of whole Shares evidenced by such Certificate multiplied by the Merger Consideration, and the Certificate so surrendered shall immediately be cancelled; and/or (ii) the Option Consideration payable with respect to the surrendered Company Stock Option or Company Stock Purchase Warrant.  In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, the payment representing the Merger Consideration payable to the registered holder may be paid to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.  Until surrendered as contemplated by this Section 3.2, each Certificate, Company Stock Option and Company Stock Purchase Warrant shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the payment contemplated by this Section 3.2 or Section 7.8(b), as the case may be.

(c) No Further Ownership Rights in Shares.  All payments upon the surrender for exchange of Certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares, and from and after the Effective Time there shall be no further registration of transfers on the share transfer books or register of members of the Surviving Company of the Shares which were outstanding immediately prior to the Effective Time.  If, after the Effective Time, Certificates are presented to the Surviving Company or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article III.

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(d) Termination of Exchange Fund.  Subject to any applicable escheat or similar Law, any portion of the Exchange Fund which remains undistributed to the holders of Shares 180 days after the Effective Time shall be delivered to the Buyer, upon demand, and any holder of Shares who has not previously complied with this Section 3.2 shall thereafter look only to the Buyer, as a general unsecured creditor, for payment of his, her or its claim for Merger Consideration.

(e) Investment of Exchange Fund  The Exchange Agent shall invest cash included in the Exchange Fund, as directed by the Buyer, on a daily basis, provided that no such investment or loss thereon shall affect the amounts payable pursuant to the provisions of this Article III.  Any interest and other income resulting from such investments shall be paid to the Buyer.

(f) No Liability.  To the extent permitted by applicable Law, none of the Buyer, the Buyer Subsidiary, the Company, the Surviving Company or the Exchange Agent shall be liable to any holder of Shares delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.  If any Certificate shall not have been surrendered prior to one year after the Effective Time (or immediately prior to such earlier date on which any cash payable to the holder of such Certificate pursuant to this Article III would otherwise escheat to or become the property of any Governmental Entity), any such cash in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Company, free and clear of all claims or interest of any person previously entitled thereto.

(g) Withholding Rights.  Each of the Buyer and the Surviving Company shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it reasonably determines that it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any other applicable provision of Law.  To the extent that amounts are so withheld by the Surviving Company or the Buyer, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Surviving Company or the Buyer, as the case may be.

(h) Lost Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Company, the posting by such person of a bond in such reasonable amount as the Surviving Company may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Buyer and Buyer Subsidiary that the statements contained in this Article IV are true and correct, subject to the exceptions set forth in the disclosure schedule delivered by the Company to the Buyer and Buyer Subsidiary on or before the execution and delivery of this Agreement (the “Company Disclosure Schedule”).  The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV that contain references to such Company Disclosure Schedule; provided, however, that any information contained in response to any numbered or lettered section of this Article IV shall constitute disclosure pursuant to this Article IV.  For purposes of this Agreement, each statement or other item of information set forth in the Company Disclosure Schedule shall be deemed to be a representation and warranty made by the Company in Article IV.

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4.1 Organization, Standing and Power; Subsidiaries.

(a) Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, that have not had, and could not reasonably be expected to have a Company Material Adverse Effect.  There is no jurisdiction in the United States in which the nature of the business conducted by the Company or property owned by it requires qualification as a foreign corporation.

(b) The Company SEC Reports set forth a complete and accurate list of (i) all of the Company’s Subsidiaries and the Company’s direct or indirect equity interest therein and (ii) the Company’s interest in any Person which is not a Subsidiary, including any Person in which the Company has a non-controlling equity interest.

(c) The Company has delivered to the Buyer complete and accurate copies of the articles of incorporation and by-laws of the Company and of the charter, by-laws or other organizational documents of each Subsidiary of the Company, in each case as amended to date.  The Company is not in default under, or in violation of, its articles of incorporation or by-laws, and each of its Subsidiaries is not in violation of its comparable organizational documents.

4.2 Capitalization.

(a) The authorized capital stock of the Company consists of 10,000,000 shares of preferred stock, par value $0.001 per share, none of which are outstanding or authorized for issuance, and 50,000,000 Shares.  The rights and privileges of each class of the Company’s capital stock are as set forth in the Company’s articles of incorporation.  As of the date of this Agreement, 15,922,391 Shares were issued and outstanding, and no Shares were held in the treasury of the Company or by Subsidiaries of the Company.

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(b) Section 4.2(b) of the Company Disclosure Schedule lists the number of Shares reserved for issuance pursuant to outstanding convertible notes, stock options and stock purchase warrants, as of the date of the Original Agreement (subject to any exercises and conversions reflected in the Company’s annual report on SEC Form 10-K for the year ended September 30, 2009) and any plans or other arrangements under which additional notes, options and warrants may be issued or granted (collectively, the “Company Stock Plans”) and sets forth a complete and accurate list of all holders of outstanding notes convertible into, and options and warrants to purchase, Shares (such outstanding notes, options and warrants, respectively, the “Company Convertible Notes,” “Company Stock Options” and the “Company Stock Purchase Warrants”), whether or not granted under the Company Stock Plans, and the number of Shares issuable pursuant to each Company Convertible Note, each Company Stock Option and each Company Stock Purchase Warrant, and the conversion, exercise or purchase price, the date of grant or issuance, the repurchase price payable per unvested Share, and the expiration date thereof. The Company has provided to the Buyer accurate and complete copies of all Company Stock Plans, and the forms of all convertible note, stock option and common stock warrant agreements evidencing Company Convertible Notes, Company Stock Options and Company Stock Purchase Warrants, and there are no agreements, understandings or commitments to amend, modify or supplement such documents, which documents include any applicable provisions relating to adjustments in the number of Shares which may be issued pursuant thereto.

(c) Except (x) as set forth in this Section 4.2, and (y) as reserved for future grants under Company Stock Plans, (i) there are no equity securities of any class of the Company or any of its Subsidiaries (other than equity securities of any such Subsidiary that are directly or indirectly owned by the Company), or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound obligating the Company or any of its Subsidiaries to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other equity interests of the Company or any of its Subsidiaries or any security or rights convertible into or exchangeable or exercisable for any such shares or other equity interests, or obligating the Company or any of its Subsidiaries to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, commitment or agreement.  Neither the Company nor any of its Subsidiaries has outstanding any stock appreciation rights, phantom stock, performance-based rights or similar rights or obligations.  There are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of the capital stock of the Company or any of its Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in the Company or any Subsidiary of the Company or any other entity, other than guarantees of bank obligations of Subsidiaries of the Company entered into in the Ordinary Course of Business or as disclosed in the Company SEC Reports.  Neither the Company nor any of its Affiliates is a party to or is bound by any, and to the Knowledge of the Company, there are no, agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any shares of capital stock or other equity interests of the Company or any of its Subsidiaries not disclosed in the Company SEC Reports. There are no registration rights, and there is no rights agreement, “poison pill” anti-takeover plan or other agreement or understanding to which the Company or any of its Subsidiaries is a party or by which it or they are bound with respect to any equity security of any class of the Company or any of its Subsidiaries or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its Subsidiaries not disclosed in the Company SEC Reports.

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(d) Shareholders of the Company are not entitled to dissenters’ or appraisal rights under applicable state Law in connection with the Merger.

(e) All outstanding Shares are, and all Shares subject to issuance as specified in Section 4.2(b) above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any Encumbrance, purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the NGCL, the Company’s articles of incorporation or by-laws or any agreement to which the Company is a party.

(f) All of the outstanding shares of the Capital Stock of each of the Company’s Subsidiaries are owned as set forth in Note 1(c) of the Notes to Consolidated Financial Statements in the Company’s Form 10-K for the year ended September 30, 2009 and have been issued in accordance with applicable law and the governing instruments of the Subsidiary, and are owned free and clear of any Encumbrances, except as disclosed in the Company SEC Reports. There are no outstanding options, warrants, calls, stock appreciation rights, or other rights or commitments or any other agreements of any character relating to the sale, issuance or voting of, or the granting of rights to acquire any shares of the capital stock of any of the Company’s Subsidiaries, or any securities or other instruments convertible into, exchangeable for or evidencing the right to purchase any shares of the capital stock of any of the Company’s Subsidiaries except as disclosed in the Company SEC Reports.

(g) All Company Stock Options, all Company Stock Purchase Warrants and all issued and outstanding Shares have been issued in compliance with the Securities Act and any applicable state blue sky Laws.  Any consents of the holders of Company Stock Options and Company Stock Purchase Warrants which are required in connection with the actions contemplated by Section 7.8 have been obtained, and such actions so contemplated comport with the requirements of the documents underlying any such derivative securities.

4.3 Authority; No Conflict; Required Filings and Consents.

(a) The Company has all requisite corporate power and authority to enter into this Agreement and, subject only to the adoption of this Agreement and the approval of the Merger (the “Company Voting Proposal”) by the Company’s shareholders under the NGCL (the “Company Shareholder Approval”), to consummate the transactions contemplated by this Agreement.  Without limiting the generality of the foregoing, the Company Board, at a meeting duly called and held, by the unanimous vote of all directors (with Messrs.Tianzhou Deng and Bo Huang abstaining) and upon the approval and recommendation of a special committee of the Company Board comprised solely of four independent directors (i) determined that the Merger is fair and in the best interests of the Company and its unaffiliated shareholders, (ii) adopted this Agreement in accordance with the provisions of the NGCL, (iii) directed that this Agreement and the Merger be submitted to the shareholders of the Company for their adoption and approval and resolved to recommend that the shareholders of the Company vote in favor of the adoption of this Agreement and the approval of the Merger and (iv) to the extent necessary, adopted a resolution having the effect of causing the Company not to be subject to any provision of the NGCL relating to a merger with interested stockholders (including, without limitation, a “fair price,” “moratorium,” or “control share acquisition” statute) that might otherwise apply to the Merger and any other transactions contemplated by this Agreement.  The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company, subject only to the required receipt of the Company Shareholder Approval.  This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and to general principles of equity.

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(b) The execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated by this Agreement shall not, (i) conflict with, or result in any violation or breach of, any provision of the articles of incorporation or by-laws of the Company or of the charter, by-laws, or other organizational document of any Subsidiary of the Company, (ii)  conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under, or require a consent or waiver under, constitute a change in control under, require the payment of a penalty under or result in the imposition of any Encumbrance on the Company’s or any of its Subsidiaries’ assets under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, (iii) subject to obtaining the Company Shareholder Approval and compliance with the requirements specified in clauses (i) through (iv) of Section 4.3(c) below, conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree or Law applicable to the Company or any of its Subsidiaries or any of its or their properties or assets, or (iv) result in the creation of a material lien on any of the material properties or assets of the Company or any of its Subsidiaries, except in the case of clauses (ii) and (iii) of this Section 4.3(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations or losses that, individually or in the aggregate, could not constitute or could not reasonably be expected to constitute a Company Material Adverse Effect.  There are no consents, waivers or approvals under any of the Company’s or any of its Subsidiaries’ agreements, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

(c) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the filing of Articles of Merger with the Secretary of State of the State of Nevada, (ii) the filing of the Proxy Statement with the SEC in accordance with the Exchange Act, (iii) the filing of such reports, schedules or materials under Section 13, Rule 14a-12 or other relevant sections under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities Laws and the securities Laws of any foreign country.

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(d) The affirmative vote of the holders of a majority of the outstanding Shares on the record date for the Company Shareholders Meeting is the only vote of the holders of any class or series of the Company’s capital stock or other securities necessary for the adoption of this Agreement and for the consummation by the Company of the Merger and the other transactions contemplated by this Agreement.  There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote.

4.4 SEC Filings; Financial Statements; Reporting Requirements.

(a) The Company has filed all registration statements, forms, reports and other documents required to be filed by the Company with the SEC and/or the Nasdaq Stock Market since June 1, 2006 pursuant to the Exchange Act (the “Company SEC Reports”), all of which are publicly available on the SEC’s EDGAR system; provided, however, that the Company has not filed a proxy statement relating to the election of directors on Schedule 14A or an information statement on Schedule 14C from September 8, 2006 until December 29, 2009.  Prior to the Closing, the Company will have furnished to the Buyer a true, correct and complete copy of any additional Company SEC Reports filed with the SEC or the Nasdaq Stock Market on or after the date hereof but prior to the Closing.  The Company SEC Reports (i) were or will be filed on a timely basis, provided, however, that no representation is made that each current report on Form 8-K was filed on a timely basis, (ii) at the time filed, were, to the Company’s Knowledge at the time of such filing, or will be prepared in compliance in all material respects with the applicable requirements of the Exchange Act, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports including the provision of all statements and certifications required by (x) Rule 13a-14 or 15d-14 under the Exchange Act or (y) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act of 2002), and (iii) did not or will not at the time they were or are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Report or necessary in order to make the statements in such Company SEC Report, in the light of the circumstances under which they were made, not misleading.  No Subsidiary of the Company is subject to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act.  There are no off-balance sheet or securitization structures or transactions with respect to the Company or any of its Subsidiaries that would be required to be reported or set forth in the Company SEC Reports and were not reflected therein.  As used in this Section 4.4, the term “file” and variations thereof shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b) Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained or to be contained in or incorporated by reference in the Company SEC Reports at the time filed (i) complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and (ii) were or will be prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or as otherwise reflected in the Company SEC Reports or, in the case of unaudited interim financial statements, as permitted by the SEC on Form 10-QSB or Form 10-Q under the Exchange Act).  Each of the consolidated balance sheets (including, in each case, any related notes and schedules) contained or to be contained or incorporated by reference in the Company SEC Reports at the time filed fairly presented or will fairly present the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and each of the consolidated statements of operations, shareholders’ equity and cash flows contained or to be contained or incorporated by reference in the Company SEC Reports (including, in each case, any related notes and schedules) fairly presents, or will fairly present, the results of operations, changes in shareholders’ equity and cash flows, as the case may be, of the Company and its Subsidiaries for the periods set forth therein, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

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(c) The business, property, management and financial condition of the Company is disclosed in the Company SEC Reports.  The Company SEC Reports, taken together, do not contain any statement which, at such time and in light of the circumstances under which it was made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Company SEC Reports, taken together, not false or misleading.

(d) The information to be supplied by or on behalf of the Company for inclusion in any filing pursuant to Rule 14a-12 under the Exchange Act (each a “Regulation M-A Filing”), shall not at the time any Regulation M-A Filing is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.  The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made based on information supplied by the Buyer or the Buyer Subsidiary specifically for inclusion therein.  The information to be supplied by or on behalf of the Company for inclusion in the proxy statement (the “Proxy Statement”) to be sent to the shareholders of the Company in connection with the meeting of the Company’s shareholders to consider the Company Voting Proposal (the “Company Shareholders Meeting”), which shall be deemed to include all information about or relating to the Company, the Company Voting Proposal and the Company Shareholder Meeting, shall not, on the date the Proxy Statement is first mailed to shareholders of the Company, or at the time of the Company Shareholders Meeting or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting which has become false or misleading.  If at any time prior to the Effective Time any fact or event relating to the Company or any of its Affiliates which should be set forth in an amendment or supplement to the Proxy Statement should be discovered by the Company or should occur, the Company shall promptly inform the Buyer of such fact or event.

(e) Except as otherwise disclosed in the Company SEC Reports, during the periods subsequent to June 1, 2006 that the Company was subject to such requirements, the Company has been and is in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act of 2002 and (ii) the applicable listing and corporate governance rules and regulations of The Nasdaq Stock Market LLC.

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(f) The Company has designed disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated Company Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities.

(g) The Company has disclosed in the Company SEC Reports any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information.  The Company knows of no fraud or allegation of fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(h) As of the date hereof, to the Knowledge of the Company, the Company has not identified any material weaknesses in the design or operation of internal controls over financial reporting not disclosed in the Company SEC Reports.  To the Knowledge of the Company, there is no reason to believe that chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes−Oxley Act of 2002 when next due.  Buyer understands that the attestation by the Company’s registered independent public accounting firm is not required.

(i) None of the Company’s Subsidiaries is subject to the reporting requirements of Sections 13(a) or 15(d) under the Exchange Act.

4.5 No Undisclosed Liabilities; Indebtedness.  Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, except for (i) liabilities and obligations that are specifically disclosed in type and amount on the Company Balance Sheet or in the notes thereto and (ii) liabilities and obligations incurred in the Ordinary Course of Business since September 30, 2009, that are not and could not, individually or in the aggregate with all other liabilities and obligations of the Company and its Subsidiaries, reasonably be expected to have a Company Material Adverse Effect.

4.6 Absence of Certain Changes or Events.  Since the date of the Company Balance Sheet, the Company and its Subsidiaries have conducted their respective businesses only in the Ordinary Course of Business and, since such date, there has not been (i) any change, event, circumstance, development or effect (whether or not covered by insurance) that, individually or in the aggregate, has had, or could reasonably be expected to have, a Company Material Adverse Effect or (ii) any other action or event that would have required the consent of the Buyer pursuant to Section 6.1 of this Agreement had such action or event occurred after the date of this Agreement.

4.7 Taxes.  Due to the Buyer’s familiarity with the Company’s operations, the Company makes no warranties or representations with regard to Taxes.

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4.8 Owned and Occupied Real Properties.  Due to the Buyer’s familiarity with the Company’s operations, the Company makes no warranties or representations with regard to the premises owned and/or occupied by the Company.

4.9 Intellectual Property.  Due to the Buyer’s familiarity with the Company’s operations, the Company makes no warranties or representations with regard to Intellectual Property.

4.10 Agreements, Contracts and Commitments; Government Contracts.

(a) Except as set forth in the exhibit indices for the Company’s Company SEC Reports, neither the Company nor any of its Subsidiaries is a party to or bound by (i) any agreement relating to the incurring of Indebtedness by the Company or any of its Subsidiaries in an amount in excess in the aggregate of $50,000, including any such agreement which contains provisions that restrict, or may restrict, the conduct of business of the issuer thereof as currently conducted (collectively, “Instruments of Indebtedness”), or (ii) any “Material Contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC).  The contracts and agreements described in this Section 4.10(a) are referred to as “Company Material Contracts.”

(b) Each Company Material Contract is valid and binding on the Company (or, to the extent a Subsidiary of the Company is a party, such Subsidiary) and, to the Knowledge of the Company, any other party thereto, and each Company Material Contract is in written form and in full force and effect.  Neither the Company nor any of its Subsidiaries is in breach or default under any Company Material Contract or is aware of any condition that with the passage of time or the giving of notice or both could result in such a breach or default, except in each case where any such breaches or defaults could not, except as disclosed in the Company SEC Reports, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.  Neither the Company nor any Subsidiary of the Company knows of, or has received written notice of, any breach or default under any Company Material Contract by any other party thereto.  Prior to the date hereof, the Company has made available to the Buyer true and complete copies of all Company Material Contracts.

4.11 Litigation; Product Liability; Product Recalls.  Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, there is no Action pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that:  (i) individually or in the aggregate, constitute or could reasonably be expected to constitute a Company Material Adverse Effect; or (ii) seek to delay, alter or prevent the consummation of the transactions contemplated hereby.

4.12 Environmental Matters.  Due to the Buyer’s familiarity with the Company’s operations, the Company makes no warranties or representations with regard to the Company’s compliance with and/or obligations pursuant to applicable Laws pertaining to environmental regulation.

4.13 Employee Benefit Plans.  Due to the Buyer’s familiarity with the Company’s operations, the Company makes no warranties or representations with regard to the Company’s compliance with and/or obligations pursuant to applicable Laws pertaining to employee benefits.

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4.14 Compliance With Laws.  Except for the de-listing notice and proceedings disclosed in the Company SEC Reports, the Company, each of its Subsidiaries and their respective businesses as previously conducted and as now, to the Knowledge of the Company, being conducted have complied and do comply with, were not and are not in violation of, and have not received any notice alleging any violation with respect to, any applicable provisions of any Law with respect to the conduct of its business, or the ownership or operation of its properties or assets, except for failures to comply or violations that, individually or in the aggregate, have not had a Company Material Adverse Effect.

4.15 Labor Matters.  Due to the Buyer’s familiarity with the Company’s operations, the Company makes no warranties or representations with regard to the Company’s compliance with and/or obligations pursuant to applicable Laws pertaining to employment and employment practices.

4.16 Opinions of Financial Advisors.  Brean Murray, Carret & Co., LLC. (“BMC”) has delivered to the Company Board its written opinion (or oral opinion to be confirmed in writing), that, as of the date upon which it was issued, the Merger Consideration is fair, from a financial point of view, to the unaffiliated holders of the Shares, and such opinion has not been withdrawn or modified.  The Company has made available to the Buyer accurate and complete copies of all agreements under which fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements related to the engagement of BMC.

4.17 Insurance.  Due to the Buyer’s familiarity with the Company’s operations, the Company makes no warranties or representations with regard to matters pertaining to property, casualty and other insurance.

4.18 Brokers.  No agent, broker, investment banker, financial advisor or other Person is or shall be entitled, as a result of any action, agreement or commitment of the Company or any of its Affiliates, to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with any of the transactions contemplated by this Agreement.

4.19 Certain Approvals.  The Company has taken all necessary action to ensure that no provisions of the NGCL relating to transactions with control parties would adversely affect the ability of the Company (assuming the Merger receives stockholder approval) to consummate the transactions contemplated by this Agreement, including the Merger.

4.20 Unlawful Payments.  Neither the Company, any of its Subsidiaries, any director, officer, employee, shareholder, agent or representative of the Company or any of its Subsidiaries, nor any Person associated with or acting for or on behalf of the Company or any of its Subsidiaries, has directly or indirectly made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of what form, whether in money, property, or services (i) to obtain favorable treatment for the Company or any of its Subsidiaries or to secure contracts, (ii) to pay for favorable treatment for the Company or any of its Subsidiaries or for contracts secured, (iii) to obtain special concessions for the Company or any of its Subsidiaries or for special concessions already obtained or (iv) in violation of any legal requirement.

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4.21 Affiliate Transactions.  Other than this Agreement and the transactions disclosed in the Company SEC Reports, there are no transactions, agreements, arrangements or understandings between (i) the Company or any of its Subsidiaries, on the one hand, and (ii) any Affiliate of the Company (other than the Company Subsidiaries), on the other hand, of the type that would be required to be disclosed under Item 404 of Regulation S−K under the Securities Act.

4.22 Guaranteed Senior Notes.  The indentures governing the Company’s 12% Guaranteed Senior Notes Due 2012 in the aggregate principal amount of $16,000,000 and the Company’s 3.0% guaranteed senior convertible notes due 2012 in the principal amount of $14,000,000 contain provisions entitling the holders thereof to accelerate the maturity of such notes upon consummation of a transaction such as the Merger.  The 12% Guaranteed Senior Notes Due 2012 have been paid in full, and the Company has entered into an agreement with the holders of 3.0% guaranteed senior convertible notes due 2012 providing for full payment thereof in two installments, the first of which, in the amount of $5,000,000, must be made ten days after the Effective Time and the second of which, in the amount of the unpaid principal balance plus accrued but unpaid interest, must be paid within 30 days after the date of the first payment.

4.23 No Other Representations or Warranties.  Except for the representations and warranties contained in this Article IV of this Agreement, in the Company Disclosure Schedule or any certificate or instrument furnished by the Company or any of its Subsidiaries pursuant to this Agreement or the disclosures in the Company SEC Reports, the Buyer acknowledges that neither the Company nor any other Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company with respect to any other information provided to the Buyer.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE BUYER SUBSIDIARY

The Buyer and the Buyer Subsidiary represent and warrant to the Company that the statements contained in this Article V are true and correct.

5.1 Organization, Standing and Power.  Each of the Buyer and Buyer Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, that have not had, and could not reasonably be expected to have, a Buyer Material Adverse Effect.

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5.2 Authority; No Conflict; Required Filings and Consents.

(a) Each of the Buyer and the Buyer Subsidiary has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement.  The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Buyer and the Buyer Subsidiary have been duly authorized by all necessary corporate action on the part of each of the Buyer and Buyer Subsidiary (including the approval of the Merger by the Buyer in its capacity as the sole shareholder of the Buyer Subsidiary).  This Agreement has been duly executed and delivered by each of the Buyer and the Buyer Subsidiary and constitutes the valid and binding obligation of each of the Buyer and the Buyer Subsidiary, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and to general principles of equity.

(b) The execution and delivery of this Agreement by each of the Buyer and Buyer Subsidiary does not, and the consummation by the Buyer and the Buyer Subsidiary of the transactions contemplated by this Agreement shall not, (i) conflict with, or result in any violation or breach of, any provision of the memorandum or articles of association of the Buyer or the articles of incorporation of the Buyer Subsidiary, (ii) impair or threaten to impair in any manner the ability of the Buyer or Buyer Subsidiary to provide the Merger Consideration required by this Agreement or otherwise perform its obligation under this Agreement, or (iii) subject to compliance with the requirements specified in clause (i), (ii), (iii) and (iv) of Section 5.2(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, Law, ordinance, rule or regulation applicable to the Buyer or the Buyer Subsidiary or any of its or their properties or assets, except in the case of clause (iii) of this Section 5.2(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations or losses that, individually or in the aggregate, could not reasonably be expected to have a Buyer Material Adverse Effect.

(c) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is required by or with respect to the Buyer or Buyer Subsidiary in connection with the execution and delivery of this Agreement by the Buyer or the Buyer Subsidiary or the consummation by the Buyer or the Buyer Subsidiary of the transactions contemplated by this Agreement, except for (i) the filing of the Articles of Merger with the Secretary of State of the State of Nevada, (ii) the filings of such reports, schedules or materials under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities Laws and the securities Laws of any foreign country.

5.3 Information Provided.  None of the information supplied or to be supplied by the Buyer in writing specifically for inclusion in any Regulation M-A Filing or the Proxy Statement shall at the time the Regulation M-A Filing is filed with the SEC or the Proxy Statement is sent to shareholders of the Company to consider the Company Voting Proposal (as applicable), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.  If at any time prior to the Effective Time any fact or event relating to the Buyer or any of its Affiliates which should be set forth in an amendment or supplement to the Proxy Statement should be discovered by the Buyer or should occur, the Buyer shall promptly inform the Company of such fact or event.

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5.4 Operations of the Buyer Subsidiary.   The Buyer Subsidiary was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

5.5 Financing.  The Buyer has possession of, or has available to it under existing lines of credit, sufficient funds to consummate the transactions contemplated by this Agreement.

5.6 Brokers. No agent, broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Buyer or Buyer Subsidiary for which the Company could have any liability if the Closing does not occur.

5.7 Shares. The Buyer is an “interested stockholder” of the Company as defined in Section 78.3787 of the NGCL, assuming that the Company is an issuing corporation as defined in Section 78.3787 of the NGCL.  The Buyer is not a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of capital stock of the Company (other than as contemplated by this Agreement or as disclosed in the Company SEC Reports).

5.8 Tax Matters.  During the 12 month period commencing on the Effective Time, Skywide shall not: (a) sell, assign, transfer or otherwise dispose of more than 19.9% of the Company’s outstanding shares of capital stock; (b) cause the Company to merge with or into any corporation or other entity or liquidate; or (c) cause the Company or any of the Company’s Subsidiaries to sell or otherwise dispose of all or substantially all of their assets. Notwithstanding the previous sentence, an operating Subsidiary of the Company may sell or dispose of its assets so long as such sale would not be considered under US federal tax principles to be a sale of all or substantially all of the Company’s assets.

ARTICLE VI

CONDUCT OF BUSINESS

6.1 Covenants of the Company.  Except as expressly provided herein or as consented to in writing by the Buyer, from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, act and carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, pay its debts and Taxes and perform its other obligations when due (subject to good faith disputes over such debts, Taxes or obligations, and the continuation subsequent to September 30, 2009 of defaults in financial covenants as described in Note 17 of the Notes to Consolidated Financial Statements included in the Company’s Form 10-K for the year ended September 30, 2009), comply with all applicable Laws, rules and regulations, and use best efforts, consistent with past practices, to maintain and preserve its and each Subsidiary’s business organization, assets and properties, keep available the services of its present officers and employees and preserve its advantageous business relationships with customers, strategic partners, suppliers, distributors and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time.  Without limiting the generality of the foregoing, and except as otherwise expressly required by this Agreement or in the Ordinary Course of Business, the Company will not, and will not permit any of its Subsidiaries to, prior to the Effective Time, without the prior written consent of the Buyer:

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(a) adopt any amendment to its articles of incorporation or by-laws or comparable charter or organizational documents;

(b) sell, transfer, dispose of, pledge, hypothecate, grant a security interest in or otherwise encumber any capital stock owned by it in any of its Subsidiaries;

(c) (i) issue, reissue or sell, or authorize the issuance, reissuance or sale of (A) shares of capital stock of any class, or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock, of such Person other than the issuance by the Company of Shares pursuant to the exercise of Company Stock Options or Company Stock Purchase Warrants or Company Convertible Securities outstanding on the date hereof in accordance with the terms of such instruments or (B) any other securities in respect of, in lieu of, or in substitution for, capital stock outstanding on the date hereof, or (ii) make any other changes in its capital structure; it being understood that the issuance of certificates for Shares upon the transfer of outstanding Shares shall not be deemed to be a reissuance prohibited by this Section 6.1(c);

(d) declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock except for dividends by any wholly-owned Subsidiary of the Company to the Company or another wholly-owned Subsidiary of the Company;

(e) split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any capital stock, or any of its other securities;

(f) sell, transfer, lease, mortgage, encumber, license, pledge, abandon, cancel, surrender, allow to lapse or expire, or otherwise dispose of, encumber or subject to any material Lien, any assets or property (including Intellectual Property);

(g) acquire (whether by merger, consolidation, acquisition of stock or assets or any other form of transaction) any corporation, partnership or other business organization or division thereof or any assets;

(h) incur, guarantee, or modify in any material respect, any Indebtedness or make any loans, advances or capital contributions to, or investments in, any other Person (other than a Subsidiary of the Company), enter into, renew or amend in any material respect any contract or agreement which is or would be a Material Contract or would be material to the Company and its Subsidiaries taken as a whole, authorize any material new capital expenditures, or take any actions to materially change in a manner adverse to the Company or its Subsidiaries, relationships with material product vendors and suppliers;

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(i) sublease, license, grant any material easement affecting and/or transfer any interest in any land use rights, or materially amend or terminate any leasehold interest in any land use rights;

(j) except (i) as contemplated by this Agreement, or (ii) as required by applicable Law, (A) increase or decrease the compensation or fringe benefits of, or pay any bonus to, any current or former director, officer, employee or consultant of the Company or any of its Subsidiaries, (B) adopt or enter into any new employee benefit plan, arrangement or employment contract or (C) hire or terminate any officer other than termination for cause;

(k) enter into any transaction, agreement, arrangement or understanding between (i) the Company or any Subsidiary of the Company, on the one hand, and (ii) any Affiliate of the Company (other than the Company Subsidiaries), on the other hand, of the type that would be required to be disclosed under Item 404 of Regulation S−K;

(l) settle or dismiss any Action threatened against, relating to or involving the Company or any of its Subsidiaries in connection with any business, asset or property of the Company and any of its Subsidiaries, but not in a manner that would prohibit or materially restrict the Company from operating as it has historically;

(m) surrender any right to claim a material Tax refund;

(n) make any changes in accounting policies or procedures other than as required by GAAP or a Governmental Entity unless such change is recommended by the Company’s registered independent accounting firm;

(o) agree to take, make any commitment to take, or adopt any resolutions of the Company Board or any board of directors or similar body of any Subsidiary in support of, any of the actions prohibited by this Section 6.1.

ARTICLE VII

ADDITIONAL AGREEMENTS

7.1 No Solicitation.

(a) No Solicitation or Negotiation.  Except as expressly permitted in this Section 7.1, the Company shall not, nor shall it authorize or permit any of its Subsidiaries or any of its or their directors, officers, employees, investment bankers, attorneys, accountants or other advisors or representatives (such directors, officers, employees, investment bankers, attorneys, accountants, other advisors and representatives, collectively, “Representatives”) to directly or indirectly:

(i) solicit, initiate, encourage or take any other action to facilitate any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal, including without limitation, amending or granting any waiver or release under any standstill or similar agreement with respect to any Shares;

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(ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, furnish to any Person any information with respect to, assist or participate in any effort or attempt by any Person with respect to, or otherwise cooperate in any way with, any Acquisition Proposal; or

(iii) make or authorize any statement, recommendation or solicitation in support of any Acquisition Proposal.

The Company shall use its reasonable best efforts to take the necessary steps promptly to inform the Persons described in the first sentence of this Section 7.1(a) of the obligations undertaken under this Section.

Notwithstanding the foregoing, nothing contained in this Agreement shall prevent the Company or the Company Board from (i) taking and disclosing to its shareholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to shareholders in connection with the making or amendment of a tender offer or exchange offer) or from making any legally required disclosure to shareholders with regard to an Acquisition Proposal (provided that neither the Company nor its Company Board may recommend any Acquisition Proposal unless permitted by Section 7.1(b) below and the Company may not fail to make or withdraw, modify or change in a manner adverse to the Buyer all or any portion of the Company Board Recommendation unless permitted by Section 7.5 (in which case the Buyer shall have the right to terminate this Agreement as set forth in Section 7.1(b)(ii)), and provided further that, notwithstanding anything herein to the contrary, any “stop-look-and-listen” communication by the Company or the Company Board to the shareholders of the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act shall not be considered a failure to make, or a withdrawal, modification or change in any manner adverse to the Buyer of, all or a portion of the Company Board Recommendation) or (ii) prior to the adoption of this Agreement by the Company’s shareholders in accordance with this Agreement, (A) providing access to its properties, books and records and providing information or data in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if the Company Board receives from the Person so requesting such information an executed confidentiality agreement, or (B) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal, if and only to the extent that prior to taking any of the actions set forth in clauses (A) or (B) of clause (ii), (x) the Company Board shall have determined in good faith, after consultation with its outside legal counsel and financial advisors, that such action is necessary in order for the Company Board to comply with its fiduciary duties under applicable Law and that such Acquisition Proposal will, or would reasonably be expected to, result in, a Superior Proposal, and (y) the Company shall have informed the Buyer promptly following (and in no event later than 24 hours after) the taking by it of any such action.

(b)  Receipt of an Unsolicited Acquisition Proposal.  Notwithstanding anything in this Section 7.1 to the contrary, if, at any time prior to the approval of this Agreement by the Company’s shareholders in accordance with this Agreement, the Company, the Company Board or any of the Representatives receives a bona fide written Acquisition Proposal that was unsolicited and that did not otherwise result from a material breach of Section 7.1(a):

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(i) the Company shall (A) promptly (and in no event later than 48 hours after receipt of an Acquisition Proposal) notify (which notice shall be provided orally and in writing and shall identify the Person making the Acquisition Proposal and set forth in reasonable detail its material terms and conditions) the Buyer that it has received an Acquisition Proposal and thereafter shall keep the Buyer reasonably informed of the status and material terms and conditions of any proposals or offers; and (B) make available to the Buyer (to the extent it has not already done so) all material non-public information made available to any Person making an Acquisition Proposal at substantially the same time as it provides it to such other Person; and

(ii) if the Company Board determines in good faith, after consultation with its financial advisors and outside legal counsel, in response to such bona fide written Acquisition Proposal, that such proposal is a Superior Proposal and that terminating this Agreement to accept such Superior Proposal and/or recommending such Superior Proposal to the shareholders of the Company is necessary in order for the Company Board to comply with its fiduciary duties under applicable Law, the Company may terminate this Agreement and/or the Company Board may approve or recommend such Superior Proposal to its shareholders, and immediately prior to or concurrently with the termination of this Agreement, enter into any agreement, understanding, letter of intent or arrangement with respect to such Superior Proposal, as applicable; provided, however, that the Company shall not terminate this Agreement pursuant to this sentence, and any purported termination pursuant to this sentence shall be void and of no force or effect, unless concurrently with such termination pursuant to this Section 7.1(b)(ii) the Company pays to the Buyer the Termination Fee payable pursuant to Section 9.3(b).

(c) Termination of All Pending Discussions.  The Company shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any Acquisition Proposal. The Company also shall, if it has not already done so, promptly request, to the extent it has a contractual right to do so, that each Person, if any, that has heretofore executed a confidentiality agreement within the 12 months prior to the date of this Agreement in connection with its consideration of any Acquisition Proposal shall return or destroy all confidential information or data heretofore furnished to any Person by or on behalf of it or any of its Subsidiaries.

(d) Definitions.  For purposes of this Agreement:

(i) “Acquisition Proposal” means any inquiry, proposal or offer from any Person (other than from the Buyer and its Affiliates) relating to a tender offer or exchange offer, merger, reorganization, share exchange, consolidation or other business combination involving the Company and its Subsidiaries (or any of them) or any proposal or offer to acquire in any manner an equity interest representing a 20% or greater economic or voting interest in the Company, or the assets, securities or other ownership interests of or in the Company or any of its Subsidiaries representing 20% or more of the consolidated assets, revenues or earnings of the Company and its Subsidiaries, other than the transactions contemplated by this Agreement.

(ii) “Superior Proposal” means an Acquisition Proposal (provided that for purposes of the definition of Superior Proposal, the term Acquisition Proposal shall have the meaning set forth in Section 7.1(d)(i), except that references to “20% or greater” and “20% or more” shall be deemed to be references to “90% or greater” and “90% or more,” respectively) that is reasonably capable of being consummated, taking into account all legal, financial, regulatory, timing, and similar aspects of, and conditions to, the proposal, the likelihood of obtaining necessary financing and the Person making the proposal, and, if consummated, would result in a transaction more favorable to the Company’s shareholders from a financial point of view than the transactions contemplated by this Agreement (after giving effect to any adjustments to the terms and provisions of this Agreements committed to in writing by the Buyer in response to such Acquisition Proposal).

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7.2 Proxy Statement.

(a) As promptly as practicable after the execution of this Agreement, the Company shall prepare and file Amendment No. 1 to the Proxy Statement with the SEC.

(b) Each of the Buyer and the Company shall respond to any comments of the SEC, if any, and the Company shall use its best efforts to cause the Proxy Statement to be cleared under the Exchange Act and, as promptly as practicable after such filing, mailed to its shareholders at the earliest practicable time thereafter.  Each of the Buyer and the Company shall notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Proxy Statement or any filing pursuant to this Section or for additional information and shall supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Proxy Statement, the Merger or any filing pursuant to this Section.  The Company shall use its best efforts to cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section to comply in all material respects with all applicable requirements of Law and the rules and regulations promulgated thereunder.  Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement or any filing pursuant to this Section, the Buyer or the Company, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to shareholders of the Company, such amendment or supplement.

(c) The Buyer and the Company shall promptly make all necessary filings with respect to the Merger under the Securities Act, the Exchange Act, applicable state blue sky Laws and the rules and regulations thereunder.

7.3 Nasdaq Quotation.  The Company agrees not to take or permit to be taken on its behalf any action which would result in the quotation of the Shares no longer being continued on The Nasdaq Capital Market during the term of this Agreement.

7.4 Access to Information.  Subject to applicable Law, the Company shall (and shall cause each of its Subsidiaries to) afford to the Buyer’s officers, employees, accountants, counsel and other representatives, full access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, personnel and records and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to the Buyer (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities Laws, (b) the internal or external reports prepared by it or its Subsidiaries in the Ordinary Course of Business that are reasonably required by the Buyer promptly after such reports are made available to the Company’s personnel, and (c) all other information concerning its business, properties, assets and personnel as the Buyer may reasonably request.  The Buyer will hold any such information which is nonpublic in confidence.  No information or knowledge obtained in any investigation pursuant to this Section or otherwise shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

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7.5 Shareholders Meeting.  As soon as reasonably practicable following the date of this Agreement, the Company, acting through the Company Board, and in accordance with applicable Law, shall (i) duly call, give notice of, convene and hold the Shareholders Meeting and (ii) (A) include in the Proxy Statement the recommendation of the Company Board that the terms of this Agreement are fair to and in the best interest of the shareholders of the Company, declaring this Agreement advisable and that the shareholders of the Company vote in favor of the adoption of this Agreement (the “Company Board Recommendation”) and (B) use its reasonable best efforts to obtain the necessary approval of the transactions contemplated by this Agreement by the shareholders of the Company; provided, that the Company Board may fail to make or may withdraw, modify or change in a manner adverse to the Buyer all or any portion of the Company Board Recommendation and/or may fail to use such efforts if it shall have determined in good faith, after consultation with outside counsel to the Company, that such action is necessary in order for the Company Board to comply with its fiduciary duties under applicable Law.

7.6 Cooperation; Further Action.

(a) The Company and the Buyer shall each use its reasonable best efforts (subject to, and in accordance with applicable Laws) to (i) take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as promptly as practicable, (ii) as promptly as practicable, obtain from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, actions or non-actions, or orders required to be obtained or made by the Company or the Buyer or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, (iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities Laws, and (B) any other applicable Law, (iv) defend any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, (v) publicly support this Agreement and the Merger and (vi) execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.  The Company and the Buyer shall consult and cooperate with each other in connection with obtaining such consents, licenses, permits, waivers, approvals, authorizations, or orders, including, without limitation, keeping the other apprised of the status of matters relating to the completion of the transactions contemplated hereby and providing copies of written notices or other communications received by such party

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or any of its respective Subsidiaries with respect to the transactions contemplated hereby and, subject to applicable Laws relating to the sharing of information, providing copies in advance of any proposed filing to the non-filing party and its advisors prior to filing and, if requested, accepting all reasonable additions, deletions or changes suggested in connection therewith.  The Company and the Buyer shall use their respective reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Proxy Statement) in connection with the transactions contemplated by this Agreement.  The Company shall not permit any of its officers or any other representatives or agents to participate in any meeting or proceeding with any Governmental Entity in respect of any filings, investigation or other inquiry in connection with the transactions contemplated by this Agreement unless it consults with the Buyer in advance and, to the extent permitted by such Governmental Entity, gives the Buyer and its outside counsel the opportunity to attend and participate at such meeting or proceeding; provided, however, that this Section 7.6(a) shall not be construed to prohibit the Company from discussing with the SEC staff any comments raised by the staff in its review of the Proxy Statement.

(b) Each of the Company and the Buyer shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, their reasonable best efforts to obtain any third party consents related to or required in connection with the Merger that are (A) necessary to consummate the transactions contemplated hereby, (B) disclosed or required to be disclosed in the Company Disclosure Schedule or (C) required to prevent the occurrence of an event that has had or may have a Company Material Adverse Effect or a Buyer Material Adverse Effect prior to or after the Effective Time.

7.7 Public Disclosure.  Except as may be required by Law or stock market regulations, (i) the press release announcing the execution of this Agreement shall be issued only in such form as shall be mutually agreed upon by the Company and the Buyer and (ii) the Buyer and the Company shall consult with and obtain the consent of the other party before issuing any other press release or otherwise making any public statement with respect to the Merger or this Agreement.

7.8 Company Stock Plans.

(a) Prior to the Effective Time, the Company Board (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions or take such other actions as are required to effect the transactions contemplated by Section 3.1(d) in respect of all outstanding Company Stock Options and Company Stock Purchase Warrants, and thereafter the Company Board (or any such committee) shall adopt any such additional resolutions and take such additional actions as are required in furtherance of the foregoing.

(b) Payments in Respect of Company Stock Options and Company Stock Purchase Warrants.  Each Company Stock Option and Company Stock Purchase Warrant cancelled pursuant to Section 3.1(d) shall, upon cancellation, be converted into the right to receive an amount in cash equal to the product of (i) the number of Shares subject to such Company Stock Option, whether or not then exercisable, and (ii) the excess, if any, of the Merger Consideration over the exercise price per share subject or related to such Company Stock Option or Company Stock Purchase Warrant (the “Option Consideration”), provided, however, that none of the Buyer, Buyer Subsidiary, any shareholder of the Buyer or any other wholly-owned Subsidiary of the Buyer, shall be entitled to receive payment of any Option Consideration with respect to any Company Stock Option and/or Company Stock Purchase Warrant which any of them may hold.

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(c) Time of Payment.  The cash amount described in paragraph (b) of this Section 7.8 shall be paid as promptly as is practicable after the Effective Time.

(d) Withholding.  All amounts payable pursuant to Section 3.1(d) and Section 7.8(b) and (c) shall be subject to any required withholding of taxes and shall be paid without interest.

7.9 Shareholder Litigation.  Until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, the Company shall give the Buyer the opportunity to participate in the defense or settlement of any shareholder litigation against the Company or the Company Board relating to this Agreement or any of the transactions contemplated by this Agreement, and shall not settle any such litigation without the Buyer’s prior written consent, which will not be unreasonably withheld or delayed.

7.10 Notification of Certain Matters.  The Buyer shall give prompt notice to the Company, and the Company shall give prompt notice to the Buyer, of (a) the occurrence, or failure to occur, of any event, which occurrence or failure to occur could be reasonably likely to cause (i) (x) any representation or warranty of such party contained in this Agreement that is qualified as to materiality to be untrue or inaccurate in any respect or (y) any other representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect, in each case at any time from and after the date of this Agreement until the Effective Time, (ii) any failure of the Buyer and the Buyer Subsidiary or the Company, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or (iii) any actions, suits, claims, investigations or proceedings commenced or threatened in writing against, relating to or involving such party or any of its Subsidiaries that relate to the consummation of the Merger, or (b) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.  Notwithstanding the above, the delivery of any notice pursuant to this Section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party’s obligation to consummate the Merger.

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7.11 Directors’ and Officers’ Indemnification and Insurance.

(a) Without limiting any additional rights that any employee, officer or director may have under any employment agreement or Benefit Plan or under the Company’s articles of incorporation or bylaws, after the Effective Time, the Buyer shall, and shall cause the Surviving Company to, indemnify and hold harmless each present (as of the Effective Time) and each former officer or director of the Company and its Subsidiaries (the “Indemnified Directors and Officers”), against all Actions, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including, attorneys’ fees and disbursements (collectively, “Costs”), incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of actions taken by them in their capacity as officers or directors at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby), or taken by them at the request of the Company or any of its  Subsidiaries, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable Law for a period of six years from the Effective Time. Each Indemnified Director and Officer will be entitled to advancement of expenses incurred in the defense of any Action from the Surviving Company within ten Business Days of receipt by the Surviving Company from the Indemnified Director or Officer of a request therefor; provided that any Person to whom expenses are advanced provides an undertaking, if and only to the extent required by the NGCL, to repay such advances if it is ultimately determined that such person is not entitled to indemnification. The Surviving Company shall not settle, compromise or consent to the entry of any judgment in any proceeding or threatened Action (and in which indemnification could be sought by such Indemnified Director or Officer hereunder), unless such settlement, compromise or consent includes an unconditional release of such Indemnified Director or Officer from all liability arising out of such Action or such Indemnified Director or Officer otherwise consents.

(b) Prior to the Effective Time, the Company shall endeavor to (and if it is unable to, the Buyer shall cause the Surviving Company to after the Effective Time) obtain and fully pay in one payment for “tail” insurance policies (providing only for the Side A coverage for Indemnified Directors and Officers where the existing policies also include coverage for the Company) with a claims period of at least six years from the Effective Time from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to directors’ and officers’ liability insurance in an amount and scope at least as favorable as the Company’s existing policies with respect to matters existing or occurring at or prior to the Effective Time. The Buyer shall, and shall cause the Surviving Company to, honor and perform under all indemnification agreements entered into by the Company or any Company Subsidiary set forth in the Company SEC Reports.

(c) Notwithstanding anything herein to the contrary, if any Action (whether arising before, at or after the Closing Date) is made against any Indemnified Director or Officer or any other party covered by directors’ and officers’ liability insurance, on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 7.11 shall continue in effect until the final disposition of such Action.

(d) The covenants contained in this Section 7.11 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Directors and Officers and their respective heirs and legal representatives. The indemnification provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Director or Officer is entitled, whether pursuant to Law, contract or otherwise.

7.12 Loans to Company Employees, Officers and Directors.  Prior to the Effective Time, all loans by the Company or any of its Subsidiaries to any of their employees, officers or directors shall have been repaid in full by the applicable borrowers.

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7.13 Takeover Statutes and Laws.  If any anti-takeover Law (including, without limitation, a “fair price,” “moratorium,” or “control share acquisition” statute) becomes applicable to the Merger, or any of the other transactions contemplated by hereby or thereby, the Company and the Company Board shall, to the extent it may legally do so at such time, grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement or by the Merger and otherwise act to eliminate or minimize the effects of such Law on such transactions.

7.14 Standstill Agreements; Confidentiality Agreements.  During the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its respective Subsidiaries is a party and which relates to the confidentiality or information regarding the Company or its Subsidiaries or which relate to securities of the Company, other than client and customer agreements entered into by the Company or its Subsidiaries in the Ordinary Course of Business.  During such period, the Company shall use reasonable best efforts to enforce, to the fullest extent permitted under applicable Law, the provisions of any such agreement, including by using reasonable best efforts to obtain injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court having jurisdiction.

ARTICLE VIII

CONDITIONS TO MERGER

8.1 Conditions to Each Party’s Obligation To Effect the Merger.  The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

(a) Shareholder Approval.  The Company Voting Proposal shall have been duly approved and adopted at the Company Shareholders Meeting, at which a quorum is present, by the requisite vote of the shareholders of the Company under applicable Law and the Company’s articles of incorporation and by-laws.

(b) Governmental Approvals.  Other than the filing of the Articles of Merger, all authorizations, consents, orders or approvals of, or declarations, notices or filings with, or expirations of waiting periods imposed by, any Governmental Entity in connection with the Merger and the consummation of the other transactions contemplated by this Agreement, the failure of which to file, obtain or occur would proscribe or prohibit the consummation of the transactions contemplated hereby (all such authorizations, consents, orders or approvals of, or declarations, notices or filings with, or expirations of waiting periods imposed by, collectively, the “Requisite Regulatory Approvals”) shall have been filed, obtained or occurred.

(c) Proxy Statement.  No stop order suspending, or similar proceeding relating to, the Proxy Statement shall have been initiated or threatened in writing by the SEC or its staff.

(d) No Injunctions.  No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger or the other transactions contemplated by this Agreement.

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8.2 Additional Conditions to Obligations of the Buyer and the Buyer Subsidiary.  The obligations of the Buyer and the Buyer Subsidiary to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived, in writing, exclusively by the Buyer and the Buyer Subsidiary:

(a) Representations and Warranties.  (i) The representations and warranties of the Company set forth in Sections 4.2(c), (e) and (f), 4.3, 4.18 and 4.19 shall be true and correct in all material respects as of the Closing Date as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation and warranty shall be true and correct as of such specified date), (ii) the representations and warranties of the Company set forth in Section 4.2(a) shall be true and correct as of the Closing Date as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation and warranty shall be true and correct as of such specified date), and (ii) the other representations and warranties of the Company contained in this Agreement (disregarding any Company Material Adverse Effect qualifiers therein) shall be true and correct as of the Closing Date as though made on and as of such date (unless any such representation or warranty is made only as of a specific date, in which event such representation and warranty shall be true and correct as of such specified date), except in the case of this clause (ii) where the failure of any such representations and warranties to be so true and correct, in the aggregate, has not had a Company Material Adverse Effect; and the Buyer shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

(b) Performance of Obligations of the Company.  The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date; and the Buyer shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

(c) Governmental Approvals.  Other than the filing of the Articles of Merger, all authorizations, consents, orders or approvals of, or declarations, notices or filings with, or expirations of waiting periods imposed by, any Governmental Entity required on the part of the Buyer or any of its Subsidiaries in connection with the Merger and the consummation of the other transactions contemplated by this Agreement, the failure of which to file, obtain or occur, individually or in the aggregate, could reasonably be expected to have, directly or indirectly, a Buyer Material Adverse Effect or a Company Material Adverse Effect, shall have been filed, been obtained or occurred on terms and conditions which, individually or in the aggregate, could not reasonably be expected to have a Buyer Material Adverse Effect or a Company Material Adverse Effect.

(d) Third Party Consents.  The Company shall have obtained any required consent or approval of any third party (other than a Governmental Entity) listed or described on Section 8.2(d) of the Company Disclosure Schedule which section of the Disclosure Schedule shall be updated to reflect any Company Material Agreements entered into between the date of this Agreement and the Closing Date.

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(e) No Restraints.  There shall not be instituted or pending any action or proceeding by any Governmental Entity (i) seeking to restrain, prohibit or otherwise interfere with the ownership or operation by the Buyer or any of its Subsidiaries of all or any portion of the business of the Company or any of its Subsidiaries or of the Buyer or any of its Subsidiaries or to compel the Buyer or any of its Subsidiaries to dispose of or hold separate all or any portion of the business or assets of the Company or any of its Subsidiaries or of the Buyer or any of its Subsidiaries, (ii) seeking to impose or confirm limitations on the ability of the Buyer or any of its Subsidiaries effectively to exercise full rights of ownership of the Shares (or shares of stock of the Surviving Company) including the right to vote any such shares on any matters properly presented to shareholders, (iii) seeking to require divestiture by the Buyer or any of its Subsidiaries of any such shares or (iv) seeking to obtain from the Company, the Buyer or the Buyer Subsidiary any material damages.

(f) Absence of Company Material Adverse Effect.  No Company Material Adverse Effect shall have occurred, and there shall exist no change, event, circumstance, development or effect that could, individually or in the aggregate, reasonably be expected to have, a Company Material Adverse Effect.

(g) Resignations.  Unless otherwise specified in a notice given by the Buyer to the Company not less than three Business Days prior to the Closing, the Buyer shall have received copies of the resignations, effective as of the Effective Time, of each director of the Company and its Subsidiaries; provided, however, that the failure of the Company to obtain the resignation of any of such directors shall not affect the provisions of Section 2.4 of this Agreement, and the term of any director of the Company or any Subsidiary whose position as a director does not continue pursuant to said Section 2.4 shall expire on and as of the Closing.

8.3 Additional Conditions to Obligations of the Company.  The obligation of the Company to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived, in writing, exclusively by the Company:

(a) Representations and Warranties.  The representations and warranties of the Buyer and the Buyer Subsidiary set forth in this Agreement and in any certificate or other writing delivered by the Buyer or the Buyer Subsidiary pursuant hereto shall be true and correct (i) as of the date of this Agreement (except in the case of this clause (i), to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date) and (ii) as of the Closing Date as though made on and as of the Closing Date (except in the case of this clause (ii), (x) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, and (y) where the failure to be true and correct (without regard to any materiality, Buyer Material Adverse Effect qualifications contained therein), individually or in the aggregate, has not had, and could not reasonably be expected to have, a Buyer Material Adverse Effect); and the Company shall have received a certificate signed on behalf of the Buyer by the chief executive officer or the chief financial officer of the Buyer to such effect.

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(b) Performance of Obligations of the Buyer and the Buyer Subsidiary.  The Buyer and the Buyer Subsidiary shall have performed in all material respects all obligations required to be performed by them under this Agreement on or prior to the Closing Date; and the Company shall have received a certificate signed on behalf of the Buyer by the chief executive officer or the chief financial officer of the Buyer to such effect.

(c) Governmental Approvals.  Other than the filing of the Articles of Merger, all authorizations, consents, orders or approvals of, or declarations, notices or filings with, or expirations of waiting periods imposed by, any Governmental Entity required on the part of the Buyer or the Buyer Subsidiary in connection with the Merger and the consummation of the other transactions contemplated by this Agreement, the failure of which to file, obtain or occur, individually or in the aggregate, could reasonably be expected to have, directly or indirectly, a Buyer Material Adverse Effect or a Company Material Adverse Effect, shall have been filed, shall have been obtained or shall have occurred on terms and conditions which, individually or in the aggregate, could not reasonably be expected to have a Buyer Material Adverse Effect or a Company Material Adverse Effect.

(d) Merger Consideration.  The Buyer shall have provided for the delivery, by wire transfer to the Exchange Agent, of the Merger Consideration and the Option Consideration.

(e) Absence of Buyer Material Adverse Effect.  No Buyer Material Adverse Effect shall have occurred, and there shall exist no change, event, circumstance, development or effect that could, individually or in the aggregate, reasonably be expected to have, a Buyer Material Adverse Effect.

ARTICLE IX

TERMINATION AND AMENDMENT

9.1 Termination.  This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 9.1(b) through 9.1(f), by written notice by the terminating party to the other parties, specifying the provision of this Agreement pursuant to which such termination is effected), whether before or, subject to the terms hereof, after adoption of this Agreement by the shareholders of the Company and the sole shareholder of the Buyer Subsidiary:

(a) by mutual written consent of the Buyer, the Buyer Subsidiary and the Company; or

(b) by either the Buyer or the Company if the Merger shall not have been consummated by May 31, 2010 (the “Outside Date”), provided that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill its obligations under this Agreement in any material respect has been a principal cause of or resulted in the failure of the Merger to occur on or before the Outside Date) and, provided further that, in the event that the conditions set forth in Sections 8.1(d) or 8.2(c)  above shall not have been satisfied by the Outside Date, either the Buyer or the Company may unilaterally extend the Outside Date until June 30, 2010 upon written notice to the other by the Outside Date, in which case the Outside Date shall be deemed for all purposes to be June 30, 2010; or

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(c) by either the Buyer or the Company if (i) a Governmental Entity of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having any of the effects set forth in Section 8.1(d) or (ii) a Governmental Entity that must grant a Requisite Regulatory Approval has denied the applicable Requisite Regulatory Approval and such denial has become final and nonappealable, provided that in the case of clause (i) or (ii) the party seeking to terminate this Agreement has complied with its obligations in Section 7.6; or

(d) by either the Buyer or the Company if at the Company Shareholders Meeting (including any adjournment or postponement thereof permitted by this Agreement) at which a vote on the Company Voting Proposal is taken, the requisite vote of the shareholders of the Company in favor of the Company Voting Proposal shall not have been obtained; or

(e) by the Buyer (i) if there shall have been a material breach of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement such that the conditions set forth in Section 8.2(a) or 8.2(b) would not be satisfied and which shall not have been cured prior to the earlier of (A) 10 business days following notice of such breach and (B) the Termination Date; provided that Buyer shall not have the right to terminate this Agreement pursuant to this Section 9.1(e) if the Buyer or the Buyer Subsidiary is then in material breach of any of its covenants or agreements contained in this Agreement, or (ii) if a Triggering Event shall have occurred; or

(f) by the Company (i) if there shall have been a material breach of any representation, warranty, covenant or agreement on the part of the Buyer or the Buyer Subsidiary contained in this Agreement such that the condition set forth in Section 8.3(a) or 8.3(b) would not be satisfied and which shall not have been cured prior to the earlier of (A) 10 Business Days following notice of such breach and (B) the Outside Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.1(f) if  the Company is then in material breach of any of its covenants or agreements contained in this Agreement, or (ii) prior to the approval of the transactions contemplated by this Agreement by the shareholders of the Company in accordance with this Agreement, pursuant to, and subject to the terms and conditions of, Section 7.1(b)(ii).

9.2 Effect of Termination.  In the event of termination of this Agreement as provided in Section 9.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of the Buyer, the Company or their respective officers, directors, shareholders or Affiliates; provided that (i) any such termination shall not relieve any party from liability for any willful breach of this Agreement (which includes, without limitation, the making of any representation or warranty by a party in this Agreement that the party knew was not true and accurate when made) and (ii) the provisions of Section 9.3, this Section 9.2 and Article X shall remain in full force and effect and survive any termination of this Agreement.

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9.3 Fees and Expenses.

(a) Except as set forth in this Section 9.3, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated; provided, however, that the Company and the Buyer shall share equally all fees paid under the applicable Antitrust Laws of other jurisdictions which impose pre-merger notification requirements upon parties to a merger or acquisition transaction.  For purposes of this Agreement, “Expenses” shall mean all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby.

(b) In the event that this Agreement is terminated by the Buyer pursuant to clause (i) or (ii) of Section 9.1(e) or by the Company pursuant to clause (i) or (ii) of Section 9.1(f), then the Company shall pay to the Buyer an amount equal to the lesser of (x) the aggregate dollar amount of Buyer’s actual Expenses; or (y) 3% of the sum of 1)  the maximum amount of the Merger Consideration plus 2) the maximum amount of the Option Consideration which, but for such termination, would have been payable pursuant to Sections 3.1(a) and 7.8(b) hereof (the “Termination Fee”), at or prior to the time of, and as a pre-condition to the effectiveness of, termination in the case of a termination pursuant to Section 9.1(f) or as promptly as practicable.

(c) In the event that this Agreement is terminated by the Company pursuant to Section 9.1(f)(i) (if at the time of such termination there is no state of facts or circumstances (other than a state of facts or circumstances caused by or arising out of a breach of Buyer’s representations, warranties, covenants or other agreements set forth in this Agreement) that would reasonably be expected to cause the conditions set forth in Section 8.3(a) and Section 8.3(b) not to be satisfied on or prior to the Outside Date), Buyer shall pay an amount equal to the Company’s Expenses (the “Reverse Termination Fee”) to, or as directed by, the Company, as promptly as reasonably practicable.

(d) If:  (i) this Agreement is terminated by the Buyer or the Company pursuant to Section 9.1(d); (ii) at or prior to the time of the termination of this Agreement an Acquisition Proposal shall have been disclosed, announced, commenced, submitted or made; and (iii) on or prior to the date 12 months after the date of termination of this Agreement, either: (A) an Acquisition Proposal is consummated; or (B) a definitive agreement with respect to an Acquisition Proposal is entered into by the Company (or any other Acquisition Proposal among or involving the parties to such definitive agreement or any of such parties’ controlled or controlling Affiliates) is consummated, then, prior to the consummation of such Acquisition Proposal, the Company shall pay to the Buyer the Termination Fee as promptly as practicable.

(e) The parties acknowledge that the agreements contained in this Section 9.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement.  In the event that the Company shall fail to pay the Termination Fee when due or Buyer shall fail to pay the Reverse Termination Fee when due, the Company or Buyer, as the case may be, shall reimburse the other party for all reasonable costs and expenses actually incurred or accrued by such other party (including reasonable fees and expenses of counsel) in connection with any action (including the filing of any Action) taken to collect payment of such amounts, together with interest on such unpaid amounts at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid to the date of actual payment.

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ARTICLE X

MISCELLANEOUS

10.1 Amendment.  This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of the Company or the Buyer Subsidiary, provided, however, that, after any such approval, no amendment shall be made which by Law requires further approval by such shareholders without such further approval.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

10.2 Extension; Waiver.  At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective boards of directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) subject to the proviso in Section 10.1, waive compliance with any of the agreements or conditions contained herein.  Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.  Such extension or waiver shall not be deemed to apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any agreement or condition, as the case may be, other than that which is specified in the extension or waiver.  The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

10.3 Non−Survival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, and the other agreements and documents contemplated to be delivered in connection herewith, including any rights arising out of any breach of such representations, warranties, covenants and agreements, shall survive the Effective Time, except for (i) those representations, warranties, covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part at or after the Effective Time and (ii) this Article X.

10.4 Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section 10.4 prior to 5:00 p.m. (New York time) on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 5:00 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date, (iii) when received, if sent by nationally recognized overnight courier service, or (iv) if delivered in any other manner, upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

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(a) if to the Buyer or the Buyer Subsidiary, to

Skywide Capital Management Limited
1603-1604 Tower B Fortune Centre Ao City
Chaoyang District
Beijing, China  100107
Attn:  Deng Tianzhou, Director
Telephone:  +86 10 849927035-808
Facsimile: +86 10 84928665

with a copy to:
Mintz & Fraade, PC
488 Madison Avenue
New York New York  10022
Attention: Alan P. Fraade
Telephone No: (212) 486-2500
Facsimile No:  (212) 486-0701

(b) if to the Company, to

Sinoenergy Corporation.
1603-1604 Tower B Fortune Centre Ao City
Chaoyang District
Beijing, China  100107
Attn:  Shiao Ming Sheng, Chief Financial Officer
Telephone:  +86 10 849927035-808
Facsimile: +86 10 84928665

with a copy to:

Arent Fox LLP
1675 Broadway
New York, NY 10019
Attn: Steven D. Dreyer, Esq.
Telephone:  (212) 484-3917
Facsimile: (212) 484-3990

10.5 Entire Agreement.  This Agreement (including the Schedules and Exhibits hereto and the documents and instruments referred to herein that are to be delivered at the Closing) constitutes the entire agreement among the parties to this Agreement and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof.

Amended and Restated Agreement and Plan of Merger – Page 40

10.6 No Third Party Beneficiaries.  Except for Section 7.11, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than, following the Effective Time, the right of each shareholder to receive the Merger Consideration and the right of each holder of a Company Stock Option or Company Stock Purchase Warrant to receive the Option Consideration.

10.7 Assignment.  No party may assign any of its rights or delegate any of its performance obligations under this Agreement, in whole or in part, by operation of Law or otherwise without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void, except that from and after the Effective time, this Agreement may be assigned (in whole but not in part) to an Affiliate of a party hereto.  Any purported assignment of rights or delegation of performance obligations in violation of this Section 10.7 is void.

10.8 Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.  If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.  In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

10.9 Counterparts and Signature.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart.  The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in PDF format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

10.10 Interpretation.  When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated.  The table of contents and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.  The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.  Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.  Any reference to any federal, state, local or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”.  No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.

Amended and Restated Agreement and Plan of Merger – Page 41

10.11 Governing Law.  All matters arising out of or relating to this Agreement and the transactions contemplated hereby (including without limitation its interpretation, construction, performance and enforcement) shall be governed by and construed in accordance with the internal Laws of the State of New York without giving effect to any choice or conflict of Law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of Laws of any jurisdictions other than those of the State of New York to be applied, provided, however, that the NGCL shall govern the filing of the Articles of Merger in, and the effects of the Merger in, Nevada.

10.12 Remedies.  Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at Law or in equity.

10.13 Submission to Jurisdiction.  Each of the parties to this Agreement (a) consents to submit itself to the personal jurisdiction of any state or federal court sitting in the State of New York in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transaction contemplated by this Agreement in any other court.  Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.  Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 10.4.  Nothing in this Section 10.13, however, shall affect the right of any party to serve legal process in any other manner permitted by Law.

Amended and Restated Agreement and Plan of Merger – Page 42

10.14 Waiver Of Jury Trial.  EACH OF THE BUYER, THE BUYER SUBSIDIARY AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE BUYER, THE BUYER SUBSIDIARY OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Amended and Restated Agreement and Plan of Merger – Signature Page

IN WITNESS WHEREOF, the Buyer, the Buyer Subsidiary and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

Skywide Capital Management Limited

By:
Tianzhou Deng, Director

By:
Bo Huang, Director

SNEN Acquisition Corp.

By:
Bo Huang, Chief Executive Officer

Sinoenergy Corporation

By:
Anlin Xiong, Vice President

Amended and Restated Agreement and Plan of Merger – Page 1

EXHIBIT A

DISCLOSURE SCHEDULE

TO THE AMENDED AND RESTATED MERGER AGREEMENT

BETWEEN

SKYWIDE CAPITAL MANAGEMENT LIMITED

AND

SINOENERGY CORPORATION

Dated as of March 29, 2010

The information set forth below, dated as of March 29, 2010, has been given pursuant to the Amended and Restated Merger Agreement dated March 29, 2010 (the “Merger Agreement”) by and between Skywide Capital Management Limited, SNEN Acquisition Corp. and Sinoenergy Corporation.  The section numbers set forth herein correspond to the section numbers in the Merger Agreement.  Any information disclosed in any section of this Schedule shall qualify only such specifically enumerated section of the Merger Agreement and any other section thereof to which an explicit and clear cross-reference has been made.

Definitions used in the Merger Agreement shall have the same meanings when used in this Schedule as when used in the Merger Agreement unless the context otherwise requires.

Section 4.2(b)

Set forth below is information as to the number of shares of common stock issuable upon conversion or exercise or outstanding Company Convertible Notes, Company Stock Options and Company Stock Purchase Warrants.

A.  Company Convertible Notes

The Company has outstanding 3.0% senior convertible notes due 2012 in the principal amount of $14,000,000.  If these notes are not converted prior to maturity the Company is required to redeem the convertible notes at the amount which results in a yield to maturity of 13.8% per annum, net of interest previously received, plus any interest accrued on overdue principal (and, to the extent lawful, on overdue interest) and premium, if any, at a rate which is 3% per annum in excess of the rate of interest then in effect.  At present, 3,333,333 shares are issuable upon conversion of the notes.

B.  Company Stock Options

The following table sets forth information as to shares issuable pursuant to the terms of options granted by the Company, whether or not pursuant to any option plan.

Price	No. of Shares Subject to Options	Expiration Date
$1.30	60,000	June 1, 2009
$4.06	10,000	April 1, 2012
$4.00	590,000	April 9, 2012
$8.20	60,000	January 9, 2013
$6.20	40,000	March 9, 2013
$5.80	10,000	April 1, 2013

C.  Company Stock Purchase Warrants

The following table sets forth information as to shares issuable pursuant to the terms of common stock purchase warrants issued by the Company.

Price	No. of Shares Subject to Options	Expiration Date
$1.70	85,715	June 2, 2011
$2.40	369,644	June 2, 2011
$4.20	75,000	February 17, 2010
$8.00	25,000	March 1, 2012

THIS AMENDMENT dated as of May 31, 2010 (this “Amendment”) amends the AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER dated as of March 29, 2010 (the “Agreement”) by and between Skywide Capital Management Limited, a company incorporated with limited liability under the laws of the British Virgin Islands (the “Buyer”) and Sinoenergy Corporation, a corporation organized under the laws of the state of Nevada (the “Company”).  Unless otherwise specified, all capitalized terms used in this Amendment shall have the meanings attributed thereto by the Agreement.

WHEREAS, Buyer and the Company previously amended the Agreement to, among other things, extend the Outside Date to and including May 31, 2010; and

WHEREAS, Buyer and the Company desire to further amend the Agreement in the manner provided herein;

NOW, THEREFORE, in consideration of the premises and the mutual terms hereinbelow set forth, the parties agree, as follows:

1.           Extension of the Agreement.  Buyer and the Company hereby agree that the Outside Date is hereby extended to and including July 31, 2010.

2.           Modification of Section 9.1(b) of the Agreement.  Subsection (b) of Section 9.1 of the Agreement is hereby deemed to have been modified for all purposes to read, as follows:

“(b)
by either the Buyer or the Company if the Merger shall not have been consummated byJuly 31, 2010 (the “Outside Date”), provided that the Buyer and the Company may jointly extend the Outside Date until August 31, 2010 by amendment of this Agreement on or before the Outside Date, in which case the Outside Date shall be deemed for all purposes to be August 31, 2010; or”

3.           Continuation of Agreement, As Amended.  The Agreement, as heretofore amended, and as further amended by this Amendment, shall continue in full force and effect until such time as the Agreement shall be terminated, superseded or consummated, whichever shall first occur.

IN WITNESS WHEREOF, the Buyer and the Company have caused this Amendment to the Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

Skywide Capital Management Limited		Sinoenergy Corporation
By:	/s/ Tianzhou Deng	By:	/s/ Anlin Xiong
	Tianzhou Deng, Director		Anlin Xiong, Vice President

By:	/s/ Bo Huang
Bo Huang, Director

ANNEX B

BREAN MURRAY, CARRET & CO. 570 Lexington Avenue New York, NY 10022-6822 212/702-6500 www.breanmurraycarret.com

March 29, 2010

The Special Committee of the Board of Directors
 Sinoenergy Corp.
1603-1604 Tower B Fortune Center Ao City
Beiyuan Road Chaoyang District
Beijing, China 100107

Dear Sirs:

You have requested our opinion (the “Opinion”) as to the fairness, from a financial point of view, to the holders of the common stock of Sinoenergy Corp., a Nevada corporation (“Sinoenergy”), other than Messrs. TZ Deng and Bo Huang, principal shareholders of Skywide Capital Management Ltd. (“Skywide”), a British Virgin Islands company (the “Unaffiliated Shareholders”),  of the Merger Consideration (defined below) to be received as set forth in the Agreement and  Plan of Merger (the “Merger Agreement”) by and between Skywide and Sinoenergy dated as of October 12, 2009.  As more fully described in the Merger Agreement, Sinoenergy  will merge with and into Skywide or a wholly owned subsidiary of Skywide, with the exact structure to be determined based upon the advice of tax advisers to Skywide and Sinoenergy (the “Merger”).  In the Merger, the shareholders of Sinoenergy (other than Messrs. Deng and Huang, who jointly own, directly or indirectly, approximately 40% of the issued and outstanding shares of Sinoenergy) shall receive payment in cash of USD $1.90 for each share of the common stock of Sinoenergy common stock held by such shareholders (the “Merger Consideration”).  Concurrent with the Merger, Sinoenergy will cancel or repurchase all outstanding “in the money” options and warrants to purchase Sinoenergy common stock at a price per share equal to the difference between the Merger Consideration and the exercise price of each such option or warrant. Our Opinion addresses only the fairness, from a financial point of view of the Merger Consideration, and we do not express any views on any other terms of the Merger.  Specifically, we have not been requested to opine as to, and our Opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the Merger.

In arriving at our Opinion, we have reviewed the Merger Agreement and held discussions with certain senior officers and directors of Sinoenergy concerning the businesses, operations and prospects of Sinoenergy.  We examined certain publicly available business and financial information relating to Sinoenergy as well as certain other information and data provided by the management of Sinoenergy.  We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things:  current and historical market prices and trading volumes of Sinoenergy’s Common Stock; the historical revenue, earnings and other operating data of Sinoenergy; and the capitalization and financial condition of Sinoenergy.  We considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected which we considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of Sinoenergy.  In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our Opinion.

The Special Committee of the Board of Directors
Sinoenergy Corp.
March 29, 2010

In rendering our Opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with us.  With respect to financial and other information and data provided to or otherwise reviewed by or discussed with us, we have been advised by the management of Sinoenergy that such financial and other information and data were reasonably prepared on bases reflecting the best currently available judgments of the management of Sinoenergy.  We have assumed, with your consent, that the Merger will be consummated in accordance with the terms of the Merger Agreement.  We also have assumed, with your consent, that in the course of obtaining any necessary regulatory or third party approvals for the Merger, no limitations, restrictions or conditions will be imposed that would have an adverse effect on the shareholders of Sinoenergy.  Our Opinion, as set forth herein, relates solely to the Merger Consideration to be received by the Unaffiliated Shareholders of Sinoenergy.  We are not expressing any opinion as to what the value of Sinoenergy’s Common Stock actually will be subsequent to the Merger or the price at which Sinoenergy’s Common Stock will trade prior to the closing of the Merger.  We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Sinoenergy or of the solvency of Sinoenergy, nor have we made an extensive physical inspection of the properties or assets of Sinoenergy.  Our Opinion does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for Sinoenergy or the effect of any other transaction in which Sinoenergy might engage.  Our Opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

Brean Murray, Carret & Co., LLC has not acted as financial advisor to the Special Committee or Sinoenergy in connection with the proposed Merger.  The Special Committee has agreed to indemnify us for certain liabilities which may arise out of the rendering of this Opinion.  In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of Sinonergy for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities.  In addition, we and our affiliates may maintain other business relationships with Sinoenergy and its respective affiliates.

The Opinion expressed herein is provided solely for the information of the Special Committee in its evaluation of the proposed Merger Consideration, and our Opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote on any matters relating to the proposed Merger.

This Opinion is not to be reprinted reproduced or disseminated without our prior written consent, and is not to be quoted or referred to, in whole or in part, in connection with the Merger or any other matter; provided that we understand and agree that if this Opinion is required pursuant to any applicable statute or regulation to be included in any materials to be filed with the Securities and Exchange Commission or mailed to the shareholders of Sinoenergy in connection with the Merger, the Opinion may be reproduced in such materials only in its entirety; provided, further, that any description of or reference to us or any summary of this Opinion in such materials will be in a form acceptable to and consented to in advance by us, such consent not to be unreasonably withheld.

The Special Committee of the Board of Directors
Sinoenergy Corp.
March 29, 2010

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the Opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the Unaffiliated Shareholders of Sinoenergy’s Common Stock.

Respectfully submitted,

/s/ Brean Murray, Carret & Co., LLC

Brean Murray, Carret & Co., LLC

ANNEX C

U.S. Securities and Exchange Commission
Washington, DC 20549

Form 10-K

☒ ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 for the fiscal year ended September 30, 2009

☐ TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 for the transition period from ________ to _________

Commission File Number 000-30017

Sinoenergy Corporation
(Name of small business issuer as specified in its charter)

Nevada	84-1491682
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1603-1604, Tower B Fortune Centre Ao City, Beiyuan Road, Chaoyang District,
Beijing China, 100107
(Address of principal executive offices)
Issuer’s telephone number: 011 86-10-84928149

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class: Common Stock, $ 0.001 par value.

Securities registered pursuant to Section 12(g) of the Exchange Act: None.

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.  Yes ☐ No ☒

Indicated by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.  Yes ☐No ☒

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for past 90 days. Yes ☒ No ☐

Indicate by check mark if disclosure of delinquent filers in response to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by referenced in Part III of this Form 10-K or any amendment to this Form 10-K.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

 Large Accelerated Filer ☐ Accelerated Filer ☐   Non-Accelerated Filer ☐   Smaller Reporting Company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of December 23, 2009, there were 15,922,391 shares of Common Stock outstanding.

Documents incorporated by reference

Part III (Items 10, 11, 12, 13 and 14) is incorporated by reference from the Issuer’s definitive proxy statement to be filed pursuant to Regulation 14A.

1

SIGNATURES
FINANCIAL STATEMENTS

2

Forward-Looking Statements

This annual report on Form 10-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this prospectus, including the risks described under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this annual report. In addition, such statements could be affected by risks and uncertainties related to the ability to conduct business in the PRC, product demand, including the demand for CNG and our conversion kits, our ability to develop, construct and operate a CNG station business, our ability to raise any financing which we may require for our operations, competition, government regulations and requirements, pricing and development difficulties, our ability to make acquisitions and successfully integrate those acquisitions with our business, as well as general industry and market conditions and growth rates, and general economic conditions as well as economic conditions that affect the natural gas industry. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Our expectations are as of the date this annual report is filed, and we do not intend to update any of the forward-looking statements after the date this annual report is filed to conform these statements to actual results, unless required by law.

Availability of SEC Filings

We file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and proxy and information statements and amendments to reports filed or furnished pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended. The public may read and copy these materials at the Securities and Exchange Commission’s (“SEC”) Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding the Company and other companies that file materials with the SEC electronically. These reports are also available on our website at http://www.sinoenergycorporation.com/c2465/c2721/default.html.

Currency References

Our business is conducted in China, using RMB, the currency of China, and our financial statements are presented in United States dollars.  In this annual report, we refer to obligations, commitments and liabilities, as well as items from our financial statements in United States dollars.  These dollar references are based on the exchange rate of RMB to United States dollars, determined as of a specific date.  Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of United States dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).  Our balance sheet accounts are translated using the closing exchange rate in effect at the balance sheet date and operating accounts are translated using the average exchange rate prevailing during the year. Equity accounts are translated using the historical rate as incurred.

3

PART I

ITEM 1.   BUSINESS.

Summary

We are engaged in four operating segments:

•            The manufacture of customized pressure containers and compressed natural gas (CNG) facilities and equipment, which has until recently been our principal business.  In this segment, we design and manufacture pressure containers which are used in a number of industries, including the petroleum and chemical, metallurgy and electricity generation, and the brewing industries using technology acquired from a former related party.

•            The manufacture of CNG storage and transportation products and the construction of CNG stations for third parties. In this segment we manufacture and install CNG trailers, which are used to transport CNG to a filling station, CNG deposit systems for use in CNG gas stations, and other products used in the CNG business.   We also design and construct CNG stations and install CNG station equipment and related systems.

•            The operation of CNG filling stations, which involves the design, construction and operation of CNG stations.  As of December 10, 2009, we were operating twenty-one CNG stations, of which sixteen are located in Wuhan, two in Pingdingshan and three in Xuancheng.  An additional four stations are in the final stages of construction located in Wuhan, and four were in the preliminary planning stage in Wuhan.

•            Vehicle fuel conversion equipment, which involves the manufacture of kits which are used to enable a gasoline-powered vehicle to operate using CNG.

CNG is gas, principally methane, which has been compressed. Natural gas is compressed during transportation and storage and, thus, requires pressurized containers.

Organization

We are a Nevada corporation organized in 1999 under the name Franklyn Resources III, Inc. On September 28, 2006, our corporate name was changed to Sinoenergy Corporation. On June 2, 2006, we acquired the stock of Sinoenergy Holding Limited, a British Virgin Islands corporation. We and Sinoenergy Holding are holding companies and our business is operated by our subsidiaries.  At the time of our acquisition of Sinoenergy Holding, we were a blank check corporation which was not engaged in any business activities.  Sinoenergy Holding Limited was the sole stockholder Qingdao Sinogas General Machinery Limited Corporation (“Sinogas”), a wholly foreign-owned enterprise (“WFOE”) registered under laws of the People’s Republic of China (“China” or the “PRC”). Sinoenergy Holding had no business other than its ownership of Sinogas. As a result of this transaction, Sinoenergy Holding and its subsidiary, Sinogas, became subsidiaries of the Company and the business of Sinogas became the business of the Company. The transaction was treated as a reverse acquisition, with Sinogas being treated as the acquiring party for accounting purposes.

During 2008, we sold a 24.95% interest in Sinogas to third parties.  Sinogas operates the customized pressure container and CNG station facilities and construction and owns 75% of Jiaxing Lixun, the subsidiary that operates the vehicle conversion kit segment.  The only segment that is wholly-owned by us is the CNG station operation.  During 2009, in conjunction with a long-term strategy of further developing these operating segments and exploiting growth potential, we transferred our interest in Qingdao Sinoenergy to Sinogas.  The transaction resulted in a significant loss during fiscal year 2009.
All of our operations are conducted in China.  Our executive offices are located at 1603-1604, Tower B Fortune Centre Ao City, Beiyuan Road, Chaoyang District, Beijing China, 100107, telephone 011-86-10-84928149.  Our website is located at www. Sinoenergycorporation.com. Information on our website and any other website does not constitute a portion of this annual report.

References to “we,” “us,” “our” and words of like import refer to Sinoenergy Corporation and its subsidiaries.  The following table sets forth information as to our subsidiaries and the equity ownership of each subsidiary at September 30, 2009.

4

Company	Ownership %	Business activities
Sinoenergy Holding Limited	100%	Holding company
Qingdao Sinogas General Machinery Limited Corporation (“Sinogas”)	75.05%	Production of compressed natural gas (CNG) facilities, technical consulting in CNG filling station construction, manufacturing of CNG vehicle conversion kit
Qingdao Sinogas Yuhan Chemical Equipment Company Limited (“Yuhan”)	81%*	Manufacturing of customized pressure containers
Wuhan Sinoenergy Gas Company Limited (“Wuhan Sinoenergy”)	90%	Construction and operating of CNG stations and the manufacturing and sales of automobile conversion kits
Pingdingshan Sinoenergy Gas Company Limited (“Pingdingshan Sinoenergy”)	90%	Construction and operating of CNG stations and the manufacturing and sales of automobile conversion kits
Jiaxing Lixun Automotive Electronic Company Limited (“Lixun”)	81%*	Design and manufacturing of electric control devices for alternative fuel
Hubei Gather Energy Company Limited (“Hubei Gather”)	80%	Construction and operating of natural gas processing plants
Xuancheng Sinoenergy Vehicle Gas Company Limited (“Xuancheng Sinoenegy”)	100%	Construction and operating of CNG stations and the manufacturing and sales of automobile conversion kits
Qingdao Jingrun General Machinery Company Limited (“Jingrun”)	100%	Design and manufacturing of petroleum refinery equipment and petroleum machinery
Qingdao Sinoenergy General Machinery Company Limited (“Qingdao Sinoenergy”)	75.05%	Manufacturing and installation of general machinery equipment
Nanjing Sinoenergy Gas Company Limited (“Nanjing Sinoenergy”)	90%	Construction and operating of CNG stations and the manufacturing and sales of automobile conversion kits
Qingdao Sinoenergy General Gas Company Limited (“Sinoenergy Gas”)	90%**	Construction and operating of CNG and LNG stations and the manufacturing and sales of automobile conversion kits
Wuhan Sinoenergy Changfeng Gas Company Limited	45.9%***	Operation of CNG stations and the sales of automobile conversion kits

*          This subsidiary is owned 75% by Sinogas and 25% by Sinoenergy.
**        This subsidiary is owned 40% by Sinogas and 60% by Sinoenergy.
***      This subsidiary is owned 51% by Wuhan Sinoenergy, which is owned 90% by Sinoenergy.

Reverse Split

On July 9, 2008, we effected a one-for-two reverse split of the common stock and reduced our authorized shares of common stock from 100,000,000 shares to 50,000,000 shares without changing the par value. All share and per share information in this annual report retroactively reflects the reverse split for all periods presented.

Merger Agreement with Related Party

On October 12, 2009, we entered into an agreement and plan of merger with and into Skywide Capital Management Limited, a corporation which is wholly owned by Mr. Tianzhou Deng, our chairman, and Mr. Bo Huang, our chief executive officer, both of whom are also directors. Pursuant to the merger agreement, at the effective time of the merger, we will be merged into Skywide, with Skywide being the surviving entity, and each shares of common stock, other than shares owned by us, Skywide, Mr. Deng and Mr. Huang, will become and be converted into the right to receive, upon presentation of the certificates for their common stock, the sum of $1.90. The merger is subject to shareholder approval.

Our Business

The government of the PRC is now encouraging the use of CNG as a method of combating air pollution, which is increasingly viewed as a major problem throughout the PRC. We believe that the need to reduce air pollution, among other factors, is creating a growing demand and increasing market for CNG powered vehicles, notwithstanding the recent decline in the worldwide price of oil. Since June 2006, we have been developing our CNG wholesale and retail business by building our own natural gas processing plants and CNG filling stations in Central and East China to meet this need, and are engaged in the construction and equipping of CNG stations that are both Company owned and operated as well as owned and operated by third parties.  In addition, since the second quarter of 2007, we have been manufacturing and selling electronic devices to enable a vehicle to use CNG, which allow a standard gasoline powered vehicle to operate using natural gas.

We are engaged in four business segments:

(i) Customized pressure containers

Historically, our business has been the manufacture of pressure containers and compressed natural gas (CNG) facilities and equipment.  Our customized equipment and pressure container business is the business originally conducted by our subsidiary, Qingdao Sinogas General Machinery Limited Corporation (“Sinogas”), prior to the reverse acquisition in June 2006.  This business includes design and manufacturing of various types of pressure containers.

(ii) CNG storage, transportation products and CNG station service construction (“CNG Station Facilities and Construction”)

Our CNG station construction business includes:

 •      The manufacture, sale and installation of CNG vehicle and gas station equipment, which we provide to other companies that operate CNG station; and

 •      The construction of CNG stations, for which we design the CNG station construction plans, construct CNG stations, and install CNG station equipment and related systems.

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(iii) CNG station operations

In 2006, we entered the CNG station business, which involves the design, construction and equipping of CNG stations and the operation of those stations. We opened our first CNG filling station in October 2007. As of December 10, 2009, we were operating twenty-one CNG stations, of which sixteen are located in Wuhan, two in Pingdingshan and three in Xuancheng. An additional four stations in Wuhan are in the final stages of construction, and four more stations in Wuhan were in the preliminary planning stage.

(iv) Vehicle fuel conversion equipment

We manufacture CNG vehicle conversion kits and electronic control devices that enable vehicles manufactured for gasoline to operate on CNG.

These segment operations are further explained below.

Customized pressure containers

We manufacture and sell customized pressure containers to companies in a wide range of industries, including the petroleum, chemical, metallurgy, electricity generation, beverage and other industries requiring customized containers.  We do not maintain an inventory of these products; rather, we manufacture products pursuant to purchase orders which set forth the customers’ specifications.

The principal raw materials for customized containers are steel and steel vessels.  In the past, we have purchased the steel vessels principally from an Italian supplier. Commencing in May 2007, we also began purchasing steel tubes in the PRC domestic market and engaged a Korean company to manufacture the bottles from the steel tubes, and in August 2007, we engaged a PRC company to manufacture these bottles. We believe we have adequate supply sources, both domestic and foreign, to fulfill our production needs for the foreseeable future. We are not dependent upon any single supplier, although the steel vessels are available from a small number of suppliers.

Since our products are, in general, designed and manufactured pursuant to purchase orders for a specific product to be manufactured in accordance with the customer’s specification, our revenue from this segment is dependent upon our developing a continuing stream of business so that we will not incur a significant lag between the time we complete one contract and start another.  Further, because those products have a relatively long useful life, and are not consumables, once we fulfill our customer’s orders, there is generally little ongoing business from one period to the next with any customer.

In marketing our pressure containers, we rely primarily on an internal sales force, that directly contacts and builds relationship with end user customers, and we sell to the end users. We market our products through business connections, trade shows and conferences. We believe that the advanced equipment that we offer, our technology and our ability to produce high value added pressure containers help us market our products in the Chinese market.

CNG Station Facilities and Construction

In this segment, we manufacture, sell and install CNG vehicle and gas station equipment, including the following:

•	CNG trailers for mobile distribution
•	CNG deposited system for gas station usage
•	CNG compressor skid
•	CNG dispenser (retail measurement system)

We provide these products for third party companies that operate fixed and/or mobile CNG filling stations.

The second aspect of this business is the CNG station construction service business.  We design the CNG station construction plans, construct CNG stations, and install CNG station equipment and related systems for our clients.

In order to provide for a supply of raw materials, Sinogas signed a joint venture agreement with LuXi Chemical Group, a Chinese chemical company, to set up a company, Sinogas General Luxi Natural Gas Equipment Co., Ltd. (“Sinogas Luxi”), located in Liaocheng City, Shandong province.  Sinogas has a 40% interest in Sinogas Luxi, which has a proposed annual production capacity of 4,000 steel bottles for use in CNG trailer manufacturing.  The registered capital is RMB 50 million (equivalent to $7.32 million based on the exchange rate on September 30, 2009).  Sinogas Luxi commenced operation in July 2009. At September 30, 2009, Sinogas had contributed $2.93 million in full satisfaction of its obligations to this enterprise.

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Our products and services are designed to meet the customer specifications.  Our revenue in this segment is dependent upon our developing a continuing stream of business so that we will not incur a significant lag between the time we complete one contract and start another.  Although we do not have a long history of operations in this business, we anticipate that our major customers will vary from period to period.  In the year ended September 30, 2009, one customer of our station facilities and construction segment accounted for more than 10% of our total sales, and in the year ended September 30, 2008, two customers of our station facilities and construction segment each accounted for more than 10% of our total sales.  These customers, who purchased CNG truck trailers, accounted for approximately 19.2% and 32.0% of total sales in the year ended September 30, 2009 and 2008, which, in each year, represented most of our revenue from this division.  At September 30, 2009 and 2008, approximately 55.7% and 71.0%, respectively, of our accounts receivable were from these customers.  The following table sets forth information as to the revenue generated from each of these customers for the year ended September 30, 2009 and 2008 (dollars in thousands):

Name	Year Ended September 30, 2009		Year Ended September 30, 2008
	Dollars	Percent	Dollars	Percent
Wuhan Lvneng Gas Transportation Co.,	8,040	19.2%	8,824	21.6%
Xuancheng Anjie Gas Transportation Co.,	*	*	4,260	10.4%

* Less than 10%

In marketing these services, we rely primarily on our internal salesmen, who directly contact and build relationships with customers. We market our products through personal contact, as well as business connections, trade shows and conferences.

We are aware of two companies which may be considered as competitors of us in the manufacture of CNG deposit and transportation equipment – Shijiazhuang Enric Gas Equipment and Handan Xinxing Petrochemical Equipment.

CNG station operations

In 2006, we entered the CNG station business, which involves the design, construction and equipping CNG stations and operating those stations.  As of December 10, 2009, we were operating twenty-one CNG stations, of which sixteen are located in Wuhan, two in Pingdingshan and three in Xuancheng.  An additional four stations in Wuhan are in the final stages of construction.  We anticipate that these stations could be operational by the end of March 2010.  We have an additional four stations in Wuhan which are in the preliminary stage. However, we need government approval before we can open a station, and the procedure for obtaining government approval may delay the opening of one or more of these stations.  In the past, we have not opened stations on schedule because additional time was required for us to obtain government approval.  Each of our stations has four filling outlets, and is open 24 hours a day, seven days a week.

We believe that there is a large and expanding market for CNG in Wuhan.  Wuhan is the capital of Hubei Province and the biggest city in Central China, with a population of more than 9 million people.

We formed two joint ventures with China New Energy Development Investment Co., Inc., an unaffiliated party, to operate natural gas processing plants.  These plants are the mother stations that supply CNG to our stations.  At September 30, 2009, we had an 80% interest in the joint venture for Wuhan and a 20% interest in the joint venture that is located in Wuhu City.

Natural gas is available from a limited number of suppliers, principally China Petroleum and Chemical Corporation, known as Sinopec and PetroChina or affiliated companies of PetroChina. These companies supply the natural gas and operate the pipeline which is the only commercially reasonable way to deliver the natural gas.

Each of the joint ventures for Wuhan and Wuhu City has an agreement with Sinopec. The agreements provide for an initial annual volume of 50 million cubic meters per year, increasing to not more than 200 million cubic meters per year.  The service is subject to the completion of a natural gas pipeline between Sichuan and Shanghai. The pipeline was completed in December 2009 and is in the trial stage to satisfy the applicable authorities that it is able to supply natural gas. The sales volume is subject to annual natural gas purchase agreements and the price is subject to future determination. We also have a supply agreement with PetroChina, which provides us with 88 million cubic meters of natural gas per year.  We will continue to purchase our natural gas from PetroChina until Sinogas’ Sichuan – Shanghai pipeline is operational.  The success of our CNG station business is dependent upon our ability to have a continuous supply of natural gas at our stations.  We are dependent upon Sinogas and PetroChina to provide us with sufficient CNG to enable us to operate our CNG filling stations.  If, for any reason, we are unable to obtain a reliable supply of natural gas, we will be unable to generate revenue from this business.

The construction of the CNG filling stations and the storage, transportation and distribution of CNG, are subject to PRC regulations, and the price at which we both buy and sell CNG is subject to government price controls, and the suppliers of CNG are government-owned companies.  The price controls over the purchase and sale of CNG limits our potential profit from the sale of CNG as our gross margin is effectively dependent upon the government’s pricing policies.

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The procedure for obtaining the land use rights as well as the right to use the land for the construction and operation of a CNG station involves a lengthy and labor intensive process, involving numerous steps through the municipal government, including satisfying environmental, hazardous chemical, noise abatement, soil suitability, health and other regulations.  Most of these processes involve an application, an on-site inspection and the performance of any necessary remediation before a permit is granted, which can take nine to twelve months.  Most recently, as a result of both our experience in navigating through the regulatory procedure and our record in successfully opening CNG stations in accordance with the terms of our applications, we have been able to reduce the time to between six and nine months.  While the need to meet all the required regulations can be considered a barrier to entry into the CNG station business, we believe that our success in meeting our obligations will help us as we compete with other potential competitors in seeking locations and permits for new stations.

The two largest state-owned energy companies, CNPC China National Petroleum Corporation, referred to as CNPC Group, and Sinopec are engaged in the sale and supply of energy and are major companies in exploration and transportation of oil and gas. They build much of the PRC’s high pressure pipeline infrastructure. Natural gas is distributed to smaller regional firms that redistribute the gas to the end user. Although these major companies supply natural gas rather than sell the natural gas to end users, they have the capability of establishing their own natural gas distribution networks.

We are aware of two companies which may be considered to be direct competitors in the business of CNG station business: Xin’ao Gas Field Ltd. and China Natural Gas. Xin’ao Gas Field distributes natural gas via pipeline, doing business in 13 provinces and municipalities that have a combined population of 31 million. China Natural Gas distributes natural gas to commercial, industrial and residential customers of Xi’an City, and distributes CNG as a vehicular fuel to retail end users of Xi’an City. We believe that neither of the two companies is approved to supply natural gas to any area in which we are constructing or plan to construct CNG stations.

We have two direct competitors in Wuhan – Jiang Han Petro Drill Corp., which has eight stations, and Da Long Investment Corp, which has two stations.  In Pingdingshan, one gas company has one station.  There are no other companies that sell CNG in Xuancheng.  None of these companies are considered major companies, and we believe that we are considered the leading CNG company in the three cities in which we have stations.

Our CNG stations compete with gasoline stations as well as other CNG stations. The ability of CNG stations to operate profitably is largely dependent upon the acceptance of CNG by individual drivers as well as taxis and buses. We expect that our principal customers, at least initially, will be taxis and bus companies, which are presently the largest users of CNG.  As more companies seek to fill the need for CNG stations, our competition will increase.  Since the prices that we charge are fixed by the government, competition is based on factors other than price, including the location and appearance of the stations, the reliability of the stations and the quality of service provided by our employees.  We believe that our stations are located in well-traveled roads so that drivers can have easy access to our stations.

PetroChina, China’s largest oil and gas producer by capacity and our present supplier of natural gas, has recently announced its intention to enter the CNG distribution business in the next couple of years.  These plans may present a competitive threat to companies such as us.  We cannot assure you that we will be able to compete successfully with PetroChina if PetroChina enters the markets in which we operate CNG stations.  PetroChina presently delivers natural gas to the cities, and companies, such as ours, purchase the natural gas from PetroChina or another supplier, such as Sinopec, and sell the natural gas in the city.  Because of PetroChina’s size, it may be in a better position than we to enter into contacts with the city governments to supply natural gas to those cities.

Vehicle fuel conversion equipment

We believe that, with the government of the PRC encouraging the use of CNG as a method of reducing pollution, there is a market for a device that enables a vehicle to use CNG.  In March 2007, we purchased a 60% interest in Jiaxing Lixun Automotive Electronic Co, Ltd. (“Lixun”) from its stockholders for $390,000. In July 2007, we paid an additional $400,000 to increase our equity ownership in Lixun to 70%, and in April 2008 we acquired the remaining 30%.  Our interest in Lixun is owned 75% by Sinogas, a 75.05% owned subsidiary, and 25% by us.  Through Lixun, we design and manufacture electric control devices for alternative fuel, such as compressed natural gas and liquefied petroleum gas vehicles, as well as a full range of electric devices, such as computer controllers, conversion switches, spark advancers, tolerance sensors and emulators for use in multi-powered vehicles.

We sell these conversion kits primarily to manufacturers in the PRC who use the kits on an OEM basis and to companies that market these products for sale in the aftermarket. We develop and service those customers by our internal salesmen who market the products through business connections, trade show and conferences.   We also plan to market the conversion kits at our CNG stations. As a result of the recent worldwide economic downturn and the lower price of oil, which has affected the CNG market generally, the demand for conversion equipment has decreased.

We are aware of three Italian companies that are our competitors in vehicle gas conversion business -- Lovato Spa, LANDI Spa, and OMVL Spa. Because those companies are not Chinese companies, we believe that our familiarity with the Chinese markets gives us a competitive advantage.

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Intellectual Property

Although we hold certain patent rights relating to the manufacture of pressure containers, our CNG station construction service business is more dependent upon our know-how than on any patent rights that we have.

We have an agreement with Beijing Sanhuan pursuant to which Beijing Sanhuan granted us the right to use Beijing Sanhuan’s technology and software relating to the integration, installation and maintenance of CNG station systems.  Under this agreement, we pay Beijing Sanhuan for the technology and software at the rate of $12,800 for each CNG substation and $23,051 for each CNG mother station. The license agreement has a ten-year term commencing January 1, 2006. We also pay Beijing Sanhuan $64 per hour for engineers provided by Beijing Sanhuan.

As the designer and manufacturer of automotive alternate fuel (CNG/LPG) electronic devices, Lixun has applied for a series of Chinese patents for the technical know-how relating to these products, however, we cannot assure you that the patents will be granted or, if granted, that we will be able to enforce our rights against an alleged infringer.

Research and Development

We do not engage in research and development. We have worked from time to time with our customers to design a product, typically a pressure container for the customer’s product. However, those services are included in the service for the customer’s product, and the cost of the services is included in cost of sales.

Employees

On September 30, 2009, we had 857 full-time employees, of whom 172 are in executive and administrative positions, 40 employees are in marketing and sales, 163 are technical engineers in pressure container and CNG deposit and transportation manufacturing, quality control as well as CNG station construction, 280 persons are manufacturing personnel and 202 are operating our retail CNG station business. We believe that our employee relations are good.

Executive Officers of the Registrant

Name	Age	Position
Bo Huang	39	Chief executive officer and director
Shiao Ming Sheng	60	Chief financial officer
Anlin Xiong	30	Vice president and secretary
Cindy Ye	34	Financial controller

Bo Huang has been our chief executive officer and a director since the completion of the reverse acquisition in June 2006. He has been chief executive officer and chairman of Sinogas since its organization in 2005. He and Mr. Deng are the founders of Sinogas. He was president of Beijing Tricycle Technology Development Co., Ltd., a company engaged in the development of natural gas conversion kits from 2003 to 2005, and vice president of Chengchen Group, an investment and trading company from 1997 to 2003. Mr. Huang graduated from Renmin University of China in Beijing in 1993 with a bachelor’s degree in international finance.

Shiao Ming Sheng has been chief financial officer since October 2008. From 2003 until October 2008, Mr. Sheng served as a principal of Intelligent Genesis, which was engaged in corporate consulting and venture formation, and from 1996 until 2002, Mr. Sheng was founder and chief executive officer of Intelligent Paradigm, a computer video technology developer. Mr. Sheng received a degree in biochemistry from Dartmouth College and has authored numerous scientific papers and editorial articles for trade journals and magazines.

Anlin Xiong has been vice president in charge of financing and investment activities since February 2008 and secretary since June 2008. Mr. Xiong was a senior manager at BOE Technology Group Co., Ltd., a leading Chinese LCD (Liquid Crystal Display) manufacturer listed on Shenzhen Stock Exchange, from October 2005 until February 2008. From May 2005 until October 2005, Mr. Xiong was a senior engineer at Alpha & Omega Semiconductor (Shanghai) Co. Ltd. in China. Mr. Xiong received a MS in Electrical Engineering from the University of Illinois at Urbana-Champaign in 2004, a MS in Physics from West Virginia University in 2003, and a BS in Electronic Engineering from Tsinghua University in China in 2000. Mr. Xiong also holds a Certificate of China Legal Professional, which is the lawyer qualification certificate in China.

Cindy Ye has been financial controller since June 2008. Ms. Ye was vice president in charge of accounting activities from January to June 2008.  Ms. Ye was a senior manager at Beijing Yongtuo Certified Public Accountants Co., Ltd. from September 2001 until December 2007. Ms. Ye received an MS in international trade from the Capital University of Economics and Business in China in 2001, and a BS in material science from the Northwest Institute of Light Industry in China in 1998.

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ITEM 1A.   RISK FACTORS

An investment in our securities involves a high degree of risk. In determining whether to purchase our securities, you should carefully consider all of the material risks described below, together with the other information contained in this annual report before making a decision to purchase our securities. You should only purchase our securities if you can afford to suffer the loss of your entire investment.

RISKS ASSOCIATED WITH OUR BUSINESS

The Merger agreement with Skywide will limit your ability to participate in any improvement in our business and operations.

The merger agreement with Skywide, which is wholly owned by Mr. Tianzhou Deng, our chairman, and Mr. Bo Huang, our chief executive officer, both of whom are also directors, provides that, subject to shareholder approval, we will be merged with and into Skywide, and all shareholders, other than Skywide, Mr. Deng and Mr. Huang, will receive in respect to each share owned at the effective time of the merger the right to receive $1.90 per share.  As a result, upon completion of the merger, you will cease to have any interest in us other than the right to receive $1.90 per share upon delivery of the certificates for your common stock.  We cannot assure you that the merger will be completed or that, if the merger is not completed, the price of our common stock will not decline significantly.

Because we have a deficiency in working capital and sustained a significant loss for the year ended September 30, 2009, and our losses are continuing, we cannot assure you that we will continue as a going concern or operate profitably in the future.

At September 30, 2009, we had a deficiency in working capital of approximately $9.1 million, and for the year ended September 30, 2009, we sustained a loss of approximately $13.1 million on sales of $41.8 million, as compared with net income of approximately $16.1 million on sales of $40.9 million for the year ended September 30, 2008, and our losses have continued subsequent to September 30, 2009. Our working capital deficiency resulted from our loss and the reclassification of notes from long-term to short term as a result of amendments to the underlying instruments.  Our loss resulted from a significantly lower gross margin and significantly higher operating expenses and interest.  These factors are continuing to affect our operations and we cannot assure you that we will be able to operate profitably in the future. As of September 30, 2009, we have limited financial resources with which to achieve our objectives and obtain profitability and positive cash flows. Achievement of our objectives will be dependent upon our ability to obtain additional financial, to generate revenue from our current and planned business operations, and control costs. However, there is no assurance that we will be able to achieve these objectives.

Our independent auditors have included a going concern qualification in their report on our financial statements.

Because of our recurring losses from operations and our working capital deficiency, our auditors have included a going concern qualification in their report on our financial statements.  As a result, our financial statements do not reflect any adjustment which would result from our failure to continue to operate as a going concern.  Any such adjustment, if necessary, would materially affect the value of our assets.

We may have difficulty collecting our receivables.

At September 30, 2008, our accounts receivable were outstanding for an average of 124 days, and at September 30, 2009, our accounts receivable were outstanding for an average of 225 days.  A significant amount of receivables that were outstanding at September 30, 2008 remained outstanding on September 30, 2009.  In addition, at September 30, 2008, we had a rental receivable of $2.6 million pertaining to a land use sublease.   We established a $988,000 reserve for that uncollected note at September 30, 2009.  Our failure to collect our trade and notes receivables in the normal course of business could impair our ability to continue in business.

We are required to pay our convertible notes upon completion of the merger with Skywide.

In September 2007, we issued our 12% guaranteed senior notes due 2012 in the principal amount of $16 million and 3.0% guaranteed senior convertible notes due 2012 in the principal amount of $14 million.  The 12% senior notes have been paid in full since September 30, 2009. Pursuant to a December 2009 agreement with the holders of the 3% convertible notes, we agreed to pay the $14 million principal amount of convertible notes in two installments following the completion of the merger with Skywide, together with interest to generate a yield to maturity of 13.8%, net of payments made on account. The Company may not have the resources to repay the debt and the noteholders may exert certain rights to the detriment of the Company.

Because we are dependent upon a small number of customers in one or more of our segments, which varies from year to year, the inability to generate new business could impair our ability to operate profitably.

In general, in our customized pressure container business and our CNG station construction business, we do not have long-term contracts with our customers, and major contracts with a small number of customers account for a significant percentage of our revenue from these segments. Our contracts relate to specific projects. As a result, a customer can account for significant revenue in one year and little, if any, in the next.  One customer of our station facilities and construction segment accounted for approximately 19.2% of our sales in the year ended September 30, 2009 and 21.6% of our sales in the year ended September 30, 2008.  Another customer from this segment accounted for 10.4% of our sales in the year ended September 30, 2008.  Our failure to develop new customers in this and our other segments could materially impair our ability to operate these segments profitably.

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Our CNG stations are dependent upon two government-owned suppliers.

We purchase our CNG from one of two government-owned companies.  The failure or inability of these companies to provide us with CNG could materially impair our ability to operate CNG stations.

Our CNG station business has risks that are different from our manufacturing and construction/installation business.

We have commenced and are planning the expansion of our CNG service station business. The operation of the CNG gas station business is subject to significant additional risks which are not related to our other segments. In addition to the normal risks associated with our business, there are additional risks that relate to the CNG station business. These risks include, but are not limited to:

We lack experience in operating CNG stations. Although we have manufactured and installed equipment for use by CNG stations, we have limited experience in operating stations, and we cannot assure you that we will be successful in operating CNG stations.

We require significant additional funds to enable us to develop and expand the CNG station business. The construction of CNG stations is very capital intensive, and we will require significant additional funds for this purpose. Although we raised $30,000,000 through the sale of our debt securities in September 2007, we may require additional financing to equip and construct our proposed CNG stations, and we cannot assure you that we will be able to obtain any financing which we may require, either for our CNG station business or our equipment manufacture and supply business.

The CNG station business is highly regulated and is subject to price controls. The storage, transportation and distribution of CNG are subject to PRC regulations, including the price at which we both buy and sell CNG.   The price controls over the purchase and sale of CNG limits our potential profit from the sale of CNG. In addition, before we construct a CNG station in many regions, we need to obtain government approvals. Other regulations may result in increased costs in order to comply with these regulations.  Before we are able to open a CNG filling, we must obtain government approval.  In the past, we have had to postpone the opening of our CNG stations because of delays in obtaining government approval.

Because of the nature of CNG, we could be exposed to liability from gas leaks or explosions. Any leaks or explosions from our CNG stations could cause severe property damage as well as loss of life, which may not be covered by insurance. Any such loss could result in a termination of our business and could subject us to regulatory actions.

The market for CNG stations is dependent upon the increased use of CNG powered vehicles. CNG-powered vehicles represent only a small fraction of motor vehicles in the PRC, and most vehicles are powered by gasoline or diesel fuel. For us to be successful in the CNG gas station business, a market for CNG must be developed in the area which we propose to enter. Car and truck owners must either buy a CNG powered vehicle or pay to have a gasoline or diesel powered vehicle converted for CNG use. The current economic downturn has materially decreased the market for CNG vehicles, and we cannot assure you that the market for CNG will improve in the near future, if at all. In order for a market to develop for CNG vehicles, there must be a network of CNG stations on major highways throughout the PRC. The failure of such a network to develop could hinder the development of a market for CNG vehicles which would in turn limit the market for our CNG stations.

We must secure enough CNG resources to supply our filling stations in future. Natural gas is limited in China, especially in central and eastern China where we are operating and developing our CNG retail business. Although we have agreements to provide us with a fixed amount of natural gas, we cannot assure you that these agreements will be sufficient to satisfy our CNG needs and we cannot assure that such CNG will be delivered on a timely basis. These agreements are subject to annual allocations and a major pipeline which is expected to provide us with CNG.  Although the construction of the pipeline has been completed, the pipeline is undergoing completion testing, and we cannot assure you that we will be able to receive significant gas from this pipeline in the near future.  Further, it is possible that we may experience shortages, particularly in the winter months when gas demand peaks. We have no recourse against any party in the event that the pipeline is not able to deliver the natural gas that we may require.

We may not be able to meet our scheduled station openings. We have already encountered delays in opening our stations, and we cannot assure you that we will not encounter delays in the future. These delays can result from a range of factors, including adverse weather conditions, delays in obtaining government approvals, delays in receipt of materials for the construction of the stations, and other causes which may or may not be within our control. Any delays may impair our ability to operate this business profitably.

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Competition is increasing for CNG distribution. Our CNG stations compete with gasoline stations as well as other CNG stations. The ability of our CNG stations to operate profitably is largely dependent upon the acceptance of CNG by individual drivers as well as taxis and buses, which are presently the largest users of CNG. As more companies seek to fill the need for CNG stations, our competition will increase. PetroChina Co., China’s largest oil and gas producer by capacity and our present supplier of natural gas, has recently announced its intention to enter the CNG distribution business. These plans present a competitive threat to companies such as us. Because of PetroChina’s size, it may be in a better position than we to enter into contacts with the city governments to supply natural gas to those cities. We cannot assure you that we will be able to compete successfully with PetroChina if PetroChina enters the markets in which we operate CNG stations.

We may face liability claims from users of our products.

As the manufacturer of equipment that is used to store and transport CNG and other products, including petroleum, chemicals and food products, we may be subject both to liability in the event that any property damages or loss of life results from our products. We may also be liable for damages in the event that our CNG conversion kits do not function properly. Any liability which results could hurt our reputation and result in the payment of damages which may not be covered by insurance.

Our CNG conversion kit business is subject to the development of a market for products that can enable gasoline powered vehicles to operate on CNG.

One segment of our business is the manufacture and sale of conversion kits that enable gasoline-powered vehicles to operate on CNG. The customers of these products are both vehicle manufacturers and vehicle owners. Our ability to operate this segment profitably is dependent upon a number of factors including the development of a market for conversion kits, our ability to compete successfully with other manufacturers or distributors of conversion kits, and the ability of our products to work properly in a wide range of both old and new vehicles.  The current economic downturn together with the recent decline in oil and gasoline prices may have an effect on the market for conversion kits.

Because we are dependent on our management, the loss of our key executive officers and the failure to hire additional qualified key personnel could harm our business.

Our business is largely dependent upon the continued efforts of our chief executive officer, Bo Huang, and our chairman, Tianzhou Deng, who are also directors. We do not have employment contracts with either Mr. Huang or Mr. Deng. The loss of either Mr. Huang, Mr. Deng or any of our other key employees could have a material adverse effect upon our ability to operate profitably. Furthermore, we require additional qualified management and other key personnel for our CNG station business.

We may not be able to continue to grow through acquisitions.

In addition to our planned growth through the development of our CNG station business, an important part of our growth strategy has been to expand our business and to acquire other businesses in related industries or to form joint ventures with other companies. Such acquisitions may be made with cash or our securities or a combination of cash and securities. Any joint ventures may require us to make significant capital contributions in order to develop the business contemplated by the joint venture. To the extent that we require cash, we may have to borrow the funds or sell equity securities. We anticipate that if we acquire other Chinese businesses, the seller would expect to receive all or substantially all of the sales price in cash, and we expect that we would have to raise funds in order to consummate any such acquisition. Any issuance of equity as a portion of the purchase price or any sale of equity, to the extent that we are able to sell equity, to raise funds to enable us to pay the purchase price would result in dilution to our stockholders. We have no commitments from any financing source and we may not be able to raise any cash necessary to complete an acquisition. If we fail to make any acquisitions, our future growth may be limited. Further, any acquisition may be subject to government regulations and approval in the PRC. Further, our recent results of operations may affect the willingness of a business owner to sell his business to us and the willingness of any debt or equity financing source to provide us with acquisition funding.

If we make any acquisitions, they may disrupt or have a negative impact on our business.

If we make acquisitions, we could have difficulty integrating the acquired companies’ personnel and operations with our own. In addition, the key personnel of the acquired business may not be willing to work for us. We cannot predict the effect expansion may have on our core business. Regardless of whether we are successful in making an acquisition, the negotiations could disrupt our ongoing business, distract our management and employees and increase our expenses. In addition to the risks described above, acquisitions are accompanied by a number of inherent risks, including, without limitation, the following:

•	the difficulty of integrating acquired products, services or operations;

•	the potential disruption of the ongoing businesses and distraction of our management and the management of acquired companies;

•	the difficulty of incorporating acquired rights or products into our existing business;

•	difficulties in disposing of the excess or idle facilities of an acquired company or business and expenses in maintaining such facilities;

•	difficulties in maintaining uniform standards, controls, procedures and policies;

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•	the potential impairment of relationships with employees and customers as a result of any integration of new management personnel;

•	the potential inability or failure to achieve additional sales and enhance our customer base through cross-marketing of the products to new and existing customers;

•	the effect of any government regulations which relate to the business acquired, including government approval of the acquisition; and

•
potential unknown liabilities associated with acquired businesses or product lines, or the need to spend significant amounts to retool, reposition or modify the marketing and sales of acquired products or the defense of any litigation, whether or not successful, resulting from actions of the acquired company prior to our acquisition.

Our business could be severely impaired if and to the extent that we are unable to succeed in addressing any of these risks or other problems encountered in connection with these acquisitions, many of which cannot be presently identified, these risks and problems could disrupt our ongoing business, distract our management and employees, increase our expenses and adversely affect our results of operations.

Our operating results in future periods may vary from quarter to quarter, and, as a result, we may fail to meet the expectations of our investors and analysts, which may cause our stock price to fluctuate or decline.

We do not manufacture our customized pressure containers for inventory, but pursuant to a specific contract, and our contract flow is not predictable. Similarly, products and services from our manufacture of CNG storage and transportation products and the construction of CNG stations segment are also made pursuant to specific contracts, and after the completion of a project our services may no longer be required by our customers. To the extent that we do not generate new business, our revenue from this segment of our business will decline. To the extent that we expand our facilities to meet present or anticipated increases in sales or expand our CNG station business and sell our CNG conversion kits, our failure to generate business could have the effect of significantly reducing the profitability of our business. Because of these factors, our revenue and operating results have fluctuated from quarter to quarter. We expect that fluctuations in both revenue and net income will continue due to a variety of factors, many of which are outside of our control. Due to the risks discussed in this annual report, you should not rely on period-to-period comparisons of our results of operations as an indication of future performance.

Because certain of our stockholders control a significant amount of our common stock, they may have effective control over actions requiring stockholder approval.

As of December 18, 2009, approximately 40.0% of our outstanding common stock is owned by Skywide (which is owned by our chairman, Mr. Deng, and our chief executive officer, Mr. Huang ), which may provide Skywide with effective control over actions taken by our stockholders.

We may not be able to comply with the regulations relating to internal controls over financial reporting.

The SEC has adopted rules requiring public companies to include a report of management on our internal controls over financial reporting in our annual reports on Form 10-K. In addition, commencing with the year ending September 30, 2010, our independent registered public accounting firm must attest to and report on management’s assessment of the effectiveness of our internal controls over financial reporting. In connection with the periodic evaluation of our disclosure controls our chief executive officer and chief financial officer identified weaknesses related to our accounting personnel’s ability to identify accounting and disclosure issues, calculate accounting entries, and prepare financial statements and footnotes in accordance with U.S. GAAP. These officers have concluded that our disclosure controls and procedures are not effective at this time. We cannot assure you that we will be successful in addressing these issues and any other issues which may be raised. If we are unable to address these issues, unable to conclude that we have effective internal controls over financial reporting or if our independent auditors are unable to provide us with an unqualified report as to the effectiveness of our internal controls over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, investors could lose confidence in the reliability of our financial statements, which could result in a decrease in the value of our securities. We have not yet begun a formal process to evaluate our internal controls over financial reporting. Given the status of our efforts, coupled with the fact that guidance from regulatory authorities in the area of internal controls continues to evolve, substantial uncertainty exists regarding our ability to comply by applicable deadlines.

The financing agreement gives the investors certain rights relating to our business which may affect our ability to develop our business.

The investors in our September 2007 financing have the right of approval with respect to our budgets in accordance with a schedule set forth in an investor rights agreement. We are also prohibited from dismissing the auditor without the investor’s consent unless the dismissal is approved by an audit committee on which a designee of the investor is a member. These rights may affect our ability to develop our business and may have a negative impact on our stock price.

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RISKS ASSOCIATED WITH COMPANIES CONDUCTING BUSINESS IN THE PRC

Because the scope of our business license is limited and subject to review, we may need government approval to continue or expand our business.

A business in China can only conduct business within its approved business scope, which appears on the business license. Our licenses permit us to engage in our present businesses. Our licenses are subject to the inspection by the government agencies of our facilities. The government has the power to withdraw a license from those companies which may be disqualified as a result of these inspections by the central government. Any change in the scope of our business requires further application and government approval. Inevitably, there is a negotiation with the authorities to approve as broad a business scope as is permitted, and we cannot assure you that we will be able to obtain the necessary government approval for any change or expansion of our business.  We cannot provide any assurance that we may be able to maintain our present licenses or that we will be able to obtain any additional licenses that may be required if we seek to expand the scope of our business.

If the PRC enacts regulations which forbid or restrict foreign investment, our ability to grow may be severely impaired.

We intend to expand our business both by increasing our product range, operating CNG stations. Many of the rules and regulations that we would face are not explicitly communicated, and we may be subject to rules that would affect our ability to grow, either internally or through acquisition of other Chinese or foreign companies. There are also substantial uncertainties regarding the proper interpretation of current laws and regulations of the PRC. New laws or regulations that forbid foreign investment could severely impair our businesses and prospects. Additionally, if the relevant authorities find us in violation of PRC laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

•	levying fines;

•	revoking our business and other licenses; and

•	requiring that we restructure our ownership or operations.

Any deterioration of political relations between the United States and the PRC could impair our operations.

The relationship between the United States and the PRC is subject to sudden fluctuation and periodic tension. Changes in political conditions in the PRC and changes in the state of Sino-U.S. relations are difficult to predict and could adversely affect our operations or cause potential acquisition candidates or their goods and services to become less attractive. Such a change could lead to a decline in our profitability. Any weakening of relations between the United States and the PRC could have a material adverse effect on our operations, particularly in our efforts to raise capital to expand our CNG station and other business activities.

Our operations and assets in the PRC are subject to significant political and economic uncertainties.

Government policies are subject to rapid change and the government of the PRC may adopt policies which have the effect of hindering private economic activity and greater economic decentralization. There is no assurance that the government of the PRC will not significantly alter its policies from time to time without notice in a manner that reduces or eliminates any benefits from its present policies of economic reform. The recent worldwide economic slowdown, which affected China, may affect government policies as they relate to the industries which we serve, which relate to the purchase or capital equipment and the purchase and sale of natural gas.  In addition, a substantial portion of productive assets in the PRC remains government-owned. For instance, all land is state-owned and leased to business entities or individuals through governmental granting of state-owned land use rights. The granting process is typically based on government policies at the time of granting, which could be lengthy and complex. This process may adversely affect our future expansion, especially as we are seeking both to expand manufacturing operations and to expand our CNG business. The government of the PRC also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency and providing preferential treatment to particular industries or companies. Uncertainties may arise with changing of governmental policies and measures. In addition, changes in laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency, the nationalization or other expropriation of private enterprises, as well as adverse changes in the political, economic or social conditions in the PRC, could have a material adverse effect on our business, results of operations and financial condition.

Price controls may affect both our revenues and net income.

The laws of the PRC provide for the government to fix and adjust prices. In connection with our operation of CNG stations, the price at which we both purchase and sell CNG is subject to government price controls. It is possible that other products we sell or services that we provide may also become subject to price control. To the extent that we are subject to price control, our revenue, gross profit, gross margin and net income will be affected since the revenue we derive from our sales will be limited and, unless there is also price control on the products that we purchase from our suppliers, we may face no limitation on our costs. Further, if price controls affect both our revenue and our costs, our ability to be profitable and the extent of our profitability will be effectively subject to determination by the applicable regulatory authorities in the PRC.  One aspect of the operation of CNG stations is the price controls, whereby both the price at which we purchase CNG and the price at which we sell CNG are subject to price controls by central government and municipal government. As a result of these price controls, our gross margin is effectively dependent upon the government’s pricing policies. We cannot assure you that one of the government’s responses to the economic downturn will not be to increase the adoption of price controls on other segments of our business.

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Our operations may not develop in the same way or at the same rate as might be expected if the PRC economy were similar to the market-oriented economies of OECD member countries.

The economy of the PRC has historically been a nationalistic, “planned economy,” meaning it functions and produces according to governmental plans and pre-set targets or quotas. In certain aspects, the PRC’s economy has been making a transition to a more market-oriented economy, although the government imposes price controls on certain products and in certain industries. However, we cannot predict the future direction of these economic reforms or the effects these measures may have. The economy of the PRC also differs from the economies of most countries belonging to the Organization for Economic Cooperation and Development (the “OECD”), an international group of member countries sharing a commitment to democratic government and market economy. For instance:

•	the level of state-owned enterprises in the PRC, as well as the level of governmental control over the allocation of resources is greater than in most of the countries belonging to the OECD;

•	the level of capital reinvestment is lower in the PRC than in other countries that are members of the OECD;

•	the government of the PRC has a greater involvement in general in the economy and the economic structure of industries within the PRC than other countries belonging to the OECD;

•	the government of the PRC imposes price controls on certain products and our products may become subject to additional price controls; and

•
the PRC has various impediments in place that make it difficult for foreign firms to obtain local currency, as opposed to other countries belonging to the OECD where exchange of currencies is generally free from restriction.

As a result of these differences, our business may not develop in the same way or at the same rate as might be expected if the economy of the PRC were similar to those of the OECD member countries.

Because our officers and some of our directors reside outside of the United States, it may be difficult for you to enforce your rights against them or enforce United States court judgments against them in the PRC.

Most of our directors and all of our executive officers reside in the PRC and substantially all of our assets are located in the PRC. It may therefore be difficult for United States investors to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under federal securities laws. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement of criminal penalties of the federal securities laws.

We may have limited legal recourse under Chinese law if disputes arise under contracts with third parties.

Almost all of our agreements with our employees and third parties, including our supplier and customers, are governed by the laws of the PRC. The legal system in the PRC is a civil law system based on written statutes. Unlike common law systems, such as we have in the United States, it is a system in which decided legal cases have little precedential value. The government of the PRC has enacted some laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, their experience in implementing, interpreting and enforcing these laws and regulations is limited, and our ability to enforce commercial claims or to resolve commercial disputes is unpredictable. The resolution of these matters may be subject to the exercise of considerable discretion by agencies of the PRC, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination. Any rights we may have to specific performance or to seek an injunction under Chinese law are severely limited, and without a means of recourse by virtue of the Chinese legal system, we may be unable to prevent these situations from occurring. The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations.

Because we have limited business insurance in the PRC, we may not be protected from risks that are customarily covered by insurance in the United States.

We have and will continue to maintain property insurance for our CNG stations and manufacturing facilities which are operational to protect us from any damages caused by the failure or alleged failure of our products. However, business insurance is not readily available in the PRC. To the extent that we suffer a loss of a type which would normally be covered by insurance in the United States, such as product liability and general liability insurance, we would incur significant expenses in both defending any action and in paying any claims that result from a settlement or judgment.

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Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some that may compete with us, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC. We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

Exchange controls that exist in the PRC may limit our ability to utilize our cash flow effectively.

We are subject to the PRC’s rules and regulations affecting currency conversion. Any restrictions on currency exchanges may limit our ability to use our cash flow for the distribution of dividends to our stockholders or to fund operations we may have outside of the PRC. Conversion of RMB, the currency of the PRC, for capital account items, including direct investment and loans, is subject to governmental approval in the PRC, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the regulatory authorities of the PRC will not impose more stringent restrictions on the convertibility of the RMB, especially with respect to foreign exchange transactions. Because a significant component for many of our customized pressure containers, the steel vessels, is manufactured outside of the PRC, our inability to pay our foreign manufacturer may impair our ability to manufacture our products.

Fluctuations in the exchange rate could have a material adverse effect upon our business.

We conduct our business in RMB. To the extent our future revenue are denominated in currencies other the United States dollars, we would be subject to increased risks relating to foreign currency exchange rate fluctuations which could have a material adverse affect on our financial condition and operating results since our operating results are reported in United States dollars and significant changes in the exchange rate could materially impact our reported earnings.

The downturn in the economy of the PRC may slow our growth and impair our ability to generate profits.

The growth of the Chinese economy has been uneven across geographic regions and economic sectors. Following a period of general economic growth, China, like the rest of the world, has recently been subject to an economic downturn.  During the year ended September 30, 2009, the business of all of segments was negatively affected by the economic downturn, which resulted in a decreased use of products such as ours or in pressure on us to lower our prices. Our customized pressure container business and our CNG station facilities and construction business are dependent upon our customers making significant capital purchases, either for pressure containers or for new CNG stations.  The availability of financing to our customers as well as the capital requirements of our customers could significantly reduce the need for these products and services.  Since our CNG station business is dependent upon the development of a market for cars and trucks that run on CNG rather than gasoline, any economic trends which have the effect of dampening the market for CNG vehicles could affect our ability both to sell our CNG products and to sell CNG at our proposed CNG stations. The recent sharp decline in oil and gasoline prices may affect the need for CNG stations or for conversion kits to enable gasoline-powered vehicles to operate on CNG.

If certain tax exemptions within the PRC regarding withholding taxes are removed, we may be required to deduct corporate withholding taxes from any dividends we may pay in the future.

Under the PRC’s current tax laws, regulations and rulings, companies are exempt from paying withholding taxes with respect dividends paid to stockholders outside of the PRC. However, if the foregoing exemption is removed, we may be required to deduct certain amounts from any dividends we pay to our stockholders.

If our favorable tax treatment is overturned, we may be subject to significant penalties.

On March 16, 2007, the PRC’s National People’s Congress passed a new corporate income tax law, which became effective January 1, 2008. This new income tax unifies the corporate income tax rate of domestic enterprises and foreign investment enterprises to 25%. Preferential tax treatments will continue to be granted to entities that are classified as “high and new technology enterprises strongly supported by the State” or that conduct business in sectors that are encouraged by the PRC’s National People’s Congress. This new tax law, however, does not clearly define the requirements or criteria for receiving these preferential tax treatments. A significant portion of our net income is derived from subsidiaries that presently benefit from full or 50% exemptions from enterprise income tax for up to a total of five years. Because clear implementation and requirement rules or guidelines for the new tax law have not yet been promulgated, we cannot assure you that our subsidiaries will maintain their preferential tax status or that we will not be assessed significant penalties.

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If the PRC tax authorities dispute our method of paying value added taxes, we may be subject to penalties under the tax laws of the PRC.

Under the commercial practice of the PRC, we pay value added taxes (“VAT”) and business tax based on tax invoices issued. We generally issue our tax invoice subsequent to the date on which revenue is recognized, and there may be a considerable delay between the date on which the revenue is recognized and the date on which the tax invoice is issued. In the event that the PRC tax authorities dispute the date of which revenue is recognized for tax purposes, the PRC tax office has the right to assess a penalty which can range from zero to five times the tax which is determined to have been improperly deferred. Although we believe that we are paying VAT and business taxes in accordance with the common practice in PRC, we cannot assure you that the PRC tax authorities would not reach a different conclusion and determine that common practice is not in accordance with the tax laws of the PRC. If a penalty is ultimately assessed against us, the penalty could represent a material amount.

RISKS ASSOCIATED WITH INVESTING IN OUR COMMON STOCK

Our common stock may be delisted from the NASDAQ Capital Market because of our failure to hold a meeting of shareholders during 2009.

The NASDAQ Capital Markets requires us to hold an annual meeting of shareholders at which proxies are solicited.  Because we failed to hold a meeting during the year ended September 30, 2009, NASDAQ advised us of its intention to delist our common stock from the NASDAQ Capital Markets.  As a result of our appeal, NASDAQ advised us that it would continue the listing of our common stock on the NASDAQ Capital Market subject to the condition that we hold our annual shareholders meeting on or before January 19, 2010.  We are required to report any significant event, including any event which may call into question our ability to meet this timetable, and NASDAQ may delist our stock prior to January 19, 2010 if it questions our ability to meet the January 19, 2010 deadline.  Accordingly, we cannot assure you that our common stock will continue to be listed on the NASDAQ Capital Market, and the failure to be listed on that market could materially and adversely affect both the market for and the market price of our stock.

Shares may be issued pursuant to our stock plans which may affect the market price of our common stock.

We may issue stock upon the exercise of options or pursuant to stock grants covering a total of 1,000,000 shares of common stock pursuant to our 2006 long-term incentive plan. The exercise of any options we may grant under this plan and the sale of the underlying shares of common stock and the sale of stock issued pursuant to stock grants may have an adverse effect upon the price of our stock. If we issue all of the shares of common stock issuable pursuant to the plan, these shares will represent approximately 5.9% of the outstanding common stock, based on the presently outstanding shares of common stock.

Because we have significant related party transactions, institutional and other investors may be reluctant to purchase our stock which could affect both the price and the market for our stock.

During 2005, we purchased land use rights from a former related party, Beijing Sanhuan Technology Development Co., Ltd (“Beijing Sanhuan”) with an initial purchase price of $12.3 million, which was increased to $18.6 million. As of September 30, 2009, the Company had paid the purchase price to Beijing Sanhuan in full. We also license technology from Beijing Sanhuan for $322,000, the Company had paid in full as of September 30, 2009, and we use Beijing Sanhuan’s services for our subsidiaries. As a result, investors may be reluctant to invest in our common stock, which would affect both the stock price and the trading volume in our stock.

In October 2009, we entered into the agreement of merger with Skywide pursuant to which, upon the completion of the merger, our shareholders, other than Skywide, Mr. Deng, Mr. Huang and their affiliates, would receive $1.90 in respect of each shares of common stock outstanding.  We believe that the terms of the merger agreement has a effect upon the market price of our stock.

Because of our cash requirements and restrictions in our financing we may be unable to pay dividends.

If we generate earnings, we expect to retain earnings to finance the growth of our business, particularly, our proposed CNG station business, which is very capital intensive. Further, the agreements relating to our $30 million September 2007 financing, of which convertible notes in the principal amount of $14 million are outstanding as of December 28, 2009, restrict our use of our funds.

ITEM 1B.   UNRESOLVED STAFF COMMENTS

Not applicable to smaller reporting issuers.

ITEM 2.  PROPERTIES

In China, there is no private ownership of land. Rather, all real property is owned by the government. The government issues a certificate of property right, which is transferable, generally has a term of 50 years and permits the holder to use the property.  All of our properties are suitable and adequate for the purposes for which they are used in our business.  The following table sets forth information relating to land use rights owned by the Company.

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	Address	Size (square meters)	Size (square feet)	Expiration
Land use right owned by Sinogas	45# 66# JinHua Road, Qingdao, Shandong	60,860	655,100	May 2057
Land use right owned by Jingrun	HanNan Community, Hongdao Street, Qingdao, Shandong	59,036	635,460	December 2056
Land use right owned by Xuancheng Sinoenergy	XuanHu Road, Xuancheng, Anhui	2,683	28,880	June 2058
Land use right owned by Qingdao Sinoenergy	JiaoNan, Qingdao, Shandong	100,000	1,076,400	June 2058
Land use right owned by Lixun	North BeiHuanSan Road, DaQiao County, Jiaxing, Zhejiang	8,130	87,511	June 2058
Land use right owned by Hubei Gather	MaAn Village, AnShan County, Jiangxia District, Wuhan, Hubei	20,069	215,796	June 2059

Except for the land use right owned by Xuancheng Sinoenergy, we rent the land used by our CNG stations.  As of November 30, 2009, we lease thirteen parcels of land in Wuhan City and two parcels of land in Pingdingshan City for an aggregate annual rental of approximately $846,000.  Except for one lease that expires in 2010, one lease that expires in 2015 and one lease that expires in 2017, all of the leases expire in 2027 or later.

In addition to the land use rights that we own, as listed in the table, Wuhan Sinoenergy has two agreements to purchase land use rights in Wuhan City from different non-affiliated parties. One agreement provides for a purchase price of approximately $1.58 million, of which approximately $1.32 million has been paid, and the title transfer is in the process. The second provides for a purchase price of approximately $1.32 million, of which approximately $732,000 has been paid. The acquisition of the land requires government approval.

We acquired the capital stock of two companies, Qingdao Jingrun General Machinery Co. and Qingdao Sinoenergy General Machinery, for the sole purpose of acquiring land use rights which were the only assets of these companies.  We acquired additional land as part of our plan to make more effective use of our facilities.  The land enabled us to sell the land in Qingdao City where Yuheng and Sinogas are currently located, and provide us with larger properties so that we can move these operations into expanded facilities.

We believe that our present facilities are sufficient to meet our current and near term requirements.  In connection with the development of our CNG stations, we will require additional land use rights as we develop and open new CNG filling stations.

ITEM 3. LEGAL PROCEEDINGS

We are a defendant in an action filed in the Supreme Court of the State of New York, Nassau County, by Stephen Trecaso and Linda Watts against the Company and its directors which purports to be a class action asserting claims of breach of fiduciary duty and aiding and abetting the breach of fiduciary duty.  The complaint was dated October 16, 2009 and an amended complaint was dated November 18, 2009.  Plaintiffs seek injunctive relief and damages arising out of a potential sale of the company to Skywide by means of an allegedly unfair process and unfair price.  We believe that this action is without merit, that we have valid defenses to the action, and that we will vigorously defend the action.

We are a defendant in four similar actions against us, our directors and Skywide in the Eighth Judicial District Court of the State of Nevada in and for Clark County.  We have removed these four actions to the Federal District Court for the District of Nevada.  The plaintiffs in those actions are (i) Robert Grabowski, (ii) Robert E. Guzman, (iii) Carol Karch and (iv) Johan L. Stoltz.  The Guzman, Karch and Stoltz actions were filed on October 26, 2009 and the Grabowski action was filed on October 30, 2009.  Plaintiffs allege causes of action that sound in breach of fiduciary duty and aiding and abetting the breach of that fiduciary duty.  Plaintiffs seek injunctive relief and damages arising out of a potential sale of the company to Skywide by means of an allegedly unfair process and unfair price.  We believe that these actions are without merit, that we have valid defenses to the actions, and that we will vigorously defend the action.

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ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF SECURITYHOLDERS

None

PART II

ITEM 5.  MARKET FOR REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Price of Common Stock

Our common stock has been traded on the NASDAQ Capital Market under the symbol SNEN since July 28, 2008. Prior to February 6, 2007, there was no market for our common stock. From February 6, 2007 until July 25, 2008, our stock was traded on the OTC Bulletin Board. The NASDAQ Capital Markets requires us to hold an annual meeting of shareholders at which proxies are solicited.  Because we failed to hold a meeting during the year ended September 30, 2009, NASDAQ advised us of its intention to delist our common stock from the NASDAQ Capital Markets.  As a result of our appeal, NASDAQ advised us that it would continue the listing of our common stock on the NASDAQ Capital Market subject to the condition that we hold our annual shareholders meeting on or before January 19, 2010.  We intend to hold a shareholders’ meeting by January 19, 2010.

The following table sets forth information as to the price of our stock by calendar quarter since January 1, 2007.  These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions. The prices reflect the high and low bid price of our stock during the period it was traded on the OCT Bulletin Board and the high and low sales prices during the period it was listed on the NASDAQ Capital Market.  The information is provided by National Quotation Bureau.

Quarter Ended	2009		2008		2007
	High	Low	High	Low	High	Low
March 31	$5.05	$1.80	$8.50	$4.80	4.78	3.18
June 30	2.73	0.81	5.98	4.94	5.48	3.90
September 30	1.85	1.12	7.03	4.53	6.44	4.32
December 31	2.63	0.80	5.01	1.97	$10.16	$6.22

The information for the fourth quarter of 2009 reflects prices through December 17, 2009.

On December 17, 2009, we believe we had approximately 1,000 beneficial owners of our common stock.

We have not paid dividends since our inception. The indentures relating to our $14 million convertible notes prohibit or restricts our payment of dividends.

Equity Compensation Plan Information

The following table summarizes the equity compensation plans under which our securities may be issued as of September 30, 2009.

Plan Category	Number of securities to be issued upon exercise of outstanding options and warrants	Weighted-average exercise price of outstanding options and warrants	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	865,000	$4.32	135,000
Equity compensation plan not approved by security holders	100,000	5.15	-

The 2006 long-term incentive plan is the equity compensation plan that was approved by stockholders.

The equity compensation plan that was not approved by stockholders was the grant of warrants to purchase 100,000 shares which were granted to an investment relations firm pursuant to its engagement agreement.

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ITEM 6.  SELECTED FINANCIAL DATA

Not Applicable

ITEM 7. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of the results of our operations and financial condition should be read in conjunction with our financial statements and the related notes, which appear elsewhere in this annual report. The following discussion includes forward-looking statements. For a discussion of important factors that could cause actual results to differ from results discussed in the forward-looking statements, see “Forward Looking Statements.”

OVERVIEW

In September 2007, we issued our 12% senior notes due 2012 in the principal amount of $16,000,000 and 3.0% senior convertible notes due 2012 in the principal amount of $14,000,000.  The indentures relating to these notes included financial covenants, which were amended on May 19, 2009.  We were not in compliance with these covenants at June 30, 2009 or September 30, 2009, and the note holders waived compliance with the covenants at both of these dates.  In October 2009, we entered into an agreement with the holders of the 12% senior notes and the 3% convertible notes, which included a requirement that we pay the 12% senior notes in full by November 30, 2009.  At November 30, 2009, we had paid approximately $14,000,000 of the amount due, and the remaining amount was paid on December 23, 2009.  The October agreement also provided that we would amend the indenture relating to the 3.0% senior convertible notes in a manner acceptable to the note holders.  On December 17, 2009, we entered into an agreement with the note holders pursuant to which (i) the remaining payments of approximately $2,000,000 of the 12% senior notes would be due by December 31, 2009, and this payment was made on December 23, 2009, (ii) the $14,000,000 convertible notes, including interest to provide the holders with a 13.8% yield to maturity, after given effect to current interest payments made at the annual rate of 3.0% per annum, would be paid in two installments following completion of the merger with Skywide, with the first payment of $5,000,000 being due ten days after the effectiveness of the merger and the balance 30 days thereafter, (iii) the requirement that we meet certain net income levels for 2008 and 2009 were eliminated, (iv) the provisions that would have resulted in a reduction in the conversion price of the convertible notes if we sold common stock or securities convertible into common stock were eliminated and (v) the liquidated damages due for failing to register the shares of common stock issuable upon conversion of the notes was reduced to $280,000, which is due by December 31, 2009.  Although the convertible notes have a stated interest rate of 3% per annum, if the notes are not converted prior to maturity, we are required to pay the holders a yield to maturity of 13.8% per annum, less interest previously paid.  We have accrued interest at the rate of 13.8% per annum, of which 3% is treated as current interest and 10.8% as deferred interest.  As a result of our agreement to pay the convertible notes upon completion of the merger with Skywide, we have classified the deferred interest as current at September 30, 2009.

Our accounts receivable increased from $22.0 million at September 30, 2008 to $29.7 million at September 30, 2009.  At September 30, 2008, our accounts receivable were outstanding for an average of 124 days, and at September 30, 2009, our accounts receivable were outstanding for an average of 225 days.  A significant amount of receivables that were outstanding at September 30, 2008 remained outstanding on September 30, 2009.  In addition, at September 30, 2008, we had a note receivable of $2.6 million resulting from the termination of a sublease for which no payments had been made by the tenant.  As of September 30, 2009, no payments had been made on account of that note, and $659,000 was collected in December 2009.  We established a $988,000 reserve with respect to that receivable.  Our failure to collect our receivables in the normal course of business could impair our ability to continue in business.

We design, manufacture and market a range of pressurized containers for CNG. Although our initial business involved the manufacturing of customized equipment and pressure containers, our business has evolved as an increasing market is developing in the PRC for the use of CNG. Our CNG vehicle and gas station construction business consists of two divisions (i) the manufacturing of CNG vehicle and gas station equipment, and (ii) the design of construction plans for CNG stations, the construction of the CNG stations, and the installation of CNG station equipment and related systems.

We continue to manufacture a wide variety of pressure containers for use in different industries, including the design and manufacture of various types of pressure containers in the petroleum and chemical industries, the metallurgy and electricity generation industries and the food and brewery industries and have the capacity to design and manufacture various types of customized equipment.

All of our products and services are manufactured or performed pursuant to agreements with our customers, which provide the specifications for the products and services. As a result, our revenue is dependent upon the flow of contracts. In any fiscal period, a small number of customers may represent a disproportionately large percentage of our business in one period and a significantly lower percentage, if any, in a subsequent period.

Commencing in 2006, we began to construct CNG stations and, commencing in 2008 we began to operate CNG stations. This aspect of our business is different from our other business. The business of operating CNG stations requires a substantial capital investment, and we raised approximately $30 million from the sale of our convertible and fixed rate notes in September 2007. The indentures relating to these notes have restrictions on our incurring additional debt. The nature of the operation of the business and the risks associated with that business are significantly different from the manufacturing of equipment or the construction of CNG stations for third parties. One aspect of the operation of CNG stations is the price controls, whereby both the price at which we purchase CNG and the price at which we sell CNG are subject to price controls by central government and municipal government. As a result of these price controls, our gross margin is effectively dependent upon the government’s pricing policies. The operation of CNG stations is reported as a separate segment.

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In the year ended September 30, 2009, one customer of our station facilities and construction segment accounted for more than 10% of our total sales, and in the year ended September 30, 2008, two customers of our station facilities and construction segment each accounted for more than 10% of our total sales.  One of these customers accounted for approximately 19.2% of our sales in the year ended September 30, 2009 and 21.6% of our sales in the year ended September 30, 2008.  The other customer accounted for 10.4% of our sales in the year ended September 30, 2008.  In each year, these sales represented most of our revenue from this division. We are continuing to make sales to these customers.

In early 2007, we established a division to sell and manufacture CNG vehicle conversion kits to OEM and sale in the aftermarket. These kits are designed to enable a gasoline powered vehicle to operate on CNG. We began to generate revenue from this business segment in the second quarter of calendar 2007. In March 2007, we purchased a 60% interest in Lixun from its stockholders for $390,000. In July 2007, we paid an additional $400,000 to increase our equity ownership in Lixun to 70%, and in April 2008 we acquired the remaining 30% for $1,145,000. Lixun designs and manufactures electric control devices for alternative fuel, such as compressed natural gas and liquefied petroleum gas vehicles, as well as a full range of electric devices, such as computer controllers, conversion switches, spark advancers, tolerance sensors and emulators for use in multi-powered vehicles.  The business of manufacturing electronic parts for vehicle conversion kits as well as producing conversion kits is reported as a separate segment.

On March 31, 2008, Sinogas entered into an agreement to sublease certain parcels of land to Qingdao Mingcheng Real Estate Co., Ltd. (“Qingdao Mingcheng”), a non-affiliated third party, for a term of three years beginning in January 2008 and expiring on December 31, 2010, at an annual rental of RMB40 million, equivalent to approximately $5.9 million based on the March 31, 2009 exchange rate.  During the year ended September 30, 2008, we recognized rental income of $3.8 million from this lease.  As a result of the failure of Qingdao Mingcheng to make the required rental payments, on March 31, 2009, Sinogas signed a memorandum of understanding with Qingdao Mingcheng pursuant to which Sinogas agreed to a termination of the sublease, and reduced the rental receivable by approximately $1.8 million, which was 40% of the outstanding balance. At September 30, 2009, we reserved an additional approximately $1.0 million with respect to this receivable.  As a result, total reserves against these rentals of approximately $2.8 million are reflected in general and administrative expenses in the year ended September 30, 2009.

Our CNG vehicle and gas station equipment business include two product lines:

•	the manufacture of equipment for CNG vehicles and gas stations, and

•	the design of CNG station and construction plans, construction of CNG stations and installation of CNG station equipment and related systems.

Our original business was the manufacture and sale of nonstandard equipment and pressure containers operated by our subsidiary, Qingdao Sinogas Yuhan Chemical Equipment Co., Ltd. (“Yuhan”), which is owned 75% by Sinogas and a 25% ownership by us through Sinoenergy Holdings.

Steel and steel tubing are the major raw material used in manufacturing CNG facilities and gas station equipment. We purchase steel plate from a Chinese domestic manufacturer, and we believe that alternative suppliers are available. Prior to May 2007, we purchased steel bottles, a key raw material for CNG truck trailers, exclusively from an Italian supplier, which carried the risk of delays that could interrupt our manufacturing process. Beginning in May 2007, we also began to purchase steel tubes from the PRC domestic market and engaged a Korean company to manufacture the bottles from the steel tubes. In August 2007, we engaged a PRC company to manufacture these bottles. Although we believe that we have reduced the risks of interruption of our manufacturing process, we cannot eliminate the risk entirely.

Our functional currency is RMB, which is the currency of the PRC, and our reporting currency is United States dollars. In addition, our purchases from our Italian supplier are in Euros. When we discuss the amount of our future obligations, we convert RMB or Euros to dollars at the current exchange rate. However, since the payment will be made in the future, the amount paid in United States dollars may be different from the amount set forth in this annual report as a result of fluctuations in the currency rates.

The growth of the Chinese economy has been uneven across geographic regions and economic sectors. Following a period of general economic growth, China, like the rest of the world, has recently been subject to an economic downturn.  There can be no assurance that the downturn will not continue to have a negative effect on our business especially if it results in either a decreased use of products such as ours or in pressure on us to lower our prices. Our customized pressure container business and our CNG station facilities and construction business are dependent upon our customers making significant capital purchases, either for pressure containers or for new CNG stations.  The availability of financing to our customers as well as the capital requirements of our customers could significantly reduce the need for these products and services.  Since our CNG station business is dependent upon the development of a market for cars and trucks that run on CNG rather than gasoline, any economic trends which have the effect of dampening the market for CNG vehicles could affect our ability both to sell our CNG products and to sell CNG at our proposed CNG stations. The recent sharp decline in oil and gasoline prices may affect the need for both CNG stations and conversion kits that enable gasoline-powered vehicles to operate on CNG.  Although the government of China has encouraged the use of CNG as part of its effort to reduce pollution in China, the factors described above may affect the development of the CNG industry in China.  We cannot predict whether or how these factors will affect the market for CNG in the areas in which we are constructing our CNG filling stations or the market for our conversion kits. However, these factors were a significant reason for our reduced gross margin and our net loss for the year ended September 30, 2009.

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We purchase CNG from government controlled entities.  During 2007, we entered into two joint ventures for the operation of natural gas process plants. We have an 80% interest in one of these ventures and a 20% interest in the other. At September 30, 2009, our total commitments under these agreements were approximately $5.0 million, of which we had paid a total of approximately $2.4 million. These two facilities are in the early construction stage, and neither of these ventures has commenced operations. We also have contracted for the purchase of natural gas which is to be delivered through a pipeline.  The pipeline was completed in December 2009, and is undergoing completion testing prior to being placed in commercial operation.  These contracts do not have specific delivery quantities or prices, all of which are to be determined later.

During 2008, we sold a 24.95% interest in Sinogas.  Sinogas operates the CNG station facilities and construction and owns 75% of the subsidiaries that operate the vehicle conversion kit segment and customized pressure container segment. The only segment that is wholly-owned by us is the CNG station operation.

RESULTS OF OPERATIONS

We are engaged in four business segments:

(i) Customized pressure container business

Our customized equipment and pressure container business is a traditional chemical equipment manufacturing business with low profit margin. It includes design and manufacturing of various types of pressure containers for industries such as the petroleum and chemical, metallurgy, electricity generation and food and beverage industries.

(ii) CNG Station Facilities and Construction

Our CNG station construction business represents:

▪
The manufacture and installation of CNG vehicle and gas station equipment that is used in the transportation and storage of CNG and the operation of a CNG station. We provide these services for other companies that operate CNG stations.

▪
CNG station construction service, which includes the design of CNG station construction plans, construction of CNG stations, and installation of CNG station equipment and related systems. Because of our emergence into the CNG filling station business in 2006, we did not receive any CNG station construction service orders from the beginning of 2007. Our operating results in this segment reflects contracts which we entered into during or prior to the beginning of 2007. We anticipate that, at least in the near term, we will devote most, if not all, of our CNG construction business to the construction of our own CNG filling stations.

(iii) CNG station operations

In 2006, we entered the CNG station business, which involves the design, construction and equipping of CNG stations and the operation of those stations.  As of December 10, 2009, we were operating twenty-one CNG stations, of which sixteen are located in Wuhan, two in Pingdingshan and three in Xuancheng.  An additional four stations in Wuhan are in the final stages of construction, and four stations in Wuhan were in the preliminary planning stage.

(iv) Vehicle fuel conversion equipment

We manufacture conversion kits and electrical control devices that enable vehicles that are designed to operate on gasoline to operate on CNG.

Years ended September 30, 2008 and 2009

The information set forth below has been derived from our audited financial statements for the year ended September 30, 2009 and 2008.

Year Ended September 30, 2009 ($ `000)	Customized pressure containers	CNG station facilities and construction	CNG station operation	Vehicle conversion kits	Total
Net sales	$4,762	$9,495	$18,584	$8,959	$41,800
Cost of sales	3,883	5,211	16,455	6,801	32,350
Gross profit	879	4,284	2,129	2,158	9,450
Gross margin	18%	45%	11%	24%	23%
Operating expenses:
Selling expenses	180	84	568	559	1,391
General and administrative expenses	2,275	6,497	3, 205	745	12,722
Total operating expense	2,455	6,581	3,773	1,304	14,113
Income (loss) from operations	$(1,576)	$(2,297)	$(1,644)	$854	$(4,663)

Total assets	$62,448	$58,073	$48,134	$11,991	$180,646

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Year Ended September 30, 2008 ($ `000)	Customized pressure containers	CNG station facilities and construction	CNG station operation	Vehicle conversion kits	Total
Net sales	$9,692	$16,237	$3,246	$11,765	$40,940
Cost of sales	5,374	9,470	2,551	8,194	25,589
Gross profit	4,318	6,767	695	3,571	15,351
Gross margin	45%	42%	21%	30%	37%
Operating expenses:
Selling expenses	275	52	150	404	881
General and administrative expenses	943	1,591	1,533	822	4,889
Total operating expense	1,218	1,643	1,683	1,226	5,770
Income (loss) from operations	$3,100	$5,124	$(988)	$2,345	$9,581

Total assets	$41,075	$45,441	$28,654	$17,177	$132,347

Net Sales. Net sales for the year ended September 30, 2009 (“2009”) were approximately $41.8 million, an increase of approximately $0.9 million, or 2.1%, from sales of approximately $40.9 million for the year ended September 30, 2008 (“2008”).  The increase resulted from:

•
A decrease of approximately $4.9 million, or 51%, in sales from customized pressure containers, reflecting the decrease in demand for these products, resulting from the effects of the economic downturn.

•
A decrease of approximately $6.7 million, or 42%, in sales from the CNG stations facilities and construction, resulting from the decrease in demand for the construction and equipping of CNG stations and our change in emphasis as we devoted significant efforts to the construction of our own stations.

•
An increase of approximately $15.3 million, or 473%, in sales from the CNG station operation. We commenced operations in this business during fiscal year 2008, opening our first station in October 2007. At September 30, 2009, we operated 21 stations. The increase in revenue is primarily attributable to the increase in the number of stations in operation.

•	A decrease of approximately $2.8 million, or 24%, from the sales of conversion kits. The decrease resulted from the global economic crisis, which affected most of the exports of our products.

During 2009, China experienced an economic downturn. Despite the government’s policy to encourage the use of CNG, our business was affected by the economic downturn as businesses were less likely to invest in conversion kits or CNG powered vehicles. We cannot predict the effect of the economic downturn on our business in the near future.

Cost of Sales; Gross Margin. The cost of sales for the 2009 was approximately $32.4 million, an increase of approximately 26% from approximately $25.6 million for the 2008. Our overall gross margin decreased significantly from 37% in 2008 to 23% in 2009, because of the following reasons:

•
Our gross margin for the customized pressure containers decreased from 45% to 18%. Since these products are customized, with wide range of gross margin because of the variety of the products. In addition, an additional charge of $340,000 was recorded in cost of sales in 2009 reflecting a writedown in the slow-moving inventory (raw materials and work in process) that we had held for more than one year.

•
Our gross margin for the CNG station facilities and construction includes was reasonably consistent from 2008 to 2009. The gross margin for CNG gas stations technical consulting service, which is a part of the CNG station facilities and construction segment, was more than over 80%, as a result of our know-how in CNG system design.

•
Our gross margin for the operation of our CNG stations decreased from 21% to 11%. The cost of natural gas increased approximately 10% and the freight costs, which are included in cost of sales, increased approximately 10%, which significantly affected the gross margin in this segment. The gross margin for this segment reflects the effects of price controls, which cover both the price at which we buy and the price at which we sell CNG.

•	As the market for vehicle conversion kits matured and the demand for these kits decreased as a result of the economic downturn, our gross margin in this segment decreased from 30% to 24%.

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Selling Expenses.  Selling expenses increased approximately $510,000, or approximately 58%, from 2008 to 2009.  A significant portion of the increase relates to the CNG station segment. The increase in rent resulting from the increased number of stations contributed to this increase. In addition, selling expenses for the vehicle conversion kits segment increased $155,000 because of the expansion of our marketing efforts.

General and Administrative Expenses.  General and administrative expenses increased approximately $7.8 million, or 160%.  This increase includes pre-operational expenses for the CNG station operation segment of $190,000, bad debts provision of $1.9 million, expenses of $846,000 from the renovation of the Sinogas plant in its new location, and writeoff of rental income receivable from Mingcheng of $2,745,000 resulting from a reduction in the rent due under the March 2009 termination agreement of $1,757,000 and the further reserve of $988,000 at September 30, 2009. Our general and administrative expenses include, in addition to the management expenses and depreciation related to the division, an allocation of corporate expenses, including expenses relating to our status as a public company, such as legal, audit and investor relations costs.  Management overhead was allocated among the segments based on the relative time devoted by management to the business of the segments.

Interest Expense.  Our interest expense for 2009 was approximately $7.3 million, as compared with $3.5 million for 2008.  Although the stated interest rate on the convertible notes in the principal amount of $14 million is 3% per annum, if the notes are not converted by maturity, we are required to pay a yield to maturity of 13.8% per annum, less interest previously paid. Accordingly, we accrue interest at the rate of 13.8% per annum, of which 3% is treated as current interest and 10.8% as deferred interest. In connection with the proposed merger with Skywide, we will be required to pay the convertible notes in full following the merger, with the payments to include the yield to maturity of 13.8%.  As a result, we have classified interest at 13.8% as current at September 30, 2009. The registration rights agreement relating to the shares of common stock issuable upon conversion of the convertible notes required the registration statement to be declared effective by March 28, 2008.  The indenture relating to the convertible notes requires us to pay additional interest of 1% (4% per annum) of the principal amount for each 90-day period (quarterly $140,000) thereafter during which we have failed to have the registration statement declared effective. As a result of our failure to have a registration statement relating to the shares issuance upon conversion of the convertible notes declared effective, we incurred additional interest of $140,000 in 2009.  This amount reflects a reduced amount due under the December 2009 agreement with the holders of the convertible notes.  In addition, in 2009, we increased our bank borrowings to expand our CNG station operation and manufacturing plant, which also increased interest expense by approximately $733,000. Furthermore, the conversion price of the convertible notes in the principal amount of $14 million was reset in March 2008 to $5.125 and in March 2009 to $4.20, resulting in the recording of discounts to the underlying notes, thereby creating non-cash interest charges of $1,519,000 in 2009 and $373,400 in 2008.

Other Income. During 2009, rental income was approximately $1.3 million, arising from the rental payment for our land use rights for our former manufacturing facility. In March 2009, this lease was terminated and we wrote off approximately $1.8 million of the rent receivable, we reserved an additional $988,000 at September 30, 2009, as disclosed in the discussion of general and administrative expenses. In July 2009, Sinoenergy Holding transferred its 100% equity in Qingdao Sinoenergy to Sinogas. Since Sinogas is 75.05% owned by us, this equity transfer resulted in other expense of $2.4 million representing the value of 24.95% of Qingdao Sinoenergy’s equity which is no longer owned by us.

During 2008, we generated:

•
Rental income of approximately $3.8 million, arising from the sublease of our land use rights for our former manufacturing facility. However, the lease was terminated in March 2009, and writeoffs of $2,745,000 relating to the receivable generated from the rental income were taken in 2009.

•
Gain of $5.8 million resulting from the sale by Sinogas, a subsidiary, of a 24.95% interest in Sinogas for RMB124,760,000 (equivalent to $18,297,816 at the balance sheet date exchange rate). In related transactions, Sinogas acquired the remaining 30% interest in Lixun from the former stockholder of Lixun and a company owned by the former stockholder of Lixun purchased a 3.95% interest in Sinogas.

•	Gain on the sale of a subsidiary of approximately $1.7 million. The subsidiary was both acquired and sold during 2008.

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Income Taxes. Our income taxes decreased from $1,309,000 of 2008 to $748,000 of 2009.  Sinogas and Yuhan were granted 50% enterprise income tax exemption for 2008 through 2010. Jiaxing Lixun was granted a 100% tax exemption from August 2007 through December 2008 and a 50% enterprise income tax exemption for 2009 through 2011. In January 2009, the Chinese tax authorities issued a ruling that a joint venture enterprise incorporated after March 16, 2007 cannot enjoy the tax preferences. Since Jiaxing Lixun is a joint venture incorporated in July 2007, it cannot enjoy the tax preferences. Jiaxing Lixun was recognized as a high-tech enterprise, and enjoyed the 15% tax rate from January 2008. Since Jiaxing Lixun is a joint venture and therefore not eligible for the tax exemption, Jiaxing Lixun incurred income tax of $207,369 based on its taxable income during the last quarter of calendar 2008. Sinogas incurred income taxes of $132,189 as a result of an adjustment relating to its 2008 income tax. The income tax for 2009 also reflects adjustments to taxable income required under the Chinese tax regulations.

Minority Interest.  The minority interest, of negative $337,000 in 2009 and $1,082,000 in 2008, represents the share of the income or loss of our subsidiaries allocated to that portion of the subsidiaries’ equity owned by third parties.

Net Income(Loss).  As a result of the foregoing, we had a net loss of approximately $13,103,000 , or $0.82 per share (basic and diluted), for 2009, as compared with net income of $16,056,000, or $1.02 per share (basic) and $0.97 (diluted) for 2008.

Comprehensive Income (Loss).  Our comprehensive loss for 2009 was $13,193,000 as compared with comprehensive income of $19,606,000 for 2008.Other comprehensive income (loss) items include foreign currency translation adjustments resulting from changes in the currency rates between the RMB and the United States dollar, or approximately ($90,000) in 2009 and $3,550,000 in 2008.

Liquidity and Capital Resources

At September 30, 2009, we had cash of approximately $19.7 million, an increase of approximately $9.4 million (including restricted cash of $1.4 million), from September 30, 2008. At September 30, 2009, we had a working capital deficiency of approximately $9.1 million and shareholders’ equity of approximately $46.2 million, compared with positive working capital of approximately $35.0 million and shareholders’ equity of approximately $55.2 million at September 30, 2008. The following table sets forth information as to the principal changes in the components of our working capital (dollars in thousands):

Category	30-Sep-09	30-Sep-08	Change	Percent Change
ASSETS
CURRENT ASSETS
Cash	$18,237	$8,871	9,366	105.58%
Restricted cash	1,413	523	890	170.17%
Accounts and notes receivable, net	29,756	22,008	7,748	35.21%
Inventories	4,619	7,303	(2,684)	(36.75%)
Other receivables, net	17,644	16,939	705	4.16%
Deposits and prepayments	8,629	7,918	711	8.98%
Due from related party	426	44	382	868.18%
Deferred expenses	63	91	(28)	(30.77%)

CURRENT LIABILITIES
Short-term loans	$44,223	$11,953	$32,270	269.97%
Notes payable	4,583	1,633	2,950	180.65%
Accounts payable	5,193	5,894	(701)	(11.89%)
Advances from customers	2,100	2,409	(309)	(12.83%)
Additional interest on notes	280	420	(140)	(33.33%)
Income taxes payable	475	633	(158)	(24.96%)
Other payables	5,783	5,341	442	8.28%
Accrued expenses	538	335	203	60.60%
Deferred income	38	95	(57)	(60.00%)
Long-term Notes payable (current portion)	26,667	0	26,667

Total current assets	$80,787	$63,697	$17,090	26.83%
Less: total current liabilities	89,880	28,713	61,167	213.03%

Net working capital	(9,093)	34,984	(44,077)	(125.99%)

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At September 30, 2009, we require substantial capital to meet the required payments toward the $16 million senior notes, which were paid in full as of December 23, 2009, and $14 million convertible senior notes and to maintain the level of cash flows needed for continuing operations.  We can give no assurance that we will be able to raise such capital.  We have limited financial resources until such time that we are able to generate additional financing or cash flow from operations.  Our ability to establish profitability and positive cash flow is dependent upon our ability both to raise funds to finance our immediate cash requirements and to market our products in anticipation of a recovery in China of those industries we serve, including the CNG market.  If we are unable to raise adequate capital to meet the payment required to pay the remaining principal and interest on the notes and cash flows needed for operations, it is likely we would have to substantially curtail, if not terminate, our business activity.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  As reflected in the accompanying consolidated financial statements we incurred substantial losses during the fiscal year ended September 30, 2009 and are continuing to incur losses.  We are also liable for substantial repayment of senior notes and convertible senior notes. These factors, among others, may indicate that we will be unable to continue as a going concern for reasonable period of time.

The financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.  Our continuation as a going concern is dependent upon our ability to obtain additional operating capital, and ultimately, to attain profitability. There is no assurance that we will be successful in raising additional funds or that, if we do raise additional funds, that we will be able to attain profitability or even continue in business.

For the year ended September 30, 2009, we used net cash of $6.5 million in operating activities. Working capital decreased by approximately $44.1 million from 2008 to 2009 primarily as a result of funding net losses and reclassifying long-term debt to current as a result of restructuring agreements, as described below

At September 30, 2009, we were not in compliance with the financial covenants in the indentures relating to our 12% senior notes due 2012 in the principal amount of $16,000,000 and 3.0% senior convertible notes due 2012 in the principal amount of $14,000,000. These covenants had been amended on May 19, 2009.  In October and December 2009, the Company entered into two agreements that modified the terms of the notes, as follows.

•	The noteholders waived compliance with the covenants at September 30, 2009 and through March 31, 2010.

•
We agreed to repay the 12% senior notes in the principal amount of $16 million.  Initially the payments were due by November 30, 2009.  We paid approximately $14 million by November 30, 2009.  As a result of the December agreement, we were required to pay the remaining balance of approximately $2 million, by December 31, 2009. This payment was made on December 23, 2009.

•
We agreed to pay the convertible notes in the principal amount of $14 million in two installments, with an initial payment of $5 million being due ten days after the merger with Skywide becomes effective and the balance 30 days thereafter.  Since the note holders would not be converting the notes, we would pay interest to provide the note holders with a yield to maturity of 13.8%, net of payments previously made.

•
The noteholders reduced our remaining obligation for liquidated damages for failure to register the shares of common stock issuable upon conversion of the convertible notes to $280,000, which is payable by December 31, 2009.

•	The provision that would have resulted in a further decrease in the conversion price of the convertible notes if we did not meet certain levels of net income was eliminated.

•
The provisions of the indenture relating to the reduction in the conversion price of the convertible notes if we issue stock at a price, or issue convertible securities with a conversion or exercise price, that is less than the conversion price (presently $4.20 per share) were eliminated.

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As a result of these agreements, these notes are classified as current liabilities at September 30, 2009.  A significant portion of the cash on hand at September 30, 2009 was used to pay $16 million of the 12% senior notes.

For the year ended September 30, 2009, net cash used in operating activities was $6.5 million, primarily related to $8.8 million increase in accounts receivable, a $3.8 million increase of other receivables, partially offset by a $2.2 million increase in accounts payable and a $2.3 million decrease in inventories. The increase in accounts receivable reflects the nature of the competition, with customers seeking a longer period to make the payment.

We used approximately $36.0 million in investing activities for the year ended September 30, 2009. This was due primarily to the expansion of our CNG station operation segment, principally for purchase of property, plant and equipment ($27.5 million) and land use rights ($3.5 million).

Net cash provided by financing activities was $50.8 million for the year ended September 30, 2009, primarily related to $66.9 million in new loans from domestic banks in China, which were offset by the repayment of $12.0 million in short-term borrowings from domestic banks in China.

For the year ended September 30, 2008, net cash used in operating activities was $20.2 million, primarily related to $15.8 million increase in accounts receivable, a $18.4 million increase of other receivables, a $4.4 million increase in inventories, partially offset by a $3.6 million increase in accounts payable and a $1.5 million increase in other liabilities. The increase in accounts receivable reflects the nature of the competition, with customers seeking, and obtaining, a longer period to make the payment.

We used approximately $27.7 million in investing activities for the year ended September 30, 2008. This was due primarily to the expansion of our CNG station operation segment, principally for purchase of property, plant and equipment $16.5 million, purchase of minority interest in subsidiaries ($8 million) and land use rights ($2.1 million).

Net cash provided by financing activities was $48.8 million for the year ended September 30, 2008, primarily related to $29.8 million of net proceeds from note subscription relating to the $16,000,000 principal amount of 12% senior notes due 2012 and the $14,000,000 principal amount of 3% convertible notes due 2012, $18.2 million from the sale by Sinogas of a minority equity interest, $15.6 million of new loans from domestic banks in China, which were offset by the repayment of $14.8 million in short-term borrowings from domestic banks in China.

We will continue to incur capital expenditures for the CNG station segment in the future. Because the CNG business in the PRC is a relatively new industry, it is necessary for us to plan, construct and equip each CNG station before we can generate any revenue.

Since September 30, 2009, we have paid $14 million in principal to the holders of our 12% senior notes, with an additional approximately $2 million being due by December 31, 2009, and we have agreed to pay the $14,000,000 plus interest on the 3% convertible notes following the completion of the merger with Skywide. In the event the merger with Skywide is not completed, we cannot assure you that our lenders will not require us to accelerate payments of the 3% senior convertible notes in the principal amount of $14 million.  If we prepay any of the convertible notes, interest would be due at the rate of 13.8% per annum on the remaining balances.

Our agreement relating to the issuance of $16 million principal amount of senior notes and $14 million principal amount of senior convertible notes have covenants which could impair our ability to raise additional funds. As of December 24, 2009, we owed approximately $2 million with respect to the senior notes and $14 million in the convertible notes.  These covenants include the following:

27

•
We cannot incur any debt unless, after giving effect to the borrowing, (i) the fixed charge coverage ratio would be greater than 3.5 to 1.0, and (ii) the leverage ratio would not exceed 3.75 to 1.00, provided, that Sinogas continue to maintain debt under credit facilities of not more than $10,000,000, and may incur purchase money indebtedness. The fixed charge coverage ratio is the ratio of our earnings before interest, taxes, depreciation and amortization, which is generally known as EBITDA, to consolidated interest expense, as defined. Leverage ratio means the ratio of outstanding debt to EBITDA, with the interest component being the consolidated interest expense, as defined. At September 30, 2009, our fixed charge coverage ratio was negative 0.08 to 1.00.

•
We must maintain, as of the last day of each fiscal quarter, (i) a fixed charge coverage ratio of at least 2.00 to 1.00 through December 31, 2009 and 3.0 to 1.00 thereafter, (ii) a leverage ratio of not more than 6.0 to 1.00 through December 31, 2009 and 4.5 to 1.00 thereafter, and (iii) a consolidated subsidiary debt to consolidated net tangible asset ratio of not more than 0.35 thereafter. The noteholders agreed that they would not take any action to declare an event of default as long as the Company is in compliance with the modified covenants.

•	Sinogas cannot incur debt under its credit facilities except to the extent that such debt does not exceed $10.0 million.

•
We are subject to restriction in paying dividends, purchasing its own securities or those of our subsidiaries, prepaying subordinated debt, and making any investment other any investments in itself and its subsidiaries engaged in our business and certain other permitted investments.

•	We are subject to restrictions on incurring liens.

As of September 30, 2009, we were not in compliance with the financial covenants; however, the note holders agreed to waive the covenants at September 30, 2009 and through March 31, 2010.

On October 12, 2009, we entered into an agreement and plan of merger with Skywide, which is owned by Mr. Deng, chairman and a director, and Mr. Huang, chief executive officer and a director, pursuant to which, subject to shareholder approval, we would be merged into Skywide and each share our common stock, other than shares held by us, Skywide, Mr. Deng or Mr. Huang, would be converted into the right to receive $1.90 per share.

Commitments

The Company has the following material contractual obligations and capital expenditure commitments:

The Company and China New Energy formed Hubei Gather to construct and operate natural gas processing plants with expected annual processing capacity of 100-300 million cubic meters in Hubei Province. The registered capital is $5 million of which the Company will contribute $4 million as 80% equity owner and New Energy will contribute $1 million for a 20% interest. The term of the business of Hubei Gather is from March 23, 2007 to March 22, 2027. As of September 30, 2009, the Company’s commitment for future funding was $2,625,000.  In November 2009, the Company signed two agreements with China New Energy pursuant to which we will transfer a 30% interest in Hubei Gather to China New Energy for $1.5 million and China New Energy will transfer a 30% interest in Anhui Gather to us for $1.5 million. Upon completion of these two equity transfers, we and China New Energy would each own 50% of both Hubei Gather and Anhui Gather.  The effect of these agreements is that the Company will have exchanged a 30% interest in Hubei Gather for a 30% interest in Anhui Gather.  As a result of these transfers, our commitment for future funding of these entities will remain $2,625,000.

Sinoenergy Holding and Sinogas signed an agreement to set up Qingdao Sinoenergy Gas in which Sinoenergy Holding would own 60% and Sinogas would own 40%.  As a result, Qingdao Sinoenergy Gas will be 90% owned by us.  Sinoenergy Holding’s commitment will be $2,636,000, and Sinogas’ commitment will be $1,757,000. As of September 30, 2009, Sinogas had made its full contribution and the Company’s commitment was $2,636,000.

Jiaxing Lixun will contribute $58,574 to Yichang Liyuan Power Technology Company to own 40% equity. As of September 30, 2009, Lixun contributed $29,287. As of September 30, 2009, the Company’s commitment for future funding was $29,287.

Wuhan Sinoenergy and Pingdingshan Sinoenergy, subsidiaries of the Company, have leased 13 parcels of land in Wuhan City and Pingdingshan City for their CNG stations under operating lease agreements. The lease terms are from 7 year to 30 years with annual rental fees of approximately $846,000.  Based on land rental agreements in effect at September 30, 2009, the Company will pay a total of $5.73 million during through 2039.

Wuhan Sinoenergy has two agreements to purchase land use rights in Wuhan City from different non-affiliated parties. One agreement provides for a purchase price of approximately $1.58 million, of which approximately $1.32 million has been paid, and the title transfer is in the process. The second provides for a purchase price of approximately $1.32 million, of which approximately $732,000 has been paid. The acquisition of the land requires government approval.

Our commitment for the construction of CNG stations, including stations being constructed by Wuhan Sinoenergy and Hubei Gather, was $1,025,000 as of September 30, 2009. .

Our commitment for the construction of a new plant in Jiaxing Lixun was $1,085,000 as of September 30, 2009.

Our commitment for the purchase of property, plant and equipment, including property for Wuhan Sinoenergy and Hubei Gather, was $5,901,000 as of September 30, 2009.

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CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Our discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates.  In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, we are required to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported periods. Significant estimates include depreciation and the allowance for doubtful accounts and other receivables, asset impairment, valuation of warrants and options and inventory valuation, and the determination of revenue and costs for under the percentage of completion method of revenue recognition.  We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

Revenue Recognition.  We recognize revenue when the significant risks and rewards of ownership have been transferred to the customer, including factors such as when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collectability is reasonably assured.  We recognize product sales upon delivery. CNG station construction and revenue related to building technical consulting service is recognized on the percentage of completion basis. The percentage of completion method recognizes income as work on a contract (or group of closely related contracts) progresses.  The recognition of revenues and profit is generally related to costs incurred in providing the services required under the contract. Revenue is presented net of any sales tax and VAT.

Stock-Based Compensation. We grant stock options and stock grants to employees and stock options or warrants to non-employees in non-capital raising transactions for services and for financing costs.  Share-based payment is recognized at fair value measured at the grant date. The fair value is determined using the Black-Scholes option pricing model. The resulting amount is charged to expense on the straight-line basis over the period we expect to receive benefit, which is generally the vesting period. In some cases, Skywide, our principal stockholder, which is owned by our chief executive officer and our chairman, both of whom are directors, provided or agreed to provide stock to executive officers in connection with their employment.  These shares are treated as if the shares were contributed to us by Skywide and issued by us.

Foreign Currency Translation.  Our functional currency is RMB, and our reporting currency is United States dollars. Our balance sheet accounts are translated using the closing exchange rate in effect at the balance sheet date and operating accounts are translated using the average exchange rate prevailing during the year. Equity accounts are translated using the historical rate as incurred. Translation gains and losses are deferred and accumulated as a component of accumulated other comprehensive income in stockholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are included in the statements of operations as incurred.

Capitalization of Interest.  We capitalize interest incurred in connection with the construction of assets, principally our CNG stations, during the construction period.  Capitalized interest is recorded as an increase to construction in progress and, upon completion of the construction, to property.

NEW ACCOUNTING PRONOUNCEMENTS

Effective July 1, 2009, the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ ASC”) became the single official source of authoritative, nongovernmental U.S. GAAP. The historical U.S. GAAP hierarchy was eliminated and the ASC became the only level of authoritative U.S. GAAP, other than guidance issued by the SEC. The Company’s accounting policies were not affected by the conversion to ASC. However, references to specific accounting standards in the notes to our consolidated financial statements have been changed to refer to the appropriate section of the ASC.

In April 2008, the FASB issued a pronouncement on what now is codified as FASB ASC Topic 350, Intangibles — Goodwill and Other. This pronouncement amends the factors to be considered in determining the useful life of intangible assets accounted for pursuant to previous topic guidance. Its intent is to improve the consistency between the useful life of an intangible asset and the period of expected cash flows used to measure its fair value. This pronouncement is effective for fiscal years beginning after December 15, 2008 and its adoption did not have a material effect on the Company’s consolidated financial statements.

In June 2008, the FASB amended FASB Topic ASC 815, Sub-Topic 40, "Contracts in Entity’s Own Equity” to clarify how to determine whether certain instruments or features were indexed to an entity's own stock under ASC Topic 815. The amendment applies to any freestanding financial instrument (or embedded feature) that has all of the characteristics of a derivative, for purposes of determining whether that instrument (or embedded feature) qualifies for the scope exception. It is also applicable to any freestanding financial instrument (e.g., gross physically settled warrants) that is potentially settled in an entity's own stock, regardless of whether it has all of the characteristics of a derivative, for purposes of determining whether to apply ASC 815.

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In November 2008, the FASB issued a pronouncement on what is now codified as FASB ASC Topic 350, Intangibles — Goodwill and Other. This pronouncement applies to defensive intangible assets, which are acquired intangible assets that the acquirer does not intend to actively use but intends to hold to prevent its competitors from obtaining access to them. As these assets are separately identifiable, the pronouncement requires an acquiring entity to account for defensive intangible assets as a separate unit of accounting. Defensive intangible assets must now be recognized at fair value in accordance with FASB ASC Topic 350. This pronouncement is effective for intangible assets acquired on or after the beginning of the first annual reporting period beginning on or after December 15, 2008 and its adoption did not have a material effect on the Company’s consolidated financial statements.

In April 2009, the FASB issued a pronouncement on what is now codified as FASB ASC Topic 805, Business Combinations. This pronouncement provides new guidance that changes the accounting treatment of contingent assets and liabilities in business combinations under previous topic guidance and is effective for contingent assets or liabilities acquired in business combinations for which the acquisition date is on or after the first annual reporting period beginning on or after December 15, 2008. The adoption of this pronouncement did not have a material effect on the Company’s consolidated financial statements currently, but its effects will depend on the nature of future acquisitions completed by the Company.

In April 2009, the FASB issued a pronouncement on what is now codified as FASB ASC Topic 825, Financial Instruments. This pronouncement amends previous topic guidance to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies, as well as in annual financial statements. The pronouncement was effective for interim reporting periods ending after June 15, 2009 and its adoption resulted in additional disclosures in the Company’s interim consolidated financial statements.

In May 2009, the FASB issued a pronouncement on what is now codified as FASB ASC Topic 855, Subsequent Events. This pronouncement establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued. FASB ASC Topic 855 provides guidance on the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. The pronouncement was effective for the Company during the annual period ended September 30, 2009. The Company has evaluated subsequent events for the period from September 30, 2009, the date of these financial statements, through December 29, 2009, which represents the date these financial statements are filed with the SEC. Pursuant to the requirements of FASB ASC Topic 855, there were no events or transactions occurring during this subsequent event reporting period that require recognition or disclosure in the consolidated financial statements.

In June 2009, the FASB issued ASC Topic 860-20, "Sales of Financial Assets, SFAS 166" (“ASC 860-20”).  ASC 820-20 is intended to improve the relevance, representational faithfulness and comparability of the information that a reporting entity provides in its financial statements regarding transfers of financial assets, including the effects of a transfer on its financial position, financial performance, and cash flows, and the transferor's continuing involvement, if any, in the transferred financial assets. This statement must be applied as of the beginning of the Company’s first annual reporting period that begins after November 15, 2009. The Company does not expect the adoption of ASC 820-20 to have a material impact on its results of operations, financial condition or cash flows.

In June 2009, the FASB issued ASC Topic 810-10, "Amendments to FASB Interpretation No. 46(R)" (“ASC 810-10”).  ASC 810-10 is intended to (1) address the effects on certain provisions of FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities,” as a result of the elimination of the qualifying special-purpose entity concept in ASC 860-20, and (2) constituent concerns about the application of certain key provisions of Interpretation 46(R), including those in which the accounting and disclosures under the Interpretation do not always provided timely and useful information about an enterprise's involvement in a variable interest entity.  This statement must be applied as of the beginning of the Company’s first annual reporting period that begins after November 15, 2009.  The Company does not expect the adoption of 810-10 to have a material impact on its results of operations, financial condition or cash flows.

In June 2009, the FASB issued ASC Topic 105-10, "The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles" (“ASC 105-10”).  ASC 105-10 will become the source of authoritative U.S. generally accepted accounting principles (GAAP) recognized by the FASB to be applied by non-governmental entities.  Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of Federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of this statement, the Codification will supersede all then-existing non-SEC accounting and reporting standards.  All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative.  This statement is effective for financial statements issued for interim and annual periods ending after September 15, 2009.  The Company does not expect the adoption of ASC 105-10 to have a material impact on its results of operations, financial condition or cash flows.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force)and the United States Securities and Exchange Commission did not or are not believed to have a material impact on the Company's present or future consolidated financial

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ITEM 7A.  QUANTATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

Not Applicable

ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTAL DATA

The financial statements begin on Page F-1.

ITEM 9.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not Applicable

ITEM 9A.  CONTROLS AND PROCEDURES

Management, including our chief executive officer and chief financial officer, does not expect that our disclosure controls and procedures or our internal control over financial reporting will prevent all errors and all fraud. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected.

Conclusion Regarding Effectiveness of Disclosure Controls and Procedures

Under the supervision and with the participation of management, our chief executive officer and chief financial officer have carried out an evaluation of the effectiveness of our disclosure controls and procedures, as such term is defined under Rule 13a-15(e) promulgated under the Securities Exchange Act of 1934, as amended.  Based upon that evaluation, our chief executive officer and chief financial officer concluded that there were material weaknesses in our internal controls over financial reporting as of the end of the period covered by this report.  In making this assessment, our management used the criteria set forth by the Committee of Sponsoring Organizations (“COSO”) of the Treadway Commission in Internal Control — Integrated Framework. Our management concluded that, as of September 30, 2009, our internal control over financial reporting was not effective based on these criteria.  Our chief executive officer and chief financial officer identified weaknesses related to our accounting personnel’s ability to identify various accounting and disclosure issues, account for transactions that include an equity-based component, and prepare financial statements and footnotes in accordance with U.S. GAAP.  Until June 2006, we were a privately-owned company engaged with all of our assets and operations located in China, and our financial statements were prepared in accordance with PRC GAAP.  Since we became a publicly-traded company, we have significantly expanded the scope of our business, so that we presently have four business segments.  We have also engaged in two financings, entered into joint ventures, acquired and disposed of companies and assets, and granted equity-based incentives.  All of these events presented complex accounting issues which were new to our financial staff.  Furthermore, we do not have a large accounting department and it has been difficult for us to hire qualified personnel who understand English and Chinese and are familiar with both U.S. GAAP and PRC GAAP.  We are addressing these issues by reviewing and revising our internal accounting policies and procedures, expanding the resources allocated to our accounting department, and hiring outside accounting advisors.  We expect resolution of these matters may take several months.  Accordingly, based on the foregoing, the certifying officers have concluded that our disclosure controls and procedures are not effective at this time.

The conclusion of chief executive officer and chief financial officer regarding our disclosure controls and procedures is based solely on management’s conclusion that our internal control over financial reporting was not effective.

 Our material weaknesses related to:

•
an insufficient complement of personnel in our corporate accounting and financial reporting function with an appropriate level of technical accounting knowledge, experience, and training in the application of US GAAP commensurate with our complex financial accounting and reporting requirements and materiality thresholds.

•
Lack of internal audit function - the monitoring function of internal control is not well performed due to insufficient resources. In addition, the scope and effectiveness of internal audit function have yet to be developed.

•	Insufficient or lack of written policies and procedures relating to periodic review of current policies and procedures and their implementation.

31

Remediation and Changes in Internal Control over Financial Reporting

The Company has discussed the material weaknesses in its internal control over financial reporting with the audit committee of the board of directors and is in the process of developing and implementing remediation plans to address the material weaknesses. During the fiscal year ended September 30, 2009, management conducted a program to plan the remediation of all identified deficiencies using a risk-based approach based on the “Internal Control — Integrated Framework” issued by COSO. These plans contemplate various changes in process, procedures, policy, training and organizational design, and are currently being implemented. In addition, the Company intends to hire and/or appoint new managers in the accounting area and/or engage accounting professionals from external resources to address internal control weaknesses related to technical accounting.

The following specific remedial actions are currently in process, to address the material weaknesses in our internal control over financial reporting described above:

•	Reorganize and restructure our corporate accounting staff by:

	•	revising the reporting structure and establishing clear roles, responsibilities, and accountability;

	•	hiring additional technical accounting personnel to address our complex accounting and financial reporting requirements;

	•	assessing the technical accounting capabilities at our subsidiaries to ensure the right complement of knowledge, skills, and training; and

	•	establishing internal audit functions,

•	Improve period-end closing procedures by:

	•	ensuring that account reconciliations and analyses for significant financial statement accounts are reviewed for completeness and accuracy by qualified accounting personnel;

	•	implementing a process that ensures the timely review and approval of complex accounting estimates by qualified accounting personnel and subject matter experts, where appropriate;

	•	developing better monitoring controls for corporate accounting and at our subsidiaries,

	•	documenting and implementing antifraud programs and controls as well as comprehensive risk assessment of procedures, programs and controls, and

	•	making efforts to develop written policies and procedures, but the progress has been slowed due to limited resources and personnel changes.

During 2009, we hired an internal audit manager and, we will increase our efforts to hire qualified personnel.  We anticipate that we will be able to complete the remediation before September 30, 2010.

Other than as described above, management does not believe that there have been any other changes in our internal control over financial reporting, which have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

ITEM 9B.  OTHER INFORMATION

None

PART III

Part III is incorporated by reference from our proxy statement relating to our 2010 annual meeting of shareholders.

PART IV

ITEM 15.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(1)             Financial Statements

See Index to Consolidated Financial Statements on Page F-1

(2)             Financial Statement Schedules

All financial statement schedules are omitted because they are not applicable, not required under the instructions or all the information required is set forth in the financial statements or notes thereto.

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(3)             Exhibits

2.1	Exchange Agreement dated as of June 2, 2006, among the Registrant and the former stockholders of Sinoenergy.1

2.2	Agreement and plan or merger dated as of October 12, 2009, among the Registrant and Skywide Capital Management Limited13
3.1	Restated articles of incorporation .2
3.2	By-laws. 3
4.1	Form of convertible note issued in June 2006 private placement. 1
4.2	Form of “A” warrants issued to investors in June 2006 private placement. 1
4.3	Form of “B” warrants issued to investors in the June 2006 private placement.1
4.4	Indenture dated September 28, 2007, by and among the Company and DB Trustees (Hong Kong) Limited, as trustee, relating to the 3.0% Guaranteed Senior convertible notes due 2012.4
4.5	Indenture dated September 28, 2007, by and among the Company and DB Trustees (Hong Kong) Limited, as trustee relating to the 12.0% Guaranteed senior notes due 2012.4

10.1	2006 Long-term incentive plan .1
10.2
Agreement dated June 6, 2006, among Sinoenergy Holding Limited, its wholly-owned subsidiary, Qingdao Sinogas General Machinery Limited Corporation, Wuhan Fukang Automotive Cleaning Energy Company and Wuhan Yixiang Industry Trade Company (English translation).6

10.3	Agreement between Qingdao Sinogas General Machinery Co. Ltd. and Beijing Sanhuan Technology Development Co. Ltd. (English Translation).6
10.4	Agreement dated July, 2006, among Sinoenergy Holding Limited, Qingdao Kangtai Machinery Equipment Manufacture Co. Limited and Guili Shi (English translation).6
10.5	Agreement, dated March 16, 2007, by and among Sinoenergy Corporation, the June 2006 Private Placement Investors and Skywide Capital Management Limited. 7

10.6	Agreement dated March 26, 2007, between Beijing Sinogas Sanhuan Technology Development Co., Ltd. and Qingdao Sinogas General Machinery Limited Corporation (English translation). 2
10.7	Agreement dated January 26, 2007, among People’s Government of Xuancheng City, Anhui Province, China New Energy Development Investment Company Limited and the Registrant (English translation) .8
10.8	Agreement dated February 1, 2007, among People’s Government of Huangmei County, Hubei Province, China New Energy Development Investment Company Limited and the Registrant (English translation) .8
10.9
Letter of Intent to secure the supply of 200 million cubic meters of natural gas per year , dated May 14, 2007, among Hubei Gather Energy Gas Co, its 55% equity owned subsidiary,   Sinopec Shanghai Petrochemical Company Limited (English translation). 4

10.10	Agreement of Natural Gas Sale and Purchase dated June 7, 2007, among China Petroleum and Chemical Corporation Natural Gas Branch and Anhui Gather Energy Gas Co., Ltd. (English translation).4
10.11	Composite Note Purchase Agreement, dated September 1, 2007, among Sinoenergy Corporation, Abax Lotus Ltd. and CCIF Petrol Limited. 4
10.12	Agreement of Equity Interest Transfer dated August 28, 2007, among Junning International Industry Co. Ltd., Sinoenergy Holding Limited and Qingdao Guang An Industry Co. Ltd (English translation). 4
10.13	Equity registration rights agreement dated September 28, 2007, by and among the Company, Abax Lotus Ltd. and CCIF Petrol Limited.4
10.14	Investor rights agreement dated September 28, 2007, by and among the Company, its subsidiaries, Mr. DENG Tianzhou and Mr. HUANG Bo, and Abax Lotus Ltd. and CCIF Petrol Limited.4
10.15	Information rights agreement dated September 28, 2007, from the Company to Abax Lotus Ltd. and CCIF Petrol Limited.4
10.16	Charge agreement over registered shares in Sinoenergy Holding Limited between the Company and DB Trustees (Hong Kong) Limited, as security agent. 4
10.17	Composite non-competition covenant and agreement by Mr. DENG Tianzhou and Mr. HUANG Bo for the benefit of Abax Lotus Ltd. and CCIF Petrol Limited. 4
10.18	English translation of Equity Transfer Agreement dated January 11, 2008, between Sinoenergy Holding Limited, Zhenghong Wang, Hengfu Guo and Jie Shi. 9
10.19
English translation of Equity Transfer Agreement dated December 17, 2007, between Sinoenergy Holding Limited, Qingdao Qingqing Enviromental Industry Co., Ltd., Japan Chubu Daichi Yuso Co., Ltd., Japan Neverland and Sanix Co., Ltd. 10

10.20
English translation of Supplementary Agreement of Equity Transfer dated December 24, 2007, between Sinoenergy Holding Limited,   Qingdao Qingqing Enviromental Industry Co., Ltd. and Qingdao Jia Run He Trading Co. Ltd. 11

10.21	English translation of Land Agreement dated March 1, 2008, between Qingdao Sinogas General Machinery Co., Ltd and Qingdao Mingchen Real Estate Co., Ltd. 12
10.22	Employment Agreement dated October 20, 2008, between the Company and Shiao Ming Sheng.5

33

10.23
Letter Agreement dated March 6, 2008, between Abax Lotus Ltd., CCIF Petrol Limited, and Skywide Capital Management Limited., and Indenture Waiver dated March 6, 2008, by Abax Lotus Ltd. and CCIF Petrol Limited. 2

10.24	Letter agreement dated February 23, 2009, by and between the Registrant and Abax Lotus Ltd. And CCIF Petrol Limited 15
10.25	Amendment and waiver agreement dated May 13, 2009, by and between the Company and Abax Nai Xin A Ltd., Abax Jade Ltd., and CCIF Petrol Limited. 16
10.26	Amendment and waiver agreement dated May 19, 2009, by and between the Company and Abax Nai Xin A Ltd., Abax Jade Ltd., and CCIF Petrol Limited. 16
10.27	Agreement dated October 5, 2009, by and between the Company and Abax Nai Xin A Ltd., Abax Jade Ltd., and CCIF Petrol Limited. 13
10.28	Agreement dated December 17, 2009 by and among the Company, and Abax Nai Xin A Ltd., Abax Jade Ltd., and CCIF Petrol Limited. 17
16.1	Letter from Schwartz Levitsky Feldman LLP12
16.2	Letter from Grobstein Horwath & Company LLP14

21.1	List of Subsidiaries.

31.1	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act.
31.2	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act
32	Certification of Chief Executive and Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act

1	Filed as an exhibit to the Company’s current report on Form 8-K which was filed with the Commission on June 15, 2006 and incorporated herein by reference.

2	Filed as an exhibit to the Company’s annual report on Form 10-K for the year ended September 30, 2008 and incorporated herein by reference.

3	Filed as an exhibit to the General Form for Registration of Securities of Small Business Issuers on Form 10-SB which was filed with the Commission on March 27, 2000.

4	Filed as an exhibit to the Company’s current report on Form 8-K/A which was filed with the Commission on July 31, 2006 and incorporated herein by reference.

5	Filed as an exhibit to the Company’s Form 8-K report which was filed with the Commission on October 24, 2008, and incorporated herein by reference.

6	Filed as an exhibit to the Company’s quarterly report on Form 10-QSB for the quarter ended June 30, 2006, and incorporated herein by reference.

7	Filed as an exhibit to the Company’s Form 8-K report which was filed with the Commission on March 21, 2007, and incorporated herein by reference.

8	Filed as an exhibit to the Company’s Form 10-K report which was filed with the Commission on April 10, 2007, and incorporated herein by reference.

9	Filed as an exhibit to the Company’s Form 8-K report which was filed with the Commission on January 28, 2008, and incorporated herein by reference.

10	Filed as an exhibit to the Company’s Form 8-K report which was filed with the Commission on February 5, 2008, and incorporated herein by reference.

11	Filed as an exhibit to the Company’s Form 8-K report which was filed with the Commission on April 2, 2008 (relating to item 1.01), and incorporated herein by reference.

12	Filed as an exhibit to the Company’s Form 8-K report which was filed with the Commission on April 2, 2008 (relating to item 4.01), and incorporated herein by reference.

13	Filed as an exhibit to the Company’s Form 8-K report which was filed with the Commission on October 14, 2009 (relating to item 1.01), and incorporated herein by reference.

14	Filed as an exhibit to the Company’s Form 8-K report which was filed with the Commission on January 15, 2009 (relating to item 4.01), and incorporated herein by reference.

15	Filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended December 31, 2009, and incorporated herein by reference.

16	Filed as an exhibit to the Company’s Form 8-K report which was filed with the Commission on May 20, 2009 (relating to item 1.01), and incorporated herein by reference.

17	Filed as an exhibit to the Company’s Form 8-K report which was filed with the Commission on December 24, 2009 (relating to item 1.01), and incorporated herein by reference.

34

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SINOENERGY CORPORATION. (Registrant)

Dated: December 29, 2009	By:	/s/ Bo Huang
Bo Huang, Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.  Each person whose signature appears below hereby authorizes Bo Huang and Shiao Ming Sheng or either of them acting in the absence of the other as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments to this report, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

Signature	Title	Date

/s/ Bo Huang	Chief Executive Officer	December 29, 2009
Bo Huang	and Director (Principal Executive Officer)

/s/ Shiao Ming Sheng	Chief Financial Officer	December 29, 2009
Shiao Ming Sheng	(Principal Financial and
Accounting Officer)

/s/ Tianzhou Deng	Director	December 29, 2009
Tianzhou Deng

/s/ Robert I. Adler	Director	December 29, 2009
Robert I. Adler

/s/ Renjie Lu	Director	December 29, 2009
Renjie Lu

/s/ Greg Marcinkowski	Director	December 29, 2009
Greg Marcinkowski

/s/ Baoheng Shi	Director	December 29, 2009
Baoheng Shi

/s/ Xiang Dong (Donald) Yang	Director	December 29, 2009
Xiang Dong (Donald) Yang

35

SINOENERGY CORPORATION AND SUBSIDIARIES

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Sinoenergy Corporation

We have audited the accompanying consolidated balance sheet of Sinoenergy Corporation and subsidiaries (the “Company”) as of September 30, 2009, and the related consolidated statements of operations and comprehensive income (loss), shareholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of September 30, 2009, and the results of its operations and its cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has incurred a significant loss and negative operating cash flows for the year ended September 30, 2009, and as of September 30, 2009 there is negative working capital of $9.1 million.  These matters, among others, raise substantial doubt about the Company’s ability to continue as a going concern.  Management's plans in regard to these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Crowe Horwath LLP

Sherman Oaks, California
December 29, 2009

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Sinoenergy Corporation

We have audited the accompanying consolidated balance sheet of Sinoenergy Corporation and subsidiaries (the “Company”) as of September 30, 2008, and the related consolidated statements of operations and comprehensive income, shareholders’ equity, and cash flows for the year then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Sinoenergy Corporation and subsidiaries as of September 30, 2008, and the results of their operations and cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Grobstein, Horwath & Company LLP

Sherman Oaks, California
December 23, 2008

Sinoenergy Corporation and Subsidiaries
Consolidated Balance Sheets
(In thousands of United States dollars)

	September 30, 2009	September 30, 2008

ASSETS
CURRENT ASSETS
Cash	$18,237	$8,871
Restricted cash	1,413	523
Accounts receivable, net	29,756	22,008
Inventories	4,619	7,303
Other receivable, net	17,644	16,939
Due from related party	426	44
Deposits and prepayments	8,629	7,918
Deferred expenses	63	91
TOTAL CURRENT ASSETS	80,787	63,697

Long-term investments	4,905	1,568
Property, plant and equipment, net	54,870	30,298
Intangible assets	116	160
Land use rights	30,370	27,431
Due from related party	-	383
Other long term assets	7,672	6,891
Goodwill	1,906	1,906
Deferred tax asset	20	13
TOTAL NON-CURRENT ASSETS	99,859	68,650

TOTAL ASSETS	$180,646	$132,347

CURRENT LIABILITIES
Short-term bank loan	$44,223	$11,953
Notes payable	4,583	1,633
Accounts payable	5,193	5,894
Advances from customers	2,100	2,409
Additional interest payable under convertible note indenture	280	420
Income taxes payable	475	633
Construction payables	2,982	2,497
Other payables	2,801	2,844
Accrued expenses	538	335
Deferred income	38	95
Current portion of long-term notes payable	26,667	-
TOTAL CURRENT LIABILITIES	89,880	28,713

Long-term notes payable, net of current portion	-	29,251
Long-term bank loan	26,358	3,667
Deferred tax liabilities	1,095	1,095
TOTAL LIABILITIES	117,333	62,726

Minority interests	17,132	14,394
Commitments

SHAREHOLDERS’ EQUITY
Common stock- par value $0.001 per share; Authorized - 50,000,000 shares; Issued and outstanding- 15,922,391 shares at September 30, 2009 and 2008	16	16
Additional paid-in capital	34,543	30,396
Retained earnings	6,850	19,953
Accumulated other comprehensive income	4,772	4,862

TOTAL SHAREHOLDERS’ EQUITY	46,181	55,227

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$180,646	$132,347

The accompanying notes are an integral part of these financial statements.

Sinoenergy Corporation and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income (Loss)
(In thousands of United States dollars except per share information)

	Year Ended September 30, 2009	Year Ended September 30, 2008

NET SALES	$41,800	$40,940
COST OF SALES	（32,350)	(25,589)
GROSS PROFIT	9,450	15,351

OPERATING EXPENSES
Selling expenses	(1,391)	(881)
General and administrative expenses	(12,722)	(4,889)

TOTAL OPERATING EXPENSES	(14,113)	(5,770)

INCOME (LOSS) FROM OPERATIONS	(4,663)	9,581

OTHER INCOME (EXPENSES)
Rental income, net of land use right amortization of $176	1,329	3,836
Gain (loss) on sale (transfer) of equity of subsidiary	(2,373)	7,367
Interest income	458	126
Interest expense	(7,298)	(3,545)
Other income (expense), net	(5)	1,502
Additional interest payable under convertible note indenture	(140)	(420)
OTHER INCOME (EXPENSES), NET	(8,029)	8,866

INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTEREST	(12,692)	18,447
Income taxes	(748)	(1,309)
Minority interest	337	(1,082)
NET INCOME(LOSS)	(13,103)	16,056
Other comprehensive income(loss):
Foreign currency translation adjustments	(90)	3,550
COMPREHENSIVE INCOME (LOSS)	$(13,193)	$19,606
Net Income (Loss) Per Common Share
Basic	$(0.82)	$1.02
Diluted	$(0.82)	$0.98
Weighted Average Common Shares Outstanding
Basic	15,922	15,721
Diluted	15,922	19,076

The accompanying notes are an integral part of these financial statements.

Sinoenergy Corporation and Subsidiaries
Consolidated Statement of Shareholders’ Equity
(In thousands of United States dollars)

	Number of Common Shares Issued	Par Value Common Stock	Additional Paid in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total Shareholder’s Equity -
Balance, September 30, 2007	15,709	$16	$23,175	$8,217	$1,312	$32,720
Warrants exercised to common stock	233	-	-		-	-
Common stock cancelled	(20)
Issuance of warrants for services	-	-	83	-	-	83
Share-based compensation	-	-	552			552
Adjustment to record reduction in conversion price of 3% senior convertible notes	-	-	2,266	-	-	2,266
Transfer of reserve	-	-	4,320	(4,320)		-
Net income for the period				16,056	-	16,056
Currency translation adjustment	-	-	-	-	3,550	3,550
Balance, September 30, 2008	15,922	16	30,396	19,953	4,862	55,227
Issuance of warrants for services	-	-	27	-	-	27
Share-based compensation	-	-	258	-	-	258
Adjustment to record reduction in conversion price of 3% senior convertible notes	-	-	3,862	-	-	3,862
Net loss for the period	-	-	-	(13,103)	-	(13,103)
Currency translation adjustment	-	-	-	-	(90)	(90)
Balance, September 30, 2009	15,922	$16	$34,543	$6,850	$4,772	$46,181

The accompanying notes are an integral part of these financial statements.

Sinoenergy Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(In thousands of United States dollars)

	Year Ended September 30, 2009	Year Ended September 30, 2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(13,103)	$16,056
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Equity transfer (sale) of subsidiary	2,373	(7,367)
Warrants and stock awards issued for services	27	83
Share-based compensation	258	552
Amortization of note discount	1,631	111
Additional interest	(140)	420
Non-cash portion of interest expense	3,852	1,264
Minority interest	(337)	1,269
Depreciation	1,147	551
Amortization of intangible assets	592	134
Loss on disposal of property, plant and equipment	863	-
Write off of rental receivables	1,756	-
Provision for obsolete inventories	366	-
Provision for (recovery of) doubtful accounts	2,061	(133)
Changes in operating assets and liabilities:
Accounts receivable	(8,762)	(15,940)
Other receivables, deposits and prepayments	(3,763)	(18,402)
Inventories	2,318	(4,402)
Deferred tax asset	(7)	(9)
Accounts payable	2,249	3,562
Accrued expenses	203	(60)
Advances from customers	(309)	1,374
Other payables	442	160
Deferred income	(57)	95
Income taxes payable	(158)	514

Net cash used in operating activities	(6,498)	(20,168)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(27,519)	(16,546)
Prepayment for long-term assets	(781)	(2,111)
Purchase of land use right	(3,523)	(2,127)
Purchase of long-term investments	(3,338)	(7,958)
Changing in restricted cash	(890)	702
Net proceeds related to sale of investment	-	1,738

Net cash used in investing activities	(36,051)	(26,302)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds received from note subscription receivable	-	29,840
Repayment of notes	(4,204)	-
Cash received from capital contribution in subsidiary	-	18,181
Proceeds from bank loan	66,914	15,620
Payment of bank borrowings	(11,953)	(14,843)

Net cash provided by financing activities	50,757	48,798

Effect on cash of changes in exchange rate	1,158	3,221

Net increase in cash	9,366	5,549
Cash at beginning of period	8,871	3,322

Cash at end of period	$18,237	$8,871
Supplemental disclosure of cash flow information:
Interest paid	$5,884	$2,304
Income taxes paid	$897	$834

 The accompanying notes are an integral part of these financial statements.

Sinoenergy Corporation and Subsidiaries
Notes to the consolidated financial statements

1.	The Company

(a) Organization

Sinoenergy Corporation (“Sinoenergy” or the “Company”) was incorporated in Nevada on March 2, 1999 under the name Franklyn Resources III, Inc. (“Franklyn”). The Company’s corporate name was changed to Sinoenergy Corporation on September 28, 2006.

On June 2, 2006, the Company acquired Sinoenergy Holding Limited (“Sinoenergy Holding”), a British Virgin Islands corporation.  Sinoenergy Holding was the sole stockholder of Qingdao Sinogas General Machinery Limited Corporation (“Sinogas”), a wholly foreign-owned enterprise (“WFOE”) registered under laws of the People’s Republic of China (the “PRC”). Sinoenergy Holding had no business other than its ownership of Sinogas. As a result of this transaction, Sinoenergy Holding and its subsidiary, Sinogas, became subsidiaries of the Company and the business of Sinogas became the business of the Company.

(b) Reverse Split of Common Stock

Effective July 9, 2008, the Company effected a one-for-two reverse split on the common stock and reduced the Company’s authorized common stock from 100,000,000 shares to 50,000,000 shares without changing the par value. All share and per share information in these financial statements retroactively reflects the reverse split for all periods presented.

(c) Subsidiaries of the Company

Set forth below is a list of the Sinoenergy’s wholly-owned and majority-owned subsidiaries at September 30, 2009, all of whose financial statements are consolidated with Sinoenergy.  References to the Company include the Company and its consolidated subsidiaries unless the context indicates otherwise.  The percentage ownership reflects the percentage ownership by Sinoenergy.

Company	Ownership %	Business activities
Sinoenergy Holding Limited	100%	Holding company
Qingdao Sinogas General Machinery Limited Corporation (“Sinogas”)	75.05%	Production of compressed natural gas (CNG) facilities, technical consulting in CNG filling station construction, manufacturing of CNG vehicle conversion kit
Qingdao Sinogas Yuhan Chemical Equipment Company Limited (“Yuhan”)	81%*	Manufacturing of customized pressure containers
Wuhan Sinoenergy Gas Company Limited (“Wuhan Sinoenergy”)	90%	Construction and operating of CNG stations and the manufacturing and sales of automobile conversion kits
Pingdingshan Sinoenergy Gas Company Limited (“Pingdingshan Sinoenergy”)	90%	Construction and operating of CNG stations and the manufacturing and sales of automobile conversion kits
Jiaxing Lixun Automotive Electronic Company Limited (“Lixun”)	81%*	Design and manufacturing of electric control devices for alternative fuel
Hubei Gather Energy Company Limited (“Hubei Gather”)	80%	Construction and operating of natural gas processing plants
Xuancheng Sinoenergy Vehicle Gas Company Limited (“Xuancheng Sinoenegy”)	100%	Construction and operating of CNG stations and the manufacturing and sales of automobile conversion kits
Qingdao Jingrun General Machinery Company Limited (“Jingrun”)	100%	Design and manufacturing of petroleum refinery equipment and petroleum machinery
Qingdao Sinoenergy General Machinery Company Limited (“Qingdao Sinoenergy”)	75.05%	Manufacturing and installation of general machinery equipment
Nanjing Sinoenergy Gas Company Limited(“Nanjing Sinoenergy”)	90%	Construction and operating of CNG stations and the manufacturing and sales of automobile conversion kits
Qingdao Sinoenergy General Gas Company Limited(“Sinoenergy Gas”)	90%**	Construction and operating of CNG and LNG stations and the manufacturing and sales of automobile conversion kits
Wuhan Sinoenergy Changfeng Gas Company Limited	45.9%***	Operation of CNG stations and the sales of automobile conversion kits

*        This subsidiary is owned 75% by Sinogas and 25% by Sinoenergy.
**      This subsidiary is owned 40% by Sinogas and 60% by Sinoenergy.
***    This subsidiary is owned 51% by Wuhan Sinoenergy, which is owned 90% by the Company.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States. Certain reclassifications have been made to the September 30, 2008 financial statements to conform to the September 30, 2009 presentation. Such reclassifications are not material.

Principles of Consolidation

The accompanying consolidated financial statements include the financial statements of Sinoenergy Corporation and its wholly-owned subsidiaries and majority-owned subsidiaries as to which it exercises control. Intercompany transactions and balances have been eliminated in consolidation.

Going Concern

As shown in the accompanying financial statements, we incurred a substantial operating and net loss during the fiscal year ended September 30, 2009, and as of September 30, 2009, we have negative working capital of approximately $9.1 million. Furthermore, we have a substantial amount of bank debt and other term debt that we are contractually obligated to pay in the near term, and our ability to meet these obligations is dependent upon certain factors outside of our control. We have limited financial resources to obtain and sustain profitability and positive cash flows.  Historically, we have been highly dependent on external debt sources to fund our business growth and operations. Achievement of our objectives will be dependent upon continued external financing, to which there is no guarantee. Achievement of our objectives will also be dependent upon our ability to obtain a larger and more stable customer base, penetrating greater into markets for our higher margin products, continuing to grow our CNG station operations to achieve economies of scale in greater volume sales, and increasing profit margins and achieving other benefits from the future operations of the new PetroChina pipeline. The Company believes that it has borrowing capacity and will be able to borrow from major banks in China to finance its working capital deficit and fund its daily operations and other working capital needs.  Management is pursuing a number of activities to address the Company’s immediate liquidity needs, including the following: discussions with its banks for the restructuring or refinancing of loans, discussions with other debt or equity sources, cutting costs and seeking other means to improve operating efficiencies.

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, the Company makes estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and sales and expenses during the reported periods. Significant estimates include depreciation and the allowance for doubtful accounts and other receivables, asset impairment, valuation of warrants and options, inventory valuation, and the determination of revenue and costs.  We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

Goodwill

Goodwill represents the excess of the purchase price of business combinations over the fair value of the net assets acquired and is tested for impairment at least annually. The impairment test requires allocating goodwill and all other assets and liabilities to assigned reporting units. The fair value of each reporting unit is estimated and compared to the net book value of the reporting unit. If the estimated fair value of the reporting unit is less than the net book value, including goodwill, then goodwill is written down to the implied fair value of goodwill through a charge to operations. Because quoted market prices are not available for the Company’s reporting units, the fair values of the reporting units are estimated based upon several valuation analyses. The goodwill on the Company’s financial statements was a result of the transactions pursuant to which the Company acquired Yuhan, Jiaxing Lixun and Xuancheng Sinoenergy, and relates to the pressure container, vehicle conversion kits, and CNG station operation reporting segments.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. As of September 30, 2009 and 2008, the Company did not have any cash equivalents.  The Company maintains its cash in bank deposit accounts that, at times, may be very significant. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on its cash balances.

Allowance for Doubtful Accounts

An allowance for doubtful accounts is maintained for customers (other than related parties) based on a variety of factors, including the length of time the receivables are past due, significant one-time events and historical experience. An additional reserve for individual accounts is recorded when the Company becomes aware of a customer’s inability to meet its financial obligations, such as in the case of bankruptcy filings or deterioration in the customer’s operating results or financial position. When circumstances related to customers change, estimates of the recoverability of receivables are further adjusted.

Inventories

Inventories are comprised of raw materials, work in process, finished goods and low value consumable articles. Amounts are stated at the lower of cost or market value. Substantially all inventory costs are determined using the weighted average basis. Costs of finished goods include direct labor, direct materials, and production overhead before the goods are ready for sale. Inventory costs do not exceed net realizable value.

Long-Term Investments

Investments in entities in which the Company owns more than 20% but less than 50% of the equity and does not have the ability to control, but has the ability to exert significant influence, are accounted for using the equity method, which includes recognition of a percentage share of income or loss, dividends, and any changes in the investment percentage in an investee by an investor.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Depreciation is provided principally by use of the straight-line method over the useful lives of the related assets. Expenditures for maintenance and repairs which do not improve or extend the expected useful life of the assets are expensed to operations while major repairs and improvements are capitalized.

The estimated useful lives are as follows:

Buildings and facilities	15-20 years
Machinery and equipment	5-20 years
Motor vehicles	10-20 years
Office equipment and others	5 to 10 years

Intangible Assets

Intangible assets, representing patents, technical know-how, are stated at cost less accumulated amortization and impairment losses. Amortization is calculated on the straight-line method over the estimated useful lives of the assets of 10 years.

Land Use Rights

Land use rights are stated at cost less accumulated amortization and impairment losses. Amortization is calculated on the straight-line method over the contractual useful lives of 50 years.

There is no private ownership of land in the PRC. All land is owned by the government and the government grants what is known as a land use right, which is a transferable right to use the land.

Impairment of Assets

Impairment of assets is monitored on a periodic basis, and is assessed based on the undiscounted cash flows expected to be generated by the underlying assets. In the event that the carrying amount of assets exceeds the undiscounted future cash flows (fair value), then the carrying amount of such assets is adjusted to their fair value.

Capitalization of Interest

The Company capitalizes interest incurred in connection with the construction of assets, principally its CNG stations, during the construction period.  Capitalized interest is recorded as an increase to construction in progress and, upon completion of the construction, to property and equipment.  The Company capitalized $144,064 and $1,791,795 of interest during the years ended September 30, 2009 and 2008.

Revenue Recognition

The Company recognizes revenue when the significant risks and rewards of ownership have been transferred to the customer, including factors such as when persuasive evidence that an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectability is reasonably assured.  The Company recognizes product sales generally at the time the product is shipped. CNG station construction and building technical consulting service revenue related is recognized on the percentage of completion basis. The percentage of completion method recognizes income as work on a contract (or group of closely related contracts) progresses.  The recognition of revenues and profit is generally related to costs incurred in providing the services required under the contract.  The Company recognized minimal revenue for the year ended September 30, 2008 and no revenue for the year ended September 30, 2009 on the percentage of completion basis.  Revenue is presented net of any sales tax and value added tax.

Warranty Reserves

Warranty reserves represent the Company’s obligation to repair or replace defective products under certain conditions.  The estimate of the warranty reserves is based on historical experience and industry practice.  Based on experience and industry practice, the Company has established a warranty reserve rate of 0.2% of gross sales for customized pressure containers and CNG station facilities and construction segments. The Company periodically reviews this rate and revises it as necessary.

Income Taxes

The Company accounts for income taxes using an asset and liability approach whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates applicable to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes a tax benefit associated with an uncertain tax position when, in management’s judgment, it is more likely than not that the position will be sustained upon examination by a taxing authority. For a tax position that meets the more-likely-than-not recognition threshold, the Company initially and subsequently measures the tax benefit as the largest amount that it judges to have a greater than 50% likelihood of being realized upon ultimate settlement with a taxing authority. The liability associated with unrecognized tax benefits is adjusted periodically due to changing circumstances, such as the progress of tax audits, case law developments and new or emerging legislation. Such adjustments are recognized entirely in the period in which they are identified. The effective tax rate includes the net impact of changes in the liability for unrecognized tax benefits and subsequent adjustments as considered appropriate by management.

Foreign Currency Translations

The Company’s functional currency is Renminbi (“RMB”) and its reporting currency is U.S. dollars. The Company’s balance sheet accounts are translated using the closing exchange rate in effect at the balance sheet date and operating accounts are translated using the average exchange rate prevailing during the year. Equity accounts are translated using the historical rate as incurred. Translation gains and losses are deferred and accumulated as a component of accumulated other comprehensive income in shareholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are included in the statement of operations as incurred.

Fair Value of Financial Instruments

The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

For certain financial instruments, including cash, accounts receivable, related party and other receivables, accounts payable, other payables and accrued expenses, the Company estimates that the carrying amounts approximate fair value because of the nature of the assets and short- term maturities of the obligations.  The carrying value of short-term and long-term notes approximate fair value due to the short time period to maturity (long-term notes terms do not exceed five years.)  The carrying value of the senior notes and convertible notes, which are reclassified from long-term liability to short-term liability due to the repayment arrangement discussed at Note 17 also approximates fair value as the repayment was recently negotiated.

Minority Interest

Minority interest refers to the portion of a consolidated subsidiary which is not wholly-owned by the Company. The Company records the minority interest portion of any related profits and losses in consolidation.

Stock-Based Compensation

The Company grants stock options to employees and stock options and warrants to non-employees in non-capital raising transactions for services and for financing costs. All grants are recorded at fair value at the grant date. The Company utilizes the Black-Scholes option pricing model to determine fair value. The resulting amount is charged to expense on the straight-line basis over the period in which the Company expects to receive benefit, which is generally the vesting period. In some cases, our principal stockholder, which is owned by our chief executive officer and our chairman, both of whom are directors, provided or agreed to provide stock to executive officers in connection with their employment.  These shares are treated as if the shares were contributed to and issued by the Company.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of trade accounts receivable. While there are risks associated with any concentration of customers management believes that the active monitoring system in place to monitor the creditworthiness of customers will minimize such risks.

The Company performs ongoing credit evaluations of its debtors, but does not require collateral, in accordance with industry practice in China.

The Company maintains its cash accounts with major banks in China.  The Chinese banks do not provide deposit insurance.

Earnings per Share

Basic EPS is measured as net income or loss divided by the weighted average common shares outstanding for the period.  Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later.  Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

The calculation of diluted weighted average common shares outstanding is based on the average of the closing price of the Company’s common stock during the reporting periods, and is applied to options and warrants using the treasury stock method to determine if they are dilutive. The common stock issuable upon conversion of convertible notes payable is included on an “as if converted” basis when the preferred stock and convertible notes are dilutive.

Comprehensive Income or Loss

Comprehensive income or loss includes all changes in equity except those resulting from investments by owners and distributions to owners, including adjustments to minimum pension liabilities, accumulated foreign currency translation, and unrealized gains or losses on marketable securities.

The Company’s only component of other comprehensive income is foreign currency translation loss of $90,000 for the year ended September 30, 2009 and gain of $3,550,000 for the year ended September 30, 2008.  Cumulative other comprehensive income or loss is recorded as a separate component of shareholders’ equity.

New Accounting Pronouncements

Effective July 1, 2009, the FASB ASC became the single official source of authoritative, nongovernmental U.S. GAAP. The historical U.S. GAAP hierarchy was eliminated and the ASC became the only level of authoritative U.S. GAAP, other than guidance issued by the SEC. The Company’s accounting policies were not affected by the conversion to ASC. However, references to specific accounting standards in the notes to our consolidated financial statements have been changed to refer to the appropriate section of the ASC.

In April 2008, the FASB issued a pronouncement on what now is codified as FASB ASC Topic 350, Intangibles — Goodwill and Other. This pronouncement amends the factors to be considered in determining the useful life of intangible assets accounted for pursuant to previous topic guidance. Its intent is to improve the consistency between the useful life of an intangible asset and the period of expected cash flows used to measure its fair value. This Company will be required to adopt this pronouncement on October 1, 2009.  The adoption of this standard is not expected to have a material effect on the Company’s consolidated financial statements.

In June 2008, the FASB amended FASB Topic ASC 815, Sub-Topic 40, "Contracts in Entity’s Own Equity” to clarify how to determine whether certain instruments or features were indexed to an entity's own stock under ASC Topic 815. The amendment applies to any freestanding financial instrument (or embedded feature) that has all of the characteristics of a derivative, for purposes of determining whether that instrument (or embedded feature) qualifies for the scope exception. It is also applicable to any freestanding financial instrument (e.g., gross physically settled warrants) that is potentially settled in an entity's own stock, regardless of whether it has all of the characteristics of a derivative, for purposes of determining whether to apply ASC 815.  The Company will be required to adopt this pronouncement on October 1, 2009.  The Company has not determined the extent that the adoption of this standard will have on its financial statements for the quarter ending December 31, 2009 and afterwards.

In April 2009, the FASB issued a pronouncement on what is now codified as FASB ASC Topic 805, Business Combinations. This pronouncement provides new guidance that changes the accounting treatment of contingent assets and liabilities in business combinations under previous topic guidance.  This pronouncement will be effective for the Company for any business combinations that occur on or after October 1, 2009

In April 2009, the FASB issued a pronouncement on what is now codified as FASB ASC Topic 825, Financial Instruments. This pronouncement amends previous topic guidance to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies, as well as in annual financial statements. The pronouncement was effective for interim reporting periods ending after June 15, 2009 and its adoption did not have any significant effect on the consolidated financial statements.

In December 2007, the FASB issued ASC 805 “Business Combinations” and 810 “Consolidation” (“ASC 810”), which require that ownership interests in subsidiaries held by parties other than the parent, and the amount of consolidated net income, be clearly identified, labeled and presented in the consolidated financial statements.   ASC 805 and ASC 810 also require that once a subsidiary is deconsolidated, any retained non-controlling equity investment in the former subsidiary be initially measured at fair value.  Sufficient disclosures are required to clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners.  ASC 805 and ASC 810 amend ASC 260 to provide that the calculation of earnings per share amounts in the consolidated financial statements will continue to be based on the amounts attributable to the parent. ASC 805 and ASC 810 are effective for financial statements issued for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008, and require retroactive adoption of the presentation and disclosure requirements for existing minority interests.  All other requirements are applied prospectively.  The Company adopted ASC 805 and ASC 810 on January 1, 2009.  The Company expects retrospective modification in presentation and disclosure of noncontrolling interest on the consolidated financial statements upon the adoption of ASC 805 and ASC 810.

In May 2009, the FASB issued a pronouncement on what is now codified as FASB ASC Topic 855, Subsequent Events. This pronouncement establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before the financial statements are issued or are available to be issued. FASB ASC Topic 855 provides guidance on the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. The pronouncement was effective for the Company during the annual period ended September 30, 2009. The Company has evaluated subsequent events for the period from September 30, 2009, the date of these financial statements, through December 29, 2009, which represents the date these financial statements are filed with the SEC. The financial statements at September 30, 2009 reflect the classification of long-term notes as current liabilities as a result of the agreements with the noteholders described in Note 26.

In June 2009, the FASB issued ASC Topic 810-10, "Amendments to FASB Interpretation No. 46(R)" (“ASC 810-10”).  ASC 810-10 is intended to (1) address the effects on certain provisions of FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities,” as a result of the elimination of the qualifying special-purpose entity concept in ASC 860-20, and (2) constituent concerns about the application of certain key provisions of Interpretation 46(R), including those in which the accounting and disclosures under the Interpretation do not always provided timely and useful information about an enterprise's involvement in a variable interest entity.  This statement will be effective for the Company on October 1, 2010.  The Company does not expect the adoption of 810-10 to have a material impact on its results of operations, financial condition or cash flows.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), and the United States Securities and Exchange Commission did not or are not believed to have a material impact on the Company's present or future consolidated financial statements.

3. Restricted Cash

The balances of restricted cash as at September 30, 2009 and 2008 represent a deposit on a bill of exchange issued by the Company for the purchase of materials.

4. Accounts receivable

Accounts receivable are as follows (dollars in thousands):

	September 30, 2009	September 30, 2008
Accounts receivable	$30,903	$22,100
Notes receivable-bank acceptance	74	114
Less: allowance for doubtful receivables	(1,221)	(206)

Total	$29,756	$22,008

5. Other receivables

Other receivable are as follows (dollars in thousands):

	September 30, 2009	September 30, 2008
Unsecured interest free receivables relating to projects	$-	$10,236
Rental receivable	2,636	2,933
Due from third parties	9,734	2,379
Others current accounts	7,133	1,403
Less: allowance for doubtful receivables	(1,859)	(12)

Total	$17,644	$16,939
On March 31, 2008, Sinogas entered into an agreement to sublease certain parcels of land to Qingdao Mingcheng Real Estate Co., Ltd. (“Qingdao Mingcheng”), a non-affiliated third party, for a term of three years beginning in January 2008 and expiring on December 31, 2010, at an annual rental of RMB40 million, equivalent to approximately $5.9 million based on the March 31, 2009 exchange rate.  During the year ended September 30, 2008, we recognized rental income of $3.8 million from this lease.  As a result of the failure of Qingdao Mingcheng to make the required rental payments, on March 31, 2009, Sinogas signed a memorandum of understanding with Qingdao Mingcheng pursuant to which Sinogas agreed to a termination of the sublease, reduced the rental receivable by $1.8 million, and established a note bearing interest at 5.5755% per annum, due quarterly over a two year period.  At September 30, 2009, an impairment reserve of $988,000 was established against the note receivable. Total charges  of approximately $2.8 million with respect to this lease/note receivable are reflected in general and administrative expenses in the year ended September 30, 2009.

6. Deposits and prepayments

Deposits and prepayments are as follows (dollars in thousands):

	September 30, 2009	September 30, 2008

Related to construction	$1,681	$1,377
Raw materials	3,000	3,006
Related to equipment	1,303	2,547
Natural gas	2,303	969
Others	342	19

Total	$8,629	$7,918

7. Inventories

Inventories are as follows (dollars in thousands):

	September 30, 2009	September 30, 2008

Raw materials	$2,153	$4,145
Work in progress	288	2,428
Finished goods	2,159	721
Low value consumables	19	9

Total	$4,619	$7,303

8. Long-term investments

Anhui Gather and Hubei Gather

On March 23, 2007, the Company and Hong Kong China New Energy Development Investment Co., Ltd. (“China New Energy”) organized two companies to construct and operate natural gas processing plants – Anhui Gather Energy Company (“Anhui Gather”), which is based in Wuhu City, and Hubei Gather Energy Gas Co., Ltd. (“Hubei Gather”), which is located in Wuhan.

Anhui Gather was initially owned 55% by China New Energy and 45% by Tianjin Green Fuel.  On July 4, 2007, the Company purchased the 45% interest from Tianjin Green Fuel for $2,750,000.  Hubei Gather was initially owned 55% by the Company and 45% by China New Energy.   The Company’s capital obligation to Hubei Gather was $4,000,000, of which $1,375,000 was paid as of September 30, 2009.

In July 2008, the Company entered into an agreement with China New Energy pursuant to which it exchanged a 25% interest in Anhui Gather for a 25% interest in Hubei Gather.  As a result of the exchange, the Company owns an 80% interest in Hubei Gather and a 20% interest in Anhui Gather.  Neither Hubei Gather nor Anhui Gather has commenced business activities. Since we have an 80% interest in Hubei Gather, the results of Hubei Gather’s operations are included in our consolidated financial statements as of and for the years ended September 30, 2009 and 2008.

Sinogas General Luxi Natural Gas Equipment Co., Ltd.

On October 31, 2008, in order to provide for a supply of raw materials, Sinogas signed a joint venture agreement with LuXi Chemical Group, a Chinese chemical company, to set up a company located in Liaocheng City, Shandong province, with proposed annual production capacity of 4,000 steel bottles used in CNG trailer manufacturing.  The total registered capital is RMB 50 million (equivalent to $7.32 million based on the exchange rate on September 30, 2009) of which Sinogas has a 40% interest. This joint venture company commenced operation in July 2009. At September 30, 2009, Sinogas had contributed $2.93 million, in full satisfaction of its obligations to this enterprise.

9. Property, Plant and Equipment

Property, plant and equipment consist of the following (dollars in thousands):

	September 30, 2009	September 30, 2008

Buildings and facility	$15,637	$6,254
Machinery equipment	15,616	7,538
Motor vehicles	2,241	838
Office equipment and other	596	395
Total	34,090	15,025

Accumulated depreciation	(2,308)	(1,666)
	31,782	13,359

Construction in process	23,088	16,939

Net book value	$54,870	$30,298

10. Land use rights

	September 30, 2009	September 30, 2008

Land use rights	31,495	28,054

Accumulated amortization	(1,125)	(623)

Net book value	$30,370	$27,431

The land use rights include six parcels of land purchased by the Company, which are held by Sinogas, Jingrun, Xuancheng, Qingdao Sinoenergy, Jiaxing Lixun, and Hubei Gather. The land use rights are being amortized over the following periods, during which they are transferable and renewable, subject to government approval.

Owner	Cost	Expiration
Sinogas	$20,739	May 2057
Jingrun	4,124	December 2056
Xuancheng Sinoenergy	1,015	June 2058
Qingdao Sinoenergy	3,396	June 2058
Jiaxing Lixun	368	June 2058
Hubei Gather	535	June 2059
Wuhan Sinoenergy	1,138	<note >
Total	$31,495

<Note>
Wuhan Sinoenergy has two agreements to purchase land use rights in Wuhan City from different non-affiliated parties. One agreement provides for a purchase price of approximately $1.58 million, of which approximately $1.32 million has been paid, and the title transfer is in the process. The second provides for a purchase price of approximately $1.32 million, of which approximately $732,000 has been paid.  The acquisition of the land requires government approval. The amount paid under the purchase agreements is reflected on the balance sheet under “land use rights.”

The land use right owned by Sinogas represents two parcels of land located in the central portion of Qingdao City, on which Sinogas and Yuhan’s offices and manufacturing facilities are located. The land use right was purchased by the Company from Beijing Sanhuan, a former shareholder of Sinogas, for a price of RMB160 million, equivalent to US$23.47 million based on the current exchange rate. The land is being amortized from May 2007 over a 50-year term.

On December 15, 2007, the Company purchased all of the equity of Jingrun, whose sole asset is the land use right and construction in progress, for approximately RMB60 million ($8.8 million based on the September 30, 2009 exchange rate). The cost of the land use right paid by the Company was approximately $4.1 million based on the September 30, 2009 exchange rate.

The land use right owned by Xuancheng was purchased by the Company from Shanghai CNPC Enterprises Group for $874,000 based on the September 30, 2009 exchange rate.

On January 4, 2008, the Company purchased all of the equity of Qingdao Shan Yang Tai Chemistry Resources Development Co., Ltd. (“QDSY”), whose sole asset is the land use right and construction in progress, for approximately RMB43 million. The cost of the land use right paid by the Company was approximately $1.9 million based on the September 30, 2009 exchange rate.

In June 2008, Jiaxing Lixun acquired a land use right for $368,000, which was used for construction of a new plant.

In June 2009, Hubei Gather acquired a land use right for $535,000. The land is being used to construct a mother CNG station in Wuhan which will be used to store CNG and provide CNG to the Company’s stations.

The Company made additional payments of approximately $2.9 million with respect to land use rights owned by the Company.

11. Goodwill

Goodwill is as follows (dollars in thousands):

Transactions	September 30, 2009	September 30, 2008

Purchase of an additional 80% equity interest in Yuhan	$995	$995
Purchase of 90% equity in Jiaxing Lixun	619	619
Purchase of a 70% equity in Xuancheng Sinoenergy	258	258
Purchase of Jingrun	34	34

Total	$1,906	$1,906

The Company monitors the impairment of goodwill at least annually.  As of September 30, 2009, there were no indications that the carrying amount of the goodwill was impaired.

12. Other long-term assets

Other long-term assets are as follows (dollars in thousands):

	September 30, 2009	September 30, 2008

Prepaid CNG land rental	$2,937	$1,303
Plant construction in progress	3,096	-
Related to deferred income	-	1,021
CNG station equipment on order from overseas	342	3,715
Others	1,297	852

Total	$7,672	$6,891

13. Short Term Bank Loan

The following table summarizes the contractual short-term borrowings between various banks and the Company as of September 30, 2009 (dollars in thousands):
Bank Name	Purpose	Borrowing Date	Borrowing Term	Annual Interest Rate	Amount
Bank of Communication	Working Capital	April 27, 2009	Eight months	5.31%	$4,979
China Construction Bank	Working Capital	March 18, 2009	One year	5.31%	21,965
China Construction Bank	Working Capital	April 20, 2009	One year	5.5775%	7,322
China Citic Bank	Working Capital	February 6, 2009	One year	5.841%	73
China Citic Bank	Working Capital	January 4, 2009	One year	5.841%	220
Industrial Bank Co., Ltd.	Working Capital	May 25, 2009	One year	5.841%	381
Industrial Bank Co., Ltd.	Working Capital	June 2, 2009	One year	5.841%	644
Bank of Communication	Working Capital	July 3, 2009	One year	5.5755%	146
China Merchants Bank	Working Capital	January 19, 2009	One year	5.5755%	1,464
China Merchants Bank	Working Capital	March 5, 2009	One year	5.5755%	439
China Merchants Bank	Working Capital	May 8, 2009	One year	5.5755%	1,025
Hankou Bank	Working Capital	July 21, 2009	One year	5.841%	2,929
CITIC Bank	Working Capital	August 26, 2009	One year	6.372%	2,636
Total					$44,223

The following table summarizes the contractual short-term borrowings between the banks and the Company as of September 30, 2008 (dollars in thousands):
Bank Name	Purpose	Borrowing Date	Borrowing Term	Annual Interest Rate	Amount
Bank of Communication	Working Capital	August 5, 2008	Six months	5.04%	$5,866
Bank of Communication	Working Capital	September 5, 2008	One year	5.58%	5,866
Bank of Communication	Working Capital	July 17, 2008	One year	7.326%	221
Total					$11,953

14. Notes payable

The balances of notes payable as at September 30, 2009 and 2008 represent the obligations in the form of promissory notes with maturity dates of less than 12 months for the purchase of raw materials.

15. Advances from Customers

Advances from customers at September 30, 2009 and 2008 consist of advances received for routine sales orders according to the Company’s sales policy.

16. Income Taxes Payable

Pursuant to the PRC income tax laws, the Company’s PRC subsidiaries are generally subject to enterprise income tax at a statutory rate of 33%, which comprises 30% national income tax and 3% local income tax. Beginning January 1, 2008, the Company’s PRC subsidiaries are generally subject to enterprise income tax at a statutory rate of 25%. The Company pays its enterprise tax based on its taxable income determined in accordance with the tax laws of the PRC.    Enterprise tax for the fiscal year ended September 30, 2008 reflects a 33% rate for the quarter ended December 31, 2007 and a 25% rate for the balance of the fiscal year and 25% for the fiscal year ended September 30, 2009.

As PRC subsidiaries that qualify as wholly foreign owned manufacturing enterprises, Sinogas, Yuhan and Jiaxing Lixun were granted tax preferences. Sinogas and Yuhan were granted a 100% enterprise income tax exemption for calendar years 2006 and 2007 and a 50% enterprise income tax exemption for 2008 through 2010. Jiaxing Lixun was granted a 100% tax exemption from August 2007 through 2008 and a 50% enterprise income tax exemption for the calendar years 2009 through 2011.

Under the current tax laws of the PRC, Wuhan Sinoenergy will be entitled to a two-year 100% tax exemption followed by three years of a 50% tax exemption once it become profitable. Wuhan Sinoenergy did not achieve profitability for the year ended September 30, 2009.

No provision for other overseas tax is made as Sinoenergy Holding Limited, which is an investment holding company, and has no taxable income in the British Virgin Islands or the United States.

The reconciliation between the income tax provision (benefit) computed at the PRC statutory tax rate and the Company’s provision (benefit) for income tax is as follows:

	2009	2008
Statutory Rate	-25.0%	27.0%
Permanent Differences	25.1%	-
Valuation Allowance	8.5%	6.1%
Tax Holiday	-2.7%	-26.0%

	5.9%	7.1%

At September 30, 2009 and 2008, deferred tax assets and liabilities are comprised of the following items:

	2009	2008
Deferred tax assets, current
Accrued expenses and reserve	$-	$-
Net operating loss carryforwards and other
Total deferred tax assets, current	-	-

Deferred tax assets, non-current
Accrued expenses and reserve	529	529
Net operating loss carryforwards and other	1,682	609
Valuation allowance	(2,191)	(1,125)
Total deferred tax assets, non-current	$20	$13

Deferred tax liabilities, non-current
Convertible debt	$1,095	$1,095

At September 30, 2009, the Company had federal United States net operating loss (NOL) carryforwards of approximately $2.2 million available to offset future regular and alternative minimum taxable income. The NOL carryforwards will begin to expire in 2027.  The Company has fully reserved the deferred tax asset related to the NOL benefit due to the uncertainty that it will be realized.

The Company files PRC tax returns.  For PRC tax purposes, all periods subsequent to September 30, 2008 are subject to examination by the PRC tax authority.  The Company believes that its income tax filing positions and deductions will be sustained on audit and does not anticipate any adjustments that will result in a material change.  Therefore, no reserves for uncertain income tax positions have been recorded pursuant to FASB ASC Topic 740 INCOME TAXES.  In addition, the Company does not anticipate that the total amount of unrecognized tax benefit related to any particular tax position will change significantly within the next twelve months. The Company's policy for recording interest and penalties, if any, associated with PRC tax authority audits is to record such items as a component of income taxes.

17.  Long term notes payable

On September 28, 2007, the Company issued 12% guaranteed senior notes due 2012 in the principal amount of $16,000,000 and 3.0% guaranteed senior convertible notes due 2012 in the principal amount of $14,000,000.  The convertible notes were initially convertible into common stock at an initial conversion price of $6.34 per share. The conversion price has been reduced to $4.20 as described below, and, at September 30, 2009, was subject to further reduction based on the Company’s net income for the years ended December 31, 2008 and 2009.

In connection with the issuance of the notes, the Company’s chief executive officer and its chairman, both of whom are directors, executed non-competition agreements with the Company, and the Company paid the investors an arrangement fee of $160,000, which was deducted from the proceeds of the notes.

The convertible notes were issued pursuant to an indenture between the Company and DB Trustees (Hong Kong) Limited, as trustee. The convertible notes are due in September 2012 and bear interest at the stated interest rate of 3% per annum. Although the stated interest rate is 3% per annum, if the convertible notes are not redeemed, converted or purchased and cancelled by the maturity date, the Company is required to redeem the convertible notes at the amount which results in a yield to maturity of 13.8% per annum, less interest previously paid, plus any interest accrued on overdue principal (and, to the extent lawful, on overdue interest) and premium, if any, at a rate which is 3% per annum in excess of the rate of interest then in effect. As a result, the Company is accruing interest at the rate of 13.8% per annum. Since the Company is only required to pay interest currently at the rate of 3%, the remaining 10.8% interest rate is accrued and treated as deferred interest payable. If the convertible notes are converted, the deferred interest payable will be credited to additional paid in capital. Because of the agreement relating to payment of the convertible notes described in Note 26, the deferred interest is classified as a current liability at September 30, 2009.

The convertible note indenture requires the Company to offer to purchase the Notes at a price which would generate a 13.8% yield if either of the following events shall occur:

•	The failure of the Company’s common stock to be listed on The NASDAQ Stock Market.

•	Trading in the Company’s common stock on any exchange or market has been suspended for ten or more consecutive trading days.

Subject to certain conditions, and in connection with the proposed merger agreement between the Company and Skywide (see Note 26), the holders of the convertible notes have waived default resulting from the failure of the Company’s common stock to be listed on the NASDAQ Stock Market.

The indenture also requires the Company to pay additional interest as follows:

•
At the rate of 3.0% per annum if the Company has not obtained a listing of its common stock on the NASDAQ Global Market or the NASDAQ Capital Market by September 19, 2008 and maintained such listing continuously thereafter as long as the Notes are outstanding. At September 30, 2009, the Company had met this listing requirement.

•
At the rate of 1.0% for each 90-day period in which the Company has failed to comply with the registration obligations under the registration rights agreement. As of September 30, 2009, the Company had accrued additional interest totaling $560,000 pursuant to this provision, of which $280,000 has been paid. The noteholders have waived the right to require the additional interest from March 31, 2009 through September 30, 2009.

At September 30, 2009, the holders of the convertible notes have the right to convert their notes into common stock at a conversion price of $4.20 per share, reflecting a reduction in the conversion price to $5.125 per share pursuant to a supplemental indenture dated as of June 23, 2008 and a further adjustment to $4.20 per share as of March 28, 2009 based on the market price of the Company’s common stock. The provisions for adjustment in the conversion price include adjustments for the following.

•	A stock distribution or dividend, a reverse split or combination of shares and the distribution of shares, warrants, assets or indebtedness to our stockholders;

•
A sale of common stock at a price, or the issuance of options, warrants or other convertible securities with an exercise or conversion price, which is less than the conversion price at the time, subject to limitations provided in the investor rights agreement; and

•
An adjustment based on the Company’s failure to have consolidated net income, as defined in the indenture, of $14.0 million for 2008 and $22.5 million for 2009, or the equivalent in RMB. In December 2009, the note holders waived the right to any adjustment based on 2008 and 2009 net income (see Note 26).

The indentures, as amended, for both the convertible notes and the senior notes have certain covenants, including the following,:

•
If the Company sells assets and does not reinvest the proceeds in its business within 180 days (270 days in the case of a sale of real property), to the extent that such proceeds not so reinvested exceed $5,000,000, the Company is required to offer the holders of the notes the right to have the Company use such excess proceed to purchase their notes at the principal amount plus accrued interest..

•
If there is a change of control, the Company is required to offer to repurchase the notes at 103% of the principal of the note, plus accrued interest. A change of control will occur if Bo Huang or Tianzhou Deng own less than 25% of the voting power of the Company’s voting stock or, with certain exceptions, a merger or consolidation or sale of substantially all of the Company’s and its subsidiaries’ assets.

•
The Company is restricted from incurring additional debt unless, after giving effect to the borrowing, (i) the fixed charge coverage ratio would be greater than 2.0 to 1.0 through December 31, 2009 and 3.0 to 1.0 if the debt is incurred thereafter, and (ii) the leverage ratio would not exceed 6.0 to 1.0 through December 31, 2009 and 4.5 to 1.0 if the debt is incurred thereafter, provided, that Sinogas may continue to maintain debt under credit facilities of not more than $10,000,000, and may incur purchase money indebtedness. The fixed charge coverage ratio is the ratio of the Company’s earnings before interest, taxes, depreciation and amortization, which is generally known as EBITDA, to consolidated interest expense, as defined. Leverage ratio means the ratio of outstanding debt to EBITDA, with the interest component being the consolidated interest expense, as defined.

•
The Company is subject to restriction in paying dividends, purchasing its own securities or those of its subsidiaries, prepaying subordinated debt, and making any investment other than any investments in itself and its subsidiaries engaged in the Company’s business and certain other permitted investments.

•	The Company is subject to restrictions on incurring liens.

•
The Company cannot enter into, or permit its subsidiaries to enter into, transactions with affiliates unless it is in writing, in the Company’s best interest and not less favorable to the Company than it could obtain from a non-affiliate in an arms’ length transaction, with any transaction involving more than $1,000,000 requiring audit committee approval and any transaction involving more than $5,000,000 requiring a written opinion from an independent financial advisor.

•
The Company shall maintain, as of the last day of each fiscal quarter, (i) a fixed charge coverage ratio of at least 2.00 to 1.00 through December 31, 2009 and 3.0 to 1.0 thereafter, (ii) a leverage ratio of not more than 6.0 to 1.00 through December 31, 2009 and 4.5 to 1.0 thereafter, and (iii) a consolidated subsidiary debt to consolidated net tangible asset ratio of not more than 0.35. The noteholders agreed that they would not take any action to declare an event of default as long as the Company is in compliance with the modified covenants.

•
The Company shall make all payments of principal, interest and premium, if any, without withholding or deduction for taxes, and must offer to repurchase the notes if they are adversely affected by changes in tax laws that affect the payments to the holders.

At September 30, 2009, the Company was not in compliance with the required financial covenants. In December 2009, the noteholders have waived the requirement on the financial ratio at September 30, 2009 through March 31, 2010 as long as the Company makes the payments required under the December 2009 agreement. See Note 26.

The indentures provide for an event of default should the Company fails to comply with its obligations under the indentures and certain events of bankruptcy or similar relief.

The Company’s obligations are guaranteed by its subsidiaries and are secured by a lien on the stock of Sinoenergy Holding.

At the time of the September 2007 financing, the Company also entered into an investor rights agreement, as clarified, pursuant to which, as long as an investor holds at least $2,000,000 principal amount of notes or at least 3% of the issued and outstanding stock:

•	The investor has the right to approve the Company’s annual budget, and the Company cannot deviate by more than 15% of the amount in the approved budget.

•	The Company and its subsidiaries cannot replace or change the substantive responsibilities of the chief executive officer except in the event of his incapacity, resignation or retirement.

•	The Company and its subsidiaries cannot take any action that would result in a change of control, as defined in the indentures.

•
The Company and its subsidiaries cannot change the number of board members or the composition or structure of the board or board committees or delegate powers to a committee or change the responsibilities and powers of any committee.

•
The Company shall, by April 1, 2008, have appointed an independent public accountant from a list of 16 firms provided by the investors, failing which the Company shall pay the investors the sum of $2,500,000 on April 1 of each year in which this condition is not met, and the Company shall not terminate the engagement of such auditor without prior investor approval. The Company has complied with this condition.

•
The investors have a right of first refusal on future financings by us and proposed transfers, with limited exceptions, by Mr. Huang and Mr. Deng. The investors also have a tag-along right in connection with proposed sales of stocks by Mr. Huang and Mr. Deng.

The investor rights agreement, as clarified, also provides that (i) the Company will not sell shares of its common stock or grant options or warrants or issue convertible securities with an exercise or conversion price that is less than $0.80 per share, (ii) the minimum conversion price for the convertible debenture would be $0.80 per share, (iii) the holders of the convertible notes may call an event of default if the Company breaches its covenant not to issue shares at a price which is less than $0.40 per share. If the Company increases its authorized common stock, the conversion price would decrease to an amount not less than $0.05 per share. The Company and the investors agreed to use their commercially reasonable efforts to modify the indenture for the convertible notes to reflect these provisions of the investor rights agreement.

Management reviewed the accounting for these transactions and concluded that the conversion option did not constitute an embedded derivative  However, the initial transaction included a beneficial conversion feature of $176,656 which was charged to additional paid in capital and is being amortized over the life of the notes commencing October 1, 2007.

As a result of the reduction in the conversion price from $6.34 to $5.125, the Company recorded an additional beneficial conversion feature of $3,360,905 as a discount to the notes and additional paid in capital, which is being amortized as interest expense over the remaining term of the notes commencing April 1, 2008.  As a result of the further reduction in the conversion price from $5.125 to $4.20, the Company recorded an additional beneficial conversion feature of $3,862,439 as a discount to the notes and additional paid in capital, which is being amortized as interest expense over the remaining term of the notes commencing January 1, 2009.  Upon prepayment of the convertible notes, the unamortized portion of the beneficial conversion feature will be recognized.

Mr. Huang and Mr. Deng are also prohibited from transferring any shares, with limited exceptions, until the investors shall have sold, singly or in the aggregate, more than 5% of the Company’s total outstanding equity on a fully-diluted basis.

From the closing date and as long as long as Abax continues to hold more than 5% of the outstanding shares of common stock on an as-converted basis, (i) Abax shall be entitled to appoint up to 20% of the voting members (or the next higher whole number if such percentage does not yield a whole number) of the Company’s board of directors, and (ii) if the Company fails to meet the net income requirements under the indenture for the convertible notes, Abax has the right to appoint an additional director. The Abax director shall be entitled to serve on each committee of the board, except that, the Abax director shall not serve on the audit committee unless he or she is an independent director. Mr. Huang and Mr. Deng have agreed to vote their shares for the election of the Abax directors. The Company is required to amend its by-laws to provide that a quorum for action by the board shall include at least one Abax director.

The Company is required to prepare and file a registration statement covering the sales of all of the shares of common stock issuable upon conversion of the convertible notes, subject to any limitation required by Rule 415 of the SEC pursuant to the Securities Act of 1933 and to have the registration statement declared effective by March 28, 2008. In the event that the registration statement has not been declared effective by the SEC on or before March 28, 2008 or if effectiveness of the Registration Statement is suspended at any time other than pursuant to a suspension notice, for each 90-day period during which the registration default remains uncured, the Company is required to pay additional interest at the rate of one percent 1% of the convertible notes, as described above. As of September 30, 2009, the common stock issuable upon conversion of the notes had not been registered under the Securities Act of 1933, as amended. Accordingly, the Company recorded $420,000 and $140,000 as liquidated damages payable under registration rights agreements for the years ended September 30, 2008 and 2009. The Company will review and adjust this accrual at each subsequent period end.

A reconciliation of the original principal amount of the 12% senior notes to the amounts shown on the balance sheet at September 30, 2009 and September 30, 2008 is as follows (amounts in thousands):

Original amount	$16,000
Note discount	(378)
Balance, September 30, 2007	15,622
Accrual of interest	1,930
Amortization of beneficial conversion feature	76
Interest paid	(970)
Balance, September 30, 2008	$16,658
Accrual of interest	1,920
Amortization of beneficial conversion feature	76
Interest paid	(2,400)
Balance, September 30, 2009	$16,254

A reconciliation of the original principal amount of the 3% senior convertible notes to the amounts shown on the balance sheet at September 30, 2009 and 2008 is as follows (amounts in thousands):

Original amount	$14,000
Beneficial conversion feature	(177)
Balance, September 30, 2007	13,823
Amortization of beneficial conversion feature	35
Interest paid	(211)
Interest accrued for guaranteed 13.8% return	1,934
Discount resulting from reset adjustment effective March 28, 2008	(3,361)
Amortization of discount resulting from reset	373
Balance, September 30, 2008	$12,593
Interest accrued for guaranteed 13.8% return	1,932
Amortization of beneficial conversion feature	35
Amortization of discount resulting from reset	1,519
Discount resulting from reset adjustment effective March 28, 2009	(3,862)
Interest paid	(1,804)
Balance, September 30, 2009	$10,413

As further detailed in Note 26, in October and December 2009, the Company and the noteholders agreed to modifications to and accelerated settlement of the senior and convertible notes.

18. Long-term bank loan

The following table summarizes the contractual long-term borrowings between various banks and the Company as of September 30, 2009 (dollars in thousands):
Bank Name	Purpose	Borrowing Date	Borrowing Term	Annual Interest Rate	Amount
Bank of Communication	Construction Capital	June 27, 2008	Three years	8.316%	$4,393
China Construction Bank	Construction Capital	August 28, 2009	Five years	5.76%	21,965
Total					$26,358

The following table summarizes the contractual long-term borrowings between the banks and the Company as of September 30, 2008 (dollars in thousands):
Bank Name	Purpose	Borrowing Date	Borrowing Term	Annual Interest Rate	Amount
Bank of Communication	Construction Capital	June 27, 2008	Three years	8.316%	$3,667

 19.           Related Party Relationships and Transactions

The related parties with which the Company had transactions in the years ended September 30, 2009 and 2008, are as follows:

Name of related party	Relationship
Anhui Gather	Joint venture entity with China New Energy in which the Company has a 20% interest
China New Energy	80% shareholder of Anhui Gather and 20% shareolder of Hubei Gather

Significant transactions between the Company and its related parties during the year ended September 30, 2009 and 2008 are as follows:

Related party receivables

Name of the Company	September 30, 2009	September 30, 2008

China New Energy	$382,000 (current accounts)	$500,000 (current accounts)
Anhui Gather	$44,000 (current accounts)	$44,000 (current accounts)

20. Segment Information

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the Company in deciding how to allocate resources and in assessing performance.

As all businesses of the Company are carried out in the PRC, the Company is deemed to operate in one geographical area.

The segment information set forth below has been derived from our audited financial statements for the years ended September 30, 2009 and 2008.

Year Ended September 30, 2009 ($ `000)	Customized pressure containers	CNG station facilities and construction	CNG station operation	Vehicle conversion kits	Total
Net sales	$4,762	$9,495	$18,584	$8,959	$41,800
Cost of sales	3,883	5,211	16,455	6,801	32,350
Gross profit	879	4,284	2,129	2,158	9,450
Gross margin	18%	45%	11%	24%	23%
Operating expenses:
Selling expenses	180	84	568	559	1,391
General and administrative expenses	2,275	6,497	3, 205	745	12,722
Total operating expense	2,455	6,581	3,773	1,304	14,113
Income (loss) from operations	$(1,576)	$(2,297)	$(1,644)	$854	$(4,663)

Total assets	$62,448	$58,073	$48,134	$11,991	$180,646

Year Ended September 30, 2008 ($ `000)	Customized pressure containers	CNG station facilities and construction	CNG station operation	Vehicle conversion kits	Total
Net sales	$9,692	$16,237	$3,246	$11,765	$40,940
Cost of sales	5,374	9,470	2,551	8,194	25,589
Gross profit	4,318	6,767	695	3,571	15,351
Gross margin	45%	42%	21%	30%	37%
Operating expenses:
Selling expenses	275	52	150	404	881
General and administrative expenses	943	1,591	1,533	822	4,889
Total operating expense	1,218	1,643	1,683	1,226	5,770
Income (loss) from operations	$3,100	$5,124	$(988)	$2,345	$9,581

Total assets	$41,075	$45,441	$28,654	$17,177	$132,347

21. Capital Stock

As of September 30, 2009, the Company had the following shares of common stock reserved for issuance:

•	555,359 shares issuable upon exercise of warrants;

•	3,333,334 shares issuable upon conversion of 3% senior convertible notes;

•
1,000,000 shares issuable upon exercise of stock options or other equity-based incentives pursuant to the Company’s 2006 long-term incentive plan, of which options to purchase 790,000 shares were outstanding.

	Number of shares issuable on exercise of warrants
	$1.70 Warrants	$2.40 Warrants	$4.20 Warrants	$8.00 Warrants	Total

Balance at September 30, 2007	342,857	455,358	75,000	-	873,215
Issued during the period	-	-	-	25,000	25,000
Exercised during the period	(257,142)	(85,714)	-	-	(342,856)
Balance at September 30, 2008	85,715	369,644	75,000	25,000	555,359
Issued during the period	-	-	-	-	-
Exercised during the period	-	-	-	-	-
Balance at September 30, 2009	85,715	369,644	75,000	25,000	555,359

As at September 30, 2009, the weighted average exercise price for all warrants is $2.79. None of the outstanding warrants is subject to reset provisions other than as a result of a stock distribution, split or dividend, a reverse split or combination of shares or other recapitalization, and, in the case of the warrants to purchase 455,360 shares of common stock issued in the June 2006 private placement, sales of common stock at prices below the exercise price.

Stock options

Pursuant to the 2006 long-term incentive plan, each newly-elected independent director receives, at the time of his or her election, a five-year option to purchase 15,000 shares of common stock at the fair market value on the date of his or her election. The plan provides for the annual grant to each independent director of an option to purchase 2,500 shares of common stock on the first trading day in April of each calendar year, at market price, subject to stockholder approval of the plan, commencing in 2007. Pursuant to the automatic grant provisions of the plan, in June 2006, the Company issued to its independent directors, options to purchase an aggregate of 60,000 shares of common stock at $1.30 per share, being the fair market value on the date of grant.

Pursuant to the 2006 long-term incentive plan, each independent director is to be granted an option to purchase 2,500 shares of common stock on the first trading day in April of each calendar year at market price. On April 1, 2007, the four independent directors were granted stock options to purchase a total of 10,000 shares of common stock at an exercise price of $4.06 per share, being the fair market value on the date of grant.  On April 1, 2008, the four independent directors were granted stock options to purchase a total of 10,000 shares of common stock at an exercise price of $5.80 per share, being the fair market value on the date of grant. On April 1, 2009, the four independent directors were granted stock options to purchase a total of 20,000 shares of common stock at an exercise price of $1.32 per share, being the fair market value on the date of grant. All of the options granted to the independent directors become exercisable cumulatively as to 50% of the shares subject thereto six months from the date of grant and as to the remaining 50%, eighteen months from the date of grant, and expire on the earlier of (i) five years from the date of grant, or (ii) seven months from the date such independent director ceases to be a director if such independent director ceases to be a director other than as a result of his death or disability.

On April 9, 2007, pursuant to 2006 long-term incentive plan, the stock option committee of the board of directors granted five year options to its senior managers and key management to acquire 590,000 shares of common stock at $4.00 per share, being the fair market value on the date of grant. These options vest as to 50% of the underlying shares of common stock on August 3, 2007 and as to the remaining 50% on August 3, 2008.

On January 9, 2008, pursuant to 2006 long-term incentive plan, the stock option committee of the board of directors granted five year options to its senior managers and key management to acquire 60,000 shares of common stock at $8.20 per share, being the fair market value on the date of grant. These options vest as to 50% of the underlying shares of common stock on January 9, 2009 and as to the remaining 50% on January 9, 2010.

On March 10, 2008, pursuant to 2006 long-term incentive plan, the stock option committee of the board of directors granted five year options to its senior managers and key management to acquire 40,000 shares of common stock at $6.20 per share, being the fair market value on the date of grant. The options vest as to 42% of the underlying shares of common stock on December 31, 2008, 50% on December 31, 2009 and as to the remaining 8% on March 9, 2010.

On June 1, 2008, pursuant to 2006 long-term incentive plan, the stock option committee of the board of directors granted five year options to the former chief financial officer to acquire 75,000 shares of common stock at $5.72 per share, being the fair market value on the date of grant. On October 18, 2008, the chief financial officer resigned from the Company and the options were forfeited.

	Shares subject to options	Weighted Average exercise price scope	Remaining Contractual life(years)
Options outstanding at September 30, 2007	660,000	$3.76	4.43
Options granted during the period	185,000	$4.39-8.20	2.67-4.50
Options outstanding at September 30, 2008	845,000	$4.39	4.26
Options granted during the period (independent directors)	20,000	1.32	4.5
Options forfeited during the period	75,000	5.72	-
Options outstanding at September 30, 2009	790,000	1.32-8.20	4.17
Options exercisable at September 30, 2009	711,800	$3.55	4.26

The fair value of options granted is estimated on the date of grant using the Black-Scholes option-pricing model utilizing the assumptions shown in the following table:

Stock Options Granted On
Grant Date	April 1, 2009	June 1, 2008	March 10, 2008	January 9, 2008	April 9, 2007	April 1, 2007	June 2, 2006

Expected volatility	46.1%	46.1%	68.32%	80.06%	26.39%	35.16%	50%
Risk-free rate	2.93%	2.93%	4.64%	4.64%	4.64%	4.64%	4.64%
Expected term (years)	5	3	5	5	5	5	3
Dividend yield	0%	0%	0%	0%	0%	0%	0%
Fair value per share	$0.58	$1.94	$3.56	$5.16	$1.24	$1.2	$0.5

The fair value of stock options issued during the years ended September 30, 2009 and 2008 totaled $11,600 and $435,907, respectively.

22.  Basic and Diluted Earnings Per Share

Basic earnings per share is based upon the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is based on the assumption that all dilutive convertible shares, stock options and warrants were converted or exercised. The number of shares included in determining diluted earnings per share is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), with the funds obtained thereby being used to purchase common stock at the average market price during the period.

The details for the fully diluted outstanding shares for the years ended September 30, 2009 and 2008 are as follows:

	Year ended September 30, 2009	Year ended September 30, 2008
Weighted average common stock outstanding during period	15,922,391	15,720,681

Common stock issuable pursuant to warrants	Anti-dilutive	328,949
Common stock issuable upon conversion of notes	Anti-dilutive	2,731,707
Common stock issuable upon exercise of stock options	Anti-dilutive	295,589
Total diluted outstanding shares	15,922,391	19,076,926

For the purpose of computing EPS for the year ended September 30, 2009 and 2008, earnings are as follows:

	Year ended September 30, 2009	Year ended September 30, 2008
Net income (loss)	$(13,103)	16,056
Add back interest on convertible notes	3, 487	2,555

Net income (loss) attributable to common shareholders	$(9,616)	18,611

Because the Company sustained a loss for the year ended September 30, 2009, the share issuable upon exercise of options and warrants and upon conversion of convertible notes would be anti-dilutive.

Cancellation of Shares

As part of the Company’s June 2006 private placement, the Company issued warrants which provided for a reduction in the exercise price of the warrants if certain earnings levels were not reached.  Pursuant to an agreement with the holders of outstanding warrants, in consideration for the elimination of this provision, in July 2008, Skywide sold to the warrant holders a total of 79,822 shares of common stock and Skywide returned 20,000 shares of common stock to the Company for cancellation.

23. Commitments and Contingencies

The Company has the following material contractual obligations and capital expenditure commitments:

The Company and China New Energy formed Hubei Gather to construct and operate natural gas processing plants with expected annual processing capacity of 100-300 million cubic meters in Hubei Province. The registered capital is $5 million of which the Company will contribute $4 million as 80% equity owner and New Energy will contribute $1 million for a 20% interest. The term of the business of Hubei Gather is from March 23, 2007 to March 22, 2027. As of September 30, 2009, the Company’s commitment for future funding was $2,625,000.  In November 2009, the Company signed two agreements with China New Energy pursuant to which we will transfer a 30% interest in Hubei Gather to China New Energy for $1.5 million and China New Energy will transfer a 30% interest in Anhui Gather to us for $1.5 million. Upon completion of these two equity transfers, we and China New Energy would each own 50% of both Hubei Gather and Anhui Gather.  The effect of these agreements is that the Company will have exchanged a 30% interest in Hubei Gather for a 30% interest in Anhui Gather.  As a result of these transfers, our commitment for future funding of these entities will remain $2,625,000. The results of Hubei Gather’s operations are included in our consolidated financial statements as of and for the year ended September 30, 2009 and 2008.

Sinoenergy Holding and Sinogas signed an agreement to set up Qingdao Sinoenergy Gas in which Sinoenergy Holding would own 60% and Sinogas would own 40%.  As a result, Qingdao Sinoenergy Gas will be 90% owned by us.  Sinoenergy Holding’s commitment will be $2,636,000, and Sinogas’ commitment will be $1,757,000. As of September 30, 2009, Sinogas had made its full contribution and the Company’s commitment was $2,636,000.

Jiaxing Lixun will contribute $58,574 to Yichang Liyuan Power Technology Company to own 40% equity. As of September 30, 2009, Lixun contributed $29,287. As of September 30, 2009, the Company’s commitment for future funding was $29,287.

Wuhan Sinoenergy and Pingdingshan Sinoenergy, subsidiaries of the Company, have leased 13 parcels of land in Wuhan City and Pingdingshan City for their CNG stations under operating lease agreements. The lease terms are from 7 year to 30 years with annual rental fees of approximately $846,000.  Based on land rental agreements in effect at September 30, 2009, the Company will pay a total of $5.73 million during through 2039.

Wuhan Sinoenergy has two agreements to purchase land use rights in Wuhan City from different non-affiliated parties. One agreement provides for a purchase price of approximately $1.58 million, of which approximately $1.32 million has been paid, and the title transfer is in the process. The second provides for a purchase price of approximately $1.32 million, of which approximately $732,000 has been paid. The acquisition of the land requires government approval.

Our commitment for the construction of CNG stations, including stations being constructed by Wuhan Sinoenergy and Hubei Gather, was $1,025,000 as of September 30, 2009. .

Our commitment for the construction of a new plant in Jiaxing Lixun was $1,085,000 as of September 30, 2009.

Our commitment for the purchase of property, plant and equipment, including property for Wuhan Sinoenergy and Hubei Gather, was $5,901,000 as of September 30, 2009.

24. Retirement Benefits

The full-time contracted employees of the Company are entitled to welfare benefits, including medical care, labor injury insurance, housing benefits, education benefits, unemployment insurance and pension benefits through a Chinese government-mandated multi-employer defined contribution plan.  The Company is required to accrue the employer-portion for these benefits based on certain percentages of the employees’ salaries.  The total provision for such employee benefits was $523,135 and $346,774 for the year ended September 30, 2009 and 2008, respectively. The PRC government is responsible for the staff welfare benefits including medical care, casualty, housing benefits, unemployment insurance and pension benefits to be paid to these employees. The Company is responsible for the education benefits to be paid.

From time to time, the Company may hire some part time workers or short term workers to satisfy the peak season labor requirement. Those workers have the right to terminate their work to the Company at any time. For those part time non-contracted workers, it is difficult for the Company to accurately record the working time, total wages and then accrue welfare benefits. So based on the common practice in the PRC, the Company treats those workers as probationers, and does not accrue welfare benefits for them. Although the Company believes the common treatment is acceptable under these circumstances, there exists a possibility that the government may require the Company to accrue the welfare benefit and may assess a penalty for the under accrual.  The Company does not believe an assessment by the PRC government, if any, would be significant.

 25.  Significant Concentrations

The Company grants credit to its customers, generally on an open account basis. The Company’s customers are all located in the PRC.

In the year ended September 30, 2009, one customer of the station facilities and construction segment accounted for more than 10% of total sales, and in the year ended September 30, 2008, two customers of the station facilities and construction segment each accounted for more than 10% of our total sales.  These customers, who purchased CNG truck trailers, accounted for approximately 19.2% and 32.0% of total sales in the year ended September 30, 2009 and 2008, which, in each year, represented most of the revenue from this division.  At September 30, 2009 and 2008, approximately 55.7% and 71.0%, respectively, of the Company’s accounts receivable were from these customers.

26. Subsequent Events

Merger Agreement

On October 12, 2009, the Company entered into an agreement and plan of merger with Skywide, a corporation which is wholly owned by the Company’s chairman and chief executive officer, both of whom are also directors. Pursuant to the agreement, the Company will be merged into Skywide, with Skywide being the surviving entity, and each shares of common stock of the Company(other than shares owned by the Company, Skywide, or the two shareholders of Skywide), will be converted into the right to receive, upon presentation of the certificates for their common stock, the sum of $1.90.  The merger is subject to shareholder approval.

Litigation

The Company is a defendant in an action filed in the Supreme Court of the State of New York, Nassau County, by Stephen Trecaso and Linda Watts against the Company and its directors which purports to be a class action asserting claims of breach of fiduciary duty and aiding and abetting the breach of fiduciary duty.  The complaint was dated October 16, 2009 and an amended complaint was dated November 18, 2009.  Plaintiffs seek injunctive relief and damages arising out of a potential sale of the company to Skywide by means of an allegedly unfair process and unfair price.  The Company believes that this action is without merit, that it has valid defenses to the action, and that it will vigorously defend the action.

The Company, its directors, and Skywide are defendants in four similar actions commenced in the Eighth Judicial District Court of the State of Nevada in and for Clark County.  The Company removed these four actions to the Federal District Court for the District of Nevada.  The plaintiffs in those actions are (i) Robert Grabowski, (ii) Robert E. Guzman, (iii) Carol Karch and (iv) Johan L. Stoltz.  The Guzman, Karch and Stoltz actions were filed on October 26, 2009 and the Grabowski action was filed on October 30, 2009.  Plaintiffs allege causes of action that sound in breach of fiduciary duty and aiding and abetting the breach of that fiduciary duty.  Plaintiffs seek injunctive relief and damages arising out of a potential sale of the company to Skywide by means of an allegedly unfair process and unfair price.  The Company believes that these actions are without merit, that it has valid defenses to the actions, and that it will vigorously defend the action.

Modification and Waiver under Debt Agreements

On October 5, 2009 and December 17, 2009, the Company entered into agreements with the holders of its $16,000,000, 12% senior notes and its $14,000,000, 3% convertible notes.  Pursuant to these agreements:

•
The noteholders agreed to waive default of the provisions that require the Company’s common stock to be publicly traded, that require the Company to repurchase the notes upon a change of control, and that require the Company’s common stock to be traded on the NASDAQ Capital Market or the NASDAQ Global Market.

•	The noteholders waived covenant compliance requirements at September 30, 2009 and through March 31, 2010.

•
The Company agreed to repay the 12% senior notes in the principal amount of $16 million.  Initially the payments were due by November 30, 2009.  The Company paid approximately $14 million by November 30, 2009.  As a result of the December agreement, the Company must pay the remaining balance of approximately $2 million by December 31, 2009. The balance due on these notes was paid on December 23, 2009.

•
The Company agreed to pay the convertible notes in the principal amount of $14 million in two installments, with an initial payment of $5 million being due ten days after the merger with Skywide becomes effective and the balance 30 days thereafter.  The conversion feature of the notes will be eliminated. The Company will be required to pay interest to provide the note holders with a yield to maturity of 13.8% per annum.

•
The noteholders reduced the remaining obligation for liquidated damages for failure to register the shares of common stock issuable upon conversion of the convertible notes to $280,000, which is to be paid by December 31, 2009.

•	The provision requiring an adjustment to the conversion price of the notes based on stated annual earnings of the Company was eliminated.

•
The provisions of the indenture relating to the reduction in the conversion price of the convertible notes if the Company issues stock at a price, or issue convertible securities with a conversion or exercise price that is less than the conversion price (presently $4.20 per share) were eliminated.

Equity transfer

On November 27, 2009, the Company signed agreement with China New Energy pursuant to which the Company will transfer a 30% interest in Hubei Gather to China New Energy for $1.5 million.

On November 23, 2009, the Company signed an agreement with China New Energy pursuant to which China New Energy will transfer a 30% interest Anhui Gather to the Company for $1.5 million.

Upon completion of these two equity transfers, the Company and China New Energy will each own 50% of both Hubei Gather and Anhui Gather.  The effect of these agreements is that the Company will have exchanged a 30% interest in Hubei Gather for a 30% interest in Anhui Gather.

Annex D

U.S. Securities and Exchange Commission
Washington, DC 20549

Form 10-Q

QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

FOR THE QUARTERLY PERIOD ENDED
March 31, 2010

Commission File Number: 1-34131

Sinoenergy Corporation
(Name of small business issuer as specified in its charter)

Nevada	84-1491682
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

1603-1604, Tower B Fortune Centre Ao City Beiyuan Road, Chaoyang District, Beijing, People’s Republic of China 100107
(Address of principal executive offices)
Issuer’s telephone number, including area code: 86-10-84928149

Check whether the issuer (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒  No ☐

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer (Do not check if smaller reporting company)	☐	Smaller reporting company	☒

Indicate by checkmark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐  No ☒

As of May 12, 2010, the Registrant had 15,922,391 shares of common stock, par value $0.001 per share, issued and outstanding.

Transitional Small Business Disclosure Format: Yes ☐  No ☒

SINOENERGY CORPORATION AND SUBSIDIARIES

Sinoenergy Corporation and Subsidiaries
Consolidated Balance Sheets
(In thousands of United States dollars)

	March 31, 2010	September 30, 2009
	(unaudited)
ASSETS
CURRENT ASSETS
Cash	$34,500	$18,237
Restricted cash	285	1,413
Accounts receivable, net	26,886	29,756
Inventories	6,070	4,619
Other receivable, net	19,586	17,644
Due from related party	-	426
Deposits and prepayments	7,706	8,629
Deferred expenses	14	63
TOTAL CURRENT ASSETS	95,047	80,787

Long-term investments	6,483	4,905
Property, plant and equipment, net	58,548	54,870
Intangible assets	82	116
Land use rights	30,573	30,370
Other long term assets	17,142	7,672
Goodwill	1,906	1,906
Deferred tax asset	26	20
TOTAL NON-CURRENT ASSETS	114,760	99,859

TOTAL ASSETS	$209,807	$180,646

CURRENT LIABILITIES
Short-term bank loan	$47,200	$44,223
Notes payable	308	4,583
Accounts payable	6,910	5,193
Advances from customers	1,187	2,100
Additional interest payable under convertible note indenture	-	280
Income taxes payable	440	475
Construction payables	1,905	2,982
Other payables	20,784	2,801
Due to related party	20,213	-
Accrued expenses	441	538
Deferred income	15	38
Derivative liability	2,428	-
Current portion of long-term notes payable	11,812	26,667
TOTAL CURRENT LIABILITIES	113,643	89,880

Long-term bank loan	38,088	26,358
Deferred tax liabilities	1,095	1,095
TOTAL LIABILITIES	152,826	117,333

Commitments

SHAREHOLDERS’ EQUITY
Common stock- par value $0.001 per share; Authorized - 50,000,000 shares; Issued and outstanding- 15,922,391 shares at March 31, 2010 and September 30, 2009	16	16
Additional paid-in capital	27,224	34,543
Retained earnings	7,011	6,850
Accumulated other comprehensive income	4,937	4,772
Total parent shareholders’ equity	39,188	46,181
Non-controlling interest	17,793	17,132

TOTAL SHAREHOLDERS’ EQUITY	56,981	63,313

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$209,807	$180,646

The accompanying notes are an integral part of these financial statements.

Sinoenergy Corporation and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income (Unaudited)
(In thousands of United States dollars except per share information)

	Three Months Ended March 31,
	2010	2009
NET SALES	$9,007	$6,971
COST OF SALES	(7,539)	(5,495)
GROSS PROFIT	1,468	1,476

OPERATING EXPENSES
Selling expenses	492	74
General and administrative expenses	2,009	3,382

TOTAL OPERATING EXPENSES	2,501	3,456

LOSS FROM OPERATIONS	(1,033)	(1,980)

OTHER INCOME (EXPENSES)
Change in fair value of derivative liability	1,163	-
Loss from unconsolidated entity	(20)	(17)
Interest expense	(1,660)	(1,109)
Additional interest payable under convertible note indenture	-	(140)
Other income, net	1	28

OTHER INCOME (EXPENSES), NET	(516)	(1,238)

LOSS BEFORE INCOME TAXES AND NONCONTROLLING INTEREST	(1,549)	(3,218)
Income taxes (expense)	(75)	(46)
CONSOLIDATED NET LOSS	(1,624)	(3,264)
Noncontrolling interest	39	429
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	(1,585)	(2,835)
Other comprehensive income:
Foreign currency translation adjustments	160	624
CONSOLIDATED COMPREHENSIVE LOSS	$(1,425)	$(2,211)
Net Loss Per Common Share
Basic	$(0.10)	$(0.18)
Diluted	$(0.10)	$(0.18)
Weighted Average Common Shares Outstanding
Basic	15,922	15,942
Diluted	15,922	15,942

The accompanying notes are an integral part of these financial statements.

 Sinoenergy Corporation and Subsidiaries
Consolidated Statements of Operations and Comprehensive Income (Unaudited)
(In thousands of United States dollars except per share information)

	Six Months Ended March 31,
	2010	2009
NET SALES	$21,535	$22,899
COST OF SALES	(18,221)	(16,621)
GROSS PROFIT	3,314	6,278

OPERATING EXPENSES
Selling expenses	824	588
General and administrative expenses	4,474	4,739

TOTAL OPERATING EXPENSES	5,298	5,327

INCOME (LOSS) FROM OPERATIONS	(1,984)	951

OTHER INCOME (EXPENSES)
Rental income, net of land use right amortization	-	1,329
Change in fair value of derivative liability	277	-
Loss from unconsolidated entity	(88)	(33)
Interest expense	(3,710)	(2,317)
Additional interest payable under convertible note indenture	-	(140)
Other income, net	56	213

OTHER INCOME (EXPENSES), NET	(3,465)	(948)

INCOME (LOSS) BEFORE INCOME TAXES AND NONCONTROLLING INTEREST	(5,449)	3
Income taxes (expense)	(421)	(614)
CONSOLIDATED NET LOSS	(5,870)	(611)
Noncontrolling interest	(396)	(526)
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	(6,266)	(1,137)
Other comprehensive income:
Foreign currency translation adjustments	165	463
CONSOLIDATED COMPREHENSIVE LOSS	$(6,101)	$(674)
Net Loss Per Common Share
Basic	$(0.39)	$(0.07)
Diluted	$(0.39)	$(0.07)
Weighted Average Common Shares Outstanding
Basic	15,922	15,942
Diluted	15,922	15,942

The accompanying notes are an integral part of these financial statements.

Sinoenergy Corporation and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)
(In thousands of United States dollars)

	Six Months Ended March 31,
CASH FLOWS FROM OPERATING ACTIVITIES:	2010	2009
Consolidated net loss	$(6,266)	$(1,137)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Share-based compensation	80	157
Change in fair value of derivative liability	(277)	-
Amortization of note discount	842	686
Deferred portion of interest expense	966	722
Additional interest payable	(280)	-
Noncontrolling interest	661	844
Depreciation	689	380
Amortization of intangible assets	128	227
Recovery of doubtful accounts	(231)	13
Changes in operating assets and liabilities:
Accounts and notes receivable	2,868	(7,520)
Other receivables, deposits and prepayments	(311)	4,685
Inventories	(1,451)	3,212
Deferred tax asset	(6)	(3)
Accounts payable	1,717	(94)
Accrued expenses	(97)	(125)
Advances from customers	(913)	(430)
Other payables	466	(3,237)
Deferred income	(23)	(28)
Income taxes payable	(35)	182

Net cash used by operating activities	(1,473)	(1,466)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(4,367)	(8,078)
Prepayment related to other long-term assets	(9,470)	(429)
Transfer of land use rights	16,440	-
Purchase of land use right	-	(1,583)
Investment in unconsolidated entities	(1,578)	(1,308)
Changes in restricted cash	1,128	(325)

Net cash provided by (used in) investing activities	2,153	(12,523)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from bank loan	31,525	9,995
Loan from related parties	20,213	-
Payment of bank loan	(20,526)
Payments of senior notes	(15,530)	-
Net cash provided by financing activities	15,682	9,995

Effect on cash of changes in exchange rate	(99)	7

Net increase (decrease) in cash	16,263	(3,987)
Cash at beginning of period	18,237	8,871

Cash at end of period	$34,500	$4,884
Supplemental disclosure of cash flow information:
Interest paid	$832	$532
Income taxes paid	$346	$338

 The accompanying notes are an integral part of these financial statements.

Sinoenergy Corporation and Subsidiaries
Notes to Consolidated Financial Statements (Unaudited)
March 31, 2010
1. The Company

(a) Organization

Sinoenergy Corporation (“Sinoenergy” or the “Company”) was incorporated in Nevada on March 2, 1999 under the name Franklyn Resources III, Inc. (“Franklyn”). The Company’s corporate name was changed to Sinoenergy Corporation on September 28, 2006.

On June 2, 2006, the Company acquired Sinoenergy Holding Limited (“Sinoenergy Holding”), a British Virgin Islands corporation.  Sinoenergy Holding was the sole stockholder of Qingdao Sinogas General Machinery Limited Corporation (“Sinogas”), a wholly foreign-owned enterprise (“WFOE”) registered under laws of the People’s Republic of China (the “PRC”). Sinoenergy Holding had no business other than its ownership of Sinogas. As a result of this transaction, Sinoenergy Holding and its subsidiary, Sinogas, became subsidiaries of the Company and the business of Sinogas became the business of the Company.

(b) Subsidiaries of the Company

Set forth below is a list of the Sinoenergy’s wholly-owned and majority-owned subsidiaries at December 31, 2009, all of whose financial statements are consolidated with Sinoenergy.  References to the Company include the Company and its consolidated subsidiaries unless the context indicates otherwise.  The percentage ownership reflects the percentage ownership by Sinoenergy.

Company	Ownership %	Business activities
Sinoenergy Holding Limited	100%	Holding company

Qingdao Sinogas General Machinery Limited Corporation (“Sinogas”)	75.05%	Production of compressed natural gas (CNG) facilities, technical consulting in CNG filling station construction, manufacturing of CNG vehicle conversion kit

Qingdao Sinogas Yuhan Chemical Equipment Company Limited (“Yuhan”)	81%*	Manufacturing of customized pressure containers

Wuhan Sinoenergy Gas Company Limited (“Wuhan Sinoenergy”)	90%	Construction and operating of CNG stations and the manufacturing and sales of automobile conversion kits

Pingdingshan Sinoenergy Gas Company Limited (“Pingdingshan Sinoenergy”)	90%	Construction and operating of CNG stations and the manufacturing and sales of automobile conversion kits

Jiaxing Lixun Automotive Electronic Company Limited (“ Jiaxing Lixun”)	81%*	Design and manufacturing of electric control devices for alternative fuel

Hubei Gather Energy Company Limited (“Hubei Gather”)	80%	Construction and operating of natural gas processing plants

Xuancheng Sinoenergy Vehicle Gas Company Limited (“Xuancheng Sinoenegy”)	100%	Construction and operating of CNG stations and the manufacturing and sales of automobile conversion kits

Qingdao Jingrun General Machinery Company Limited (“Jingrun”)	100%	Design and manufacturing of petroleum refinery equipment and petroleum machinery

Qingdao Sinoenergy General Machinery Company Limited (“Qingdao Sinoenergy”)	75.05%	Manufacturing and installation of general machinery equipment

Nanjing Sinoenergy Gas Company Limited(“Nanjing Sinoenergy”)	90%	Construction and operating of CNG stations and the manufacturing and sales of automobile conversion kits

Qingdao Sinoenergy General Gas Company Limited(“Sinoenergy Gas”)	90%**	Construction and operating of CNG and LNG stations and the manufacturing and sales of automobile conversion kits

*        These subsidiaries are owned 75% by Sinogas and 25% by Sinoenergy.
**      This subsidiary is owned 40% by Sinogas and 60% by Sinoenergy.

2. Summary of Significant Accounting Policies

Management’s Responsibility

Management acknowledges its responsibility for the preparation of the accompanying interim consolidated financial statements, which reflect all adjustments, consisting of normal recurring adjustments, considered necessary in its opinion for a fair statement of results for the interim period presented. These consolidated financial statements should be read in conjunction with the summary of significant accounting policies and notes to consolidated financial statements included in the Company’s Form 10-K annual report for the fiscal year ended September 30, 2009. These financial statements have been prepared assuming that the Company will continue as a going concern. Results for the six months ended March 31, 2010 are not necessarily indicative of results to be expected for the year.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States.

Principles of Consolidation

The accompanying consolidated financial statements include the financial statements of Sinoenergy Corporation and its wholly-owned subsidiaries and majority-owned subsidiaries as to which it exercises control. Intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, the Company makes estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and sales and expenses during the reported periods. Significant estimates include depreciation and the allowance for doubtful accounts and other receivables, asset impairment, valuation of warrants and options, inventory valuation, and the determination of revenue and costs.  We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

Goodwill

Goodwill represents the excess of the purchase price of business combinations over the fair value of the net assets acquired and is tested for impairment at least annually. The impairment test requires allocating goodwill and all other assets and liabilities to assigned reporting units. The fair value of each reporting unit is estimated and compared to the net book value of the reporting unit. If the estimated fair value of the reporting unit is less than the net book value, including goodwill, then goodwill is written down to the implied fair value of goodwill through a charge to operations. Because quoted market prices are not available for the Company’s reporting units, the fair values of the reporting units are estimated based upon several valuation analyses. The goodwill on the Company’s financial statements was a result of the transactions pursuant to which the Company acquired Yuhan, Lixun and Xuancheng Sinoenergy, and relates to the pressure container, vehicle conversion kits, and CNG station operation reporting segments.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. As of March 31, 2010 and September 30, 2009, the Company did not have any cash equivalents.  The Company maintains its cash in bank deposit accounts that, at times, may be very significant. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on its cash balances.

Allowance for Doubtful Accounts

An allowance for doubtful accounts is maintained for customers (other than related parties) based on a variety of factors, including the length of time the receivables are past due, significant one-time events and historical experience. When circumstances related to customers change, estimates of the recoverability of receivables are further adjusted.

Inventories

Inventories are comprised of raw materials, work in process, finished goods and low value consumable articles. Amounts are stated at the lower of cost or market value. Substantially all inventory costs are determined using the weighted average basis. Costs of finished goods include direct labor, direct materials, and production overhead before the goods are ready for sale. Inventory costs do not exceed net realizable value.

Long-Term Investments

Investments in entities in which the Company owns more than 20% but less than 50% of the equity and does not have the ability to control, but has the ability to exert significant influence, are accounted for using the equity method, which includes recognition of a percentage share of income or loss, dividends, and any changes in the investment percentage in an investee by an investor.

Property, Plant and Equipment

Property, plant and equipment are stated at cost. Depreciation is provided principally by use of the straight-line method over the useful lives of the related assets. Expenditures for maintenance and repairs which do not improve or extend the expected useful life of the assets are expensed to operations while major repairs and improvements are capitalized.

The estimated useful lives are as follows:

Buildings and facilities	15-20 years
Machinery and equipment	5-20 years
Motor vehicles	10-20 years
Office equipment and others	5 to 10 years

Intangible Assets

Intangible assets, including patents and technical know-how, are stated at cost less accumulated amortization and impairment losses. Amortization is calculated on the straight-line method over the estimated useful lives of the assets of 10 years.

Land Use Rights

Land use rights are stated at cost less accumulated amortization and impairment losses. Amortization is calculated on the straight-line method over the contractual terms of 50 years.

There is no private ownership of land in the PRC. All land is owned by the government and the government grants what is known as a land use right, which is a transferable right to use the land.

Impairment of Assets

Impairment of assets is monitored on a periodic basis, and is assessed based on the undiscounted cash flows expected to be generated by the underlying assets. In the event that the carrying amount of assets exceeds the undiscounted future cash flows (, then the carrying amount of such assets is adjusted by the difference in these amounts.

Capitalization of Interest

The Company capitalizes interest incurred in connection with the construction of assets, principally its CNG stations, during the construction period.  Capitalized interest is recorded as an increase to construction in progress and, upon completion of the construction, the capitalized interest is included in property and equipment.  The Company capitalized $59,930 and $139,617 of interest during the three months ended March 31, 2010 and 2009, respectively, and $91,713 and $241,990 of interest during the six months ended March 31, 2010 and 2009, respectively.

Revenue Recognition

The Company recognizes revenue when the significant risks and rewards of ownership have been transferred to the customer, including factors such as when persuasive evidence that an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectability is reasonably assured.  The Company recognizes product sales generally at the time the product is shipped. CNG station construction and building technical consulting service revenue related is recognized on the percentage of completion basis. The percentage of completion method recognizes income as work on a contract (or group of closely related contracts) progresses.  The recognition of revenues and profit is generally related to costs incurred in providing the services required under the contract.  Revenue is presented net of any sales tax and value added tax.

Warranty Reserves

Warranty reserves represent the Company’s obligation to repair or replace defective products under certain conditions.  The estimate of the warranty reserves is based on historical experience and industry practice.  Based on experience and industry practice, the Company has established a warranty reserve rate of 0.2% of gross sales for customized pressure containers and CNG station facilities and construction segments. The Company periodically reviews this rate and revises it as necessary.

The following tables show a reconciliation of the changes in the Company’s product warranty liability (dollars in thousands).

	Six months ended March 31,
	2010	2009
Product warranty liability, beginning of period	$227	$167
Changes in liability for warranties issued during the period	39	33
Foreign exchange (loss)	-	(1)
Product warranties, end of period	$266	$199

Income Taxes

The Company accounts for income taxes using an asset and liability approach whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates applicable to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes a tax benefit associated with an uncertain tax position when, in management’s judgment, it is more likely than not that the position will be sustained upon examination by a taxing authority. For a tax position that meets the more-likely-than-not recognition threshold, the Company initially and subsequently measures the tax benefit as the largest amount that it judges to have a greater than 50% likelihood of being realized upon ultimate settlement with a taxing authority. The liability associated with unrecognized tax benefits is adjusted periodically due to changing circumstances, such as the progress of tax audits, case law developments and new or emerging legislation. Such adjustments are recognized entirely in the period in which they are identified. The effective tax rate includes the net impact of changes in the liability for unrecognized tax benefits and subsequent adjustments as considered appropriate by management.

Foreign Currency Translations

The Company’s functional currency is Renminbi (“RMB”) and its reporting currency is U.S. dollars. The Company’s balance sheet accounts are translated using the closing exchange rate in effect at the balance sheet date and operating accounts are translated using the average exchange rate prevailing during the year. Equity accounts are translated using the historical rate as incurred. Translation gains and losses are deferred and accumulated as a component of accumulated other comprehensive income in shareholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are included in the statement of operations as incurred.

Fair Value of Financial Instruments

US GAAP requires certain disclosures about the fair value of financial instruments. The Company defines fair value, using the required three-level valuation hierarchy for disclosures of fair value measurement the enhanced disclosures requirements for fair value measures. Current assets and current liabilities qualified as financial instruments and management believes their carrying amounts are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their current interest rate is equivalent to interest rates currently available.  The three levels are defined as follow:

Level 1—Quoted prices in active markets for identical assets or liabilities.
Level 2—Inputs, other than the quoted prices in active markets, are observable either directly or indirectly.
Level 3—Unobservable inputs based on the Company's assumptions.

US GAAP requires the use of observable market data if such data is available without undue cost and effort.

The following table presents certain investments and liabilities of the Company’s financial assets measured and recorded at fair value on the Company’s condensed consolidated balance sheets on a recurring basis and their level within the fair value hierarchy as of March 31, 2010 (unaudited):

	Level 1	Level 2	Level 3	Total
Fair value of embedded derivatives	-	-	$2,427,774	$2,427,774

Derivative financial instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks. The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the condensed consolidated statements of operations.  For stock-based derivative financial instruments, the Company uses both the Black-Scholes-Merton and Binomial option pricing models to value the derivative instruments at inception and on subsequent valuation dates.  The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period.  Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

DERIVATIVE LIABILITY

On October 1, 2009, the Company adopted a new accounting principle effective for the 2010 fiscal year. The new principle results from a new pronouncement that redefined when an embedded conversion feature is indexed to an entity’s own stock. The Company’s convertible debt has a conversion feature that requires a reset to the conversion price based on certain events and the conversion feature is denominated in US currency rather than the functional currency of the Company (RMB). The newly adopted accounting principle defines both those factors as reasons the Conversion feature is no longer indexed to the company stock. The effect of the change is to cause the conversion feature to change its classification from equity based to a derivative liability. Accounting Principles require that the fair value of these liabilities be re-measured at the end of every reporting period with the change in value reported in the statement of operations.

The derivative liabilities were valued using both the probability model using Black-Scholes-Merton valuation techniques with the following assumptions:

	March 31, 2010	September 30, 2009	Date of issuance September 30, 2007
Conversion feature:
Risk-free interest rate	1.48%	1.38%	4.23%	%
Expected volatility	89.14%	109.51%	79.64%
Expected life (in years)	2.5 years	3.0 years	5.0 years
Expected dividend yield	0	0	0

Fair Value:
Conversion feature	$2,427,774	$2,705,232	$11,946,000

The risk-free interest rate was based on rates established by the Federal Reserve.  The Company volatility was based on it stock’s volatility since going public.  The expected life of the conversion feature of the notes was based on the term of the notes. The expected dividend yield was based on the fact that the Company has not paid dividends to common shareholders in the past and does not expect to pay dividends to common shareholders in the future.

The accounting principle was implemented in the first quarter of 2010 and is reported as a cumulative change in accounting principles.  The cumulative effect on the accounting for the conversion feature of the notes at October 1, 2009 is as follows:

Derivative Instrument:	Additional Paid-in Capital	Retained Earnings	Derivative Liability
Conversion feature	$-7,400,000	$6,425,000	$2,705,232

The derivative liability amounts reflect the fair value of each derivative instrument as of the October 1, 2009 date of implementation.

On March 31, 2010, the Company measured the fair value of the conversion feature and recorded a gain of $1,163,008 as the change in fair value of the liabilities in the accompanying condensed consolidated financial statements for the three months ended March 31, 2010.  For the six months ended March 31, 2010, the derivative liability change resulted in a gain on the change in derivative liability of $ 277,458.

Noncontrolling Interest

Noncontrolling interest refers to the portion of a consolidated subsidiary which is not wholly-owned by the Company. The Company records the noncontrolling interest portion of any related profits and losses in consolidation.  Other comprehensive income related to the noncontrolling interest for the three months ended March 31, 2010 was $0.  Noncontrolling interest represented $17,793,000 of the total shareholders’ equity at March 31, 2010.

Stock-Based Compensation

The Company grants stock options to employees and stock options and warrants to non-employees in non-capital raising transactions for services and for financing costs. All grants are recorded at fair value at the grant date. The Company utilizes the Black-Scholes option pricing model to determine fair value. The resulting amount is charged to expense on the straight-line basis over the period in which the Company expects to receive benefit, which is generally the vesting period. In some cases, our principal stockholder, which is owned by our chief executive officer and our chairman, both of whom are directors, provided or agreed to provide stock to executive officers in connection with their employment.  These shares are treated as if the shares were contributed to and issued by the Company.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of trade accounts receivable. While there are risks associated with any concentration of customers, management believes that the active  system in place to monitor the creditworthiness of customers will minimize such risks.

The Company performs ongoing credit evaluations of its debtors, but does not require collateral, in accordance with industry practice in China.

The Company maintains its cash accounts with major banks in China.  The Chinese banks do not provide deposit insurance.

Earnings per Share

Basic EPS is measured as net income or loss divided by the weighted average common shares outstanding for the period.  Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later.  Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

The calculation of diluted weighted average common shares outstanding is based on the average of the closing price of the Company’s common stock during the reporting periods, and is applied to options and warrants using the treasury stock method to determine if they are dilutive. The common stock issuable upon conversion of convertible notes payable is included on an “if converted” basis when the preferred stock and convertible notes are dilutive.

Comprehensive Income or Loss

Comprehensive income or loss includes all changes in equity except those resulting from investments by owners and distributions to owners, including adjustments to minimum pension liabilities, accumulated foreign currency translation, and unrealized gains or losses on marketable securities.

The Company’s only component of other comprehensive income is foreign currency translation gain $160,000 and $624,000 for the three months ended March 31, 2010 and 2009, respectively, and $165,000 and $463,000 for the six months ended March 31, 2010 and 2009, respectively.  Cumulative other comprehensive income is recorded as a separate component of shareholders’ equity.

New Accounting Pronouncements

In April 2008, the FASB issued a pronouncement on what now is codified as FASB ASC Topic 350, Intangibles — Goodwill and Other. This pronouncement amends the factors to be considered in determining the useful life of intangible assets accounted for pursuant to previous topic guidance. Its intent is to improve the consistency between the useful life of an intangible asset and the period of expected cash flows used to measure its fair value.  The adoption of this standard on October 1, 2009 did not have a material effect on the Company’s consolidated financial statements.

In June 2008, the FASB amended FASB Topic ASC 815, Sub-Topic 40, “Contracts in Entity’s Own Equity” to clarify how to determine whether certain instruments or features were indexed to an entity's own stock under ASC Topic 815. The amendment applies to any freestanding financial instrument (or embedded feature) that has all of the characteristics of a derivative, for purposes of determining whether that instrument (or embedded feature) qualifies for the scope exception. It is also applicable to any freestanding financial instrument (e.g., gross physically settled warrants) that is potentially settled in an entity's own stock, regardless of whether it has all of the characteristics of a derivative, for purposes of determining whether to apply ASC 815.  The Company was required to adopt this pronouncement on October 1, 2009.  The Company’s financial statements for the three months ended December 31, 2009 and afterwards reflect the effect of this pronouncement.

In April 2009, the FASB issued a pronouncement on what is now codified as FASB ASC Topic 805, Business Combinations. This pronouncement provides new guidance that changes the accounting treatment of contingent assets and liabilities in business combinations under previous topic guidance.  This pronouncement will be effective for the Company for any business combinations that occur on or after October 1, 2009.

In April 2009, the FASB issued a pronouncement on what is now codified as FASB ASC Topic 825, Financial Instruments. This pronouncement amends previous topic guidance to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies, as well as in annual financial statements. The pronouncement was effective for interim reporting periods ending after June 15, 2009 and its adoption did not have any significant effect on the consolidated financial statements.

In June 2009, the FASB issued ASC Topic 810-10, "Amendments to FASB Interpretation No. 46(R)" (“ASC 810-10”).  ASC 810-10 is intended to (1) address the effects on certain provisions of FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities,” as a result of the elimination of the qualifying special-purpose entity concept in ASC 860-20, and (2) constituent concerns about the application of certain key provisions of Interpretation 46(R), including those in which the accounting and disclosures under the Interpretation do not always provided timely and useful information about an enterprise's involvement in a variable interest entity.  This statement will be effective for the Company on October 1, 2010.  The Company does not expect the adoption of ASC 810-10 to have a material impact on its results of operations, financial condition or cash flows.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), and the United States Securities and Exchange Commission did not or are not believed to have a material impact on the Company's present or future consolidated financial statements.

3. Restricted Cash

The balances of restricted cash as at March 31, 2010 and September 30, 2009 represent deposits on a bill of exchange issued by the Company for the purchase of materials.

4. Accounts and notes receivable

Accounts receivable are as follows (dollars in thousands):

	March 31, 2010	September 30, 2009
Accounts receivable	$27,711	$30,903
Notes receivable-bank acceptance	378	74
Less: allowance for doubtful receivables	(1,223)	(1,221)

Total	$26,866	$29,756

5. Other receivable

Other receivable are as follows (dollars in thousands):

	March 31, 2010	September 30, 2009
Rental receivable	$2,636	$2,636
Due from third parties	10,400	9,734
Others current accounts	8,176	7,133
Less: allowance for doubtful receivables	(1,626)	(1,859)

Total	$19,586	$17,644

6. Deposits and prepayments

Deposits and prepayments are as follows (dollars in thousands):

	March 31, 2010	September 30, 2009

Related to construction	$955	$1,681
Raw materials	3,142	3,000
Related to equipment	2,927	1,303
Natural gas	531	2,303
Others	151	342

Total	$7,706	$8,629

7. Inventories

Inventories are as follows (dollars in thousands):

	March 31, 2010	September 30, 2009

Raw materials	$2,390	$2,153
Work in progress	1,200	288
Finished goods	2,430	2,159
Low value consumables	50	19

Total	$6,070	$4,619

8. Long-term investments

Sinogas General Luxi Natural Gas Equipment Co., Ltd.

On October 31, 2008, in order to provide for a supply of raw materials, Sinogas signed a joint venture agreement with LuXi Chemical Group, a Chinese chemical company, to set up a company located in Liaocheng City, Shandong province, with proposed annual production capacity of 4,000 steel bottles used in CNG trailer manufacturing.  The total registered capital is RMB 50 million (equivalent to $7.32 million based on the exchange rate on March 31, 2010) of which Sinogas has a 40% interest and the Company has a 30% interest. This joint venture company commenced operation in July 2009. At December 31, 2009, Sinogas had contributed $2.93 million, in full satisfaction of its obligations to this enterprise. For the six months ended March 31, 2010, the joint venture incurred loss at $163,146, of which $65,258 is allocated to the Company.

9. Property, Plant and Equipment

Property, plant and equipment consist of the following (dollars in thousands):

	March 31, 2010	September 30, 2009

Buildings and facility	$14,994	$15,637
Machinery equipment	17,064	15,616
Motor vehicles	1,788	2,241
Office equipment and other	974	596
Total	34,820	34,090

Accumulated depreciation	(2,958)	(2,308)
		31,782

Construction in process	26,686	23,088

Net book value	$58,548	$54,870

10. Land use rights

	March 31, 2010	September 30, 2009

Land use rights	31,789	31,495

Accumulated amortization	(1,216)	(1,125)

Net book value	$30,574	$30,370

The land use rights include six parcels of land purchased by the Company, which are held by Sinogas, Jingrun, Xuancheng, Qingdao Sinoenergy, Jiaxing Lixun, and Hubei Gather. The land use rights are being amortized over the following periods, during which they are transferable and renewable, subject to government approval.

Owner	Cost	Expiration
Sinogas	$20,749	May 2057
Jingrun	4,095	December 2056
Xuancheng Sinoenergy	1,015	June 2058
Qingdao Sinoenergy	3,338	June 2058
Jiaxing Lixun	368	June 2058
Hubei Gather	525	June 2059
Total	$30,090
Wuhan Sinoenergy	1,699	*

﹡Wuhan Sinoenergy has two agreements to purchase land use rights in Wuhan City from different non-affiliated parties. One agreement provides for a purchase price of approximately $1.58 million, of which approximately $1.32 million has been paid, and the title transfer is in the process. The second provides for a purchase price of approximately $1.32 million, of which approximately $732,000 has been paid.  The acquisition of the land use rights requires government approval. The amount paid under the purchase agreements is reflected on the balance sheet under “land use rights.”

The land use right owned by Sinogas represents two parcels of land located in the central portion of Qingdao City, on which Sinogas and Yuhan’s offices and manufacturing facilities are located. The land use right was purchased by the Company from Beijing Sanhuan, a former shareholder of Sinogas, for a price of RMB160 million, equivalent to US$23.47 million based on the current exchange rate. The land is being amortized from May 2007 over a 50-year term.

On December 15, 2007, the Company purchased all of the equity of Jingrun, whose sole asset is the land use right and construction in progress, for approximately RMB60 million ($8.8 million based on the March 31, 2010 exchange rate). The cost of the land use right paid by the Company was approximately $4.1 million based on the March 31, 2010 exchange rate.

The land use right owned by Xuancheng was purchased by the Company from Shanghai CNPC Enterprises Group for $874,000 based on the March 31, 2010 exchange rate.

On January 4, 2008, the Company purchased all of the equity of Qingdao Shan Yang Tai Chemistry Resources Development Co., Ltd. (“QDSY”), whose sole asset is the land use right and construction in progress, for approximately RMB43 million. The cost of the land use right paid by the Company was approximately $1.9 million based on the March 31, 2010 exchange rate.

On February 9, 2010, Sinogas signed a supplemental agreement, modifying an agreement dated July 29, 2009 with  Qingdao City Land Reserve Center for the transfer of the certain land use rights in Qingdao City to the Land Reserve Center for a purchase price of RMB 112,222,883, which has a value of approximately $16.4 million, using a current conversion rate.  These land rights related to the real estate where Sinogas’ former manufacturing facilities were located.  The purchase price has been paid by the Land Reserve Center.  The Company has the obligation to remove the buildings and other constructions on the land and pay the applicable tax and record the transfer documents.  Upon completion of these steps, the land use rights will be transferred to the Land Reserve Center.

The money received by the Company is treated as a deposit and is reflected as a current liability on the balance sheet at March 31, 2010.  The transfer of of the land use rights will be recognized as a sale, and the money received as sales proceeds upon completion of the transfer of the land use rights.

In June 2008, Jiaxing Lixun acquired a land use right for $368,000, which was used for construction of a new plant.

In June 2009, Hubei Gather acquired a land use right for $535,000. The land is being used to construct a mother CNG station in Wuhan which will be used to store CNG and provide CNG to the Company’s stations.

11. Goodwill

Goodwill is as follows (dollars in thousands):

Transactions	March 31, 2010	September 30, 2009

Purchase of an additional 80% equity interest in Yuhan	$995	$995
Purchase of 90% equity in Jiaxing Lixun	619	619
Purchase of a 70% equity in Xuancheng Sinoenergy	258	258
Purchase of Jingrun	34	34

Total	$1,906	$1,906

The Company monitors the impairment of goodwill at least annually.  As of March 31, 2010, there were no indications that the carrying amount of the goodwill was impaired.

12. Other long-term assets

Other long-term assets are as follows (dollars in thousands):

	March 31, 2010	September 30, 2009

Prepaid CNG land rental	$4,484	$2,937
Plant construction in progress	11,331	3,096
CNG station equipment on order from overseas	-	342
Others	1,327	1,297

Total	$17,142	$7,672

13. Short Term Bank Loan

The following table summarizes the contractual short-term borrowings between the banks and the Company as of March 31, 2010 (dollars in thousands):

Bank Name	Purpose	Borrowing Date	Borrowing Term	Annual Interest Rate	Amount
China Construction Bank	Working Capital	March 16, 2010	One year	5.5755%	$4,981
China Construction Bank	Working Capital	April 20, 2009	One year	5.31%	21,974
Industrial Bank Co., Ltd.	Working Capital	May 25, 2009	One year	5.81%	381
Industrial Bank Co., Ltd.	Working Capital	June 2, 2009	One year	5.81%	645
Bank of Communication	Working Capital	July 3, 2009	One year	5.576%	147
China Merchants Bank	Working Capital	February 1, 2010	One year	5.841%	2,930
China Merchants Bank	Working Capital	March 5, 2010	One year	5.5755%	439
China Merchants Bank	Working Capital	May 8, 2009	One year	5.5755%	1,025
Hankou Bank	Working Capital	July 21, 2009	One year	5.841%	2,930
CITIC Bank	Working Capital	August 26, 2009	One year	6.372%	2,637
Industrial Bank Co., Ltd.	Working Capital	March 12, 2010	One year	5.31%	5,860
Bank of Communication	Working Capital	October 9, 2009	One year	5.841%	2,373
Bank of Communication	Working Capital	October 26, 2009	Half year	5.346%	293
Bank of Communication	Working Capital	October 29, 2009	Half year	5.346%	586
Total					$47,200

The following table summarizes the contractual short-term borrowings between various banks and the Company as of September 30, 2009 (dollars in thousands):

Bank Name	Purpose	Borrowing Date	Borrowing Term	Annual Interest Rate	Amount
Bank of Communication	Working Capital	April 27, 2009	Eight months	5.31%	$4,979
China Construction Bank	Working Capital	March 18, 2009	One year	5.31%	21,965
China Construction Bank	Working Capital	April 20, 2009	One year	5.5775%	7,322
China Citic Bank	Working Capital	February 6, 2009	One year	5.841%	73
China Citic Bank	Working Capital	January 4, 2009	One year	5.841%	220
Industrial Bank Co., Ltd.	Working Capital	May 25, 2009	One year	5.841%	381
Industrial Bank Co., Ltd.	Working Capital	June 2, 2009	One year	5.841%	644
Bank of Communication	Working Capital	July 3, 2009	One year	5.5755%	146
China Merchants Bank	Working Capital	January 19, 2009	One year	5.5755%	1,464
China Merchants Bank	Working Capital	March 5, 2009	One year	5.5755%	439
China Merchants Bank	Working Capital	May 8, 2009	One year	5.5755%	1,025
Hankou Bank	Working Capital	July 21, 2009	One year	5.841%	2,929
CITIC Bank	Working Capital	August 26, 2009	One year	6.372%	2,636
Total					$44,223

14. Notes payable

The balances of notes payable as at March 31, 2010 and September 30, 2009 represent the obligations in the form of promissory notes with maturity dates of less than 12 months for the purchase of raw materials.

15. Advances from Customers

Advances from customers at March 31, 2010 and September 30, 2009 consist of advances received for routine sales orders according to the Company’s sales policy.

16. Income Taxes Payable

Pursuant to the PRC income tax laws, the Company’s PRC subsidiaries are generally subject to enterprise income tax at a statutory rate of 25%. The Company pays its enterprise tax based on its taxable income determined in accordance with the tax laws of the PRC.    Enterprise tax for the three months ended December 31, 2009 and 2008 were 25%.

As PRC subsidiaries that qualify as wholly foreign owned manufacturing enterprises, Sinogas, Yuhan and Jiaxing Lixun were granted tax preferences. Sinogas and Yuhan were granted a 100% enterprise income tax exemption for calendar years 2006 and 2007 and a 50% enterprise income tax exemption for 2008 through 2010. Jiaxing Lixun was granted a 100% tax exemption from August 2007 through 2008 and a 50% enterprise income tax exemption for the calendar years 2009 through 2011.

Under the current tax laws of the PRC, Wuhan Sinoenergy will be entitled to a two-year 100% tax exemption followed by three years of a 50% tax exemption once it become profitable. Wuhan Sinoenergy did not achieve profitability for the year ended September 30, 2009.

No provision for other overseas tax is made as Sinoenergy Holding Limited, which is an investment holding company, and has no taxable income in the British Virgin Islands or the United States.

17.  Long term notes payable

On September 28, 2007, the Company issued 12% guaranteed senior notes due 2012 in the principal amount of $16,000,000 and 3.0% guaranteed senior convertible notes due 2012 in the principal amount of $14,000,000.  At December 31, 2009, the 12% guaranteed senior notes had been paid in full. The convertible notes were initially convertible into common stock at an initial conversion price of $6.34 per share. The conversion price had been reduced to $4.20 as described below at March 31, 2009.

In connection with the issuance of the notes, the Company’s chief executive officer and its chairman, both of whom are directors, executed non-competition agreements with the Company, and the Company paid the investors an arrangement fee of $160,000, which was deducted from the proceeds of the notes.

The convertible notes were issued pursuant to an indenture between the Company and DB Trustees (Hong Kong) Limited, as trustee. The convertible notes are due in September 2012 and bear interest at the stated interest rate of 3% per annum. Although the stated interest rate is 3% per annum, if the convertible notes are not redeemed, converted or purchased and cancelled by the maturity date, the Company is required to redeem the convertible notes at the amount which results in a yield to maturity of 13.8% per annum, less interest previously paid, plus any interest accrued on overdue principal (and, to the extent lawful, on overdue interest) and premium, if any, at a rate which is 3% per annum in excess of the rate of interest then in effect. As a result, the Company is accruing interest at the rate of 13.8% per annum. Since the Company is only required to pay interest currently at the rate of 3%, the remaining 10.8% interest rate is accrued and treated as deferred interest payable. If the convertible notes are converted, the deferred interest payable will be credited to additional paid in capital. Because of the agreement relating to payment of the convertible notes described below, the principal amount of the notes and the deferred interest are classified as current liabilities at March 31, 2010.

The convertible note indenture requires the Company to offer to purchase the Notes at a price which would generate a 13.8% yield if either of the following events shall occur:

•	The failure of the Company’s common stock to be listed on The NASDAQ Stock Market.

•	Trading in the Company’s common stock on any exchange or market has been suspended for ten or more consecutive trading days.

The indenture also requires the Company to pay additional interest as follows:

•
At the rate of 3.0% per annum if the Company has not obtained a listing of its common stock on the NASDAQ Global Market or the NASDAQ Capital Market by September 19, 2008 and maintained such listing continuously thereafter as long as the Notes are outstanding. At March 31, 2010, the Company had met this listing requirement.

•
At the rate of 1.0% for each 90-day period in which the Company has failed to comply with the registration obligations under the registration rights agreement. As of September 30, 2009, the Company had accrued additional interest totaling $560,000 pursuant to this provision, of which $280,000 has been paid. The noteholders have waived the right to require the additional interest from March 31, 2009 through September 30, 2009 and afterwards.

At March 31, 2010, the holders of the convertible notes have the right to convert their notes into common stock at a conversion price of $4.20 per share, reflecting a reduction in the conversion price to $5.125 per share pursuant to a supplemental indenture dated as of June 23, 2008 and a further adjustment to $4.20 per share as of March 28, 2009 based on the market price of the Company’s common stock. As March 31, 2010, the conversion price was subject to adjustment in the event of a stock distribution or dividend, a reverse split or combination of shares and the distribution of shares, warrants, assets or indebtedness to our stockholders.  Other adjustment provisions had been terminated as of March 31, 2010.

The indenture relating to the convertible notes including the following:

•
If the Company sells assets and does not reinvest the proceeds in its business within 180 days (270 days in the case of a sale of real property), to the extent that such proceeds not so reinvested exceed $5,000,000, the Company is required to offer the holders of the notes the right to have the Company use such excess proceed to purchase their notes at the principal amount plus accrued interest..

•
If there is a change of control, the Company is required to offer to repurchase the notes at 103% of the principal of the note, plus accrued interest. A change of control will occur if Bo Huang or Tianzhou Deng own less than 25% of the voting power of the Company’s voting stock or, with certain exceptions, a merger or consolidation or sale of substantially all of the Company’s and its subsidiaries’ assets.

•
The Company is restricted from incurring additional debt unless, after giving effect to the borrowing, (i) the fixed charge coverage ratio would be greater than 2.0 to 1.0 through December 31, 2009 and 3.0 to 1.0 if the debt is incurred thereafter, and (ii) the leverage ratio would not exceed 6.0 to 1.0 through December 31, 2009 and 4.5 to 1.0 if the debt is incurred thereafter, provided, that Sinogas may continue to maintain debt under credit facilities of not more than $10,000,000, and may incur purchase money indebtedness. The fixed charge coverage ratio is the ratio of the Company’s earnings before interest, taxes, depreciation and amortization, which is generally known as EBITDA, to consolidated interest expense, as defined. Leverage ratio means the ratio of outstanding debt to EBITDA, with the interest component being the consolidated interest expense, as defined.

•
The Company is subject to restriction in paying dividends, purchasing its own securities or those of its subsidiaries, prepaying subordinated debt, and making any investment other than any investments in itself and its subsidiaries engaged in the Company’s business and certain other permitted investments.

•	The Company is subject to restrictions on incurring liens.

•
The Company cannot enter into, or permit its subsidiaries to enter into, transactions with affiliates unless it is in writing, in the Company’s best interest and not less favorable to the Company than it could obtain from a non-affiliate in an arms’ length transaction, with any transaction involving more than $1,000,000 requiring audit committee approval and any transaction involving more than $5,000,000 requiring a written opinion from an independent financial advisor.

•
The Company shall maintain, as of the last day of each fiscal quarter, (i) a fixed charge coverage ratio of at least 2.00 to 1.00 through December 31, 2009 and 3.0 to 1.0 thereafter, (ii) a leverage ratio of not more than 6.0 to 1.00 through December 31, 2009 and 4.5 to 1.0 thereafter, and (iii) a consolidated subsidiary debt to consolidated net tangible asset ratio of not more than 0.35. The noteholders agreed that they would not take any action to declare an event of default as long as the Company is in compliance with the modified covenants.

•
The Company shall make all payments of principal, interest and premium, if any, without withholding or deduction for taxes, and must offer to repurchase the notes if they are adversely affected by changes in tax laws that affect the payments to the holders.

At March 31, 2010, the Company was not in compliance with the financial covenants in the indentures relating to our 3.0% senior convertible notes due 2012 in the principal amount of $14 million. In October and December 2009, we entered into two agreements that modified the terms of the notes, the cumulative effect of which is as follows.

·	The noteholders waived compliance with the covenants at September 30, 2009 and through March 31, 2010.

·	The Company repaid our 12% senior notes in the principal amount of $16 million prior to December 31, 2009.

·
The Company agreed to pay the convertible notes in the principal amount of $14 million in two installments, with an initial payment of $5 million being due ten days after the merger with Skywide becomes effective and the balance 30 days thereafter.  Since the note holders would not be converting the notes, we would pay interest to provide the note holders with a yield to maturity of 13.8%, net of payments previously made.

·
The noteholders reduced our remaining obligation for liquidated damages for failure to register the shares of common stock issuable upon conversion of the convertible notes to $280,000, which is payable by December 31, 2009. The payment was made on January 7, 2010.

·	The provision that would have resulted in a further decrease in the conversion price of the convertible notes if we did not meet certain levels of net income was eliminated.

·
The provisions of the indenture relating to the reduction in the conversion price of the convertible notes if we issue stock at a price, or issue convertible securities with a conversion or exercise price, that is less than the conversion price (presently $4.20 per share) were eliminated.

As a result of these agreements, the $14 million convertible notes are classified as current liabilities at March 31, 2010 and September 30, 2009.

The indentures provide for an event of default should the Company fails to comply with its obligations under the indentures and certain events of bankruptcy or similar relief.

The Company’s obligations are guaranteed by its subsidiaries and are secured by a lien on the stock of Sinoenergy Holding.

Subject to certain conditions, and in connection with the proposed merger agreement between the Company and Skywide Capital Management Limited (“Skywide”), which is described in Note 19, the holders of the convertible notes have waived default resulting from the failure of the Company’s common stock to be listed on the NASDAQ Stock Market.

At the time of the September 2007 financing, the Company also entered into an investor rights agreement, as clarified, pursuant to which, as long as an investor holds at least $2,000,000 principal amount of notes or at least 3% of the issued and outstanding stock:

•	The investor has the right to approve the Company’s annual budget, and the Company cannot deviate by more than 15% of the amount in the approved budget.

•	The Company and its subsidiaries cannot replace or change the substantive responsibilities of the chief executive officer except in the event of his incapacity, resignation or retirement.

•	The Company and its subsidiaries cannot take any action that would result in a change of control, as defined in the indentures.

•
The Company and its subsidiaries cannot change the number of board members or the composition or structure of the board or board committees or delegate powers to a committee or change the responsibilities and powers of any committee.

•
The Company shall, by April 1, 2008, have appointed an independent public accountant from a list of 16 firms provided by the investors, failing which the Company shall pay the investors the sum of $2,500,000 on April 1 of each year in which this condition is not met, and the Company shall not terminate the engagement of such auditor without prior investor approval. The Company has complied with this condition.

•
The investors have a right of first refusal on future financings by us and proposed transfers, with limited exceptions, by Mr. Huang and Mr. Deng. The investors also have a tag-along right in connection with proposed sales of stocks by Mr. Huang and Mr. Deng.

The investor rights agreement, as clarified, also provides that (i) the Company will not sell shares of its common stock or grant options or warrants or issue convertible securities with an exercise or conversion price that is less than $0.80 per share, (ii) the minimum conversion price for the convertible debenture would be $0.80 per share, (iii) the holders of the convertible notes may call an event of default if the Company breaches its covenant not to issue shares at a price which is less than $0.40 per share. If the Company increases its authorized common stock, the conversion price would decrease to an amount not less than $0.05 per share. The Company and the investors agreed to use their commercially reasonable efforts to modify the indenture for the convertible notes to reflect these provisions of the investor rights agreement.

As a result of the reduction in the conversion price from $6.34 to $5.125, the Company recorded an additional beneficial conversion feature of $3,360,905 as a discount to the notes and additional paid in capital, which is being amortized as interest expense over the remaining term of the notes commencing April 1, 2008.  As a result of the further reduction in the conversion price from $5.125 to $4.20, the Company recorded an additional beneficial conversion feature of $3,862,439 as a discount to the notes and additional paid in capital, which is being amortized as interest expense over the remaining term of the notes commencing January 1, 2009.  Upon prepayment of the convertible notes, the unamortized portion of the beneficial conversion feature will be recognized.

Mr. Huang and Mr. Deng are also prohibited from transferring any shares, with limited exceptions, until the investors shall have sold, singly or in the aggregate, more than 5% of the Company’s total outstanding equity on a fully-diluted basis.

As long as long as Abax continues to hold more than 5% of the outstanding shares of common stock on an as-converted basis, (i) Abax shall be entitled to appoint up to 20% of the voting members (or the next higher whole number if such percentage does not yield a whole number) of the Company’s board of directors, and (ii) if the Company fails to meet the net income requirements under the indenture for the convertible notes, Abax has the right to appoint an additional director. The Abax director shall be entitled to serve on each committee of the board, except that, the Abax director shall not serve on the audit committee unless he or she is an independent director. Mr. Huang and Mr. Deng have agreed to vote their shares for the election of the Abax directors. The Company is required to amend its by-laws to provide that a quorum for action by the board shall include at least one Abax director.

The Company is required to prepare and file a registration statement covering the sales of all of the shares of common stock issuable upon conversion of the convertible notes, subject to any limitation required by Rule 415 of the SEC pursuant to the Securities Act of 1933 and to have the registration statement declared effective by March 28, 2008. In the event that the registration statement has not been declared effective by the SEC on or before March 28, 2008 or if effectiveness of the Registration Statement is suspended at any time other than pursuant to a suspension notice, for each 90-day period during which the registration default remains uncured, the Company is required to pay additional interest at the rate of one percent 1% of the convertible notes, as described above. As of September 30, 2009, the common stock issuable upon conversion of the notes had not been registered under the Securities Act of 1933, as amended. As a result of an agreement with the noteholders, as described below, the Company made a $280,000 payment in respect of this additional interest in January 2010, and the Company has no further obligation with respect to additional interest resulting from the failure to register the underlying shares.

On October 5, 2009 and December 17, 2009, the Company entered into agreements with the holders of its $16,000,000, 12% senior notes and its $14,000,000, 3% convertible notes.  Pursuant to these agreements:

▪
The noteholders agreed to waive default of the provisions that require the Company’s common stock to be publicly traded, that require the Company to repurchase the notes upon a change of control, and that require the Company’s common stock to be traded on the NASDAQ Capital Market or the NASDAQ Global Market.

▪	The noteholders waived covenant compliance requirements at September 30, 2009 and through March 31, 2010.

▪	The Company agreed to repay the 12% senior notes in the principal amount of $16 million, At December 31, 2009, these notes had been paid in full.

▪
The Company agreed to pay the convertible notes in the principal amount of $14 million in two installments, with an initial payment of $5 million being due ten days after the merger with Skywide becomes effective and the balance 30 days thereafter.  The conversion feature of the notes will be eliminated. The Company will be required to pay interest to provide the note holders with a yield to maturity of 13.8% per annum.

▪
The noteholders reduced the remaining obligation for liquidated damages for failure to register the shares of common stock issuable upon conversion of the convertible notes to $280,000, which is to be paid by December 31, 2009.  This payment was made on January 7, 2010 with the consent of the noteholders.

▪	The provision requiring an adjustment to the conversion price of the notes based on stated annual earnings of the Company was eliminated.

▪
The provisions of the indenture relating to the reduction in the conversion price of the convertible notes if the Company issues stock at a price, or issue convertible securities with a conversion or exercise price that is less than the conversion price (presently $4.20 per share) were eliminated.

A reconciliation of the original principal amount of the 3% senior convertible notes to the amounts shown on the balance sheet at March 31, 2010 and September 30, 2009:

Original amount	$14,000
Beneficial conversion feature	(177)
Balance, September 30, 2007	$13,823
Amortization of beneficial conversion feature	35
Interest paid	(211)
Interest accrued for guaranteed 13.8% return	1,934
Discount resulting from reset adjustment effective March 28, 2008	(3,361)
Amortization of discount resulting from reset	373
Balance, September 30, 2008	$12,593
Interest accrued for guaranteed 13.8% return	1,932
Amortization of beneficial conversion feature	35
Amortization of discount resulting from reset	1,519
Discount resulting from reset adjustment effective March 28, 2009	(3,862)
Interest paid	(1,804)
Balance, September 30, 2009	$10,413
Interest accrued for guaranteed 13.8% return	483
Amortization of beneficial conversion feature	9
Adjustment-interest paid	1,376
Cumulative change in accounting for conversion feature	(1,730)
Amortization of original discount	597
Interest paid	(214)
Balance, December 31, 2009	$10,934
Interest accrued for guaranteed 13.8% return	483
Amortization of beneficial conversion feature	9
Amortization of original discount	597
Interest paid	(211)
Balance, March 31, 2010	$11,812

18. Long-term bank loan

The following table summarizes the contractual long-term borrowings between various banks and the Company as of March 31, 2010 (dollars in thousands):

Bank Name	Purpose	Borrowing Date	Borrowing Term	Annual Interest Rate	Amount
Bank of Communication	Construction Capital	June 27, 2008	Three years	8.316%	$4,395
China Construction Bank	Construction Capital	August 28, 2009	Five years	5.76%	21,974
Rural Commercial Bank	Construction Capital	January 20, 2010	Three years	6.00%	2,637
Rural Commercial Bank	Construction Capital	March 11, 2010	Three years	6.00%	9,082
Total					$38,088

The following table summarizes the contractual long-term borrowings between various banks and the Company as of September 30, 2009 (dollars in thousands):
Bank Name	Purpose	Borrowing Date	Borrowing Term	Annual Interest Rate	Amount
Bank of Communication	Construction Capital	June 27, 2008	Three years	8.316%	$4,393
China Construction Bank	Construction Capital	August 28, 2009	Five years	5.76%	21,965
Total					$26,358

19. Merger Agreement with Skywide

On October 12, 2009, the Company entered into an agreement and plan of merger with Skywide, a corporation which is wholly owned by the Company’s chairman and chief executive officer, both of whom are also directors. This agreement was amended and restated on March 29, 2010.  Pursuant to the agreement, as amended and restated, the Company will be merged with a wholly-owned subsidiary of Skywide, with Skywide becoming the Company’s sole shareholder, and each share of common stock of the Company (other than shares owned by the Company, Skywide, or the two shareholders of Skywide), will be converted into the right to receive, upon presentation of the certificates for their common stock, the sum of $1.90.  The merger is subject to shareholder approval.

20. Related Party Relationships and Transactions

The related parties with which the Company had transactions in the three months ended December 31, 2009 and 2008, are as follows:

Name of related party	Relationship
Anhui Gather	Joint venture entity with China New Energy in which the Company has a 20% interest
China New Energy	80% shareholder of Anhui Gather and 20% shareolder of Hubei Gather
Beijing Shanglira Capital Co, Ltd.	Controlled by Mr Tianzhou Deng and Mr Bo Huang
Skywide	Owned by Mr Tianzhou Deng and Mr Bo Huang

(1) Related party receivables (dollars in thousands)

Name of the Company	March 31, 2010	September 30, 2009
China New Energy	-None	$382 (current accounts)

Anhui Gather	-None	$44 (current accounts)

(2) Related party payables (dollars in thousands)

Name of the Company	March 31, 2010	September 30, 2009
Beijing Shanglira Capital Co, Ltd.	-$17,213 (current accounts)	-None

Skywide	-$3,000 (current accounts)	-None

In October 2009, Beijing Shanglira Capital Co., Ltd. advanced the Company $17,213,000, and in December 2009, Skywide advanced the Company $3 million. The loans are unsecured and are payable on demand.  The proceeds of the loans were used primarily to reimburse the Company for paying the Abax/CCIF senior debt during the quarter ended December 31, 2009.

(3) Related party transactions:

On November 27, 2009, the Company signed agreement with China New Energy pursuant to which the Company will transfer a 30% interest in Hubei Gather to China New Energy for $1.5 million.

On November 23, 2009, the Company signed an agreement with China New Energy pursuant to which China New Energy will transfer a 30% interest Anhui Gather to the Company for $1.5 million. In March 2010, the Company paid the contribution to Anhui Gather for the 30% interest.

Upon completion of these two equity transfers, the Company and China New Energy will each own 50% of both Hubei Gather and Anhui Gather.  The effect of these agreements is that the Company will have exchanged a 30% interest in Hubei Gather for a 30% interest in Anhui Gather.

21. Segment Information

Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the Company in deciding how to allocate resources and in assessing performance.

As all businesses of the Company are carried out in the PRC, the Company is deemed to operate in one geographical area.

The segment information set forth below has been derived from our unaudited financial statements for the three and six months ended March 31, 2010 and 2009.

Three Months Ended March 31, 2010 (dollars in thousands)	Customized pressure containers	CNG station facilities and construction	CNG station Operation	Vehicle conversion kits	Total
Net sales	$350	$2,613	$4,099	$1,945	$9,007
Cost of sales	302	2,000	3,840	1,397	7,539
Gross profit	48	613	259	548	1,468
Gross margin	14%	23%	6%	28%	16%
Operating expenses:
Selling expenses	22	30	210	230	492
General and administrative expenses	666	665	313	365	2,009
Total operating expense	688	695	523	595	2,501
Loss from operations	$(640)	$(82)	$(264)	$(47)	$(1,033)

Total assets	$67,078	$62,632	$66,308	$13,789	$209,807

Three Months Ended March 31, 2009 (dollars in thousands)	Customized pressure containers	CNG station facilities and construction	CNG station Operation	Vehicle conversion kits	Total
Net sales	$685	$1,671	$4,032	$583	$6,971
Cost of sales	552	960	3,640	343	5,495
Gross profit	133	711	392	240	1,476
Gross margin	19%	43%	10%	41%	21%
Operating expenses:
Selling expenses	40	10	(52)	76	74
General and administrative expenses	310	2,421	447	204	3,382
Total operating expense	350	2,431	395	280	3,456
Loss from operations	$(217)	$(1,720)	$(3)	$(40)	$(1,980)

Total assets	$31,480	$65,032	$36,610	$7,869	$140,991

Six Months Ended March 31, 2010 (dollars in thousands)	Customized pressure containers	CNG station facilities and construction	CNG station Operation	Vehicle conversion kits	Total
Net sales	$3,503	$4,681	$8,848	$4,503	$21,535
Cost of sales	3,218	3,460	8,190	3,353	18,221
Gross profit	285	1,221	658	1,150	3,314
Gross margin	8%	26%	7%	26%	15%
Operating expenses:
Selling expenses	53	73	315	383	824
General and administrative expenses	1,148	1,801	919	606	4,474
Total operating expense	1,201	1,874	1,234	989	5,298
Income (loss) from operations	$(916)	$(653)	$(576)	$161	$(1,984)

Six Months Ended March 31, 2009 (dollars in thousands)	Customized pressure containers	CNG station facilities and construction	CNG station Operation	Vehicle conversion kits	Total
Net sales	$3,821	$7,450	$8,783	$2,845	$22,899
Cost of sales	2,773	4,466	7,423	1,959	16,621
Gross profit	1,048	2,984	1,360	886	6,278
Gross margin	27%	40%	15%	31%	27%
Operating expenses:
Selling expenses	98	32	256	202	588
General and administrative expenses	588	2,878	841	432	4,739
Total operating expense	686	2,910	1,097	634	5,327
Income from operations	$362	$74	$263	$252	$951

22. Capital Stock

As of March 31, 2010, the Company had the following shares of common stock reserved for issuance:

•	555,359 shares issuable upon exercise of warrants;

•	3,333,334 shares issuable upon conversion of 3% senior convertible notes;

•
1,000,000 shares issuable upon exercise of stock options or other equity-based incentives pursuant to the Company’s 2006 long-term incentive plan, of which options to purchase 790,000 shares were outstanding.

	Number of shares issuable on exercise of warrants
	$1.70 Warrants	$2.40 Warrants	$4.20 Warrants	$8.00 Warrants	Total

Balance at September 30, 2009	85,715	369,644	75,000	25,000	555,359
Issued during the period	-	-	-	-	-
Exercised during the period	-	-	-	-	-
Balance at March 31, 2010	85,715	369,644	75,000	25,000	555,359

As at March 31, 2010, the weighted average exercise price for all warrants is $2.79. None of the outstanding warrants is subject to reset provisions other than as a result of a stock distribution, split or dividend, a reverse split or combination of shares or other recapitalization, and, in the case of the warrants to purchase 455,360 shares of common stock issued in the June 2006 private placement, sales of common stock at prices below the exercise price.

Stock options

Pursuant to the 2006 long-term incentive plan, each newly-elected independent director receives, at the time of his or her election, a five-year option to purchase 15,000 shares of common stock at the fair market value on the date of his or her election. The plan provides for the annual grant to each independent director of an option to purchase 2,500 shares of common stock on the first trading day in April of each calendar year, at market price, commencing in 2007. Pursuant to the automatic grant provisions of the plan, in June 2006, the Company issued to its independent directors, options to purchase an aggregate of 60,000 shares of common stock at $1.30 per share, being the fair market value on the date of grant.

Pursuant to the 2006 long-term incentive plan, each independent director is to be granted an option to purchase 2,500 shares of common stock on the first trading day in April of each calendar year at market price. On April 1, 2007, the four independent directors were granted stock options to purchase a total of 10,000 shares of common stock at an exercise price of $4.06 per share, being the fair market value on the date of grant.  On April 1, 2008, the four independent directors were granted stock options to purchase a total of 10,000 shares of common stock at an exercise price of $5.80 per share, being the fair market value on the date of grant. On April 1, 2009, the four independent directors were granted stock options to purchase a total of 20,000 shares of common stock at an exercise price of $1.32 per share, being the fair market value on the date of grant. All of the options granted to the independent directors become exercisable cumulatively as to 50% of the shares subject thereto six months from the date of grant and as to the remaining 50%, eighteen months from the date of grant, and expire on the earlier of (i) five years from the date of grant, or (ii) seven months from the date such independent director ceases to be a director if such independent director ceases to be a director other than as a result of his death or disability.

On April 9, 2007, pursuant to 2006 long-term incentive plan, the stock option committee of the board of directors granted five year options to its senior managers and key management to acquire 590,000 shares of common stock at $4.00 per share, being the fair market value on the date of grant. These options are fully vested.

On January 9, 2008, pursuant to 2006 long-term incentive plan, the stock option committee of the board of directors granted five year options to its senior managers and key management to acquire 60,000 shares of common stock at $8.20 per share, being the fair market value on the date of grant. These options vest as to 50% of the underlying shares of common stock on January 9, 2009 and as to the remaining 50% on January 9, 2010.

On March 10, 2008, pursuant to 2006 long-term incentive plan, the stock option committee of the board of directors granted five year options to its senior managers and key management to acquire 40,000 shares of common stock at $6.20 per share, being the fair market value on the date of grant. The options vest as to 42% of the underlying shares of common stock on December 31, 2008, 50% on December 31, 2009 and as to the remaining 8% on March 9, 2010.

On June 1, 2008, pursuant to 2006 long-term incentive plan, the stock option committee of the board of directors granted five year options to the former chief financial officer to acquire 75,000 shares of common stock at $5.72 per share, being the fair market value on the date of grant. On October 18, 2008, the chief financial officer resigned from the Company and the options were forfeited.

	Shares subject to options	Weighted Average exercise price scope	Remaining Contractual life(years)
Options outstanding at September 30, 2009	790,000	$1.32-8.20	4.17
Options granted during the period	-	-	-
Options outstanding at March 31, 2010	790,000	1.32-8.20	3.67
Options exercisable at March 31, 2010	711,800	$3.55	3.76

The fair value of options granted is estimated on the date of grant using the Black-Scholes option-pricing model utilizing the assumptions shown in the following table:

Stock Options Granted On
Grant Date	April 1, 2009	June 1, 2008	March 10, 2008	January 9, 2008	April 9, 2007	April 1, 2007	June 2, 2006

Expected volatility	46.1%	46.1%	68.32%	80.06%	26.39%	35.16%	50%
Risk-free rate	2.93%	2.93%	4.64%	4.64%	4.64%	4.64%	4.64%
Expected term (years)	5	3	5	5	5	5	3
Dividend yield	0%	0%	0%	0%	0%	0%	0%
Fair value per share	$0.58	$1.94	$3.56	$5.16	$1.24	$1.2	$0.5

The share-based compensation expense during the three and six months ended March 31, 2010 was $16,000 and $80,000 respectively, which was charged to operations as general and administrative expense.

23.  Basic and Diluted Earnings Per Share

Basic earnings per share is based upon the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is based on the assumption that all dilutive convertible shares, stock options and warrants were converted or exercised. The number of shares included in determining diluted earnings per share is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), with the funds obtained thereby being used to purchase common stock at the average market price during the period.

The details for the fully diluted outstanding shares for the six months ended March 31, 2010 and 2009 are as follows:

	Six months ended March 31, 2010	Six months ended March 31, 2009
Weighted average common stock outstanding during period	15,922,391	15,942,336
Common stock issuable pursuant to warrants	Anti-dilutive	-
Common stock issuable upon conversion of 3% convertible notes	Anti-dilutive	-
Common stock issuable upon exercise of options outstanding during the period	Anti-dilutive	-
Total diluted outstanding shares	15,922,391	15,942,336

Because the Company sustained a loss for the six months ended March 31, 2010, the shares issuable upon exercise of options and warrants and upon conversion of convertible notes would be anti-dilutive.

24. Commitments and Contingencies

Litigation

The Company is a defendant in a purported class action commenced on October 16, 2009 in the Supreme Court of the State of New York, Nassau County, by alleged class representative plaintiffs Stephen Trecaso and Linda Watts against the Company and its directors which alleges a claim for breach of fiduciary duty, and which makes a demand for injunctive relief or alternatively, damages arising out of the merger agreement.  The complaint generally alleges that the Company and the board of directors engaged in a defective sales process which will permit Skywide to buy the Company for an unfair price.   The Company filed motions to dismiss this action on the grounds that there is no jurisdiction over the Company or Mr. Robert Adler in New York and that Mr. Adler was not properly served.  These motions have been adjourned pending the settlement hearing.

The Company is a defendant in three other class actions that have been filed against the Company, its directors and Skywide in the Eighth Judicial District Court of the State of Nevada in and for Clark County which allege a claim for breach of fiduciary duty and which also make a demand for injunctive relief for a meaningful auction with third parties or alternatively, damages arising out of the merger agreement. The alleged class representative plaintiffs in each of those three actions and the respective dates of commencement of those actions are (i) Robert E. Guzman, October 27, 2009, (ii) Carol Karch, October 27, 2009 and (iii) Robert Grabowski, November 2, 2009.  As of the date of this report, only the Company and directors Robert I. Adler and Greg Marcinkowski have been served in these three actions.  The complaints generally allege that the Company and the board of directors engaged in a defective sales process which will permit Skywide to buy the Company for an unfair price and permitted Skywide disclosure of material inside information.  The Company and Mr. Marcinkowski removed each of these actions to the United States District Court for the District of Nevada, where they are presently pending.  Plaintiffs have filed motions seeking to remand the actions back to the Nevada State Courts; however, these motions have been adjourned pending the settlement hearing..

On March 5, 2010, counsel for all of the plaintiffs and all of the defendants in the three actions entered into a memorandum of understanding  proposing settlement of the four actions, which was formalized into a stipulation of settlement.  Before the Company can  proceed with the shareholders’ meeting and call for a vote  on the proposal to approve the merger, the terms of the settlement, and the amount of attorneys’ fees and disbursements to be awarded to and apportioned among  counsel for the plaintiffs in the four actions must be approved by the federal court in the Nevada Actions.

The terms of the proposed settlement, as set forth in the memorandum of understanding, provide that:

•	the provisions of the original merger agreement, which accorded to Skywide a right to match or top an offer deemed by our board to be a “Superior Proposal,” would be eliminated;

•	any termination fee payable to Skywide would be limited to Skywide’s actual expenses, and would be subject to a cap of 3% of the total value of the merger transaction, which is $552,861;

•
an updated fairness opinion would be – and has been – obtained and a discussion contained in the preliminary proxy statement of the fairness opinion that we originally filed would be revised so as to reflect the substance of the updated fairness opinion;

•
counsel for the plaintiffs in the four actions could conduct, and they have already conducted, certain pre-trial confirmatory discovery consisting of a review of an agreed upon list of documents, the deposition of the chairman of the special committee of the board of directors and one of the members of the Brean Murray team who conducted the analysis upon which Brean Murray has based its fairness opinion and updated opinion;

•
counsel for the plaintiffs in the four actions would be, and they were, given two opportunities to review and provide comments regarding the disclosures that we make in this proxy statement, and we would consider such comments in good faith in making a determination whether and to what extent to incorporate such comments into the final version of the proxy statement;

•
counsel for the plaintiffs in the four actions would apply for an award of counsel fees (including costs and expenses), based upon the benefits that the settlement will provide to Sinoenergy’s shareholders, in an amount not to exceed, in the aggregate, $470,000;

•
the Company and its directors as well as Skywide vigorously deny any wrongdoing or liability with respect to all claims asserted in the four actions, including that they have committed any violations of law, that they have acted improperly in any way, that they have any liability or owe any damages of any kind to the class of plaintiffs and that the class of plaintiffs would release them from any and all claims, whether known or unknown, that they know or suspect exist at the time of the release; and

•	for dismissal with prejudice of the four actions.

On March 17, 2010, following a fairness hearing, the court approved the settlement, plaintiff’s motion for attorney’s fees and dismissed the Nevada actions.  Pursuant to the stipulation of settlement, the plaintiff in the New York action agreed to the dismissal of that action as well.

Contractual Obligations

The Company has the following material contractual obligations and capital expenditure commitments:

Lixun has agreed to contribute $58,574 to Yichang Liyuan Power Technology Company for a 40% equity interest. As of March 31, 2010, Lixun contributed $29,290 and the Company’s commitment for future funding was $29,290.

Wuhan Sinoenergy and Pingdingshan Sinoenergy, subsidiaries of the Company, have leased 13 parcels of land in Wuhan City and Pingdingshan City for their CNG stations under operating lease agreements. The lease terms are from 7 year to 30 years with annual rental fees of approximately $846,000.  Based on land rental agreements in effect at March 31, 2010, the Company will pay a total of $5.73 million during through 2039.

Wuhan Sinoenergy has two agreements to purchase land use rights in Wuhan City from different non-affiliated parties. One agreement provides for a purchase price of approximately $1.58 million, of which approximately $1.32 million has been paid, and the title transfer is in the process. The second provides for a purchase price of approximately $1.32 million, of which approximately $732,000 has been paid. The acquisition of the land requires government approval.  See Note 10.

The Company’s commitment for the construction of CNG stations, including stations being constructed by Wuhan Sinoenergy and Hubei Gather, was $405,000 as of March 31, 2010.

The Company’s commitment for the construction of a new plant for Jiaxing Lixun was $321,000 as of March 31, 2010.

The Company’s commitment for the purchase of property, plant and equipment, including property for Wuhan Sinoenergy and Hubei Gather, was $5,796,000 as of March 31, 2010.

25. Retirement Benefits

The full-time contracted employees of the Company are entitled to welfare benefits, including medical care, labor injury insurance, housing benefits, education benefits, unemployment insurance and pension benefits through a Chinese government-mandated multi-employer defined contribution plan.  The total provision for such employee benefits was $127,841 and $102,639 for the three months ended March 31, 2010 and 2009, respectively, and $204,020 and $203,733 for the six months ended March 31, 2010 and 2009, respectively, and was recorded as other payables. The PRC government is responsible for the staff welfare benefits including medical care, casualty, housing benefits, unemployment insurance and pension benefits to be paid to these employees. The Company is responsible for the education benefits to be paid.

From time to time, the Company may hire some part time workers or short term workers to satisfy the peak season labor requirement. Those workers have the right to terminate their work to the Company at any time. For those part time non-contracted workers, it is difficult for the Company to accurately record the working time, total wages and then accrue welfare benefits. Based on the common practice in the PRC, the Company treats those workers as probationary employees, and does not accrue welfare benefits for them. Although the Company believes that it is treating these employees in accordance with applicable law, it is possible that the government may require the Company to accrue the welfare benefit and may assess a penalty for the underaccrual.

26.  Significant Concentrations

In the CNG station facilities and construction segment, the Company manufactures,, sells and installs CNG vehicle and gas station equipment. The Company provides products for third party companies that operate fixed and/or mobile CNG filling stations and it designs the CNG station construction plans, constructs CNG stations, and installs CNG station equipment and related systems.

These products and services are designed to meet the customer specifications.  Sales in this segment are dependent upon the Company developing a continuing stream of business so that it does not incur a significant lag between the time the Company completes one contract and starts another.  Although the Company does not have a long history of operations in this business, the Company anticipates that its major customers will vary from period to period.

In the three months ended March 31, 2010, one customer of the station facilities and construction segment accounted for 28.7% of total sales and at March 31, 2010, approximately 53.9% of accounts receivable were from this customer.

In the three months ended March 31, 2009, one customer of the station facilities and construction segment accounted for 23.6% of our total sales and at March 31, 2009, approximately 53.4% of accounts receivable was from this customer. The following table sets forth information as to the sales generated from these customers for the three months ended March 31, 2010 and 2009 (dollars in thousands):

Name	Three Months Ended March 31, 2010		Thee Months Ended March 31, 2009
	Dollars	Percent	Dollars	Percent
Wuhan Lvneng Gas Transportation Co.,	$2,585	53.9%	$14,601	53.4%

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of the results of our operations and financial condition should be read in conjunction with our financial statements and the related notes, which appear elsewhere in this quarterly report. The following discussion includes forward-looking statements. For a discussion of important factors that could cause actual results to differ from results discussed in the forward-looking statements, see “Forward Looking Statements.”

FORWARD-LOOKING STATEMENTS

This quarterly report on Form 10-Q contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in this prospectus, including the risks described under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the year ended September 30, 2009 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this Form 10-Q as well as any other filings we make with the SEC. In addition, such statements could be affected by risks and uncertainties related to the ability to conduct business in the PRC, product demand, including our ability to continue to be in compliance with the financial covenants under the indentures relating to our senior debt, our working capital deficiency, our ability to collect outstanding accounts receivable, the demand for CNG and our conversion kits, the prices at which we purchase and sell CNG at our stations, our ability to develop, construct and operate a CNG station business, our ability to raise any financing which we may require for our operations, competition, government regulations and requirements, pricing and development difficulties, our ability to make acquisitions and successfully integrate those acquisitions with our business, as well as general industry and market conditions and growth rates, and general economic conditions as well as economic conditions that affect the natural gas industry. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Our expectations are as of the date this annual report is filed, and we do not intend to update any of the forward-looking statements after the date this quarterly report is filed to conform these statements to actual results, unless required by law.

OVERVIEW

We design, manufacture and market a range of pressurized containers for CNG. Although our initial business involved the manufacturing of customized equipment and pressure containers, our business has evolved as an increasing market is developing in the PRC for the use of CNG. Our CNG vehicle and gas station construction business consists of two divisions (i) the manufacturing of CNG vehicle and gas station equipment, and (ii) the design of construction plans for CNG stations, the construction of the CNG stations, and the installation of CNG station equipment and related systems.

We continue to manufacture a wide variety of pressure containers for use in different industries, including the design and manufacture of various types of pressure containers in the petroleum and chemical industries, the metallurgy and electricity generation industries and the food and brewery industries and have the capacity to design and manufacture various types of customized equipment.

All of our products and services are manufactured or performed pursuant to agreements with our customers, which provide the specifications for the products and services. As a result, our revenue is dependent upon the flow of contracts. In any fiscal period, a small number of customers may represent a disproportionately large percentage of our business in one period and a significantly lower percentage, if any, in a subsequent period.

Commencing in 2006, we began to construct CNG stations and, commencing in 2008 we began to operate CNG stations. This aspect of our business is different from our other business. The business of operating CNG stations requires a substantial capital investment.  For this purpose, we raised approximately $30 million from the sale of our convertible and fixed rate notes in September 2007. The indentures relating to these notes have restrictions on our incurring additional debt. The nature of the operation of the business and the risks associated with that business are significantly different from the manufacturing of equipment or the construction of CNG stations for third parties. One aspect of the operation of CNG stations is the price controls, whereby both the price at which we purchase CNG and the price at which we sell CNG are subject to price controls by central government and municipal government. As a result of these price controls, our gross margin is effectively dependent upon the government’s pricing policies. For the six months ended March 31, 2010, our gross margin from this segment was 7%, as compared with 15% in the comparable quarter of the prior year.  The operation of CNG stations is reported as a separate segment.

In early 2007, we established a division to sell and manufacture CNG vehicle conversion kits to OEM and sale in the aftermarket. These kits are designed to enable a gasoline powered vehicle to operate on CNG. We began to generate revenue from this business segment in the second quarter of calendar 2007. In March 2007, we purchased a 60% interest in Lixun from its stockholders for $390,000. In July 2007, we paid an additional $400,000 to increase our equity ownership in Lixun to 70%, and in April 2008 we acquired the remaining 30% for $1,145,000. Lixun designs and manufactures electric control devices for alternative fuel, such as compressed natural gas and liquefied petroleum gas vehicles, as well as a full range of electric devices, such as computer controllers, conversion switches, spark advancers, tolerance sensors and emulators for use in multi-powered vehicles.  The business of manufacturing electronic parts for vehicle conversion kits as well as producing conversion kits is reported as a separate segment.

Our CNG vehicle and gas station equipment business include two product lines:

•	the manufacture of equipment for CNG vehicles and gas stations, and

•	the design of CNG station and construction plans, construction of CNG stations and installation of CNG station equipment and related systems.

Our original business was the manufacture and sale of nonstandard equipment and pressure containers operated by our subsidiary, Qingdao Sinogas Yuhan Chemical Equipment Co., Ltd. (“Yuhan”), which is owned 75% by Sinogas and a 25% ownership by us through Sinoenergy Holdings.

Steel and steel tubing are the major raw materials used in manufacturing CNG facilities and gas station equipment. We purchase steel plate from a Chinese domestic manufacturer, and we believe that alternative suppliers are available. Prior to May 2007, we purchased steel bottles, a key raw material for CNG truck trailers, exclusively from an Italian supplier, which carried the risk of delays that could interrupt our manufacturing process. Beginning in May 2007, we also began to purchase steel tubes from the PRC domestic market and engaged a Korean company to manufacture the bottles from the steel tubes. In August 2007, we engaged a PRC company to manufacture these bottles. Although we believe that we have reduced the risks of interruption of our manufacturing process, we cannot eliminate the risk entirely.

Our functional currency is RMB, which is the currency of the PRC, and our reporting currency is United States dollars. When we discuss the amount of our future obligations, we convert RMB to dollars at the current exchange rate. However, since the payment will be made in the future, the amount paid in United States dollars may be different from the amount set forth in this annual report as a result of fluctuations in the currency rates.

The growth of the Chinese economy has been uneven across geographic regions and economic sectors. Following a period of general economic growth, China, like the rest of the world, has recently been subject to an economic downturn.  Although the Chinese economy is showing signs of growth, we cannot assure you that any economic growth will benefit our businesses. Our customized pressure container business and our CNG station facilities and construction business are dependent upon our customers making significant capital purchases, either for pressure containers or for new CNG stations.  The availability of financing to our customers as well as the capital requirements of our customers could significantly reduce the need for these products and services.  Since our CNG station business is dependent upon the development of a market for cars and trucks that run on CNG rather than gasoline, any economic trends which have the effect of dampening the market for CNG vehicles could affect our ability both to sell our CNG products and to sell CNG at our proposed CNG stations. The recent sharp decline in oil and gasoline prices may affect the need for both CNG stations and conversion kits that enable gasoline-powered vehicles to operate on CNG.  Although the government of China has encouraged the use of CNG as part of its effort to reduce pollution in China, the factors described above may affect the development of the CNG industry in China.  We cannot predict whether or how these factors will affect the market for CNG in the areas in which we are constructing our CNG filling stations or the market for our conversion kits. However, these factors were a significant reason for our reduced gross margin and our net loss for the three and six months ended March 31, 2010.

We purchase CNG from government controlled entities.  During 2007, we entered into two joint ventures for the operation of natural gas process plants. We have an 80% interest in one of these ventures and a 20% interest in the other. These two facilities are in the early construction stage, and neither of these ventures has commenced operations. We also have contracted for the purchase of natural gas which is to be delivered through a pipeline.  The pipeline was completed in December 2009, and is undergoing completion testing prior to being placed in commercial operation.  These contracts do not have specific delivery quantities or prices, all of which are to be determined later.

In September 2007, we issued our 12% senior notes due 2012 in the principal amount of $16,000,000, which were paid in December 2009, and 3.0% senior convertible notes due 2012 in the principal amount of $14,000,000.  The indentures relating to these notes included financial covenants, which were amended on May 19, 2009.  We were not in compliance with these covenants at September 30, 2009 or December 30, 2009, and the note holders waived compliance with the covenants at both of these dates.  In October and December 2009, we entered into agreements with the holders of the 12% senior notes and the 3% convertible notes.  Pursuant to these agreements, we paid the 12% senior notes in full in December 2009.  Pursuant to the December 17, 2009 agreement, (i) we agreed to pay the $14,000,000 convertible notes, including interest to provide the holders with a 13.8% yield to maturity, after giving effect to current interest payments made at the annual rate of 3.0% per annum, would be paid in two installments following completion of the merger with Skywide, with the first payment of $5,000,000 being due ten days after the effectiveness of the merger and the balance 30 days thereafter, (ii) the requirement that we meet certain net income levels for 2008 and 2009 were eliminated, (iii) the provisions that would have resulted in a reduction in the conversion price of the convertible notes if we sold common stock or securities convertible into common stock were eliminated and (v) the liquidated damages due for failing to register the shares of common stock issuable upon conversion of the notes was reduced to $280,000, which was due by December 31, 2009, and was paid on January 7, 2010, with the consent of the noteholders.   As a result of our agreement to pay the convertible notes upon completion of the merger with Skywide, we have classified the principal and the deferred interest as current at September 30, 2009 and March 31, 2010.

Our accounts receivable decreased from $29.8 million at September 30, 2009 to $26.5 million at March 31, 2010.  At September 30, 2009, our accounts receivable were outstanding for an average of 225 days.  At December 31, 2009, our accounts receivable were outstanding for an average of 240 days.  At March 31, 2010, we had a note receivable of $2.0 million resulting from the termination of a sublease for which no payments had been made by the tenant.  Our failure to collect our receivables in the normal course of business could impair our ability to continue in business.

RESULTS OF OPERATIONS

We are engaged in four business segments:

(i) Customized pressure container business

Our customized equipment and pressure container business is a traditional chemical equipment manufacturing business with low profit margin. It includes design and manufacturing of various types of pressure containers for industries such as the petroleum and chemical, metallurgy, electricity generation and food and beverage industries.

(ii) CNG Station Facilities and Construction

Our CNG station construction business represents:

▪
The manufacture and installation of CNG vehicle and gas station equipment that is used in the transportation and storage of CNG and the operation of a CNG station. We provide these services for other companies that operate CNG stations.

▪
CNG station construction service, which includes the design of CNG station construction plans, construction of CNG stations, and installation of CNG station equipment and related systems. Because of our emergence into the CNG filling station business in 2006, we did not receive any CNG station construction service orders from the beginning of 2007. Our operating results in this segment reflects contracts which we entered into during or prior to the beginning of 2007. We anticipate that, at least in the near term, we will devote most, if not all, of our CNG construction business to the construction of our own CNG filling stations.

(iii) CNG station operations

In 2006, we entered the CNG station business, which involves the design, construction and equipping of CNG stations and the operation of those stations.  As of May 10, 2010, we were operating twenty-one CNG stations, of which sixteen are located in Wuhan, two in Pingdingshan and three in Xuancheng.  An additional four stations in Wuhan are in the final stages of construction, and four stations in Wuhan were in the preliminary planning stage.

(iv) Vehicle fuel conversion equipment

We manufacture conversion kits and electrical control devices that enable vehicles that are designed to operate on gasoline to operate on CNG.

Three Months Ended March 31, 2010 and 2009

The information set forth below represents segment information for the three months ended March 31, 2010 and 2009.

Three Months Ended March 31, 2010 (dollars in thousands)	Customized pressure containers	CNG station facilities and construction	CNG station Operation	Vehicle conversion kits	Total
Net sales	$350	$2,613	$4,099	$1,945	$9,007
Cost of sales	302	2,000	3,840	1,397	7,539
Gross profit	48	613	259	548	1,468
Gross margin	14%	23%	6%	28%	16%
Operating expenses:
Selling expenses	22	30	210	230	492
General and administrative expenses	666	665	313	365	2,009
Total operating expense	688	695	523	595	2,501
Loss from operations	$(640)	$(82)	$(264)	$(47)	$(1,033)

Total assets	$67,078	$62,632	$66,308	$13,789	$209,807

Three Months Ended March 31, 2009 (dollars in thousands)	Customized pressure containers	CNG station facilities and construction	CNG station Operation	Vehicle conversion kits	Total
Net sales	$685	$1,671	$4,032	$583	$6,971
Cost of sales	552	960	3,640	343	5,495
Gross profit	133	711	392	240	1,476
Gross margin	19%	43%	10%	41%	21%
Operating expenses:
Selling expenses	40	10	(52)	76	74
General and administrative expenses	310	2,421	447	204	3,382
Total operating expense	350	2,431	395	280	3,456
Loss from operations	$(217)	$(1,720)	$(3)	$(40)	$(1,980)

Total assets	$31,480	$65,032	$36,610	$7,869	$140,991

Net Sales. Net sales for the three months ended March 31, 2010 (“March 2010 quarter”) were approximately $9.0 million, an increase of approximately $2.0 million, or 22%, from sales of approximately $7.0 million for the three months ended March 31, 2009 (“March 2009 quarter”).  This increase resulted from the segment of vehicle conversion kits, namely, an increase of approximately $1.4 million, or 64%, in sales from the vehicle conversion kits, and an increase of approximately $0.9 million for CNG station facilities and construction, which was offset by an approximately $0.3 million decline in customized pressure containers. Revenue from CNG station operations remained relatively constant.

Cost of Sales; Gross Margin. The cost of sales for the March 2010 quarter was approximately $7.5 million, an increase of approximately 27% from approximately $5.5 million for the March 2009 quarter. Our overall gross margin decreased from 21% to 16% from the March 2009 quarter to the March 2010 quarter for the following reasons:

•
Our gross margin for the customized pressure containers decreased from 19% to 14%. Since these products are customized, with wide range of gross margin because of the variety of the products. We had to reduce our prices to meet competition during a period of general economic downturn without a reduction in our cost.  As a result we sustained a significantly lower gross margin in this segment.

•
Our gross margin for the CNG station facilities and construction decreased from 43% to 23% because we had to reduce our prices to meet competition. Also, we began to design and sell other kinds of CNG station facilities with different gross margin with traditional CNG station facilites.

•
Our gross margin for the operation of our CNG stations decreased from 10% to 6%. The cost of natural gas increased approximately 10% and the freight costs (the transmission of the CNG to our stations), which are included in cost of sales, increased approximately 10%, which significantly affected the gross margin in this segment. The gross margin for this segment reflects the effects of price controls, which cover both the price at which we buy and the price at which we sell CNG.

Selling Expenses.  Selling expenses increased approximately $418,000, from the March 2009 quarter to the March 2010 quarter.  Our selling expenses include land rental for the CNG stations, and reflects land rented for this segment which was increased a lot compared with that in March 2009 quarter.

General and Administrative Expenses.  General and administrative expenses deccreased approximately $1.4 million, or 41%. This decrease resulted from a $1.8 million bad debt charge in the March 2009 quarter as a result of a writeoff of a rental receivable.  Our general and administrative expenses include, in addition to the management expenses and depreciation related to the division, an allocation of corporate expenses, including expenses relating to our status as a public company, such as legal and audit costs.  Management overhead was allocated among the segments based on the relative time devoted by management to the business of the segments.

Interest Expense.  Interest expense for the March 2010 quarter was approximately $1.7 million, as compared with $1.1 million for the March 2009 quarter. In the March 2010 quarter, we increased our bank borrowings to expand our CNG station operation and manufacturing plant, which also increased interest expense. In addition, amortization of original issuance discount from issuance of the convertible notes was $597,000 in the March 2010 quarter.

Income Taxes.  Our income taxes increased from $46,000 of March 2009 quarter to $75,000 of March 2010 quarter.  Sinogas and Yuhan were granted 50% enterprise income tax exemption for 2008 through 2010. Lixun was granted a 100% tax exemption from August 2007 through December 2008 and a 50% enterprise income tax exemption for 2009 through 2011. In January 2009, the Chinese tax authorities issued a ruling that a joint venture enterprise incorporated after March 16, 2007 cannot enjoy the tax preferences. Since Lixun is a joint venture incorporated in July 2007, it cannot enjoy the tax preferences. Lixun was recognized as a high-tech enterprise, and its tax rate is 15% from January 2008.

Non-controlling Interest.  The minority interest, of $39,000 in March 2010 quarter and a $429,000 in March 2009 quarter, represents the share of the income of our majority-owned subsidiaries that is allocated to the subsidiaries’ minority equity owners.

Net Income (loss).  As a result of the foregoing, we had a net loss of approximately $1.6 million, or $0.10 per share (basic and diluted), for March 2010 quarter, as compared with net loss of approximately $2.8 million, or $0.18 per share (basic and diluted) for the March 2009 quarter.

Comprehensive Income (Loss).  Our comprehensive loss for the March 2010 quarter was $1.4 million, as compared with comprehensive loss of $2.2 million for the March 2009 quarter. Other comprehensive income items include foreign currency translation adjustments resulting from changes in the currency rates between the RMB and the United States dollar, or approximately $160,000 in March 2010 quarter and $624,000 in March 2009 quarter.

Six Months Ended March 31, 2010 and 2009

The information set forth below represents segment information for the six months ended March 31, 2010 and 2009.

Six Months Ended March 31, 2010 (dollars in thousands)	Customized pressure containers	CNG station facilities and construction	CNG station Operation	Vehicle conversion kits	Total
Net sales	$3,503	$4,681	$8,848	$4,503	$21,535
Cost of sales	3,218	3,460	8,190	3,353	18,221
Gross profit	285	1,221	658	1,150	3,314
Gross margin	8%	26%	7%	26%	15%
Operating expenses:
Selling expenses	53	73	315	383	824
General and administrative expenses	1,148	1,801	919	606	4,474
Total operating expense	1,201	1,874	1,234	989	5,298
Income from operations	$(916)	$(653)	$(576)	$161	$(1,984)

Six Months Ended March 31, 2009 (dollars in thousands)	Customized pressure containers	CNG station facilities and construction	CNG station Operation	Vehicle conversion kits	Total
Net sales	$3,821	$7,450	$8,783	$2,845	$22,899
Cost of sales	2,773	4,466	7,423	1,959	16,621
Gross profit	1,048	2,984	1,360	886	6,278
Gross margin	27%	40%	15%	31%	27%
Operating expenses:
Selling expenses	98	32	256	202	588
General and administrative expenses	588	2,878	841	432	4,739
Total operating expense	686	2,910	1,097	634	5,327
Income from operations	$362	$74	$263	$252	$951

Net Sales. Net sales for the six months ended March 31, 2010 (“the first half year of 2010”) were approximately $21.5 million, a decrease of approximately $1.4 million, or 6%, from sales of approximately $22.9 million for the six months ended March 31, 2009 (“the first half year of 2009”).  This decrease resulted principally from a decrease of approximately $2.8 million in sales from the CNG station facilities and construction which was partially offset by an increase of approximately $1.4 million in sales from the vehicle conversion kits..

Cost of Sales; Gross Margin. The cost of sales for the first half year of 2010 was approximately $18.2 million, an increase of approximately 9% from approximately $16.2 million for the first half year of 2009. Our overall gross margin decreased from 27% to 15% from the first half year of 2009 to the first half year of 2010 for the following reasons:

•
Our gross margin for the customized pressure containers decreased from 27% to 8%. Since these products are customized, with wide range of gross margin because of the variety of the products. We had to reduce our prices to meet competition during a period of general economic downturn without a reduction in our cost.  As a result we sustained a significantly lower gross margin in this segment.

•
Our gross margin for the CNG station facilities and construction decreased from 40% to 26% because we had to reduce our prices to meet competition. Also, the Company began to design and sell other kinds of CNG station facilities with different gross margin with traditional CNG station facilities.

•
Our gross margin for the operation of our CNG stations decreased from 15% to 7%. The cost of natural gas increased approximately 10% and the freight costs (the transmission of the CNG to our stations), which are included in cost of sales, increased approximately 10%, which significantly affected the gross margin in this segment. The gross margin for this segment reflects the effects of price controls, which cover both the price at which we buy and the price at which we sell CNG.

Selling Expenses.  Selling expenses increased approximately $236,000, from the first half year of 2009 to the first half year of 2010.  Our selling expenses include land rental for the CNG stations, and reflects land rented for this segment which was increased significantly for more leases. In addition, selling expenses for the vehicle conversion kits segment increased along with sales in this segment.

General and Administrative Expenses.  General and administrative expenses increased slightly. Our general and administrative expenses include, in addition to the management expenses and depreciation related to the division, an allocation of corporate expenses, including expenses relating to our status as a public company, such as legal and audit costs.  Management overhead was allocated among the segments based on the relative time devoted by management to the business of the segments.

Interest Expense.  Interest expense for the first half year of 2010 was approximately $3.7 million, as compared with $2.7 million for the first half year of 2009. In the first half year of 2010, we increased our bank borrowings to expand our CNG station operation and manufacturing plant, which also increased interest expense. In addition, amortization of original issuance discount from issuance of the convertible notes was $1.2 million in the first half year of 2010.

Change in Fair Value of Derivative Liability.  At September 30, 2009, our 3% convertible notes included a provision pursuant to which the conversion price of the notes can be reduced as a result of our sales of stock at a price below the conversion price or by our failure to meet certain net income levels.  In addition, the conversion price is reflected in terms of U.S. dollars, which is our reporting currency, and not RMB, which is our operating currency.  Effective October 1, 2009, we are required to change the conversion feature classification from equity based to a derivative liability. The cumulative change to this new accounting has been reflected on October 1 as an adjustment to additional paid in capital and retained earnings. For the first half year of 2010 we incurred a gain of $277,458, reflecting the change in the value of the derivative liability from September 30, 2009 to March 31, 2010. This gain is a non-cash gain that did not affect our operations, and there was no comparable charge for the March 2010 quarter or the first half year of 2009..

Income Taxes.  Our income taxes decreased from $526,000 of the first half year of 2009 to $421,000 of the first half year of 2010.  Sinogas and Yuhan were granted 50% enterprise income tax exemption for 2008 through 2010. Lixun was granted a 100% tax exemption from August 2007 through December 2008 and a 50% enterprise income tax exemption for 2009 through 2011. In January 2009, the Chinese tax authorities issued a ruling that a joint venture enterprise incorporated after March 16, 2007 cannot enjoy the tax preferences. Since Lixun is a joint venture incorporated in July 2007, it cannot enjoy the tax preferences. Lixun was recognized as a high-tech enterprise, and its tax rate is 15% from January 2008.

Non-controlling Interest.  The minority interest, of $396,000 in the first half year of 2010 and $526,000 in the first half year of 2009, represents the share of the income of our majority-owned subsidiaries that is allocated to the subsidiaries’ minority equity owners.

Net Income (loss).  As a result of the foregoing, we had a net loss of approximately $7,429,000, or $0.47 per share (basic and diluted), for the first half year of 2010, as compared with net loss of approximately $1,137,000, or $0.07 per share (basic and diluted) for the March 2009 quarter.

Comprehensive Income (Loss).  Our comprehensive loss for the first half year of 2010 was $7,264,000 as compared with comprehensive loss of $674,000 for the first half year of 2009. Other comprehensive income items include foreign currency translation adjustments resulting from changes in the currency rates between the RMB and the United States dollar, or approximately $165,000 in the first half year of 2010 and $463,000 in the first half year of 2009.

Liquidity and Capital Resources

At March 31, 2010, we had cash of approximately $34.8 million, an increase of approximately $16.3 million (excluding restricted cash of $285,000 at March 31, 2010 and $1.4 million at September 30, 2009), from September 30, 2009. At March 31, 2010, we had a working capital deficiency of approximately $18.6 million and shareholders’ equity of approximately $39.2 million, compared with working capital deficiency of approximately $9.1 million and shareholders’ equity of approximately $46.2 million at September 30, 2009. The following table sets forth information as to the principal changes in the components of our working capital (dollars in thousands):

Category	31-Mar-10	30-Sep-09	Change	Percent Change
ASSETS
CURRENT ASSETS
Cash	$34,500	$18,237	16,263	89.2%
Restricted cash	285	1,413	(1,128)	-79.8%
Accounts and notes receivable, net	26,886	29,756	(2,870)	-9.6%
Inventories	6,070	4,619	1,451	31.4%
Other receivables, net	19,586	17,644	1,942	11.0%
Deposits and prepayments	7,706	8,629	(923)	-10.7%
Due from related party	0	426	(426)	-100.0%
Deferred expenses	14	63	(49)	-77.8%

CURRENT LIABILITIES
Short-term loans	$47,200	$44,223	$2,977	6.7%
Notes payable	308	4,583	(4,275)	-93.3%
Accounts payable	6,910	5,193	1,717	33.1%
Advances from customers	1,187	2,100	(913)	-43.5%
Additional interest on notes	0	280	(280)	-100.0%
Income taxes payable	440	475	(35)	-7.4%
Other payables	22,689	5,783	16,906	292.3%
Due to related party	20,213	0	20,213	0.0%
Accrued expenses	441	538	(97)	-18.0%
Deferred income	15	38	(23)	-60.5%
Derivative Liability	2,428	0	2,428	0.0%
Long-term Notes payable (current portion)	11,812	26,667	(14,855)	-55.7%

Total current assets	$95,047	$80,787	$14,260	17.7%
Less: total current liabilities	113,643	89,880	23,763	26.4%

Working capital deficiency	(18,596)	(9,093)	(9,503)	104.5%

At March 31, 2010, we required substantial capital to meet the required payments toward the $14 million convertible senior notes and to maintain the level of cash flows needed for continuing operations.  We can give no assurance that we will be able to raise such capital.  We have limited financial resources until such time that we are able to generate additional financing or cash flow from operations.  Our ability to establish profitability and positive cash flow is dependent upon our ability both to raise funds to finance our immediate cash requirements and to market our products in anticipation of a recovery in China of those industries we serve, including the CNG market.  If we are unable to raise adequate capital to meet the payment required to pay the remaining principal and interest on the notes and cash flows needed for operations, it is likely we would have to substantially curtail, if not terminate, our business activity.

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.  As reflected in our consolidated financial statements we incurred substantial losses during the six months ended March 31, 2010 and following our previously reported significant losses for the year ended September 30, 2009, and we are continuing to incur losses.  We are also liable for substantial repayment of bank notes and convertible senior notes and well as advance of $20.2 million from related parties. These factors, among others, may indicate that we will be unable to continue as a going concern for reasonable period of time.

The financial statements do not include any adjustments relating to the recoverability and classification of assets and liabilities that might be necessary should the Company be unable to continue as a going concern.  Our continuation as a going concern is dependent upon our ability to obtain additional operating capital, and ultimately, to attain profitability. There is no assurance that we will be successful in raising additional funds or that, if we do raise additional funds, that we will be able to attain profitability or even continue in business.

For the six months ended March 31, 2010, we used net cash of $1.5 million in operating activities. Working capital decreased by approximately $10.7 million from September 30, 2009 to March 31, 2010 primarily as a result of funding net losses and the $3.6 million derivative liability which did not exist at September 30, 2009 as well as the advance from related parties and the purchase of property, plant and equipment.  The $3.6 million derivative liability is a non-cash item resulting from the reclassification of our convertible notes to reflect a derivative liability.

At March 31, 2010, we were not in compliance with the financial covenants in the indentures relating to our 3.0% senior convertible notes due 2012 in the principal amount of $14 million. In October and December 2009, we entered into two agreements that modified the terms of the notes, the cumulative effect of which is as follows.

▪	The noteholders waived compliance with the covenants at September 30, 2009 and through March 31, 2010.

▪	We repaid our 12% senior notes in the principal amount of $16 million prior to December 31, 2009.

▪
We agreed to pay the convertible notes in the principal amount of $14 million in two installments, with an initial payment of $5 million being due ten days after the merger with Skywide becomes effective and the balance 30 days thereafter.  Since the note holders would not be converting the notes, we would pay interest to provide the note holders with a yield to maturity of 13.8%, net of payments previously made.

▪
The noteholders reduced our remaining obligation for liquidated damages for failure to register the shares of common stock issuable upon conversion of the convertible notes to $280,000, which is payable by December 31, 2009. The payment was made on January 7, 2010.

▪	The provision that would have resulted in a further decrease in the conversion price of the convertible notes if we did not meet certain levels of net income was eliminated.

▪
The provisions of the indenture relating to the reduction in the conversion price of the convertible notes if we issue stock at a price, or issue convertible securities with a conversion or exercise price, that is less than the conversion price (presently $4.20 per share) were eliminated.

As a result of these agreements, the $14 million convertible notes are classified as current liabilities at March 31, 2010 and September 30, 2009.

For the six months ended March 31, 2010, net cash used by operating activities was $1.5 million, primarily related to the consolidated       , partially offset by a $2.9 million decrease in accounts receivable.

Net cash of $2.2 million provided by investing activities for the six months ended March 31, 2010. This was due primarily to $16.4 million relatively related to the transfer of land use rights and offset by the expansion of our CNG station operation segment, principally for purchase of property, plant and equipment at $13.8 million.

On February 9, 2010, Sinogas signed a supplemental agreement, modifying an agreement dated July 29, 2009 with  Qingdao City Land Reserve Center for the transfer of the certain land use rights in Qingdao City to the Land Reserve Center for a purchase price of RMB 112,222,883, which has a value of approximately $16.4 million, using a current conversion rate.  These land rights related to the real estate where Sinogas’ former manufacturing facilities were located.  The purchase price has been paid by the Land Reserve Center.  We have the obligation to remove the buildings and other constructions on the land and pay the applicable tax and record the transfer documents.  Upon completion of these steps, the land use rights will be transferred to the Land Reserve Center.

The money received by us is treated as a deposit and is reflected as a current liability on the balance sheet at March 31, 2010.  The transfer of of the land use rights will be recognized as a sale, and the money received as sales proceeds upon completion of the transfer of the land use rights.

Net cash provided by financing activities was $15.7 million for the six months ended March 31, 2010, primarily related to $31.5 million in new loans from domestic banks in China, $20.2 million in loans from related parties, which were offset by the repayment of $15.5 million in the 12% senior notes and the repayment of $20.5 million in the bank loans.

We will continue to incur capital expenditures for the CNG station segment in the future. It is necessary for us to plan, construct and equip each CNG station before we can generate any revenue.

Our agreement relating to the $14 million principal amount of convertible notes have covenants which could impair our ability to raise additional funds while the notes are outstanding. These covenants include the following:

•
We cannot incur any debt unless, after giving effect to the borrowing, (i) the fixed charge coverage ratio would be greater than 3.5 to 1.0, and (ii) the leverage ratio would not exceed 3.75 to 1.00, provided, that Sinogas continue to maintain debt under credit facilities of not more than $10,000,000, and may incur purchase money indebtedness. The fixed charge coverage ratio is the ratio of our earnings before interest, taxes, depreciation and amortization, which is generally known as EBITDA, to consolidated interest expense, as defined. Leverage ratio means the ratio of outstanding debt to EBITDA, with the interest component being the consolidated interest expense, as defined. At March 31, 2010, our fixed charge coverage ratio was negative 0.79 to 1.00, and our leverage ratio was negative 14.15 to 1.00.

•
We must maintain, as of the last day of each fiscal quarter, (i) a fixed charge coverage ratio of at least 2.00 to 1.00 through December 31, 2009 and 3.0 to 1.00 thereafter, (ii) a leverage ratio of not more than 6.0 to 1.00 through December 31, 2009 and 4.5 to 1.00 thereafter, and (iii) a consolidated subsidiary debt to consolidated net tangible asset ratio of not more than 0.35 thereafter. The noteholders agreed that they would not take any action to declare an event of default as long as the Company is in compliance with the modified covenants.  At March 31, 2010, our fixed charge coverage ratio was negative 0.79 to 1.00, and our leverage ratio was negative 14.15 to 1.00, and our consolidated subsidiary debt to consolidated net tangible asset ratio was 0.65 to 1.00.

•	Sinogas cannot incur debt under its credit facilities except to the extent that such debt does not exceed $10.0 million.

•
We are subject to restriction in paying dividends, purchasing our own securities or those of our subsidiaries, prepaying subordinated debt, and making any investment other any investments in itself and its subsidiaries engaged in our business and certain other permitted investments.

•	We are subject to restrictions on incurring liens.

As of March 31, 2010, we were not in compliance with the financial covenants; however, the note holders agreed to waive the covenants at September 30, 2009 and through March 31, 2010 as long as we comply with the covenants in the December 17, 2009 agreement.  However, we cannot assure you that the noteholders will continue to waive compliance with these covenants in future quarter,

On October 12, 2009, we entered into an agreement and plan of merger with Skywide, which is owned by Mr. Deng, chairman and a director, and Mr. Huang, chief executive officer and a director.  This agreement was amended and restated on March 29, 2010.  Pursuant to the agreement as amended and restated, the Company will be merged with a wholly-owned subsidiary of Skywide, with Skywide becoming the Company’s sole shareholder, and each share of common stock of the Company (other than shares owned by the Company, Skywide, or the two shareholders of Skywide), will be converted into the right to receive, upon presentation of the certificates for their common stock, the sum of $1.90.  The merger is subject to shareholder approval.

For the first half year of 2009, net cash used in operating activities was $2.1 million. The changes in working capital for the first half year of 2009, were primarily related to a $8.2 million increase in accounts receivable which resulted from the increase in our business and longer period during which our accounts receivables (principally those generated by Sinogas) are outstanding, a $5.1 million decrease in other payables, and offset by a $3.3 decrease of deposit and prepayment, and a $3.5 million increase of inventories.

We used approximately $14.0 million in investing activities for the first half year of 2009, primarily due to the expansion of our CNG station operations, principally for purchase of property, plant and equipment of $10.2 million, purchase of land use right of $2.1 million, and $1.4 million to invest in the unconsolidated entities.

Net cash provided by financing activities was $10.9 million for the first half year of 2009, solely related loans from domestic banks in China.

Commitments

The Company has the following material contractual obligations and capital expenditure commitments:

Lixun has agreed to contribute $58,574 to Yichang Liyuan Power Technology Company for a 40% equity interest. As of March 31, 2010, Lixun contributed $29,290 and the Company’s commitment for future funding was $29,290.

Wuhan Sinoenergy and Pingdingshan Sinoenergy, subsidiaries of the Company, have leased 13 parcels of land in Wuhan City and Pingdingshan City for their CNG stations under operating lease agreements. The lease terms are from 7 year to 30 years with annual rental fees of approximately $846,000.  Based on land rental agreements in effect at March 31, 2010, the Company will pay a total of $5.73 million during through 2039.

Wuhan Sinoenergy has two agreements to purchase land use rights in Wuhan City from different non-affiliated parties. One agreement provides for a purchase price of approximately $1.58 million, of which approximately $1.32 million has been paid, and the title transfer is in the process. The second provides for a purchase price of approximately $1.32 million, of which approximately $732,000 has been paid. The acquisition of the land requires government approval.

The Company’s commitment for the construction of CNG stations, including stations being constructed by Wuhan Sinoenergy and Hubei Gather, was $405,000 as of March 31, 2010.

The Company’s commitment for the construction of a new plant for Jiaxing Lixun was $321,000 as of March 31, 2010.

The Company’s commitment for the purchase of property, plant and equipment, including property for Wuhan Sinoenergy and Hubei Gather, was $5,796,000 as of March 31, 2010.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Our discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States.

Use of Estimates.  In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, we are required to make estimates, judgments and assumptions that affect the reported amounts of assets, liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported periods. Significant estimates include depreciation and the allowance for doubtful accounts and other receivables, asset impairment, valuation of warrants and options and inventory valuation, and the determination of revenue and costs for under the percentage of completion method of revenue recognition.  We base our estimates on historical experience and on various other assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

Revenue Recognition.  We recognize revenue when the significant risks and rewards of ownership have been transferred to the customer, including factors such as when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collectability is reasonably assured.  We recognize product sales upon delivery. CNG station construction and revenue related to building technical consulting service is recognized on the percentage of completion basis. The percentage of completion method recognizes income as work on a contract (or group of closely related contracts) progresses.  The recognition of revenues and profit is generally related to costs incurred in providing the services required under the contract. Revenue is presented net of any sales tax and VAT.

Stock-Based Compensation. We grant stock options and stock grants to employees and stock options or warrants to non-employees in non-capital raising transactions for services and for financing costs.  Share-based payment is recognized at fair value measured at the grant date. The fair value is determined using the Black-Scholes option pricing model. The resulting amount is charged to expense on the straight-line basis over the period we expect to receive benefit, which is generally the vesting period. In some cases, Skywide, our principal stockholder, which is owned by our chief executive officer and our chairman, both of whom are directors, provided or agreed to provide stock to executive officers in connection with their employment.  These shares are treated as if the shares were contributed to us by Skywide and issued by us.

Foreign Currency Translation.  Our functional currency is RMB, and our reporting currency is United States dollars. Our balance sheet accounts are translated using the closing exchange rate in effect at the balance sheet date and operating accounts are translated using the average exchange rate prevailing during the year. Equity accounts are translated using the historical rate as incurred. Translation gains and losses are deferred and accumulated as a component of accumulated other comprehensive income in stockholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations from transactions denominated in a currency other than the functional currency are included in the statements of operations as incurred.

Capitalization of Interest.  We capitalize interest incurred in connection with the construction of assets, principally our CNG stations, during the construction period.  Capitalized interest is recorded as an increase to construction in progress and, upon completion of the construction, to property.

NEW ACCOUNTING PRONOUNCEMENTS

Effective July 1, 2009, the FASB ASC became the single official source of authoritative, nongovernmental U.S. GAAP. The historical U.S. GAAP hierarchy was eliminated and the ASC became the only level of authoritative U.S. GAAP, other than guidance issued by the SEC. The Company’s accounting policies were not affected by the conversion to ASC. However, references to specific accounting standards in the notes to our consolidated financial statements have been changed to refer to the appropriate section of the ASC.

In April 2008, the FASB issued a pronouncement on what now is codified as FASB ASC Topic 350, Intangibles — Goodwill and Other. This pronouncement amends the factors to be considered in determining the useful life of intangible assets accounted for pursuant to previous topic guidance. Its intent is to improve the consistency between the useful life of an intangible asset and the period of expected cash flows used to measure its fair value. This adoption of this pronouncement on October 1, 2009 did not  have a material effect on the Company’s consolidated financial statements.

In June 2008, the FASB amended FASB Topic ASC 815, Sub-Topic 40, "Contracts in Entity’s Own Equity” to clarify how to determine whether certain instruments or features were indexed to an entity's own stock under ASC Topic 815. The amendment applies to any freestanding financial instrument (or embedded feature) that has all of the characteristics of a derivative, for purposes of determining whether that instrument (or embedded feature) qualifies for the scope exception. It is also applicable to any freestanding financial instrument (e.g., gross physically settled warrants) that is potentially settled in an entity's own stock, regardless of whether it has all of the characteristics of a derivative, for purposes of determining whether to apply ASC 815.  The Company  adopted this pronouncement on October 1, 2009.  The Company’s financial statements for the three and six months ended March 31, 2010 reflect the effect of this pronouncement.

In April 2009, the FASB issued a pronouncement on what is now codified as FASB ASC Topic 805, Business Combinations. This pronouncement provides new guidance that changes the accounting treatment of contingent assets and liabilities in business combinations under previous topic guidance.  This pronouncement will be effective for the Company for any business combinations that occur on or after October 1, 2009.

In April 2009, the FASB issued a pronouncement on what is now codified as FASB ASC Topic 825, Financial Instruments. This pronouncement amends previous topic guidance to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies, as well as in annual financial statements. The pronouncement was effective for interim reporting periods ending after June 15, 2009 and its adoption did not have any significant effect on the consolidated financial statements.

In June 2009, the FASB issued ASC Topic 810-10, "Amendments to FASB Interpretation No. 46(R)" (“ASC 810-10”).  ASC 810-10 is intended to (1) address the effects on certain provisions of FASB Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities,” as a result of the elimination of the qualifying special-purpose entity concept in ASC 860-20, and (2) constituent concerns about the application of certain key provisions of Interpretation 46(R), including those in which the accounting and disclosures under the Interpretation do not always provided timely and useful information about an enterprise's involvement in a variable interest entity.  This statement will be effective for the Company on October 1, 2010.  The Company does not expect the adoption of 810-10 to have a material impact on its results of operations, financial condition or cash flows.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), and the United States Securities and Exchange Commission did not or are not believed to have a material impact on the Company's present or future consolidated financial statements.

Item 4. Controls and Procedures

Disclosure Controls and Procedures

Under the supervision and with the participation of management, our chief executive officer and chief financial officer have carried out an evaluation of the effectiveness of our disclosure controls and procedures, as such term is defined under Rule 13a-15(e) promulgated under the Securities Exchange Act of 1934, as amended.

Disclosure controls and procedures refer to controls and other procedures designed to ensure that information required to be disclosed in the reports we file or submit under the Securities Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that such information is accumulated and communicated to our management, including our chief executive officer and chief financial officer, as appropriate, to allow timely decisions regarding required disclosure. In designing and evaluating our disclosure controls and procedures, management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable, not absolute, assurance of achieving the desired control objectives, and management is required to apply its judgment in evaluating and implementing possible controls and procedures. It is our management’s responsibility to establish and maintain adequate internal controls over financial reporting. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected.

Management conducted its evaluation of disclosure controls and procedures under the supervision of our chief executive officer and our chief financial officer. Based on that evaluation, our management, including our chief executive and chief financial officers, concluded that because of the significant deficiencies in internal control over financial reporting described below, our disclosure controls and procedures were not effective as of March 31, 2010.

Based upon that evaluation, our chief executive officer and chief financial officer concluded that there were material weaknesses in our internal controls over financial reporting as of the end of the period covered by this report.  In making this assessment, our management used the criteria set forth by the Committee of Sponsoring Organizations (“COSO”) of the Treadway Commission in Internal Control — Integrated Framework. Our management concluded that, as of September 30, 2009, our internal control over financial reporting was not effective based on these criteria.  Our chief executive officer and chief financial officer identified weaknesses related to our accounting personnel’s ability to identify various accounting and disclosure issues, account for transactions that include an equity-based component, and prepare financial statements and footnotes in accordance with U.S. GAAP.  Until June 2006, we were a privately-owned company engaged with all of our assets and operations located in China, and our financial statements were prepared in accordance with PRC GAAP.  Since we became a publicly-traded company, we have significantly expanded the scope of our business, so that we presently have four business segments.  We have also engaged in two financings, entered into joint ventures, acquired and disposed of companies and assets, and granted equity-based incentives.  All of these events presented complex accounting issues which were new to our financial staff.  Furthermore, we do not have a large accounting department and it has been difficult for us to hire qualified personnel who understand English and Chinese and are familiar with both U.S. GAAP and PRC GAAP.  We are addressing these issues by reviewing and revising our internal accounting policies and procedures, expanding the resources allocated to our accounting department, and hiring outside accounting advisors.  We expect resolution of these matters may take several months.  Accordingly, based on the foregoing, the certifying officers have concluded that our disclosure controls and procedures are not effective at this time.

The conclusion of chief executive officer and chief financial officer regarding our disclosure controls and procedures is based solely on management’s conclusion that our internal control over financial reporting was not effective.

 Our material weaknesses related to:

•
an insufficient complement of personnel in our corporate accounting and financial reporting function with an appropriate level of technical accounting knowledge, experience, and training in the application of US GAAP commensurate with our complex financial accounting and reporting requirements and materiality thresholds.

•
Lack of internal audit function - the monitoring function of internal control is not well performed due to insufficient resources. In addition, the scope and effectiveness of internal audit function have yet to be developed.

•	Insufficient or lack of written policies and procedures relating to periodic review of current policies and procedures and their implementation.

Remediation and Changes in Internal Control over Financial Reporting

The Company has discussed the material weaknesses in its internal control over financial reporting with the audit committee of the board of directors and is in the process of developing and implementing remediation plans to address the material weaknesses. During the fiscal year ended September 30, 2009, management conducted a program to plan the remediation of all identified deficiencies using a risk-based approach based on the “Internal Control — Integrated Framework” issued by COSO. These plans contemplate various changes in process, procedures, policy, training and organizational design, and are currently being implemented. In addition, the Company intends to hire and/or appoint new managers in the accounting area and/or engage accounting professionals from external resources to address internal control weaknesses related to technical accounting.

The following specific remedial actions are currently in process, to address the material weaknesses in our internal control over financial reporting described above:

•	Reorganize and restructure our corporate accounting staff by:

	•	revising the reporting structure and establishing clear roles, responsibilities, and accountability;

	•	hiring additional technical accounting personnel to address our complex accounting and financial reporting requirements;

	•	assessing the technical accounting capabilities at our subsidiaries to ensure the right complement of knowledge, skills, and training; and

	•	establishing internal audit functions,

•	Improve period-end closing procedures by:

	•	ensuring that account reconciliations and analyses for significant financial statement accounts are reviewed for completeness and accuracy by qualified accounting personnel;

	•	implementing a process that ensures the timely review and approval of complex accounting estimates by qualified accounting personnel and subject matter experts, where appropriate;

	•	developing better monitoring controls for corporate accounting and at our subsidiaries,

	•	documenting and implementing antifraud programs and controls as well as comprehensive risk assessment of procedures, programs and controls, and

	•	making efforts to develop written policies and procedures, but the progress has been slowed due to limited resources and personnel changes.

During 2009, we hired an internal audit manager and, we will increase our efforts to hire qualified personnel.  We anticipate that we will be able to complete the remediation before September 30, 2010.

Other than as described above, management does not believe that there have been any other changes in our internal control over financial reporting, which have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II. OTHER INFORMATION

Item 1.  Legal Proceedings

We are a defendant in a purported class action commenced on October 16, 2009 in the Supreme Court of the State of New York, Nassau County, by alleged class representative plaintiffs Stephen Trecaso and Linda Watts against the Company and its directors which alleges a claim for breach of fiduciary duty, and which makes a demand for injunctive relief or alternatively, damages arising out of the merger agreement.  The complaint generally alleges that we and the board of directors engaged in a defective sales process which will permit Skywide to buy us for an unfair price.   We filed motions to dismiss this action on the grounds that there is no jurisdiction over the Company or Mr. Robert Adler in New York and that Mr. Adler was not properly served.  These motions have been adjourned pending the settlement hearing.

We are a defendant in three other class actions that have been filed against us, our directors and Skywide in the Eighth Judicial District Court of the State of Nevada in and for Clark County which allege a claim for breach of fiduciary duty and which also make a demand for injunctive relief for a meaningful auction with third parties or alternatively, damages arising out of the merger agreement. The alleged class representative plaintiffs in each of those three actions and the respective dates of commencement of those actions are (i) Robert E. Guzman, October 27, 2009, (ii) Carol Karch, October 27, 2009 and (iii) Robert Grabowski, November 2, 2009.  As of the date of this report, only we and directors Robert I. Adler and Greg Marcinkowski have been served in these three actions.  The complaints generally allege that we and the board of directors engaged in a defective sales process which will permit Skywide to buy us for an unfair price and permitted Skywide disclosure of material inside information.  We and Mr. Marcinkowski removed each of these actions to the United States District Court for the District of Nevada, where they are presently pending.  Plaintiffs have filed motions seeking to remand the actions back to the Nevada State Courts; however, these motions have been adjourned pending the settlement hearing..

On March 5, 2010, counsel for all of the plaintiffs and all of the defendants in the four actions entered into a memorandum of understanding  proposing settlement of the four actions, which was formalized into a stipulation of settlement.  Before the Company can  proceed with the shareholders’ meeting and call for a vote  on the proposal to approve the merger, the terms of the settlement, and the amount of attorneys’ fees and disbursements to be awarded to and apportioned among  counsel for the plaintiffs in the four actions must be approved by the federal court in the Nevada Actions.

The terms of the proposed settlement, as set forth in the memorandum of understanding, provide that:

•	the provisions of the original merger agreement, which accorded to Skywide a right to match or top an offer deemed by our board to be a “Superior Proposal,” would be eliminated;

•	any termination fee payable to Skywide would be limited to Skywide’s actual expenses, and would be subject to a cap of 3% of the total value of the merger transaction, which is $552,861;

•
an updated fairness opinion would be – and has been – obtained and a discussion contained in the preliminary proxy statement of the fairness opinion that we originally filed would be revised so as to reflect the substance of the updated fairness opinion;

•
counsel for the plaintiffs in the four actions could conduct, and they have already conducted, certain pre-trial confirmatory discovery consisting of a review of an agreed upon list of documents, the deposition of the chairman of the special committee of the board of directors and one of the members of the Brean Murray team who conducted the analysis upon which Brean Murray has based its fairness opinion and updated opinion;

•
counsel for the plaintiffs in the four actions would be, and they were, given two opportunities to review and provide comments regarding the disclosures that we make in this proxy statement, and we would consider such comments in good faith in making a determination whether and to what extent to incorporate such comments into the final version of the proxy statement;

•
counsel for the plaintiffs in the four actions would apply for an award of counsel fees (including costs and expenses), based upon the benefits that the settlement will provide to Sinoenergy’s shareholders, in an amount not to exceed, in the aggregate, $470,000;

•
the Company and its directors as well as Skywide vigorously deny any wrongdoing or liability with respect to all claims asserted in the four actions, including that they have committed any violations of law, that they have acted improperly in any way, that they have any liability or owe any damages of any kind to the class of plaintiffs and that the class of plaintiffs would release them from any and all claims, whether known or unknown, that they know or suspect exist at the time of the release; and

•	for dismissal with prejudice of the four actions.

On March 17, 2010, following a fairness hearing, the court approved the settlement, plaintiff’s motion for attorney’s fees and dismissed the Nevada actions.  Pursuant to the stipulation of settlement, the plaintiff in the New York action agreed to the dismissal of that action as well.

Item 5.  Other Information.

On February 9, 2010, Sinogas signed a supplemental agreement, modifying an agreement dated July 29, 2009 with  Qingdao City Land Reserve Center for the transfer of the certain land use rights in Qingdao City to the Land Reserve Center for a purchase price of RMB 112,222,883, which has a value of approximately $16.4 million, using a current conversion rate.  These land rights related to the real estate where Sinogas’ former manufacturing facilities were located.  The purchase price has been paid by the Land Reserve Center.  The Company has the obligation to remove the buildings and other constructions on the land and pay the applicable tax and record the transfer documents.  Upon completion of these steps, the land use rights will be transferred to the Land Reserve Center.

Item 6. Exhibits

31.1	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act
31.2	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act
32.1	Certification of Chief Executive and Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SINOENERGY CORPORATION.
(Registrant)

Dated: May 19, 2010	/s/ Bo Huang
Bo Huang, Chief Executive Officer

/s/ ShiaoMing Sheng
Dated: May 19, 2010	Chief Financial Officer